UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VARONIS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED November 5, 2026

Varonis Systems, Inc.
801 Brickell Avenue
Miami, FL 33131

Dear Stockholders:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Varonis Systems, Inc. (“Varonis,” or the “Company”) to be held virtually on [•], at [•] a.m. Eastern Time. The Company’s stockholders will be able to virtually attend and vote at the Special Meeting via the Internet at [•]. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on, among other things, a proposal to adopt the Agreement and Plan of Merger, dated October 15, 2026 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Varonis, Proofpoint, Inc. (“Parent”) and Vail Merger Sub, Inc., a direct wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are each affiliated with Thoma Bravo, L.P., a leading private equity firm focused on the software and technology-enabled services sectors (“Thoma Bravo”).

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Varonis, and the separate corporate existence of Merger Sub will thereupon cease, with Varonis continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent (the “Merger”). If the Merger is completed, you will be entitled to receive an amount in cash equal to $49.75, without interest and subject to deduction for any applicable withholding taxes, for each share of Varonis’ common stock, par value $0.001 per share (the “Company Common Stock”), that you own as of immediately prior to the effective time of the Merger (unless you have properly and validly exercised your appraisal rights in accordance with Section 262 of the Delaware General Corporation Law).

The Company’s Board of Directors (the “Company Board”) formed a transaction committee of the Company Board (the “Transaction Committee”) to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, with the assistance of financial and legal advisors and, where appropriate, the Company’s management.

The Company Board, acting on the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at a meeting of the Company stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Company stockholders vote in favor of the adoption of the Merger Agreement in accordance with the General Corporation Law of the State of Delaware. At the Special Meeting, Varonis will ask you and the other Company stockholders to adopt the Merger Agreement (the “Merger Agreement Proposal”).

Additionally, you will be asked to consider and vote at the Special Meeting on (i) a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Varonis’ named executive officers that is based on or otherwise relates to the Merger (the “Compensation Proposal”) and (ii) a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the Special Meeting to approve such proposal (the “Adjournment Proposal”).

The Company Board recommends, on behalf of Varonis, that you vote (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 9 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.

Your vote is very important, regardless of the number of shares of Company Common Stock that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the stockholders holding a majority of the voting power of the shares of Company Common Stock as of the close of business on [•], which is the record date for the Special Meeting. The failure to vote, assuming a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•]

This proxy statement is available through the “Overview” section of our website at https://ir.varonis.com/. We intend to mail these proxy materials on or about [•], 2026 to all holders of record of shares of Company Common Stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (888) 785-6709
E-mail: info@okapipartners.com

On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Yakov Faitelson

Chief Executive Officer and President

Neither the SEC nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [•], 2026 and, together with the enclosed form of proxy card, is first being mailed on or about [•], 2026.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED November 5, 2026

Varonis Systems, Inc.
801 Brickell Avenue
Miami, FL 33131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•]
Virtual Meeting Only — No Physical Location

Notice is hereby given of a special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Varonis Systems, Inc., a Delaware corporation (“Varonis,” or the “Company”), to be held on [•], at [•] a.m. Eastern Time. Varonis’ stockholders will be able to virtually attend and vote at the Special Meeting via the Internet at [•]. Online check-in will start approximately 15 minutes before the Special Meeting is scheduled to begin. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

The Special Meeting is being held for the following purposes:

1.      To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated October 15, 2026 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Varonis, Proofpoint, Inc. (“Parent”), and Vail Merger Sub, Inc., a direct wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Varonis (the “Merger”), with Varonis continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent (the “Merger Agreement Proposal”);

2.      To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Varonis’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.      To consider and vote on any proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, including to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting or to solicit additional proxies to approve the Merger Agreement Proposal if there are insufficient votes to approve such proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the accompanying proxy statement. The accompanying proxy statement, as well as the Merger Agreement attached thereto as Annex A and all other exhibits and appendices attached thereto, are hereby incorporated by reference in this notice.

Only stockholders of record as of the close of business on [•] (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.

If the Merger is completed, stockholders who continuously hold shares of Company common stock, par value $0.001 per share (the “Company Common Stock”), through the effective time of the Merger, who have not voted in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of Company Common Stock and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger. Stockholders must comply with all the requirements of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”), which are summarized in the proxy statement accompanying this notice and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Varonis’ Board of Directors (the “Company Board”) unanimously recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 9 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.

Dov Gottlieb

Executive Vice President, General Counsel and Corporate Secretary

Dated: [•], 2026

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Vail Merger Sub, Inc., a direct wholly-owned subsidiary of Proofpoint, Inc., with and into Varonis Systems, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Company,” “Varonis,” “we,” “our,” “us” and similar words refer to Varonis Systems, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Thoma Bravo, L.P. as “Thoma Bravo,” Proofpoint, Inc. as “Parent” and Vail Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated October 15, 2026, by and among Varonis, Parent and Merger Sub as the “Merger Agreement” (as may be amended from time to time), our common stock, par value $0.001 per share, as the “Company Common Stock” and the holders of shares of Company Common Stock as “Varonis Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

THE SPECIAL MEETING (see page 23)

Date, Time, Place and Purpose of the Special Meeting; Record Date

A special meeting of Varonis Stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on [•], at [•] a.m. Eastern Time at [•] (the “Special Meeting”).

At the Special Meeting, Varonis Stockholders of record as of the close of business on [•], 2026 (the “Record Date”) will be asked to consider and vote on:

•        a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

•        a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Varonis’ named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•        a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, including to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Varonis Stockholders a reasonable amount of time in advance of the Special Meeting or to solicit additional proxies to approve the Merger Agreement Proposal if there are insufficient votes to adopt such proposal at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting.

Shares Entitled to Vote; Quorum

You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one vote for each such share of Company Common Stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting.

A quorum of Varonis Stockholders is necessary to hold a valid Special Meeting. The holders of a majority of the voting power of the shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, constitute a quorum at the Special Meeting. On the Record Date, there were [•] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. Your shares of Company Common Stock will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, dealer, commercial bank, trust company or other nominee) or if you vote in advance by telephone or online. Once a Varonis Stockholder entitled to vote at the Special Meeting is present via the virtual meeting website or represented by proxy at the Special Meeting, the Varonis Stockholder’s Company Common Stock will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, even if the Company Common Stock is not voted, including any Company Common Stock for which a Varonis Stockholder directs to abstain from voting. If you are a “street name” holder of Company Common Stock and you provide your bank, broker, trust or other nominee with voting instructions, then your Company Common Stock will be counted in determining the presence of a quorum. If you are a “street name” holder of Company Common Stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Company Common Stock will not be counted in determining the presence of a quorum. If there is no quorum, the chairperson of the Special Meeting may adjourn the Special Meeting to another place, if any, date and time.

Vote Required; Abstentions and Broker Non-Votes

The Merger Agreement Proposal requires the affirmative vote of Varonis Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon as of the close of business on the Record Date (the “Company Stockholder Approval”). Because the required vote for the Merger Agreement Proposal is based on the voting power of the outstanding shares of Company Common Stock entitled to vote thereon rather than on the number of votes actually cast, if you (1) are a record holder and fail to authorize a proxy or (2) are a beneficial holder and fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the Merger Agreement Proposal. As of [•], the Record Date for the Special Meeting, [•] shares of Company Common Stock constitute a majority of the issued and outstanding shares of Company Common Stock.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote thereon present in person or represented by proxy at the Special Meeting, regardless of whether such holders actually vote their shares on such matter or abstain from doing so. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal to adjourn the Special Meeting, if put to a vote of stockholders at a time when a quorum is present, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote thereon present in person or represented by proxy at the Special Meeting, regardless of whether such holders actually vote their shares on such matter or abstain from doing so. In addition, the chairperson of the Special Meeting has the power to adjourn the Special Meeting to another time, date and place (if any), without a vote of stockholders, whether or not a quorum is present, including if a quorum fails to attend.

If a Varonis Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Varonis Stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and/or the Adjournment Proposal.

If no instructions as to how to vote are given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to adopt the Merger Agreement; (ii) the non-binding, advisory Compensation Proposal; and (iii) the Adjournment Proposal.

The Company does not expect any broker non-votes at the Special Meeting because the stock exchange rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but assuming a quorum is present will have no effect on the Compensation Proposal or the Adjournment Proposal.

Stock Ownership and Interests of Certain Persons

In connection with the Merger Agreement, Yakov Faitelson, the Company’s Chief Executive Officer and President, solely in his capacity as a Company stockholder, signed a support agreement with the Company and Parent (the “Support Agreement”). The Support Agreement covers approximately [•]% of the outstanding Company

Common Stock as of [•], 2026. Mr. Faitelson has agreed to vote his shares in favor of adopting the Merger Agreement and approving the Merger. See the section titled “The Merger — The Support Agreement” beginning on page 59 for additional information.

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of Company Common Stock, representing approximately [•]% of the shares of Company Common Stock outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

See the section titled “The Special Meeting” beginning on page 23, for additional information on the Special Meeting.

Voting of Proxies (see page 24)

If you are a Varonis Stockholder of record (that is, if your shares of Company Common Stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•        by visiting the Internet at the address on your proxy card;

•        by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card;

•        by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•        by attending the Special Meeting virtually and voting at the meeting.

A 16-digit control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company Common Stock, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company Common Stock that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will be cancelled and not counted.

If your shares of Company Common Stock are held in “street name” through a commercial bank, dealer, broker, trust company or other nominee, you may vote through your commercial bank, dealer, broker, trust company or other nominee by completing and returning the voting form provided by your commercial bank, dealer, broker, trust company or other nominee, or, if such a service is provided by your commercial bank, dealer, broker, trust company or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your commercial bank, dealer, broker, trust company or other nominee, you should follow the instructions on the voting form provided by your commercial bank, dealer, broker, trust company or other nominee.

See the section titled “The Special Meeting — Voting of Proxies” beginning on page 24 for additional information.

Revocability of Proxies (see page 25)

If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:

•        Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•        Specifically requesting that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Corporate Secretary at Varonis’ corporate headquarters at 801 Brickell Avenue, Miami, FL 33131;

•        Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•        Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, the most current proxy card or telephone or Internet proxy is the one that is counted.

See the section titled “The Special Meeting — Revocability of Proxies” beginning on page 25 for additional information.

Adjournments (see page 25)

Although it is not currently expected, the Special Meeting may be adjourned to any other time and to any other place (whether virtual or not) by the chairperson of the Special Meeting, whether or not a quorum is present, including for the purpose of ensuring that any necessary supplement or amendment to the accompanying proxy statement is provided to Varonis Stockholders a reasonable amount of time in advance of the Special Meeting or soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or if a quorum is not present at the Special Meeting. If a quorum is present, the Special Meeting may also be adjourned by stockholders upon approval of the Adjournment Proposal.

Notice of an adjourned meeting need not be given if the time, date and place (if any) of the adjourned meeting, and the means of remote communication (if any) by which Varonis Stockholders may be deemed present and vote, are announced at the Special Meeting, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice will be given to each Varonis Stockholder of record entitled to vote at the meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Varonis Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

See the section titled “The Special Meeting — Adjournments” beginning on page 25 for additional information.

The Company Board’s Recommendation (see page 26)

After careful consideration, the Company Board, acting on the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at a meeting of the Varonis Stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Varonis Stockholders vote in favor of the Merger Agreement Proposal in accordance with the General Corporation Law of the State of Delaware (“DGCL”).

Accordingly, the Company Board recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

See the section titled “The Special Meeting — The Company Board’s Recommendation” beginning on page 26 for additional information.

THE MERGER (see page 27)

Parties Involved in the Merger

Varonis Systems, Inc.

Varonis secures AI and the data that powers it. The Varonis platform gives organizations automated visibility and control over their critical data wherever it lives and helps ensure safe and trustworthy AI from code to runtime. Backed by 24x7x365 managed detection and response, Varonis gives thousands of organizations worldwide the confidence to adopt AI, reduce data exposure, and stop AI-powered threats. Varonis was incorporated in Delaware on November 3, 2004 and commenced operations on January 1, 2005. Our principal offices are located at 801 Brickell Avenue, Miami, FL 33131. Company Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VRNS.”

Proofpoint, Inc.

Parent is a global leader in human and agent cybersecurity, securing how people, data and AI agents connect across email, cloud and collaboration tools. Parent is a trusted partner to over 80 of the Fortune 100, over 14,000 large enterprises, and millions of smaller organizations in stopping threats, preventing data loss, and building resilience across people and AI workflows. Parent’s collaboration, data, and AI security platform helps organizations of all sizes protect their people, defend their data, and adopt AI securely and confidently. Parent was founded in 2002 and is headquartered in Sunnyvale, California. Parent has been privately held since August 31, 2021, when Thoma Bravo completed its acquisition of Parent, and it is currently a portfolio company of Thoma Bravo.

Vail Merger Sub, Inc.

Merger Sub is a direct, wholly-owned subsidiary of Parent and was incorporated in Delaware on October 5, 2026, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement, including the structuring and negotiation of the Merger.

For more information about Varonis, Parent and Merger Sub, see the section titled “The Merger — Parties Involved in the Merger,” beginning on page 27.

Effect of the Merger

On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into Varonis, with Varonis continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Varonis will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Merger will become effective (the “Effective Time”) upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later date or time as may be specified in the certificate of merger and agreed to in writing by the parties to the Merger Agreement in accordance with the DGCL).

For more information about the effect of the Merger, see the section titled “The Merger — Effect of the Merger” beginning on page 27.

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by the Varonis Stockholders, or if the Merger is not completed for any other reason:

•        the Varonis Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

•        (A) Varonis will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Varonis will continue to file periodic reports with the SEC;

•        Varonis anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Varonis Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Varonis’ business, prospects and results of operations, as such may be affected by, among other things, the industry in which Varonis operates and economic conditions;

•        the price of Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

•        the Company Board will continue to evaluate and review Varonis’ business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board would be offered or that Varonis’ business, prospects and results of operations would be adversely impacted); and

•        under certain specified circumstances, Varonis may be required to pay Parent a termination fee in the amount of $211,700,000 (the “Company Termination Fee”) and, under certain other specified circumstances, Parent may be required to pay Varonis a termination fee in the amount of $423,300,000 (the “Parent Termination Fee”), as described in the sections of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Termination of the Merger Agreement” and “Proposal 1: The Merger Agreement Proposal — Termination Fees and Expenses.”

For more information about the effect on Varonis if the Merger is not completed, see the section titled “The Merger — Effect on the Company if the Merger is Not Completed” beginning on page 27.

Merger Consideration

Company Common Stock

At the Effective Time, subject to the terms and conditions of the Merger Agreement, by virtue of the Merger, the following will occur:

•        each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time will be automatically converted into and shall thereafter represent the right to receive $49.75 in cash, without interest and subject to deduction for any applicable withholding taxes (the “Merger Consideration”) (except that no Merger Consideration will be paid with respect to (A) any shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub, any affiliate thereof or any subsidiary of the Company, (B) any shares of Company Common Stock held in the treasury of the Company or (C) any shares of Company Common Stock held by Varonis Stockholders who have properly demanded appraisal of such shares and who have otherwise complied with Section 262 of the DGCL (such shares, the “Dissenting Shares”));

•        each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, will automatically be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

•        all shares of Company Common Stock will no longer be outstanding and will automatically be canceled and cease to exist, and thereafter only represent the right to receive the Merger Consideration, without interest and subject to deduction for any applicable withholding taxes (except for holders of Dissenting Shares as described in this section and in the section titled “The Merger — Appraisal Rights”).

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a Varonis Stockholder (except that Varonis Stockholders who do not vote in favor of the adoption of the Merger Agreement and properly demand and exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by Section 262 of the DGCL). For more information, please see the section of this proxy statement titled “The Merger — Appraisal Rights.”

For more information about the Merger Consideration, see the section titled “The Merger — Merger Consideration,” beginning on page 28.

Treatment of Company Equity Awards

At the Effective Time, each Company Stock Option (as defined in the Merger Agreement) to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans (as defined in the Merger Agreement), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Company Common Stock under such Company Stock Option and (ii) the number of shares of Company Common Stock subject to such Company Stock Option. If the exercise price per share of Company Common Stock of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be canceled without any cash payment being made.

At the Effective Time, each Company RSU (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (including any Company RSU held by a non-employee director of the Company) (each, a “Single Trigger Award”) will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Single Trigger Award. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a cash-denominated award (a “Converted Restricted Cash Award”) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU (the “RSU Consideration”). Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the RSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

At the Effective Time, each Company PSU (as defined in the Merger Agreement) that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (each of which will also constitute a Single Trigger Award) will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. At the Effective Time, each other Company PSU that is outstanding immediately prior to the Effective Time will be converted into a cash-denominated award (a “Converted PSU Award”) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level (the “PSU Consideration”). Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the PSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

For purposes of the foregoing, the “PSU Performance Settlement Level” means, with respect to any Company PSU, (i) for any performance period (other than any performance period ending in, or concluding in respect of, 2026) that has concluded prior to the Closing and for which performance has been certified by the Company Board (or an appropriate committee thereof), the number of shares of Company Common Stock determined based on actual performance, (ii) for any performance period ending in, or concluding in respect of, 2026, the maximum number of shares of Company Common Stock issuable with respect to such performance period, except where no maximum level of performance exists, performance will be determined based on actual performance, and (iii) for any performance period ending after December 31, 2026, the number of shares of Company Common Stock agreed between the parties.

Following the closing of an initial public offering of Parent or its ultimate parent company, Parent may, in its discretion, either (i) upon vesting of the Converted Restricted Cash Awards or Converted PSU Awards, pay the RSU Consideration or PSU Consideration, as applicable, in the form of fully vested shares of common stock of the public company in lieu of cash, or (ii) convert the remaining unvested Converted Restricted Cash Awards or Converted PSU Awards into restricted stock units of the public company having the same vesting terms and conditions as the applicable Converted Restricted Cash Award or Converted PSU Award. In either case, the shares of common stock issued to the holder (including shares issued upon vesting and settlement of any such restricted stock units) must (a) be registered under an effective registration statement under the Securities Act of 1933, as amended, or be subject to an exemption from registration, (b) not bear any restrictive legend, and (c) not be subject to any lock-up period, holding period or similar sale or transfer restriction.

Recommendation of the Company Board and Reasons for the Merger (see page 38)

After careful consideration, the Company Board, acting on the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and the Varonis Stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of the Company at a meeting of the Varonis Stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Varonis Stockholders vote in favor of the adoption of the Merger Agreement in accordance with the DGCL.

Accordingly, the Company Board unanimously recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

For more information about the material factors considered by the Company Board in reaching its conclusions, see the section titled “The Merger — Recommendation of the Company Board and Reasons for the Merger” beginning on page 38.

Opinion of Goldman Sachs & Co. LLC (see page 42 and Annex B)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Company Board that, as of October 15, 2026 and based upon and subject to the factors and assumptions set forth therein, the $49.75 in cash per share of Company Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock.

The full text of the written opinion of Goldman Sachs, dated October 15, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of Company Common Stock should vote with respect to such Merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs (as amended, the “GS Engagement Letter”), the Company has agreed to pay Goldman Sachs a transaction fee of approximately $63 million, $5 million of which became payable upon the announcement of the Merger, and the remainder of which is contingent upon consummation of the Merger.

Interests of Varonis’ Directors and Executive Officers in the Merger (see page 53)

When considering the foregoing recommendation of the Company Board that the Varonis Stockholders should vote to approve the Merger Agreement Proposal, the Varonis Stockholders should be aware that the Company’s directors and executive officers may have certain interests in the Merger that may be different from, or in addition to, the interests of the Varonis Stockholders more generally, including those interests listed below and in the section titled “Interests of Varonis’ Directors and Executive Officers in the Merger,” beginning on page 53. The Company Board was aware of and considered these interests, among other matters, when (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger, and (3) recommending that the Merger Agreement Proposal be approved by the Varonis Stockholders. These interests include the following:

•        cancellation and cash payment in respect of Company Stock Options and Company RSUs and Company PSUs that vest at the Effective Time, and conversion of all other Company RSUs and Company PSUs into cash-denominated awards (which, following an initial public offering of Parent or its ultimate parent company, may be settled in, or converted into restricted stock units in respect of, shares of public company common stock);

•        potential severance payments and benefits, including accelerated vesting of equity awards, in the event of a qualifying termination of employment in connection with the Merger, and single-trigger vesting of Mr. Bass’s equity awards upon the Merger;

•        Mr. Faitelson’s post-Closing arrangements with Parent, including the reinvestment of a portion of his after-tax transaction proceeds in equity of Proofpoint Parent, LP, continued base salary and target bonus, and a grant of Class B Units of Proofpoint Parent, LP, and potential agreements, arrangements and understandings with other Company executive officers regarding future employment, compensation or benefits, or co-investment opportunities;

•        determination of 2026 annual bonuses for Severance Plan participants based on actual performance, and potential actions by the Company to mitigate the impact of excise taxes under Section 4999 of the Code, including accelerating income and vesting into 2026; and

•        continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation for a period of not less than six years following the Effective Time.

If the Merger Agreement Proposal is approved, the shares of Company Common Stock held by the Company Board and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other Varonis Stockholders. For more information, please see the section of this proxy statement titled “Interests of Varonis’ Directors and Executive Officers in the Merger.”

Financing of the Merger (see page 59)

The Merger is not subject to any financing condition. We presently anticipate that the total funds needed to complete the Merger and the related transactions, including the repayment of certain existing indebtedness of the Company and amounts payable in respect of the Company’s convertible notes, will be approximately $6,315,000,000, including estimated transaction fees and expenses. Parent expects these amounts to be funded through a combination of committed debt financing (or senior secured notes issued in a private offering in lieu of all or a portion of the committed debt financing), equity commitments and cash on hand of Parent and the Company.

In connection with the financing of the Merger, funds affiliated with Thoma Bravo (collectively, the “Equity Investors”) have entered into an equity commitment letter in favor of Parent, dated as of October 15, 2026 (the “Equity Commitment Letter”), pursuant to which the Equity Investors have severally committed, subject to the terms and conditions contained therein, to directly or indirectly invest in Parent an aggregate amount in immediately available funds equal to $3,861,000,000 (such financing, the “Equity Financing”), for the purpose of providing Parent with cash to pay a portion of the cash payments required under the Merger Agreement on the date on which the closing of the Merger (the “Closing”) actually occurs (the “Closing Date”).

Parent has also delivered to the Company an amended and restated debt commitment letter and fee letter (the “Debt Commitment Letter”), dated as of October 15, 2026, by and among Parent, JPMorgan Chase Bank, N.A. (“JPM”), UBS AG, Stamford Branch (“UBS AG”) and UBS Securities LLC (“UBS Securities,” and together with JPM and UBS AG, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed to provide debt financing consisting of a senior secured bridge facility in an aggregate principal amount of up to $1,250,000,000 (collectively, the “Debt Financing”). The obligations of the Debt Commitment Parties to provide the

Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions. Parent expects to issue up to $1,250,000,000 of senior secured notes in a private offering in lieu of all or a portion of the bridge facility. Neither the issuance of any such notes nor the funding of the bridge facility is a condition to the Closing.

For more information, see the section titled “The Merger — Financing of the Merger” beginning on page 59.

Support Agreement (see page 59)

In connection with entering into the Merger Agreement, Mr. Faitelson, solely in his capacity as a stockholder of the Company, entered into the Support Agreement. Subject to the terms thereof, the Support Agreement obligates Mr. Faitelson to vote his shares of Company Common Stock in favor of the adoption of the Merger Agreement and against any competing transaction. The Support Agreement terminates in certain circumstances, including in connection with (1) the occurrence of an Adverse Recommendation Change and (2) the valid termination of the Merger Agreement pursuant to the terms thereof. The Support Agreement also contains restrictions on the transfer of all equity securities of the Company held by Mr. Faitelson, subject to certain exceptions.

The Support Agreement covers approximately [•]% of the voting power of all issued and outstanding shares of Company Common Stock, based on the number of shares of Company Common Stock outstanding as of [•], 2026. For more information, see the section of this proxy statement captioned “The Merger — The Support Agreement.”

Appraisal Rights (see page 60)

If the Merger is consummated, Varonis Stockholders of record and beneficial owners of shares of Company Common Stock who continuously are the holders or owners of such shares of Company Common Stock through the effective date of the Merger, who do not vote their shares in favor of the adoption of the Merger Agreement, who deliver a written demand for appraisal of their applicable shares of Company Common Stock prior to the vote on the Merger Agreement Proposal, who meet certain ownership thresholds described herein and who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek an appraisal by the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”) of the “fair value” of their shares of Company Common Stock. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Merger Consideration. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

This section is intended as a brief summary of the material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 that is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Due to the complexity of the appraisal process, Varonis Stockholders of record and beneficial owners of shares of Company Common Stock who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review the section of this proxy statement titled “The Merger — Appraisal Rights” and the applicable provisions of Section 262 carefully and are encouraged to seek the advice of legal counsel and financial advisors with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.

Generally, to exercise appraisal rights, Varonis Stockholders of record and beneficial owners of shares of Company Common Stock must: (1) deliver a written demand for appraisal of their applicable shares of Company Common Stock before taking the vote on the Merger Agreement Proposal, (2) not vote in favor of the adoption of the Merger Agreement (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the adoption of the Merger Agreement), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares of Company Common Stock from the date of making the demand through the effective date of the Merger, (4) not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, in which case, such Varonis Stockholder will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment.

Failure to follow exactly the procedures specified under Section 262 will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Varonis unless certain stock ownership conditions are satisfied by the Varonis Stockholders of record and beneficial owners of shares of Company Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement titled “The Merger — Appraisal Rights.”

Certain Material U.S. Federal Income Tax Consequences of the Merger (see page 66)

The receipt of cash by Varonis Stockholders in exchange for shares of Company Common Stock in the Merger generally will be a taxable transaction to U.S. Holders and Non-U.S. Holders (each, as defined under the section of this proxy statement titled, “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger”).

Each Varonis Stockholder should consult its own tax advisor in light of its particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.

Regulatory Approvals Required for the Merger (see page 70)

Completion of the Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and certain other specified clearances, consents, approvals, authorizations, non-opposition confirmations or no-jurisdiction confirmations under Antitrust and Foreign Investment Laws in Australia, France, Italy, Luxembourg and the United Kingdom.

Under the terms, and subject to the conditions, of the Merger Agreement, Varonis, Parent and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things reasonably necessary, proper or advisable under Antitrust and Foreign Investment Laws to consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable, including taking the actions further described in the section titled “The Merger — Regulatory Approvals Required for the Merger.”

Parent and Varonis filed the notification required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) on October 19, 2026. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the FTC or the DOJ issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under applicable Antitrust and Foreign Investment Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under applicable Antitrust and Foreign Investment Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. U.S. state attorneys general and private parties may also seek to take legal action under the Antitrust and Foreign Investment Laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

For more information, please see the section of this proxy statement titled “The Merger — Regulatory Approvals Required for the Merger.”

THE MERGER AGREEMENT PROPOSAL (see page 72)

A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal” beginning on page 72. Among other things, the Merger Agreement includes the below terms and obligations.

Alternative Acquisition Proposals (see page 81)

No Solicitation of Other Offers

During the period beginning with the date of the Merger Agreement and continuing until the earlier of (x) the valid termination of the Merger Agreement or (y) the Effective Time, Varonis has agreed not to, and has agreed to cause its subsidiaries and their respective officers and directors not to, and has agreed to use reasonable best efforts to cause its and its subsidiaries’ other Representatives not to, directly or indirectly:

•        initiate, solicit, facilitate, assist or knowingly encourage any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the section titled “Proposal 1: The Merger Agreement Proposal — Acquisition Proposals”);

•        other than pursuant to the terms of the Merger Agreement, engage or participate in any negotiations, solicitations or discussions concerning, or provide or cause to be provided any non-public information or data relating to Varonis or any of its subsidiaries in connection with, any Acquisition Proposal;

•        approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•        amend, terminate or grant any waiver of any confidentiality agreement entered into in connection with any potential Acquisition Proposal; or

•        other than as described below in accordance with the Merger Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement relating to an Acquisition Proposal.

Notwithstanding the foregoing restrictions, if the Company Board receives an unsolicited bona fide written Acquisition Proposal prior to the Company Stockholder Approval (that did not result from a material breach of the non-solicitation covenants in the Merger Agreement) and following such receipt, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal (as defined in the section titled “Proposal 1: The Merger Agreement Proposal — Acquisition Proposals”), then, subject to the terms and conditions set forth in the Merger Agreement, Varonis may furnish information to the person making such Acquisition Proposal, engage in discussions or negotiations with such person and otherwise facilitate or assist such Acquisition Proposal.

In addition, if the Company Board receives a written Acquisition Proposal prior to the Company Stockholder Approval (that did not result from a breach of the non-solicitation covenants in the Merger Agreement) and determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal, then, subject to the terms and conditions set forth in the Merger Agreement, including providing Parent with the required notice and opportunity to propose revisions to the terms of the Merger Agreement, the Company Board may effect an Adverse Recommendation Change (as defined in the section titled “Proposal 1: The Merger Agreement Proposal — Adverse Recommendation Changes and Alternative Acquisition Agreements”) or Varonis may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal. For more information, please see the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Acquisition Proposals.”

If Varonis terminates the Merger Agreement for the purpose of entering into an Alternative Acquisition Agreement with respect to a Superior Proposal, Varonis is required to pay the Company Termination Fee to Parent. For more information, please see the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Termination Fees and Expenses.”

Conditions to the Closing of the Merger (see page [•])

The obligations of Varonis, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:

•        the Company Stockholder Approval having been obtained;

•        the absence of any order issued by any governmental entity, or any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity after the date of the Merger Agreement, that prohibits or makes illegal the consummation of the Merger;

•        the expiration or termination of any applicable waiting period (or extension) under the HSR Act and the receipt or deemed receipt of the requisite clearances, consents, approvals, authorizations, non-opposition confirmations or no-jurisdiction confirmations under the Antitrust and Foreign Investment Laws of Australia, France, Italy, Luxembourg and the United Kingdom;

•        the accuracy of the representations and warranties of Varonis, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the Closing date or the date in respect of which such representation or warranty was specifically made;

•        the performance of or compliance with, in all material respects, by Varonis, Parent and Merger Sub of their respective covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Effective Time; and

•        the absence of a Material Adverse Effect (as defined in the section titled “Proposal 1: The Merger Agreement Proposal — Representations and Warranties”) on Varonis since the date of the Merger Agreement.

For more information, please see the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Conditions to Consummation of the Merger.”

Termination of the Merger Agreement (see page 92)

The Company and Parent have the right to terminate the Merger Agreement under certain circumstances. Either the Company or Parent may terminate the Merger Agreement if:

•        they mutually agree in writing,

•        there is a final, nonappealable judgment, law, order, injunction, rule or decree of a governmental entity prohibiting the consummation of the Merger,

•        the Company Stockholder Approval is not obtained at the Special Meeting (or any adjournment or postponement thereof) or

•        the Merger has not been consummated by the Termination Date (as defined in the section titled “Proposal 1: The Merger Agreement Proposal — Termination of the Merger Agreement”).

Parent may terminate the Merger Agreement:

•        if prior to receipt of the Company Stockholder Approval, the Company Board effects an Adverse Recommendation Change or

•        upon a breach of any covenant or agreement made by Varonis in the Merger Agreement, or any representation or warranty of Varonis is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied.

Additionally, Varonis may terminate the Merger Agreement:

•        if prior to obtaining Company Stockholder Approval, Varonis accepts a Superior Proposal in accordance with the terms of the Merger Agreement,

•        upon a breach of any covenant or agreement made by Parent or Merger Sub in the Merger Agreement, or any representation or warranty of Parent or Merger Sub is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied, or

•        if all of the conditions to Closing have been satisfied or waived, Parent fails to consummate the Merger when required under the Merger Agreement, Varonis has delivered irrevocable written notice that it is ready, willing and able to consummate the Closing, and Parent fails to consummate the Closing within three business days after delivery of such notice.

If the Merger Agreement is terminated under certain circumstances, such as if Varonis accepts a Superior Proposal, Varonis is obligated to pay to Parent the Company Termination Fee in the amount of $211,700,000. If the Merger Agreement is terminated under certain other circumstances, including by Varonis due to Parent’s failure to consummate the Closing when required, Parent is obligated to pay to Varonis the Parent Termination Fee in the amount of $423,300,000.

For more information, please see the sections of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Termination of the Merger Agreement” and “Proposal 1: The Merger Agreement Proposal — Termination Fees and Expenses.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q:     Why am I receiving this proxy statement and proxy card or voting instruction form?

A:     You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Company Common Stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:     What is a proxy?

A:     A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:     When and where is the Special Meeting?

A:     The Special Meeting will be held virtually on [•], at [•] a.m. Eastern Time at [•].

Q:     What am I being asked to vote on at the Special Meeting?

A:     You are being asked to consider and vote on:

•        a proposal to approve the Merger Agreement Proposal, pursuant to which Merger Sub will merge with and into Varonis and Varonis will become a wholly-owned subsidiary of Parent;

•        a proposal to approve, on a non-binding, advisory basis, the Compensation Proposal; and

•        a proposal to approve the Adjournment Proposal.

Q:     Who is entitled to vote at the Special Meeting?

A:     Varonis Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company Common Stock that such holder owned as of the close of business on the Record Date.

Q:     May I attend the Special Meeting virtually and vote at the Special Meeting?

A:     Varonis Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a Varonis Stockholder of record, you do not need to do anything in advance to attend and/or vote your shares of Company Common Stock at the Special Meeting. However, to attend the Special Meeting, Varonis Stockholders of record will need to use their 16-digit control number on their Notice of Internet Availability of Proxy Materials or proxy card to log into [•].

Beneficial owners of Company Common Stock who do not have a 16-digit control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their commercial bank, dealer, broker, trust company or other nominees. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately 15 minutes before the Special Meeting is scheduled to begin at [•] a.m. Eastern Time on [•], 2026.

Q:     What will I receive if the Merger is completed?

A:     Upon completion of the Merger, you will be entitled to receive an amount in cash equal to $49.75, without interest thereon and subject to any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262. For example, if you own one hundred shares of Company Common Stock, you would receive $4,975 in cash in exchange for your shares of Company Common Stock, without interest and subject to deduction for any required withholding taxes. You will not receive any shares of the capital stock in the Surviving Corporation. For more information, please see the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Consideration to be Received in the Merger.”

Q:     How does the Merger Consideration compare to the market price of Company Common Stock prior to the announcement of entry into the Merger Agreement?

A:     This Merger Consideration represents a premium of 52% to Varonis’ closing stock price of $32.71 on June 22, 2026, the last full trading day prior to initial rumors about a potential sale of the Company, and a premium of approximately 17.5% over Varonis’ closing stock price of $42.35 on September 1, 2026, the last full trading day prior to additional media reports speculating about a potential sale of Varonis.

Q:     What will I receive for my PSUs or RSUs, as applicable, if the Merger is completed?

A:     At the Effective Time, each Company RSU that is a Single Trigger Award (including any Company RSU held by a non-employee director of the Company) will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a Converted Restricted Cash Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the RSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

At the Effective Time, each Company PSU that is a Single Trigger Award will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. At the Effective Time, each other Company PSU that is outstanding immediately prior to the Effective Time will be converted into a Converted PSU Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the PSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

Following the closing of an initial public offering of Parent or its ultimate parent company, Parent may, in its discretion, either (i) upon vesting of the Converted Restricted Cash Awards or Converted PSU Awards, pay the RSU Consideration or PSU Consideration, as applicable, in the form of fully vested shares of common stock of the public company in lieu of cash, or (ii) convert the remaining unvested Converted Restricted Cash Awards or Converted PSU Awards into restricted stock units of the public company having the same vesting terms and conditions as the applicable Converted Restricted Cash Award or Converted PSU Award. In either case, the shares of common stock issued to the holder (including shares issued upon vesting and settlement of any such restricted stock units) must (a) be registered under an effective registration statement under the Securities Act of 1933, as amended, or be subject to an exemption from registration, (b) not bear any restrictive legend, and (c) not be subject to any lock-up period, holding period or similar sale or transfer restriction.

Q:     What will happen to the Company ESPP?

A:     Effective as of October 15, 2026 (the date the Merger Agreement was executed), no new offering periods will commence under the Company Employee Stock Purchase Plan (the “Company ESPP”), no new participants may commence participation in the Company ESPP, and no current participant may increase his or her payroll deduction election or contribution rate or make separate non-payroll contributions, except as may be required by applicable law. Each offering period in effect under the Company ESPP will end on the earlier of its scheduled exercise date and the fifth trading day before the Effective Time, at which time each outstanding option under the Company ESPP will be exercised. The Company ESPP will terminate effective immediately prior to the Effective Time, and any shares of Company Common Stock purchased under the Company ESPP will be canceled at the Effective Time and converted into the right to receive the Merger Consideration.

For more information regarding the Company ESPP, please see the section titled “Proposal 1: The Merger Agreement Proposal — Employee Matters.”

Q:     What are the material U.S. federal income tax consequences of the Merger?

A:     The receipt of cash by Varonis Stockholders in exchange for shares of Company Common Stock in the Merger generally will be a taxable transaction to U.S. Holders and Non-U.S. Holders (each, as defined under the section of this proxy statement titled, “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger”). Each Varonis Stockholder should consult its own tax advisor in light of its particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.

Q:     When do you expect the Merger to be completed?

A:     In order to complete the Merger, Varonis is required to obtain the Company Stockholder Approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Stockholder Approval, Varonis currently expects to consummate the Merger in the first half of 2027. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:     What happens if the Merger is not completed?

A:     If the Merger Agreement is not adopted by Varonis Stockholders or if the Merger is not completed for any other reason, Varonis Stockholders will not receive any payment for their shares of Company Common Stock. Instead, Varonis will remain an independent public company, shares of Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Varonis will continue to file periodic reports with the SEC. Under certain specified circumstances, Varonis will be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement and, under certain other specified circumstances, Parent will be required to pay Varonis the Parent Termination Fee upon the termination of the Merger Agreement, as described in the sections of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Termination of the Merger Agreement” and “Proposal 1: The Merger Agreement Proposal — Termination Fees and Expenses.”

Q:     What vote is required to adopt the Merger Agreement?

A:     The affirmative vote of Varonis Stockholders holding a majority of the voting power of the shares of Company Common Stock entitled to vote thereon that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.

Q:     What is a “broker non-vote”?

A:     A “broker non-vote” results when the banks, brokers, or other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The Company does not expect any broker non-votes at the Special Meeting because each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:     Why are Varonis Stockholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?

A:     The Exchange Act and applicable SEC rules thereunder require Varonis to seek a non-binding, advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:     What vote is required to approve the Compensation Proposal?

A:     Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote thereon present in person or represented by proxy at the Special Meeting, regardless of whether such holders actually vote their shares on such matter or abstain from doing so.

Q:     What will happen if Varonis Stockholders do not approve the Compensation Proposal at the Special Meeting?

A:     Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on the Company. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Varonis’ named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:     What do I need to do now?

A:     You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of Company Common Stock can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262. If you hold your shares of Company Common Stock in “street name,” please refer to the voting instruction forms provided by your commercial bank, broker, dealer, trust company or other nominee to vote your shares of Company Common Stock.

Q:     May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:     Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262. Under the DGCL, Varonis Stockholders of record who continuously hold shares of Company Common Stock through the effective date of the Merger and do not vote in favor of adopting the Merger Agreement, and beneficial owners of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person who beneficially own shares of Company Common Stock through the effective date of the Merger that are not voted in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock as determined by the Delaware Court of Chancery if the Merger is completed. Appraisal rights will only be available to Varonis Stockholders of record and beneficial owners of shares of Company Common Stock, as the case may be, who do not vote in favor of the adoption of the Merger Agreement, properly deliver a written demand for an appraisal to Varonis prior to the vote on the Merger Agreement Proposal at the Special Meeting and do not withdraw their demands, and who otherwise comply with the procedures and requirements set forth in Section 262, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a Varonis Stockholder will be entitled to receive under the terms of the Merger Agreement. Holders and beneficial owners of Company Common Stock who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. A copy of Section 262 is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. Failure to comply with the provisions of Section 262 in a timely and proper manner will result in the loss of appraisal rights. For additional information, please see the section of this proxy statement titled “The Merger — Appraisal Rights.”

Q:     What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:     The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares of Company Common Stock at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Company Common Stock.

Q:     What is the difference between holding shares as a Varonis Stockholder of record and as a beneficial owner?

A:     If your shares of Company Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Varonis.

If your shares of Company Common Stock are held through a commercial bank, broker, dealer, trust company or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your commercial bank, dealer, broker, trust company or other nominee who is considered, with respect to those shares of Company Common Stock, to be the stockholder of record. As the beneficial owner, you have the right to direct your commercial bank, dealer, broker, trust company or other nominee how to vote your shares of Company Common Stock by following their instructions for voting.

Q:     If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:     No. Your commercial bank, dealer, broker, trust company or other nominee is permitted to vote your shares of Company Common Stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your commercial bank, dealer, broker, trust company or other nominee on how to vote. You should follow the procedures provided by your commercial bank, dealer, broker, trust company or other nominee to vote your shares of Company Common Stock. Without instructions, your shares of Company Common Stock will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:     How may I vote?

A:     If you are a Varonis Stockholder of record (that is, if your shares of Company Common Stock are registered in your name with Computershare, our transfer agent), there are four ways to vote:

•        by visiting the Internet at the address on your proxy card;

•        by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card;

•        by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•        by attending the Special Meeting virtually and voting at the meeting.

A 16-digit control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company Common Stock, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company Common Stock that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will be cancelled and not counted.

If your shares of Company Common Stock are held in “street name” through a commercial bank, dealer, broker, trust company or other nominee, you may vote through your commercial bank, dealer, broker, trust company or other nominee by completing and returning the voting form provided by your commercial bank, dealer, broker, trust company or other nominee, or, if such a service is provided by your commercial bank, dealer, broker, trust company or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your commercial bank, dealer, broker, trust company or other nominee, you should follow the instructions on the voting form provided by your commercial bank, dealer, broker, trust company or other nominee.

Q:     May I change my vote after I have mailed my signed and dated proxy card?

A:     Stockholder of Record: Shares Registered in Your Name

Yes. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:

•        Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•        Specifically requesting that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Corporate Secretary at Varonis’ corporate headquarters at 801 Brickell Avenue, Miami, FL 33131;

•        Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•        Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of Company Common Stock are held by your broker, dealer, trust company or commercial bank as a nominee or agent, you should follow the instructions provided by your broker, dealer, trust company, or commercial bank.

Q:     How does the Company Board recommend that I vote?

A:     The Company Board unanimously recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Q:     If a Varonis Stockholder gives a proxy, how are the shares voted?

A:     The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Q:     What should I do if I receive more than one set of voting materials?

A:     Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a Varonis Stockholder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card.

Q:     Where can I find the voting results of the Special Meeting?

A:     If available, Varonis may announce preliminary voting results at the conclusion of the Special Meeting. Varonis intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Varonis files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find More Information.”

Q:     Who can help answer my questions?

A:     If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (888) 785-6709
E-mail: info@okapipartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transactions contemplated by the Merger Agreement (“Transactions”) and other information relating to the Transactions. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Transactions and other information relating to the Transactions. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transactions, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee, (v) the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally, including the Company’s ability to attract, integrate, develop, manage, retain and motivate qualified employees and senior leaders as a result of such effects, (vi) risks that the Transactions disrupt current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transactions, (ix) unexpected costs, charges or expenses resulting from the Transactions, (x) the ability of Parent to obtain the proceeds of financing arrangements contemplated by the commitment letters received in connection with the Transactions, (xi) the impact of adverse macroeconomic or labor market conditions, including the impacts of inflation and effects of geopolitical instability, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) uncertainty as to timing of completion of the Transactions, and (xiv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this proxy statement are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Varonis Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting virtually on [•] at [•] a.m. Eastern Time at [•].

Purpose of the Special Meeting

At the Special Meeting, we will ask Varonis Stockholders to vote on proposals to: (i) approve the Merger Agreement Proposal; (ii) approve, on a non-binding, advisory basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting.

Varonis Stockholders must approve the Merger Agreement Proposal in order for the Merger to be consummated. If the Varonis Stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.

Record Date; Shares Entitled to Vote; Quorum

Only Varonis Stockholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting, and to vote at the Special Meeting. A list of Varonis Stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 801 Brickell Avenue, Miami, FL 33131, during regular business hours for a period of no less than ten days before the Special Meeting. The list of holders of shares of Company Common Stock entitled to notice of the Special Meeting will also be available for inspection by Varonis Stockholders during the Special Meeting via the virtual meeting website at [•].

The holders of a majority of the voting power of the shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. On the Record Date, there were [•] shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, meaning that [•] shares of Company Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the chairperson of the Special Meeting will adjourn the meeting to solicit additional proxies to approve the Merger Agreement Proposal.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the Varonis Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote thereon as of the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by Varonis Stockholders is a condition to the Closing.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote thereon present in person or represented by proxy at the Special Meeting, regardless of whether such holders actually vote their shares on such matter or abstain from doing so. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal to adjourn the Special Meeting, if put to a vote of stockholders at a time when a quorum is present, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock entitled to vote thereon present in person or represented by proxy at the Special Meeting, regardless of whether such holders actually vote their shares on such matter or abstain from doing so, except as otherwise required by applicable law. In addition, the chairperson of the Special Meeting has the power to adjourn the Special Meeting to another time, date and place (if any), without a vote of stockholders, whether or not a quorum is present, including if a quorum fails to attend.

If a Varonis Stockholder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the Varonis Stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and/or the Adjournment Proposal.

If no instructions as to how to vote are given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the Merger Agreement Proposal; (ii) the non-binding, advisory Compensation Proposal; and (iii) the Adjournment Proposal.

The Company does not expect any broker non-votes at the Special Meeting because the stock exchange rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but assuming a quorum is present will have no effect on the Compensation Proposal or the Adjournment Proposal.

Stock Ownership and Interests of Certain Persons

In connection with the Merger Agreement, Mr. Faitelson, the Company’s Chief Executive Officer and President, signed the Support Agreement solely in his capacity as a stockholder. The agreement covers approximately [•]% of the outstanding Company Common Stock as of [•], 2026. Mr. Faitelson has agreed to vote his shares in favor of adopting the Merger Agreement and approving the Merger. See the section titled “The Merger — The Support Agreement” beginning on page 59 for additional information.

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of Company Common Stock, representing approximately [•]% of the shares of Company Common Stock outstanding on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the Merger Agreement Proposal, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Voting of Proxies

If, at the close of business on the Record Date, your shares of Company Common Stock are registered in your name with our transfer agent, Computershare, you may cause your shares of Company Common Stock to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy card or Internet and telephone proxies, the proxy holders will vote your shares of Company Common Stock according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares of Company Common Stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.

Voting instructions are included on your proxy card. All shares of Company Common Stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Varonis Stockholders. Properly signed and dated proxies that do not contain voting instructions will be voted: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

If, at the close of business on the Record Date, your shares of Company Common Stock are held in “street name” through a commercial bank, dealer, broker, trust company or other nominee, you may vote through your commercial bank, dealer, broker, trust company or other nominee by completing and returning the voting form provided by your commercial bank, dealer, broker, trust company or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your commercial bank, dealer, broker, trust company or other nominee. If such a service is provided, you may vote over the Internet or telephone through your commercial bank, dealer, broker, trust company or other nominee by following the instructions on the voting form provided by your commercial bank, dealer, broker, trust company or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your commercial bank, dealer, broker, trust company or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your commercial bank, dealer, broker, trust company or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:

•        Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•        Specifically requesting that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Corporate Secretary at Varonis’ corporate headquarters at 801 Brickell Avenue, Miami, FL 33131;

•        Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•        Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Corporate Secretary before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, the most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned to any other time and to any other place (whether virtual or not) by the chairperson of the Special Meeting, whether or not a quorum is present, including for the purpose of ensuring that any necessary supplement or amendment to the accompanying proxy statement is provided to Varonis Stockholders a reasonable amount of time in advance of the Special Meeting or soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or if a quorum is not present at the Special Meeting. If a quorum is present, the Special Meeting may also be adjourned by stockholders upon approval of the Adjournment Proposal.

Notice of an adjourned meeting need not be given if the time, date and place (if any) of the adjourned meeting, and the means of remote communication (if any) by which Varonis Stockholders may be deemed present and vote, are announced at the Special Meeting, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice will be given to each Varonis Stockholder of record entitled to vote at the meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Varonis Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

The Company Board’s Recommendation

After careful consideration, the Company Board, acting on the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at a meeting of the Varonis Stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Varonis Stockholders vote in favor of the adoption of the Merger Agreement in accordance with the DGCL.

Accordingly, the Company Board recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Expenses of Proxy Solicitor

The expense of preparing, printing and mailing materials related to the Special Meeting is being borne by Varonis. The Company has retained Okapi Partners LLC as proxy solicitor at a cost of approximately $50,000 plus expenses.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [•]

This proxy statement is available through the “Investor Overview” section of our website at https://ir.varonis.com/.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (888) 785-6709
E-mail: info@okapipartners.com

THE MERGER

This description of the proposed Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Varonis Systems, Inc.

Varonis secures AI and the data that powers it. The Varonis platform gives organizations automated visibility and control over their critical data wherever it lives and helps ensure safe and trustworthy AI from code to runtime. Backed by 24x7x365 managed detection and response, Varonis gives thousands of organizations worldwide the confidence to adopt AI, reduce data exposure, and stop AI-powered threats. Varonis was incorporated in Delaware on November 3, 2004 and commenced operations on January 1, 2005. Our principal offices are located at 801 Brickell Avenue, Miami, FL 33131. Company Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VRNS.”

Proofpoint, Inc.

Parent is a global leader in human and agent cybersecurity, securing how people, data and AI agents connect across email, cloud and collaboration tools. Parent is a trusted partner to over 80 of the Fortune 100, over 14,000 large enterprises, and millions of smaller organizations in stopping threats, preventing data loss, and building resilience across people and AI workflows. Parent’s collaboration, data, and AI security platform helps organizations of all sizes protect their people, defend their data, and adopt AI securely and confidently. Parent was founded in 2002 and is headquartered in Sunnyvale, California. Parent has been privately held since August 31, 2021, when Thoma Bravo completed its acquisition of Parent, and it is currently a portfolio company of Thoma Bravo.

Vail Merger Sub, Inc.

Merger Sub is a direct, wholly-owned subsidiary of Parent and was incorporated in Delaware on October 5, 2026, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Merger and the other transactions contemplated by the Merger Agreement, including the structuring and negotiation of the Merger.

Effect of the Merger

On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into Varonis, with Varonis continuing as the Surviving Corporation. As a result of the Merger, Company Common Stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Company Common Stock will be deregistered under the Exchange Act, and Varonis will no longer file periodic reports with the SEC with respect to Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a duly executed certificate of merger with the Secretary of State of the State of Delaware (or at such later date or time as may be specified in the certificate of merger and agreed to in writing by the parties to the Merger Agreement in accordance with the DGCL).

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not adopted by the Varonis Stockholders, or if the Merger is not completed for any other reason:

•        the Varonis Stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

•        (A) Varonis will remain an independent public company, (B) Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Varonis will continue to file periodic reports with the SEC;

•        Varonis anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Varonis Stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Varonis’ business, prospects and results of operations, as such may be affected by, among other things, the industry in which Varonis operates and economic conditions;

•        the price of Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

•        the Company Board will continue to evaluate and review Varonis’ business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board would be offered or that Varonis’ business, prospects and results of operations would be adversely impacted); and

•        under certain specified circumstances, Varonis will be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement and, under certain other specified circumstances, Parent will be required to pay Varonis the Parent Termination Fee upon the termination of the Merger Agreement. For more information, please see the sections of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Termination of the Merger Agreement,” and “Proposal 1: The Merger Agreement Proposal — Termination Fees and Expenses.”

Merger Consideration

Company Common Stock

At the Effective Time, subject to the terms and conditions of the Merger Agreement, by virtue of the Merger, the following will occur:

•        each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time will be automatically converted into and will thereafter represent the right to receive the Merger Consideration (except that no Merger Consideration will be paid with respect to (A) any shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub, any affiliate thereof or any subsidiary of the Company, (B) any shares of Company Common Stock held in the treasury of the Company or (C) any Dissenting Shares);

•        each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, will automatically be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

•        all shares of Company Common Stock will no longer be outstanding and will automatically be canceled and cease to exist, and thereafter only represent the right to receive the Merger Consideration, without interest and subject to deduction for any applicable withholding taxes (except for holders of Dissenting Shares as described in this section and in the section titled “The Merger — Appraisal Rights”).

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock that you own (less any applicable withholding taxes), but you will no longer have any rights as a Varonis Stockholder (except that Varonis Stockholders who do not vote in favor of the adoption of the Merger Agreement and properly demand and exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement titled “The Merger — Appraisal Rights.”

Treatment of Company Equity Awards

At the Effective Time, each Company Stock Option to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Company Common Stock under such Company Stock Option and (ii) the number of shares of Company Common Stock subject to such Company Stock Option. If the exercise price per share of Company Common Stock of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be canceled without any cash payment being made.

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (including any Company RSU held by a non-employee director of the Company) is a Single Trigger Award that will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a Converted Restricted Cash Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the RSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (each of which will constitute a Single Trigger Award) will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. At the Effective Time, each other Company PSU that is outstanding immediately prior to the Effective Time will be converted into a Converted PSU Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the PSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

Following the closing of an initial public offering of Parent or its ultimate parent company, Parent may, in its discretion, either (i) upon vesting of the Converted Restricted Cash Awards or Converted PSU Awards, pay the RSU Consideration or PSU Consideration, as applicable, in the form of fully vested shares of common stock of the public company in lieu of cash, or (ii) convert the remaining unvested Converted Restricted Cash Awards or Converted PSU Awards into restricted stock units of the public company having the same vesting terms and conditions as the applicable Converted Restricted Cash Award or Converted PSU Award. In either case, the shares of common stock issued to the holder (including shares issued upon vesting and settlement of any such restricted stock units) must (a) be registered under an effective registration statement under the Securities Act of 1933, as amended, or be subject to an exemption from registration, (b) not bear any restrictive legend, and (c) not be subject to any lock-up period, holding period or similar sale or transfer restriction.

Treatment of Company ESPP

Pursuant to the Merger Agreement, effective as of October 15, 2026, no new offering periods will commence under the Company ESPP, no new participants may commence participation in the Company ESPP, and no current participant may increase his or her payroll deduction election or contribution rate or make separate non-payroll contributions, except as may be required by applicable law. Each offering period in effect under the Company ESPP will end on the earlier of its scheduled exercise date and the fifth trading day before the Effective Time, at which time each outstanding option under the Company ESPP will be exercised. The Company ESPP will terminate effective immediately prior to the Effective Time, and any shares of Company Common Stock purchased under the Company ESPP will be canceled at the Effective Time and converted into the right to receive the Merger Consideration.

Background of the Merger

As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board and the Company’s management have periodically reviewed, considered and assessed the Company’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. These reviews have included, among other things, consideration of potential financial and strategic alternatives, in each case with a view towards enhancing stockholder value. In addition, in the ordinary course of business Yakov Faitelson, the Company’s Chief Executive Officer, President and Chairman of the Company Board, and Guy Melamed, the Company’s Chief Financial Officer and Chief Operating Officer, meet with industry participants, including representatives of strategic parties and private equity firms (including Thoma Bravo), and discuss with them, among other things, business trends and joint business opportunities.

On March 28, 2025, Chip Virnig, Partner at Thoma Bravo, contacted Mr. Faitelson and requested a meeting.

On June 5, 2025, Mr. Virnig and Andrew Almeida, Partner at Thoma Bravo, met with Messrs. Faitelson and Melamed in person. Among other things, they discussed the Company’s business and operations, industry trends, and on behalf of Thoma Bravo, Mr. Virnig expressed a preliminary interest in a potential strategic transaction with the Company. Between June 2025 and April 2026, Mr. Faitelson provided periodic reports to members of the Company Board regarding the discussions with Thoma Bravo representatives.

On September 8, 2025, Mr. Faitelson was contacted by Sumit Dhawan, the Chief Executive Officer of Proofpoint, who introduced himself and Proofpoint, and expressed interest in exploring ways in which the Company and Proofpoint could work together, noting their complementary offerings and the significant synergy potential and strong joint value proposition the companies could deliver to customers.

On September 29, 2025, Mr. Faitelson and David Bass, Executive Vice President of Engineering and Chief Technology Officer of the Company, met with Mr. Dhawan in New York. Among other things, Mr. Dhawan discussed Proofpoint/Thoma Bravo’s interest in a potential strategic transaction with the Company. A follow up meeting between Messrs. Faitelson and Dhawan took place on November 18, 2025.

On December 15, 2025, Thoma Bravo and the Company entered into a confidentiality agreement in anticipation of a meeting between principals on December 17, 2025.

On December 17, 2025, Messrs. Faitelson and Bass met in person with Orlando Bravo, Founder and Managing Partner at Thoma Bravo, and Seth Boro, a Managing Partner at Thoma Bravo. Among other things, the participants discussed industry trends and the possibility of a business combination between the Company and Proofpoint.

In April 2026, the Company’s management had preliminary conversations with Goldman Sachs & Co. LLC (“Goldman Sachs”) regarding the strategic landscape and preparatory steps to be taken in connection with a possible strategic transaction.

On April 10, 2026, at the request of a financial sponsor, the Company entered into a confidentiality agreement to discuss a potential strategic transaction. Following an initial discussion, there was no further engagement with the sponsor.

On April 27, 2026, the Company Board held a meeting, at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings LLP (“Paul Hastings”), outside legal counsel to the Company, were present. Members of the Company’s management updated the Company Board on the discussions with Thoma Bravo, including that a meeting was planned between members of the Company’s management and representatives of Proofpoint/Thoma Bravo for May 1, 2026. The Goldman Sachs representatives discussed with the Company Board, among other things, the opportunities and challenges in the software industry, and the current market environment generally and for public software companies in particular. Representatives of Goldman Sachs also reviewed with the Company Board a range of strategic alternatives available to the Company (including remaining a standalone company, making additional tuck-in acquisitions, pursuing a cash sale to a strategic party or a financial sponsor, or merging with another strategic party), and also presented an initial review of potential strategic parties and financial sponsors that might have an interest in merging with or acquiring the Company should the Company Board determine to move forward with the consideration of a strategic transaction. Representatives of Paul Hastings reviewed with the Company Board its fiduciary duties in the context of considering a potential strategic transaction. The Company Board considered, among other things, the uncertainty created by the macroeconomic environment, the potential for continued disruption from artificial intelligence models and credible inbound interest from Thoma Bravo, and decided to constitute a transaction committee that would be responsible for considering strategic alternatives, including without limitation a potential sale of the Company and the possibility of remaining a stand-alone public company, while reserving to the Company Board the final decision of whether to pursue a sale transaction (the “Transaction Committee”). The members of the Transaction Committee designated by the Company Board were John J. Gavin, Jr. (committee chairman), Gili Iohan, Ohad Korkus and Rachel Prishkolnik. The Company Board determined that the Transaction Committee would be established as a matter of convenience, so that a subset of the Company Board could be readily convened and remain focused on the strategic review process. The Company Board did not form the Transaction Committee as a result of any actual or perceived conflict of interest that would necessitate the establishment of a special committee.

On April 28, 2026, Proofpoint executed a joinder to the Thoma Bravo confidentiality agreement with the Company.

On April 30, 2026 and May 1, 2026, members of the Company’s management, including Messrs. Faitelson and Melamed, as well as Ron Bennatan (the Company’s Vice President of Strategy), met in person in Miami, Florida with representatives of Proofpoint/Thoma Bravo, including Messrs. Boro and Dhawan and Jason Hurst, Executive Vice President, Corporate Development of Proofpoint. At these meetings, Messrs. Faitelson and Melamed reviewed various aspects of the Company’s business and operations, and Messrs. Dhawan and Hurst provided an overview of Proofpoint.

On May 4, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Among other things, representatives of Goldman Sachs discussed their views on the universe of potential buyers, which included strategic parties and financial sponsors. Following discussion, Goldman Sachs was authorized and instructed by the Transaction Committee to contact eight strategic parties (“Strategic A”, “Strategic B”, “Strategic C”, “Strategic D”, “Strategic E”, “Strategic F”, “Strategic G” and “Strategic H”), which were considered as the most likely to have both the strategic rationale and financial capacity to pursue a transaction with the Company. The Transaction Committee also evaluated with its advisors the merits and considerations of outreach to financial sponsors and determined to defer outreach to potential financial sponsors pending initial feedback from the strategic parties, including to help mitigate the risk of information leaks. Following the departure of the Goldman Sachs representatives from the meeting, the members of the Transaction Committee discussed the proposed terms of Goldman Sachs’ engagement letter.

On May 5, 2026, as directed by the Transaction Committee, representatives of Goldman Sachs began their outreach to potential strategic counterparties.

On May 6, 2026, the Company and Goldman Sachs formally entered into an engagement letter for Goldman Sachs to act as exclusive financial advisor with respect to the potential sale process. The Company Board selected Goldman Sachs as its financial advisor because of (i) its substantial experience as an internationally recognized investment banking firm in transactions similar to the Merger, (ii) its qualifications, expertise and reputation and (iii) its knowledge of the industries in which the Company conducts its business.

On May 17, 2026, Mr. Dhawan, on behalf of Proofpoint/Thoma Bravo, delivered to Mr. Faitelson a non-binding letter of intent to acquire all of the outstanding Company Common Stock for $36.00 per fully diluted share of Company Common Stock, which represented a premium of approximately 28% to the closing price of Company Common Stock on May 15, 2026, the last trading day prior to the delivery of the proposal. The proposal also provided, among other things, that (1) the acquisition would be financed by equity from Thoma Bravo funds and debt financing, (2) there would be no financing contingency in the definitive agreements for the proposed transaction, (3) unvested RSUs and PSUs would not accelerate at closing and would be converted into the right to receive cash payments at the per share acquisition price based on their existing vesting schedules, (4) the signing of a definitive merger agreement was subject to the completion of due diligence and (5) Proofpoint/Thoma Bravo expected the Company to enter into a 45-day exclusive negotiation period in order to negotiate a definitive agreement.

On May 20, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Goldman Sachs updated the Transaction Committee regarding the outreach efforts undertaken since the Transaction Committee’s prior meeting. They noted that, following outreach to eight strategic parties in coordination with the Company’s management, three had declined to engage (Strategic A, Strategic C and Strategic G), and three others (Strategic B, Strategic D and Strategic E) had expressed interest in engaging in discussions and were in the process of signing confidentiality agreements and scheduling meetings with the Company’s management. Representatives of Goldman Sachs also provided an overview of the financial terms of the Proofpoint/Thoma Bravo proposal. Following discussions, in which representatives of Goldman Sachs provided their views on the proposed approach, the Transaction Committee agreed that the Company should respond to Proofpoint/Thoma Bravo while continuing to engage with the three interested strategic parties in order to advance their interest and due diligence and to encourage the submission of letters of intent. The Transaction Committee also discussed with its advisors the merits and considerations of outreach to financial sponsors, including the identities of financial sponsors who were most likely to be interested in evaluating a transaction and the increased risks of information leaks if such outreach were made, among other things. The Transaction Committee determined to defer outreach to potential financial sponsors for the time being, noting the risk of information leaks. The Transaction Committee also directed Mr. Faitelson to convey to Proofpoint/Thoma Bravo that the offer was not at a level, in terms of either price or certainty, at which the Company Board would be prepared to proceed with a transaction, and that an improved offer would be required, while remaining non-committal regarding exclusivity. In addition, the Transaction Committee directed Mr. Faitelson to request details on Proofpoint/Thoma Bravo’s remaining due diligence.

Later on May 20, 2026, Strategic H also declined to pursue further engagement.

On May 21, 2026, representatives of the Company, including Messrs. Faitelson and Melamed, held a meeting with representatives of Proofpoint/Thoma Bravo, including Messrs. Dhawan and Boro. At the meeting, Company representatives conveyed the Transaction Committee’s response to the Proofpoint/Thoma Bravo proposal, inclusive of a request for details on the remaining due diligence.

On May 26, 2026, the Company received a letter from Proofpoint/Thoma Bravo, which, among other things, identified points for further confirmatory due diligence but did not include any update to the proposed merger consideration.

On June 1, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Paul Hastings were present, to discuss the Company’s financial plan for the 2026 through 2027 period (the “Financial Plan”). Following discussion, the Company Board approved the Financial Plan and authorized its use by Goldman Sachs for purposes of its financial analyses.

On June 8, 2026, the Company held a management presentation with Proofpoint/Thoma Bravo to review the Financial Plan.

On June 15, 2026, at the direction of the Transaction Committee, Goldman Sachs opened a virtual data room with an initial round of business information for purposes of information sharing with potential counterparties.

On June 17, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Among other things, representatives of Goldman Sachs provided an overview of engagement with counterparties, noting that Strategic D and Strategic E had received a management presentation, but Strategic D had subsequently declined further engagement. They also noted that Proofpoint/Thoma Bravo had been highly engaged and had submitted a number of due diligence requests and follow-up questions in support of an improved offer, that the Company had held a financial due diligence call and responded to such requests, and that Proofpoint/Thoma Bravo had requested a working session covering the Company’s financial performance and strategy, which had been scheduled for July 2, 2026.

On June 23, 2026, a press article reported that the Company was exploring options including a potential sale after receiving takeover interest. The report indicated that the Company was working with advisors as it fielded preliminary interest from private equity firms including Thoma Bravo.

On July 2, 2026, at the direction of the Transaction Committee, representatives of the Company, with the assistance of Goldman Sachs, held a diligence session with Proofpoint/Thoma Bravo covering financial matters, go-to-market strategy, product and joint strategy.

On July 13, 2026, at the direction of the Transaction Committee, the Company, with the assistance of Goldman Sachs, held a diligence session with Proofpoint/Thoma Bravo to review the Company’s results for the second quarter of 2026, during which Proofpoint/Thoma Bravo reiterated their interest in pursuing a transaction and indicated that they expected to submit a revised proposal following the Company’s announcement of its second quarter 2026 financial results.

On July 17, 2026, at the direction of the Transaction Committee, representatives of Goldman Sachs held a call with representatives of Proofpoint/Thoma Bravo to discuss its continued interest in pursuing a transaction with the Company, indicating that they expected to submit a revised proposal following the Company’s announcement of its second quarter 2026 financial results. During the call, representatives of Thoma Bravo indicated that Thoma Bravo would need to commence outreach to a limited number of its existing limited partners and to lenders in order to submit a revised proposal.

On July 20, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Goldman Sachs updated the Transaction Committee regarding the diligence session and call held with Proofpoint/Thoma Bravo representatives on July 13 and July 17, 2026. Representatives of Goldman Sachs also provided an update regarding their outreach efforts to strategic counterparties, noting that out of the eight strategic parties that had been contacted so far, only Strategic B remained active (although it had not demonstrated a significant level of interest to date); Strategic E had declined to proceed and Strategic F had not engaged following an initial outreach by Company management. Representatives of Goldman Sachs then discussed the inbound expressions of interest received following the media reports of a potential sale of the Company, noting that four financial sponsors (“Sponsor A”, “Sponsor B”, “Sponsor C” and “Sponsor D”) had each contacted Goldman Sachs or the Company’s management regarding potential participation in the process. In addition, one strategic party (“Strategic I”) had also expressed interest in meeting with the Company’s management. A fifth sponsor (“Sponsor E”) had expressed interest in pursuing a potential transaction in combination with Strategic I. The Transaction Committee then discussed the appropriate next steps, and representatives of Goldman Sachs expressed their views in relation to promptly contacting each of the inbound counterparties, with Sponsor E’s potential participation to be reassessed following an initial meeting with Strategic I. The Transaction Committee and the Company’s management authorized and instructed Goldman Sachs representatives to proceed on that basis, noting that the Company’s advisors should focus their efforts on the counterparties with the highest probability of credible interest.

On July 24, 2026, members of the Company’s management met with representatives of Strategic I. There was no further engagement thereafter with Strategic I.

Also on July 24, 2026, the Company held management presentations with each of Sponsor A, Sponsor C and Sponsor D.

On July 29, 2026, representatives of Goldman Sachs, at the direction of the Transaction Committee and on behalf of the Company, sent process letters to each of Sponsor A, Sponsor C and Sponsor D, requesting that each submit a bid by August 5, 2026.

On July 30, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Paul Hastings were present, to discuss the Company’s long-range financial plan extending through 2033 (the “Long-Range Plan”). Following discussion, the Company Board approved the Long-Range Plan and authorized its use by Goldman Sachs for purposes of its financial analyses.

On July 31, 2026, the Company held a management presentation with Sponsor E, which had by then expressed interest in a standalone transaction not involving Strategic I.

On August 2, 2026, representatives of Goldman Sachs, at the direction of the Transaction Committee and on behalf of the Company, sent a process letter to Sponsor E, specifying a bid date of August 11, 2026.

On August 3, 2026, the Company held a management presentation with Sponsor B, and representatives of Goldman Sachs, at the direction of the Transaction Committee and on behalf of the Company, sent a process letter to Sponsor B, specifying a bid date of August 11, 2026.

On August 5, 2026, following an in person meeting with Messrs. Faitelson and Melamed in Las Vegas, Nevada, Sponsor D submitted an indication of interest to acquire all of the outstanding shares of common stock of the Company at a price per share between $38.00 and $40.00, representing a discount of approximately 12% to 8% to the closing price of Company Common Stock on that day.

Prior to the bid deadline, Sponsor E verbally indicated that it would not submit a formal bid because, among other things, it would only have interest in an acquisition at a price in the low to mid $30s per share, which was below Varonis’ share price at the time.

On August 6, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Goldman Sachs reported that Sponsor A, Sponsor C and Sponsor E had communicated prior to the bid deadline that they would not be submitting a bid. Representatives of Goldman Sachs also reported that another strategic party (“Strategic J”) was contacted at the direction of the Company management on July 24, 2026, but that Strategic J had subsequently declined to participate in the process. Representatives of Goldman Sachs also reviewed the financial terms and conditions of the Sponsor D proposal. Following discussion, the Company Board authorized and instructed representatives of Goldman Sachs to inform Sponsor D that the Company was not interested in proceeding with a potential transaction on the basis of its proposal, which the Company Board believed did not adequately reflect the intrinsic value of the Company.

On August 11, 2026, Sponsor B communicated that it would not engage further with respect to a potential transaction with the Company.

Also on August 11, 2026, representatives of Proofpoint/Thoma Bravo verbally conveyed to representatives of Goldman Sachs a revised proposal to acquire all of the outstanding shares of Company Common Stock at a price of $43.00 per share. In response to the revised indication, representatives of Goldman Sachs conveyed to Proofpoint/Thoma Bravo that the Company was unlikely to be interested in pursuing a transaction absent a meaningful increase in the proposed consideration.

On August 13, 2026, Proofpoint/Thoma Bravo delivered a revised indication of interest to acquire all of the outstanding shares of Company Common Stock at a price of $46.50 per share, representing a premium of approximately 11% over the Company’s closing share price on August 12, 2026, the last trading day before the proposal was delivered. The revised proposal also provided, among other things, that (1) the acquisition would be financed solely by equity from Thoma Bravo funds and approximately five limited partner co-investors, (2) there would be no financing contingency in the definitive agreements for the proposed transaction, (3) unvested RSUs and PSUs would not accelerate at closing and would be converted into the right to receive cash payments at the per share acquisition price based on their existing vesting schedules, (4) the signing of a definitive merger agreement was subject to the completion of due diligence, which Proofpoint/Thoma Bravo estimated could be completed within 30 days after access to a fulsome data room, and (5) Proofpoint/Thoma Bravo expected Varonis to enter into a 30-day exclusive negotiation period in order to complete diligence and negotiate a definitive agreement.

On August 16, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Among other things, representatives of Goldman Sachs provided an overview of the financial terms of Proofpoint/Thoma Bravo’s latest proposal, noting that the price of $46.50 per share represented an increase of approximately 29% from Proofpoint/Thoma Bravo’s prior written proposal and a premium of approximately 11% over the Company’s closing share price on August 12, 2026, the last trading day before the proposal was delivered. Goldman Sachs representatives also provided a preliminary overview of their financial analyses of the Company, which were based on the Long-Range Plan. Following discussions, including with representatives of Goldman Sachs, the Company Board decided to seek a price of $54.00 per share from Proofpoint/Thoma Bravo, which would represent a premium of approximately 20% to the Company’s then-current trading price. The Company Board also determined not to grant exclusivity to Proofpoint/Thoma Bravo.

Later on August 16, 2026, at the direction of the Company Board, representatives of Goldman Sachs communicated to Thoma Bravo the Company Board’s counterproposal of $54.00 per share.

On August 17, 2026, representatives of Proofpoint/Thoma Bravo verbally conveyed a revised proposal at a price of $49.50 per share.

On August 18, 2026, the Transaction Committee held a meeting at which members of the Company’s management, certain other members of the Company Board and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Goldman Sachs provided an update regarding the transaction process, including the financial terms of Proofpoint/Thoma Bravo’s most recent proposal and their renewed request for exclusivity. The meeting attendees also discussed other strategic alternatives available to the Company, including remaining an independent publicly traded company, and the possibility of a private minority investment, which had been suggested by both Sponsor A and Sponsor E. Goldman Sachs reviewed with the attendees their financial analyses of the Company. Following discussion, the Transaction Committee authorized and instructed Goldman Sachs to make a counterproposal of $50.00 per share and seek to avoid granting exclusivity, provided that the Transaction Committee authorized the Company’s management and its advisors to proceed to facilitate confirmatory due diligence and the negotiation of definitive agreements on the basis of the financial terms of the August 17 proposal. The members of the Transaction Committee also confirmed that the Company and its representatives should not seek further engagement at that time with Strategic B or with other financial sponsors that had been considered, taking into account, among other things, the strength of the August 17 Proofpoint/Thoma Bravo proposal, Strategic B’s limited engagement in the process to date and the absence, with respect to the other parties, of a strategic rationale that the Transaction Committee believed was likely to result in a competitive proposal. Representatives of Paul Hastings provided an overview of the principal terms of the initial draft of the Merger Agreement proposed to be provided to Proofpoint/Thoma Bravo’s legal counsel.

Later on August 18, 2026, at the direction of the Transaction Committee and on behalf of the Company, representatives of Goldman Sachs verbally countered at a price of $50.00 per share. Later that day, Thoma Bravo delivered a revised indication of interest, which it described as its “best and final” proposal, to acquire all of the outstanding shares of Company Common Stock at a price of $49.75 per share.

On August 19, 2026, following direction from the Transaction Committee and on behalf of the Company, representatives of Goldman Sachs granted Proofpoint/Thoma Bravo access to an expanded virtual data room (the “Data Room”).

Starting on August 19, 2026, and until the execution of the Merger Agreement, the Company uploaded further due diligence materials (including non-public information and data) to the Data Room. During this period, the Company also responded to diligence requests from Proofpoint/Thoma Bravo and its advisors, and held in-person management presentations and virtual meetings with representatives of Proofpoint/Thoma Bravo and its advisors.

On August 20, 2026, representatives of Paul Hastings sent an initial draft of the Merger Agreement to representatives of Kirkland & Ellis LLP (“K&E”), legal counsel to Proofpoint/Thoma Bravo. The draft agreement did not include a financing closing condition and provided for a company termination fee of 2.0% of the transaction implied equity value.

On August 21, 2026, the Company and Proofpoint/Thoma Bravo entered into a clean team confidentiality agreement.

On August 26, 2026, the Transaction Committee held a meeting at which a member of the Company’s management and representatives of Paul Hastings were present. Representatives of Paul Hastings led a discussion regarding the status of the transaction process, including the confirmatory due diligence being undertaken by Proofpoint/Thoma Bravo and its representatives. Representatives of Paul Hastings then led a discussion reminding the directors (including the Transaction Committee) of their fiduciary duties in the context of the potential transaction. Following discussion, the Transaction Committee authorized members of the Company’s senior management to engage in discussions with Proofpoint/Thoma Bravo regarding compensation-related matters. In reaching this determination, the Transaction Committee considered, among other things, (i) that an agreement in principle had been reached with respect to the purchase price and (ii) the comprehensive process that had been conducted.

On August 27, 2026, representatives of the Company, with representatives of Goldman Sachs in attendance, held an in-person meeting with representatives of Proofpoint/Thoma Bravo and their advisors, which was also attended by certain limited partners of Thoma Bravo.

On August 31, 2026, representatives of the Company, Thoma Bravo, K&E, Goldman Sachs and Paul Hastings held a legal due diligence call.

On September 1, 2026, representatives of K&E sent a revised draft of the Merger Agreement to representatives of Paul Hastings. Among other things, the revised draft of the Merger Agreement proposed payment of a termination fee equal to 3.5% of implied equity value in the event that the Company terminated the Merger Agreement to pursue a superior transaction, in addition to a $10 million expense reimbursement if Company stockholders failed to approve the Merger Agreement for any reason. Proofpoint/Thoma Bravo also requested that all stockholders that are directors and executive officers of the Company execute voting agreements in support of the proposed transaction.

On September 2, 2026, press articles reported that Proofpoint was in advanced talks to buy the Company.

On September 3, 2026, the Company received inbound interest from a strategic party (“Strategic K”), conveyed through its financial advisor. At the direction of the Transaction Committee and on behalf of the Company, representatives of Goldman Sachs held discussions with Strategic K’s financial advisor to better understand the nature of Strategic K’s interest; Strategic K’s financial advisors did not provide a purchase price indication during these discussions.

On September 6, 2026, representatives of Paul Hastings sent a revised draft of the Merger Agreement to representatives of K&E. Among other things, the revised draft of the Merger Agreement proposed that the Company termination fee be 2.5% of the Company’s implied equity value and rejected the request for a $10 million expense reimbursement and for voting agreements from the Company’s directors and officers.

On September 9, 2026, the Company approved Thoma Bravo engaging with debt financing sources in connection with debt financing for the proposed transaction, even though the transaction would not be conditioned on financing.

On September 11, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Goldman Sachs provided an update regarding the transaction process and the developments since the meeting held on August 18, 2026. Representatives of Goldman Sachs then discussed the recent inbound inquiry received from Strategic K. The attendees discussed the challenges that Strategic K would face in making a credible competing proposal, including its limited history of acquisitions, the substantial debt it would need to incur to complete the transaction, and the significant Strategic K stock component the transaction would likely require to make the proposal competitive. Based on the foregoing, and following discussion, including with representatives of Goldman Sachs, the members of the Transaction Committee determined that this inbound inquiry be set aside for the time being and revisited if deemed appropriate. The members of the Transaction Committee also discussed Goldman Sachs’ relationship disclosure letter, which had been distributed to committee members before the meeting, and concluded that it did not present any conflict that would impact the ability of Goldman Sachs to act as a financial advisor to the Company in connection with the proposed transaction with Proofpoint/Thoma Bravo.

On September 14, 2026, a representative of the Company spoke with an investment banker who had indicated that two additional strategic parties (“Strategic L” and “Strategic M”) might have an interest in a potential transaction involving the Company. The Company responded that if such parties had an interest in a transaction, they should submit a proposal. Neither Strategic L nor Strategic M subsequently submitted a proposal, and the Company did not enter into a confidentiality agreement with, or provide data room access to, either party.

On September 17, 2026, representatives of the Company and Thoma Bravo held a call to discuss the timeline for finalizing the Merger Agreement, the remaining due diligence, transaction financing and the anticipated signing and announcement dates.

Also on September 17, 2026, representatives of K&E sent a revised draft of the Merger Agreement to representatives of Paul Hastings. The revised draft of the Merger Agreement contemplated that equity commitment letters would cover only a portion of the purchase price, with the remaining funds to come from debt financing sources pursuant to a debt commitment letter. The draft Merger Agreement proposed a reverse termination fee of 5.0% payable by Proofpoint in the event the transaction did not close due to a failure to obtain debt financing at closing (even though financing would not be a condition to closing). The draft also proposed that the Company termination fee be 3.5% of the Company’s implied equity value plus an additional $7.5 million in expense reimbursement if Company stockholders failed to approve the transaction, and insisted on support agreements from the Company directors, including Mr. Faitelson.

On September 19, 2026, representatives of Paul Hastings and K&E had discussions regarding the open issues in the Merger Agreement, including the treatment of outstanding equity grants in the transaction and other employee retention matters.

On September 23, 2026, Messrs. Faitelson and Melamed spoke with Messrs. Dhawan and Hurst regarding, among other things, the status of transaction financing, the anticipated transaction timeline, outstanding due diligence matters, remaining open items under the Merger Agreement, and the treatment of outstanding equity grants in the transaction and related employee retention matters.

On September 24, 2026, Paul Hastings provided a revised draft of the Merger Agreement. Among other things, the draft provided for a termination fee of 3.5% of implied equity value, no expense reimbursement and a reverse termination fee of 7.0%. It also rejected the signing of voting agreements by any director, including Mr. Faitelson.

On September 25, 2026, K&E provided a revised draft of the Merger Agreement. The draft reiterated the request for a voting and support agreement, but only from Mr. Faitelson. K&E representatives had previously conveyed that, notwithstanding the limited voting power held by Mr. Faitelson, Proofpoint/Thoma Bravo viewed his public support and engagement to be important for the success of the transaction. The draft also proposed a termination fee of 3.25% and a reverse termination fee of 6.5% of implied equity value.

On October 2, 2026, the Transaction Committee held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. The Transaction Committee received an update from Company management regarding the Company’s preliminary third quarter financial results. Representatives of Goldman Sachs also provided to the Transaction Committee an update of the transaction process with Proofpoint/Thoma Bravo.

Between October 2, 2026 and the execution of the Merger Agreement, the Company and Proofpoint/Thoma Bravo, and their respective representatives, negotiated various terms related to employee benefits and executive compensation, including the treatment of outstanding equity awards, employee retention, and mitigation strategies with respect to payments that may be subject to Section 280G, among other things.

On October 3, 2026, representatives of the Company’s management, including Mr. Melamed, along with representatives of Goldman Sachs, had a discussion with representatives of Proofpoint/Thoma Bravo, including Messrs. Dhawan, Hurst and Almeida, to review and discuss the Company’s preliminary financial results for the quarter ended September 30, 2026.

On October 4, 2026, Mr. Faitelson had a discussion with Messrs. Bravo and Boro, which also included representatives of Paul Hastings and K&E. Among other things, the attendees discussed the status of acquisition financing and employee retention matters.

During the week of October 5, 2026, counsel to the Company and Proofpoint/Thoma Bravo continued to negotiate and finalize drafts of the Merger Agreement, related disclosure schedules, the proposed voting agreement for Mr. Faitelson, and the forms of equity commitment letters to be delivered by Thoma Bravo affiliates at signing.

On October 6, 2026, Messrs. Faitelson and Melamed met in person with Messrs. Bravo, Boro and Almeida in Miami, Florida. They discussed the status of open issues, including various employee retention matters.

On October 7, 2026, Mr. Faitelson met in person with Mr. Dhawan. Among other things, they discussed remaining employee retention items, including Mr. Faitelson’s role going forward, as well as the combined company’s vision and the transaction timeline.

On October 8, 2026, representatives of Paul Hastings and K&E agreed on behalf of their respective clients to a nine-month termination date with a three-month extension if regulatory approvals had not been received by that date, a termination fee of 3.375% and a reverse termination fee of 6.75% of implied equity value, and delivery of a voting agreement by Mr. Faitelson.

On October 9, 2026, Proofpoint/Thoma Bravo delivered a proposal that would require Mr. Faitelson to reinvest a portion of his transaction proceeds into Proofpoint equity at closing.

On October 11, 2026, the Company Board met with members of the Company’s management and representatives of Paul Hastings. At the meeting, the Company Board was updated about the latest discussions with Proofpoint/Thoma Bravo and the open employee benefit and retention items, including the reinvestment request that had been proposed to Mr. Faitelson.

On October 12, 2026, K&E sent a revised version of the Merger Agreement together with a revised proposal requesting Mr. Faitelson to reinvest between $15 million and $25 million of his vested equity awards in Class A limited partnership units issued by the parent company of Proofpoint with such units vesting over an 18-month period. The units would be forfeited if Mr. Faitelson was terminated for cause or ceased employment other than for good reason.

Between October 12, 2026 and October 14, 2026, Proofpoint/Thoma Bravo and Mr. Faitelson negotiated the terms of Mr. Faitelson’s retention arrangements. For more information about Mr. Faitelson’s retention arrangements, see the section of this proxy statement titled “Interests of Varonis’ Directors and Executive Officers in the Merger.” Paul Hastings and K&E continued to finalize the Merger Agreement, disclosure schedules, voting agreement and equity commitment letters.

On the morning of October 13, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Paul Hastings and Goldman Sachs were present. At the meeting, the Company Board was updated about the status of discussions with Thoma Bravo. Representatives of Paul Hastings again reviewed with the Company Board their fiduciary duties, as well as the proposed key terms of the Merger Agreement. Also at this meeting, representatives of Goldman Sachs reviewed with the Company Board its financial analysis of the Merger Consideration.

On the morning of October 14, 2026, the Company Board held a meeting at which members of the Company’s management and representatives of Goldman Sachs and Paul Hastings were present. Representatives of Paul Hastings reviewed with the Company Board their fiduciary duties, and the most recent discussions with Proofpoint/Thoma Bravo. Also at this meeting, representatives of Goldman Sachs delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated October 15, 2026, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be paid to holders of shares of Company Common Stock (other than Proofpoint and its affiliates) in the Merger was fair, from a financial point of view, to such holders. For more information about Goldman Sachs’ opinion, see the section of this proxy statement titled “— Opinion of Goldman Sachs & Co. LLC” and the full text of the written opinion of Goldman Sachs attached as Annex B to this proxy statement. Following discussion, and after taking into consideration the information provided by and discussed with its advisors, including the factors described in greater detail in the section of this proxy statement titled “— Reasons for the Merger,” at the recommendation of the Transaction Committee, the Company Board unanimously (1) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders; (2) authorized and approved the execution and delivery of the Merger Agreement and performance by the Company of its covenants and obligations contained therein and the consummation by the Company of the Transactions; (3) approved and declared advisable the Merger Agreement and the Transactions; (4) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders; and (5) subject to the terms of the Merger Agreement, recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement in accordance with the DGCL.

During October 14 and October 15, 2026, the Company, Proofpoint/Thoma Bravo, and their respective representatives worked to finalize the remaining ancillary transaction documentation, with the Merger Agreement having been finalized prior to the Company Board meeting on October 14, 2026.

On October 15, 2026, following the close of the financial markets, the Company, Parent and Merger Sub executed the Merger Agreement, Parent and the Equity Investors executed the Equity Commitment Letter and Parent provided the signed Debt Commitment Letter to the Company. Thereafter, the Company and Parent issued a press release announcing the Merger Agreement.

Recommendation of the Company Board and Reasons for the Merger

Recommendation of the Company Board

After careful consideration, the Company Board, acting on the unanimous recommendation of the Transaction Committee, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and the Varonis Stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders of the Company at a meeting of the Varonis Stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Varonis Stockholders vote in favor of the adoption of the Merger Agreement in accordance with the DGCL.

Accordingly, the Company Board unanimously recommends, on behalf of Varonis, that you vote: (i) “FOR” the Merger Agreement Proposal; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.

Reasons for the Merger

The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which the Company Board viewed as generally supporting its (i) determination that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Varonis and the Varonis Stockholders, (ii) approval and declaration that it is advisable to enter into the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorization and approval of the execution, delivery and performance by Varonis of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, and (iv) resolution, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by the Varonis Stockholders:

1.      Merger Consideration; Premium.    This Merger Consideration represents a premium of 52% to Varonis’ closing stock price of $32.71 on June 22, 2026, the last full trading day prior to initial rumors about a potential sale of the Company, and a premium of approximately 17.5% over Varonis’ closing stock price of $42.35 on September 1, 2026, the last full trading day prior to additional media reports speculating about a potential sale of Varonis.

2.      Value Relative to Stand-Alone Prospects.    The belief that the Merger Consideration compares favorably to the potential long-term value of the shares of Company Common Stock if the Company were to remain as a stand-alone publicly traded company, after taking into account the risks and uncertainties associated with remaining a stand-alone publicly traded company, including the Company’s business, its competitive position, current industry and financial conditions. Among other things, the Company Board considered:

(a)     its assessment of the Company’s historical financial performance;

(b)    the Company’s Long-Range Plan, and the execution risks implicit in achieving the Long-Range Plan, including the risk that the Company’s strategic initiatives may (i) not be successful in driving sales, (ii) incur expenses greater than those projected and (iii) result in increases in efficiency and productivity that do not occur on the timeline reflected in the Long-Range Plan or at all;

(c)     the macroeconomic factors currently affecting the Company’s industry, including volatile global financial markets and economic conditions, and certain other risk factors detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026; and

(d)    the risks and uncertainties relating to the high degree of competition the Company faces from other participants in its industry, some of whom have greater scale, resources or market share in certain products.

3.      Strategic Alternative Process.    The fact that the Transaction Committee engaged in extensive discussions regarding strategic alternatives and potential counterparties with certain members of the Company’s senior management team and representatives of Paul Hastings LLP (“Paul Hastings”), as its legal advisor, and Goldman Sachs as its financial advisor. In particular, the strategic alternative process conducted by the Transaction Committee, with the assistance of representatives of Goldman Sachs and Paul Hastings, involved contacting nine potential strategic counterparties (in addition to Parent and Thoma Bravo), nine parties making inbound inquiries, entering into confidentiality agreements with nine parties, providing management presentations to eight potential counterparties, receiving initial indications of interest from two potential counterparties and receiving one final indication of interest from Parent and Thoma Bravo. Additionally, the Company Board considered that in light of media leaks on June 23, 2026 and September 2, 2026, any party that was not affirmatively contacted by the Company was likely aware of the Company’s process and could have submitted an indication of interest.

4.      Strategic Alternatives.    The potential values, benefits, risks and uncertainties facing Varonis Stockholders associated with possible strategic alternatives to the Merger (including possible alternative strategic transactions and scenarios involving the possibility of remaining a stand-alone publicly traded company), and the timing, risks and likelihood of accomplishing such strategic alternatives.

5.      Negotiations with Parent and Thoma Bravo.    The belief that, after extensive negotiations with Parent and Thoma Bravo, the Company obtained the highest price and most favorable terms to which Parent and Thoma Bravo were willing to agree.

6.      Loss of Opportunity.    The possibility that there may not be another opportunity for Varonis Stockholders to receive a comparably priced offer with a comparable level of closing certainty.

7.      Cash Consideration.    The fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to each of the Varonis Stockholders, enabling Varonis Stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

8.      Fairness Opinion of Goldman Sachs.    The opinion of Goldman Sachs, dated October 15, 2026, delivered to the Company Board, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock.

9.      Likelihood of Closing.    The likelihood that the transactions contemplated by the Merger Agreement, including the Merger, would be completed, based on, among other things:

(a)     the fact that Parent obtained equity financing and debt financing commitments and the limited number and nature of the conditions to the equity and debt financing;

(b)    the fact that Parent provided fully executed and complete copies of its Debt Commitment Letter to the Company, and that the net proceeds of the financing contemplated by the Debt Commitment Letter along with the Equity Commitment Letter (and cash on hand) appeared, in the aggregate, to be sufficient to pay the Merger Consideration and any other fees and expenses reasonably expected to be incurred in connection with the Merger Agreement;

(c)     the likelihood and anticipated timing of obtaining all required regulatory clearances in connection with the Merger and the commitments Parent agreed to in the Merger Agreement regarding regulatory approvals; and

(d)    the fact that the Merger is not subject to the conditionality and execution risk of any required approval by Parent or Thoma Bravo’s equityholders.

10.    No Financing Condition; Reverse Termination Fee.    The absence of any financing condition in the Merger Agreement and the fact that the Merger Agreement provides that, if the Merger Agreement is terminated in certain circumstances, Parent will pay the Company an amount equal to $423,300,000.

11.    Merger Agreement.    The terms of the Merger Agreement, which were reviewed with outside legal counsel, and the fact that such terms were the product of arm’s-length negotiations between the parties, including:

(a)     the limited number and nature of the conditions to Parent’s obligation to consummate the Merger;

(b)    the fact that the definition of “Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

(c)     the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger;

(d)    the requirement that the parties use their respective commercially reasonable efforts (and, with respect to approvals under Antitrust and Foreign Investment Laws, reasonable best efforts) to complete the transactions contemplated by the Merger Agreement, including the Merger, including obtaining all necessary governmental approvals as promptly as reasonably practicable;

(e)     the ability of the Company Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a Superior Proposal upon payment of a termination fee of $211,700,000;

(f)     the Termination Date of July 15, 2027 (which is subject to a three-month extension to obtain required regulatory approvals), which is expected to allow for sufficient time to complete the Merger;

(g)    the ability of the Company Board to change its recommendation in the event of an Intervening Event in accordance with the terms and conditions set forth in the Merger Agreement if the Company Board determines in good faith that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties;

(h)    the Company’s rights to specific performance in certain circumstances under the terms of the Merger Agreement; and

(i)     the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Parent, the Equity Investors and the Debt Commitment Parties.

12.    Appraisal Rights.    The fact that appraisal rights are available to Varonis Stockholders who properly exercise their statutory rights under Section 262 of the DGCL.

The Company Board also considered a number of uncertainties, risks and other countervailing factors relating to entering into the Merger Agreement, including, but not limited to (not necessarily in order of relative importance):

1.      Closing Certainty.    The fact that completion of the transactions contemplated by the Merger Agreement, including the Merger, depends on certain factors outside of the Company’s control, including regulatory clearances and the risk that the Merger might not be completed in a timely manner or at all.

2.      Participation in Future Gains.    The fact that following the completion of the Merger, the Company will no longer exist as a stand-alone publicly traded company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of the shares of Company Common Stock.

3.      Impact of Merger Announcement on the Company.    The risk that disruptions from the Merger will (i) harm the Company’s business, including current plans and operations and relationships with the Company’s investors, suppliers, business partners and other third parties, including during the pendency of the Merger, (ii) harm the ability of the Company to retain and hire key personnel, (iii) impact the price or trading volume of the Company’s stock, (iv) affect the Company’s ability to meet internal or published projections, forecasts or revenue or earnings predictions, and (v) result in the initiation of litigation by certain parties. The Company Board considered the potential adverse reactions or changes to business relationships, including those with customers, resulting from the announcement or completion of the Merger and that potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger could affect the Company’s financial performance.

4.      Risks Associated with a Failure to Consummate the Merger.    The fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and relationships with customers, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of the shares of Company Common Stock will decline, potentially significantly, and (iii) the market’s perception of the Company’s prospects could be adversely affected.

5.      Restrictions on the Operation of the Company’s Business.    The fact that, although the Company will continue to exercise control over its operations prior to the Closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without the prior written consent of Parent, which may delay or prevent the Company from undertaking certain business opportunities that may arise during the pendency of the Merger, regardless of whether the Merger is completed.

6.      Tax Treatment.    The fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to the stockholders of the Company for United States federal income tax purposes.

7.      Stockholder Litigation.    The risk of litigation arising from stockholders in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger.

8.      Stockholder Approval.    The risk that Varonis Stockholders may not adopt the Merger Agreement.

The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement including the Merger addresses the principal reasons considered by the Company Board in consideration of its recommendation but is not intended to be exhaustive and may not include all of the factors considered by the Transaction Committee and the Company Board. In view of the wide variety of reasons considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contains forward-looking statements that should be read in conjunction with the section of this proxy statement titled “Forward-Looking Statements.”

Opinion of Goldman Sachs

Goldman Sachs rendered its opinion to the Company Board that, as of October 15, 2026 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Company Common Stock.

The full text of the written opinion of Goldman Sachs, dated October 15, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company Common Stock should vote with respect to the Merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•        the Merger Agreement;

•        annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025;

•        certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•        certain other communications from the Company to its stockholders;

•        certain publicly available research analyst reports for the Company; and

•        certain internal financial analyses and forecasts for the Company prepared by its management relying upon the Long-Range Plan, as approved for Goldman Sachs’ use by the Company (the “Forecasts”), and certain net operating loss carryforwards of the Company, as prepared by its management relying upon the Long-Range Plan and approved for Goldman Sachs’ use by the Company (the “NOL Forecasts”).

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of Company Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Company Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company Board’s consent that the Forecasts and the NOL Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Company Common Stock, as of the date of the opinion, of the $49.75 in cash per share of Company Common Stock to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Merger Sub, or class of such persons, in connection with the Merger, whether relative to the $49.75 in cash per share of Company Common Stock to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of Company Common Stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or Merger Sub or the Merger, or as to the impact of the Merger on the solvency or viability of the Company, Parent or Merger Sub or the ability of the Company, Parent or Merger Sub to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Company Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 13, 2026, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.

Goldman Sachs analyzed the Merger Consideration to be paid to holders of shares of Company Common Stock pursuant to the Merger Agreement in relation to (i) the closing price per share of Company Common Stock on October 13, 2026, (ii) the undisturbed closing price per share of Company Common Stock on September 1, 2026, (iii) the volume weighted average price (“VWAP”) per share of Company Common Stock for the preceding 5-day period ended September 1, 2026, (iv) the VWAP per share of Company Common Stock for the preceding 10-day period ended September 1, 2026 and (v) the VWAP per share of Company Common Stock for the preceding 30-day period ended September 1, 2026.

This analysis indicated that the Merger Consideration to be paid to the holders of shares of Company Common Stock pursuant to the Merger Agreement represented:

•        a premium of 2.1% based on the closing price per share of Company Common Stock on October 13, 2026 of $48.72;

•        a premium of 17.5% based on the undisturbed closing price per share of Company Common Stock on September 1, 2026 of $42.35;

•        a premium of 14.3% based on the VWAP per share of Company Common Stock for the preceding 5-day period ended September 1, 2026 of $43.51;

•        a premium of 17.1% based on the VWAP per share of Company Common Stock for the preceding 10-day period ended September 1, 2026 of $42.49; and

•        a premium of 15.6% based on the VWAP per share of Company Common Stock for the preceding 30-day period ended September 1, 2026 of $43.02.

Illustrative Discounted Cash Flow Analysis.

Using the Forecasts and the NOL Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Company Common Stock. Using discount rates ranging from 10.0% to 12.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2026 (i) estimates of unlevered free cash flow for the Company for (a) the last quarter of fiscal year 2026 and (b) fiscal years 2027 through 2032, as reflected in the Long-Range Plan and using the mid-year convention for discounting cash flows and (ii) a range of illustrative terminal values for the Company, which were calculated by applying terminal year exit enterprise value (“EV”) to next-twelve-months (“NTM”) unlevered free cash flow (“uFCF”) multiples, unburdened by stock-based compensation (“SBC”), ranging from 13.0x to 19.0x, to a terminal year estimate of the NTM uFCF (unburdened by SBC) to be generated by the Company, as reflected in the Forecasts and using the year-end convention for discounting terminal values. In addition, using the mid-year convention for discounting cash flows and discount rates ranging from 10.0% to 12.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2026 the estimated benefits of the Company’s net operating losses, for the fiscal years 2026 through 2033, as reflected in the NOL Forecasts. The range of terminal year exit EV/NTM uFCF (unburdened by SBC) multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of the Company and of certain publicly traded companies, referred to as “mature software peers” as described below in the section captioned “Selected Public Company Comparables Analysis.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative EVs for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative EVs it derived for the Company the amount of the Company’s total debt and debt-like items and added the amount of the Company’s cash and cash equivalents, as provided by and approved for Goldman Sachs’ use by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Company Common Stock, as provided by and approved for Goldman Sachs’ use by the management of the Company, using the treasury stock method, to derive a range of illustrative present values per share of Company Common Stock ranging from $36.40 to $54.12.

Illustrative Present Value of Future Share Price Analysis.

Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Company Common Stock. For this analysis, Goldman Sachs first calculated the implied EV for the Company as of December 31 for each of the fiscal years 2026 through 2028, by applying a range of multiples of illustrative EV to (i) NTM revenue of 5.0x to 7.5x to estimates of the Company’s NTM revenue at the end of each of the fiscal years 2026 through 2028, and (ii) NTM uFCF (unburdened by SBC) of 25.0x to 30.0x to estimates of the Company’s NTM uFCF (unburdened by SBC) at the end of each of the fiscal years 2026 through 2028. These illustrative ranges of EV/NTM revenue and EV/NTM uFCF (unburdened by SBC) multiples estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM revenue and EV/NTM uFCF (unburdened by SBC) multiples for the Company and current and historical EV/NTM revenue and EV/NTM uFCF (unburdened by SBC) multiples for certain publicly traded companies, as described below in the section captioned “Selected Public Company Comparables Analysis.”

Goldman Sachs then subtracted the amount of the Company’s total debt and debt-like items and added the amount of the Company’s cash and cash equivalents at the end of each of the fiscal years 2026 to 2028, each as provided by and approved for Goldman Sachs’ use by the management of the Company, from the respective implied EV in order to derive a range of illustrative equity values as of December 31 for the Company for each of the fiscal years 2026 to 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Company Common Stock at the end of each of the fiscal years 2026 to 2028, calculated using information provided by and approved for Goldman Sachs’ use by the management of the Company, to derive a range of implied future values per share of Company Common Stock. Goldman Sachs then discounted these implied future equity values per share of Company Common Stock to September 30, 2026, using an illustrative discount rate of 12.0%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $39.26 to $65.21 per share of Company Common Stock when applying the EV/NTM revenue multiple and of $34.06 to $64.58 per share of Company Common Stock when applying the EV/NTM uFCF (unburdened by SBC) multiple.

Selected Public Company Comparables Analysis.

Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the security software industry, which are collectively referred to as the “core security peers”:

•        Check Point Software Technologies Ltd.

•        Okta, Inc.

•        Qualys, Inc.

•        SailPoint, Inc.

•        SentinelOne, Inc.

•        Tenable Holdings, Inc.

Goldman Sachs also reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following large cap publicly traded corporations in the security software industry, which are collectively referred to as the “large cap security peers”:

•        CrowdStrike Holdings, Inc.

•        Palo Alto Networks, Inc.

•        Zscaler, Inc.

Additionally, Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information and stock market information for the following mature publicly traded corporations in the software industry, which are collectively referred to as the “mature software peers”:

•        Check Point Software Technologies Ltd.

•        Dynatrace, Inc.

•        Elastic N.V.

•        Nutanix, Inc.

•        Qualys, Inc.

•        Salesforce, Inc.

•        SAP SE

•        ServiceNow, Inc.

•        Tenable Holdings, Inc.

•        Workday, Inc.

The selected core security peers, the selected large cap security peers and the selected mature software peers are collectively referred to in this section of the proxy statement as the “Selected Companies.” Although none of the Selected Companies is directly comparable to the Company, the Selected Companies included were chosen because they are publicly traded companies in the software industry with operations that, for purposes of analysis, may be considered similar to certain operations of the Company.

Goldman Sachs calculated and compared (i) the EV as a multiple of NTM revenue, and (ii) the EV as a multiple of NTM uFCF (unburdened by SBC), in each case (a) for the Company and the Selected Companies as of October 13, 2026, and (b) for the Company as of September 1, 2026 (the last trading day prior to public reports regarding a potential sale of the Company), with NTM estimates for the twelve-month period following the applicable date, and (c) for the Company and the Selected Companies, as the average multiples for the one-year, six-month, three-month, and one-month time periods preceding October 13, 2026 and since October 29, 2025, the day following the Company reporting its third quarter FY2025 financial results, based on information Goldman Sachs obtained from public filings and market data.

The results of these calculations are summarized as follows:

Selected Companies/Company	Median
	EV/NTM Revenue	EV/NTM uFCF (unburdened by SBC)
Core security peers	7.1x	28.8x
Large cap security peers	22.7x	48.1x
Mature software peers	5.1x	20.1x
Company (undisturbed)	5.8x	32.6x

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company Board as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of Company Common Stock, as of the date of the opinion, of the $49.75 in cash per share of Company Common Stock to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Company Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the Company Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above in the section titled “The Merger — Recommendation of the Company Board and Reasons for the Merger,” Goldman Sachs’ opinion to the Company Board was one of many factors taken into consideration by the Company Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Thoma Bravo, a significant stockholder of Parent (collectively, “Relevant Entities”) and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the Merger. Goldman Sachs Investment Banking has an existing lending relationship with Thoma Bravo and/or its subsidiaries. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Merger. During the two-year period ended October 15, 2026, Goldman Sachs Investment Banking has not been engaged by the Company or its affiliates to provide financial advisory and/or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner in connection with an initial public offering of SailPoint, Inc., a portfolio company of Thoma Bravo, in February 2025; as financial advisor to QlikTech, a portfolio company of Thoma Bravo, in connection with the sale of a minority stake to ADIA, in May 2025; as left lead book runner in connection with a bank loan of Imprivata Inc., a portfolio company of Thoma Bravo, in June 2025; as book runner in connection with a bank loan of Ping Identity Holding Corporation, a portfolio company of Thoma Bravo, in October 2025; as lead arranger in connection with a bank loan to Darktrace Limited, a portfolio company of Thoma Bravo, in November 2025; and as Thoma Bravo’s financial advisor in connection with the acquisition of Dayforce, in February 2026. During the two-year period ended October 15, 2026, Goldman Sachs Affiliated Entities have recognized aggregate compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking directly to Thoma Bravo and/or its affiliates and portfolio companies (excluding Parent and its subsidiaries) of approximately $227 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Parent and/or its affiliates (excluding Thoma Bravo and its other affiliates and portfolio companies) from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as Parent’s financial advisor in connection with the acquisition of Hornetsecurity, in December 2025. During the two-year period ended October 15, 2026, Goldman Sachs Affiliated Entities have recognized aggregate compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Parent and/or its affiliates (excluding Thoma Bravo and its other affiliates) of approximately $18 million.

Goldman Sachs Investment Banking is currently mandated by Thoma Bravo and/or its Related Entities (excluding Parent and its subsidiaries) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to multiple matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking currently expects that it would recognize compensation in an aggregate amount materially in excess of the transaction fee expected in connection with the Merger. Goldman Sachs Investment Banking is also currently mandated by Parent and/or its Related Entities (excluding Thoma Bravo and its other affiliates) to provide financial advisory and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking currently expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. Goldman Sachs Investment Banking is not in a position to estimate the amount of compensation, if any, it expects to recognize with respect to such matters, but it expects that, were it to be mandated on such matters, the mandates would provide for customary compensation. The status, timing and likelihood of consummation of such matters will change over time. Goldman Sachs and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Relevant Entities and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

As of October 15, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in the Company and/or its affiliates, (ii) an aggregate direct GS Principal Investment of approximately $73 million in Thoma Bravo and/or its Related Entities and (iii) no direct GS Principal Investment in Parent and/or its Related Entities (excluding Thoma Bravo and its other affiliates). As of October 15, 2026, Goldman Sachs Affiliated Entities had an aggregate direct GS Principal Investment of $4.9 million in Thoma Bravo Fund XIII, L.P. (“FUND XIII”) and $0.21 million in Thoma Bravo Fund XIV, L.P. (“FUND XIV”, and together with Fund XIII, each a “Participating Fund”). In addition, certain GS Client Funds (as defined below) are limited partner investors in, and have invested an aggregate of approximately $44 million in, a fund managed by affiliates of Thoma Bravo that is invested exclusively in Parent (the “TB PP Co-Invest Fund”), which, together with the Participating Funds and other funds managed by affiliates of Thoma Bravo, is expected to provide a portion of the equity financing of the Merger. All investors in the TB PP Co-Invest Fund, including such GS Client Funds, have preemptive rights in accordance with its governing documents and, in connection with the Merger, have been offered the opportunity to make an additional pro rata equity investment in the TB PP Co-Invest Fund. Such GS Client Funds have, in the aggregate, the right to invest up to approximately $24 million pursuant to such preemptive rights. As of October 15, 2026, funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Thoma Bravo and/or its affiliates and have invested in equity interests of funds managed by affiliates of Thoma Bravo. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Thoma Bravo and/or its affiliates or funds managed thereby in the future. In addition, members of the Goldman Sachs Investment Banking team working with the Company on the Merger and/or certain members of their families hold direct or indirect equity investments ranging from approximately 0.12% to 0.16% in each of FUND XIII and FUND XIV, as applicable.

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Entities, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of this proxy statement, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

“GS Principal Investments” (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third-party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third-party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make investments in, the Relevant Entities or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

“Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

As further described in the section captioned “— Capped Call Transactions”, in September 2024, the Company offered its Convertible Notes (as defined in the section of this proxy statement entitled “— Capped Call Transactions”) in an aggregate principal amount of $460 million and, concurrent with the issuance of the Convertible Notes, the Company entered into privately negotiated Capped Call Transactions (as defined in the section of this proxy statement entitled “— Capped Call Transactions”) with the Capped Call Counterparties (as defined in the section of this proxy statement entitled “— Capped Call Transactions”), including Goldman Sachs (with respect to 10% of the Capped Call Transactions), each acting as principal for its own account, consisting of the purchase by the Company of capped call options with respect to collectively approximately 6.8 million shares of Company Common Stock, the aggregate number of shares of Company Common Stock underlying the Convertible Notes (at the initial conversion rate of 14.7419 shares of Company Common Stock per $1,000 in principal amount of Convertible Notes). As of November 4, 2026, 100% of the Capped Call Transactions remain outstanding, with a strike price of approximately $67.83 and a cap price of $104.36.

The Capped Call Transactions were intended to offset a portion of the potential dilutive effect on holders of shares of Company Common Stock of the conversion of the Convertible Notes and/or any potential cash payment in excess of the principal amount of the Convertible Notes that the Company may make in connection with a cash settlement of the Convertible Notes, up to the cap price. Please see the section of this proxy statement captioned “— Capped Call Transactions” for a detailed description of the Capped Call Transactions, including Goldman Sachs’ and the other Capped Call Counterparties’ ability to adjust the terms of the Capped Call Transactions in connection with certain events (including the Merger).

As a result of the Capped Call Transactions, the Capped Call Counterparties are expected to have market exposure to the price of the shares of Company Common Stock. It is the ordinary practice of banks that act as capped call counterparties to engage in hedging activities to limit their respective market exposure to the price of the stock underlying privately negotiated equity derivative transactions with issuers of such stock, such as the Capped Call Transactions. In connection with the Capped Call Transactions to which it is a party, based on information provided to the Company by Goldman Sachs, Goldman Sachs (and its affiliates) have engaged, and will continue to engage, in accordance with applicable law in hedging and other market transactions (which may include the entering into or unwinding of various derivative transactions with respect to the shares of Company Common Stock) that are generally intended to substantially neutralize Goldman Sachs’ exposure as a result of the Capped Call Transactions to which it is a party to changes in the price of the shares of Company Common Stock. Such hedging activity is at Goldman Sachs’ own risk and may result in a gain or loss to Goldman Sachs that may be greater than or less than the initial expected contractual benefit to Goldman Sachs under the Capped Call Transactions to which it is a party. The amount of any such gain or loss will not be known until the applicable Capped Call Transactions have been exercised, expired or terminated and Goldman Sachs shall have completed all of its hedge unwind activities. To mitigate the exposure from the Capped Call Transactions, as of October 30, 2026, Goldman Sachs held a net long economic position of approximately 194,779 shares of Company Common Stock.

Goldman Sachs provided to management of the Company, for the information of the Company Board, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of the Company on the Capped Call Transactions. The materials included preliminary illustrative analyses by Goldman Sachs Investment Banking for a range of stated assumptions regarding takeout prices for the shares of Company Common Stock and volatilities, as well as based on other reasonable assumptions, in the event of an acquisition of the Company for cash consideration. Based on information provided to the Company by Goldman Sachs, in accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information by personnel in Goldman Sachs Investment Banking to the personnel in its Securities Division who are undertaking hedging and other market transactions with respect to Goldman Sachs’ capped call transactions. In connection with the preparation of presentations to senior management of the Company and the Company Board, personnel in Goldman Sachs Investment Banking, including the representatives of Goldman Sachs who have advised the Company in connection with the Merger, from time to time, have received or may receive input from personnel in Goldman Sachs’ Securities Division into how to model, or reports of historical measures or estimates of, Goldman Sachs’ and/or Goldman Sachs Investment Banking’s profit and/or loss over certain measurement periods related to the Capped Call Transactions. Goldman Sachs Investment Banking may receive a portion of any gain or loss realized by Goldman Sachs in respect of the Capped Call Transactions, including any termination payment.

As of November 3, 2026, assuming the Merger is consummated on November 30, 2026, Goldman Sachs expected to realize a net gain of less than $1 million with respect to the Capped Call Transactions to which it is a party as a result of the Merger, after giving effect to its hedging activities based on the ordinary hedging practices described above and based on a range of stated assumptions, including volatilities (of approximately 30%) and other reasonable assumptions. The amount of any such gain will not be known until the Capped Call Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs and its affiliates have completed all of their unwind activities, and such amount may differ from the estimates provided above. As further described in the section of this proxy statement captioned “— Capped Call Transactions” the indenture governing the Convertible Notes and the form of confirmation containing the terms of the Capped Call Transactions were filed with the SEC, and all references in this proxy statement to share counts, conversion prices, cap prices and strike prices are subject to adjustment from time to time in accordance with the terms of the confirmations relating to the Capped Call Transactions.

The Company Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to the GS Engagement Letter, the Company engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The GS Engagement Letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $63 million, $5 million of which became payable at announcement of the Merger, and the remainder of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Capped Call Transactions

On September 5, 2024, in connection with the pricing of the Company’s 1.00% Convertible Senior Notes due 2029 (the “Convertible Notes”), the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with each of UBS AG, London Branch, Barclays Bank Plc, RBC Capital Markets, LLC, Wells Fargo Bank, National Association, Morgan Stanley & Co. LLC and Goldman Sachs or their respective affiliates (the “Capped Call Counterparties”). The Capped Call Transactions initially covered, subject to customary anti-dilution adjustments, the number of shares of Company Common Stock that initially underlie the Convertible Notes. The strike price of the Capped Call Transactions is $67.83 per share of Company Common Stock, and the cap price of the Capped Call Transactions is $104.36 per share of Company Common Stock, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce potential dilution to holders of shares of Company Common Stock upon conversion of the Convertible Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Convertible Notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price.

If the Merger is consummated, holders of the Convertible Notes will have the right to require the Company to repurchase their Convertible Notes for cash at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, and may also convert their Convertible Notes. The consummation of the Merger is expected to result in termination of the Capped Call Transactions. The value received by the Company in connection with the termination or unwind of the Capped Call Transactions would be determined by the Capped Call Counterparties based on the fair value of the Capped Call Transactions, which is contingent on a variety of factors including, but not limited to, volatility, spot price and liquidity.

In addition, following the announcement of the Merger, the Capped Call Counterparties may adjust the terms of the applicable Capped Call Transactions on one or more occasions to reflect the economic effect of such announcement, including if such economic effect is material, and regardless of whether the Merger is consummated. Each Capped Call Counterparty shall, in good faith and in a commercially reasonable manner, in its capacity as calculation agent with respect to its Capped Call Transactions, determine whether such announcement has had a material economic effect on such Capped Call Transactions and may take into account a number of factors, including the date of the announcement (and the remaining term of its Capped Call Transactions at that time), the price of the shares of Company Common Stock and changes in volatility, stock loan rate, liquidity and expected dividends of the shares of Company Common Stock, in determining whether an adjustment to the cap price of its Capped Call Transactions is appropriate. Each Capped Call Counterparty may make additional adjustments to the cap price of its Capped Call Transactions following the announcement of a change to the Merger, including a withdrawal from, or the abandonment or discontinuation of, the Merger.

The indenture governing the Convertible Notes and the form of confirmation containing the terms of the Capped Call Transactions were included as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2024. All references in this section of this proxy statement to share counts, conversion prices, cap prices and strike prices may change from time to time in accordance with the terms of the relevant confirmations.

Certain Company Financial Forecasts

The Company does not generally as a matter of course publish or make public its business plans and strategies or make external disclosures about its anticipated financial position or results of operations, other than providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

Forecasts as to future performance, revenues, earnings or other results, particularly for extended time periods further in the future, are inherently uncertain and unpredictable, including due to the subjectivity of the underlying assumptions and estimates and the likelihood that such underlying assumptions and estimates will not be realized. As a result, the Company does not endorse projections or other unaudited prospective financial information as a reliable indication of future results.

In connection with the Company Board’s evaluation of a potential transaction, the Company’s management, at the request of the Company Board, provided Goldman Sachs with the Long-Range Plan. The Long-Range Plan was prepared by the Company’s management and made available to the Company Board in connection with its consideration and evaluation of the Merger, approved by the Company Board and provided to Goldman Sachs by the Company’s management, which directed Goldman Sachs to rely upon and use the Long-Range Plan in connection with its financial analyses and opinion. The Long-Range Plan does not reflect any effects or expenses attributable solely with respect to the Merger, future mergers and acquisitions or failure to consummate the Merger.

The Company is including a summary of the Long-Range Plan in this proxy statement in order to provide the Company Stockholders with access to the latest projections that were made available to the Company Board in connection with its evaluation of the Merger and its financial advisor, Goldman Sachs, and which were approved by the Company Board for Goldman Sachs to use and rely upon, in connection with its financial analyses and opinion.

The following table presents a summary of the Long-Range Plan:

U.S. Dollars in millions
Fiscal year Fiscal year end date	2026E 12/31/26	2027E 12/31/27	2028E 12/31/28	2029E 12/31/29	2030E 12/31/30	2031E 12/31/31	2032E 12/31/32	2033E 12/31/33
SaaS ARR(1)	857	1,045	1,244	1,458	1,666	1,870	2,069	2,266
Revenue	734	917	1,116	1,328	1,539	1,746	1,948	2,146
Gross Profit	566	717	885	1,062	1,238	1,408	1,576	1,739
Non-GAAP Operating Income(2)	9	91	170	254	336	404	477	539
Unlevered Free Cash Flow (Unburdened by stock-based compensation (SBC))(3)	95	157	244	314	376	432	483	536
Unlevered Free Cash Flow (Burdened by SBC)(4)	(41)	18	94	154	206	247	283	321
Levered Free Cash Flow (Unburdened by SBC)(5)	116	180	277	359	437	506	579	649

____________

(1)      “SaaS ARR” is defined as the annualized value of active SaaS contracts in effect at the end of that period excluding the impact of conversions.

(2)      “Non-GAAP Operating Income” is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

(3)      “Unlevered Free Cash Flow (Unburdened by SBC)” is calculated as Non-GAAP Operating Income plus depreciation and amortization, plus amortization of deferred commissions, less taxes, plus or minus net working capital and less capital expenditures and capitalized software.

(4)      “Unlevered Free Cash Flow (Burdened by SBC)” is calculated as Unlevered Free Cash Flow (Unburdened by SBC) less stock-based compensation (SBC).

(5)      “Levered Free Cash Flow (Unburdened by SBC)” includes other items like finance income, M&A and related, SBC related, deferred income taxes, option costs to repurchase common stock, amortization of debt discount and issuance costs, accretion of marketable securities and amortization of right-of-use leases.

Additional Information About the Forecasts

The inclusion of the Long-Range Plan in this proxy statement should not be regarded as an indication that the Company, or any of its affiliates, advisors or representatives, have considered the Long-Range Plan to be predictive of actual future events, and the Long-Range Plan should not be relied upon as such. The Company’s internal financial forecasts upon which the Long-Range Plan was based are subjective in many respects. The Long-Range Plan did not take into account any changes or expenses attributable solely to the transactions contemplated by the Merger Agreement nor does it reflect any effects of the Merger or effect of the failure of the Merger to be consummated.

Although presented with numerical specificity, the Long-Range Plan was based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Long-Range Plan was prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company and the Company’s management. Important factors that may affect actual results and cause this Long-Range Plan not to be achieved include, but are not limited to, the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in the Company’s addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; the Company’s ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that the Company may not be able to attract or retain employees, including sales personnel and engineers; the Company’s ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including the Company’s ability to close large transactions consistently on a quarterly basis; new product introductions and the Company’s ability to develop and deliver innovative products; the Company’s ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; risks associated with our convertible notes and capped-call transactions; and other risks in the section titled “Forward-Looking Statements” beginning on page 22, as well as additional factors discussed in the Company’s periodic filings with the SEC, including in its most recent Annual Report on Form 10-K (which is incorporated by reference herein) and most recent Quarterly Report on Form 10-Q (which is incorporated by reference herein). Various assumptions underlying the Long-Range Plan may not prove to have been, or may no longer be, accurate. The Long-Range Plan may not be realized, and actual results may be significantly higher or lower than projected in the Long-Range Plan.

The Long-Range Plan reflects assumptions as to certain business strategies or plans that are subject to change and are susceptible to multiple interpretations. The Long-Range Plan does not take into account any circumstances or events occurring after the date it was prepared.

The Long-Range Plan covers multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Long-Range Plan in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Merger is completed) from the Long-Range Plan. For all of these reasons, the Long-Range Plan, and the assumptions upon which they are based, (1) are not guarantees of future results; (2) are inherently speculative; and (3) are subject to a number of risks and uncertainties. Accordingly, there can be no assurance that the Long-Range Plan will be realized and actual results will differ, and may differ materially, from those contained in the Long-Range Plan.

The Long-Range Plan was prepared solely for internal use and to assist the Company Board with its consideration and evaluation of the Merger, which approved them for Goldman Sachs to use and rely upon in connection with its financial analyses and opinions, and although they were prepared on an accounting basis consistent with the Company’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC, U.S. generally accepted accounting practices (“GAAP”) or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Long-Range Plan included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent auditor nor any other independent accountant has audited, reviewed, compiled, examined or applied agreed-upon procedures with respect to the Long-Range Plan, and accordingly, does not express an opinion or any other form of assurance with respect thereto. The report of Kost Forer

Gabbay & Kasierer, a member of EY Global, included in the Company’s most recent Annual Report on Form 10-K (which is incorporated by reference herein) relates to the Company’s previously issued financial statements. It does not extend to the Long-Range Plan and should not be read to do so.

SaaS ARR, Non-GAAP Operating Income, Unlevered Free Cash Flow and Levered Free Cash Flow contained in the Long-Range Plan are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Long-Range Plan were relied upon by Goldman Sachs for purposes of its opinion, at the direction of the Company’s management, with the approval of the Company Board. The non-GAAP financial measures used in the Long-Range Plan were also relied upon by the Company Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures were not relied upon by Goldman Sachs for purposes of its opinion nor were they relied upon by the Company Board in connection with its evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Long-Range Plan to the relevant GAAP financial measures. Non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. For example, in evaluating Non-GAAP Operating Income and other metrics derived from it, you should be aware that in the future the Company will incur expenses such as those that are the subject of adjustments in deriving Non-GAAP Operating Income (including stock-based compensation expense, which has been, and is expected to continue to be, a significant recurring expense) and you should not infer from our presentation of Non-GAAP Operating Income that our future results will not be affected by these expenses or any unusual or non-recurring items.

For these reasons, as well as the basis and assumptions on which the Long-Range Plan was compiled, the inclusion of specific portions of the Long-Range Plan in this proxy statement should not be regarded as an indication that such Long-Range Plan will be an accurate prediction of future events, and it should not be relied on as such. None of the Company nor any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) can give you any assurance that actual results will not differ from the Long-Range Plan.

Except to the extent required by applicable federal securities laws, none of the Company nor any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) undertake any obligation to update or otherwise revise or reconcile the Long-Range Plan or the specific portions presented to reflect circumstances existing after the date the Long-Range Plan was generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the specific portions of the Long-Range Plan set forth above. None of the Company nor any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) intend to make publicly available any update or other revision to the Long-Range Plan. In addition, none of the Company nor any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) have made, make or are authorized in the future to make, any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Long-Range Plan or that projected results will be achieved, and any statements to the contrary should be disregarded. The Long-Range Plan should be evaluated, if at all, in conjunction with the historical financial statements and other financial information contained in the Company’s public filings with the SEC. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Long-Range Plan.

Interests of Varonis’ Directors and Executive Officers in the Merger

You should be aware that certain of the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of the Varonis Stockholders more generally. The Company Board, acting on the unanimous recommendation of the Transaction Committee, was aware of these interests and considered them, among other matters, in (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger, and (3) recommending that the Merger Agreement Proposal be approved by the Varonis Stockholders. These interests are described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•        The Effective Time is October 30, 2026, which is the assumed date of the Closing of the Merger solely for purposes of the disclosure in this section (the “Change in Control Date”);

•        The employment of each executive officer of the Company will have been terminated by the Company without “Cause” or due to the executive officer’s resignation for “Good Reason” (as such terms are defined in the applicable employment agreement), in either case, immediately following the Change in Control Date (which we refer to as a “qualifying termination”); and

•        The potential payments and benefits described in this section do not reflect any reduction that may be required under the applicable “best net” or “better net after-tax” cutback to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company’s executive officers, who are also the Company’s named executive officers, as of the date hereof are Yakov Faitelson (Chief Executive Officer, President and Chairman of the Board), Guy Melamed (Chief Financial Officer and Chief Operating Officer), David Bass (Executive Vice President of Engineering and Chief Technology Officer), Gregory Pomeroy (Senior Vice President of Worldwide Sales), and Dov Gottlieb (Executive Vice President, General Counsel and Corporate Secretary).

As the amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.

The Company’s non-employee directors as of the date hereof are Carlos Aued, Kevin Comolli, John J. Gavin, Jr., Gili Iohan, Avrohom J. Kess, Ohad Korkus, Thomas F. Mendoza, Rachel Prishkolnik, Ofer Segev, and Fred van den Bosch.

Treatment of Shares of Company Common Stock

For information regarding beneficial ownership of the shares of Company Common Stock held by each of the Company’s directors and executive officers and all directors and executive officers as a group, see the section titled, “Security Ownership of Certain Beneficial Owners and Management.” Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company Common Stock held by such individual, the Merger Consideration in the same manner as other Varonis Stockholders.

Treatment of Company Equity Awards

The Company’s executive officers and certain non-employee directors hold Company RSUs and, in the case of executive officers, Company PSUs. The Merger Agreement provides for the treatment of these awards as described below. The Company’s stakeholders should read this section together with the information set forth in the section of this proxy statement entitled “Proposal 1: The Merger Proposal — Treatment of Company Equity Awards.”

Company RSU Awards

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time will be treated as described below.

Single-Trigger RSU Awards

At the Effective Time, each Company RSU that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement, including any Company RSU held by a non-employee director of the Company, is a Single Trigger Award. Each Single Trigger Award will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Single Trigger Award.

Double-Trigger RSU Awards

Each Company RSU that is not a Single Trigger Award will be converted into a Converted Restricted Cash Award. Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the RSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

Single-Trigger Company PSU Awards

At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement will also constitute a Single Trigger Award. Each such Single Trigger Award will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the Merger Consideration multiplied by the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level.

Double-Trigger PSU Awards

Each Company PSU that is not a Single Trigger Award will be converted into a Converted PSU Award. Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the PSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

The PSU Performance Settlement Level means, with respect to any Company PSU, (i) for any performance period that has concluded prior to the Closing, except for the 2026 performance period, the number of shares of Company Common Stock determined based on actual performance, (ii) for any performance period ending in, or concluding in respect of, 2026, the maximum number of shares of Company Common Stock issuable with respect to such performance period, except where no maximum level of performance exists, performance will be determined based on actual performance, and (iii) for any performance period ending after December 31, 2026, the number of shares of Company Common Stock agreed between the parties.

Following the closing of an initial public offering of Parent or its ultimate parent company, Parent may, in its discretion, either (i) upon vesting of the Converted Restricted Cash Awards or Converted PSU Awards, pay the RSU Consideration or PSU Consideration, as applicable, in the form of fully vested shares of common stock of the public company in lieu of cash, or (ii) convert the remaining unvested Converted Restricted Cash Awards or Converted PSU Awards into restricted stock units of the public company having the same vesting terms and conditions as the applicable Converted Restricted Cash Award or Converted PSU Award. In either case, the shares of common stock issued to the holder (including shares issued upon vesting and settlement of any such restricted stock units) must (a) be registered under an effective registration statement under the Securities Act of 1933, as amended, or be subject to an exemption from registration, (b) not bear any restrictive legend, and (c) not be subject to any lock-up period, holding period or similar sale or transfer restriction.

Quantification of Company Equity Awards Granted to Non-Employee Directors

The following table sets forth, for each non-employee director, the number of Company RSUs held as of October [30], 2026, together with the estimated value of such Company RSUs in connection with the Merger. All Company RSUs held by non-employee directors are Single Trigger Awards. The values in the table below have been determined based on the Merger Consideration of $49.75 per share of Company Common Stock. Actual amounts may differ from the amounts set forth below.

	Company RSUs (#)	Estimated Value of Company RSUs(1) ($)
Directors
Carlos Aued	7,224	359,394
Kevin Comolli	7,224	359,394
John J. Gavin, Jr.	7,224	359,394
Gili Iohan	7,224	359,394
Avrohom J. Kess	7,224	359,394
Ohad Korkus	7,224	359,394
Thomas F. Mendoza	7,224	359,394
Rachel Prishkolnik	7,224	359,394
Ofer Segev	7,224	359,394
Fred van den Bosch	7,224	359,394

____________

(1)      The Company RSU values are calculated by multiplying the number of shares of Company Common Stock subject to each Company RSU by the Merger Consideration of $49.75.

Potential Severance and Change in Control Benefits

Severance Plan

The Company maintains the Varonis Systems Severance Plan (the “Severance Plan”), which provides severance benefits (the “Severance Benefits”) for Messrs. Faitelson, Melamed, and Gottlieb upon a termination of employment by the Company without “cause” or a voluntary resignation for “good reason,” as such terms are defined in the Severance Plan, in either case occurring during the period beginning six months prior to and ending on the second anniversary of a change in control, such as the Merger (each, a “Qualifying Termination”). Upon the occurrence of a Qualifying Termination, the Severance Benefits for each of Messrs. Faitelson, Melamed, and Gottlieb would consist of (a) cash payment equal to two times (two and one-half times for Mr. Faitelson) the sum of (i) his base salary and (ii) his target annual bonus for the year of termination; (b) a cash payment equal to the prorated target bonus for the performance period through the date of termination; (c) cash payment of any earned but unpaid bonus in respect of the year prior to the year of termination at the time such bonuses would otherwise be paid; and (d) accelerated vesting of all equity awards held (with any performance-vesting awards to be deemed vested at the greater of target and actual level of performance determined at the time of such termination). Receipt of the Severance Benefits is subject to the executive’s execution and non-revocation of a release of claims and continued compliance with his restrictive covenant agreement, which contains twelve-month post-termination non-competition and non-solicitation covenants, and a breach of such covenants results in forfeiture of any unpaid, and repayment of any paid, Severance Benefits.

Other Severance Arrangements

Mr. Bass has elected not to participate in the Severance Plan, and the terms of any payments received by him upon a termination or change in control are instead governed by his employment agreement and his outstanding equity awards. In the event that he is terminated by the Company without “cause” or he resigns for “good reason” within the one-year period following a “change in control” (each as defined in or by reference in his employment agreement), and provided that he signs and does not revoke a general release of claims within 30 days following termination, Mr. Bass will be entitled to a lump sum cash payment equal to one times his annual base salary, payable on the 60th day following termination. These severance payments are subject to forfeiture and repayment if Mr. Bass breaches his twelve-month post-termination non-competition, non-solicitation and non-interference covenants. The employment agreement with Mr. Bass also provides that upon a “change in control” (as defined in the Company’s 2013 Omnibus Equity Incentive Plan), Mr. Bass will be entitled to immediate vesting of all of his outstanding equity-based awards provided he remains in continuous service of the Company or any affiliate or subsidiary as of the effective date of the change in control, without regard to whether his employment is terminated.

Mr. Pomeroy is not a participant in the Severance Plan, and his offer letter does not provide for cash severance or change in control benefits. However, upon a termination of employment by the Company without “cause,” Mr. Pomeroy will be entitled to severance under the Company’s general severance practice, which provides for severance equal to two weeks of base salary plus one additional week of base salary for each completed year of service. Under the Company Stock Plans and his award agreements, any unvested Company RSUs and Company PSUs will vest in full upon a termination without “cause” on or within 12 months after a change in control in which awards are assumed or substituted, with any performance conditions deemed achieved at the applicable PSU Performance Settlement Level.

For an estimate of the value of the severance payments to each named executive officer, either upon a Qualifying Termination under the Severance Plan or otherwise, in connection with the Merger, see the section titled, “Quantification of Payments and Benefits” below. Except for the vesting of Mr. Bass’s equity awards upon a change in control described above, which is “single-trigger” (i.e., triggered solely by a change in control), the severance payments and benefits in this section are considered to be “double-trigger” (i.e., amounts triggered by a change in control for which payment is conditioned upon a termination of employment).

Excise Taxes Under Section 4999 of the Code

No executive officer is entitled to a tax gross-up or make-whole payment in respect of any excise tax imposed under Section 4999 of the Code. The Severance Plan includes a “best-net” provision, such that payments and benefits to participating executive officers that would be subject to such excise taxes will be reduced to the extent doing so results in a greater after-tax amount. In addition, the Company may take certain actions to mitigate the potential impact of such excise taxes, including, if the Company reasonably determines that the Closing will not occur in 2026, accelerating into 2026 income and vesting that would otherwise vest or become payable in a later year. Additionally, the Company may facilitate the acceleration of the vesting of equity awards held by Messrs. Faitelson, Melamed, Pomeroy, and Gottlieb, in each case to the extent necessary to mitigate such excise taxes. For a description of certain covenants relating to continuing employee matters set forth in the Merger Agreement, please see the section of this proxy statement titled, “Employee Matters.”

Other Arrangements

Prior to the Effective Time, the Company, Parent, or their respective affiliates may, in their discretion, continue or initiate, as applicable, discussions regarding agreements, arrangements, and understandings with one or more of the Company’s executive officers regarding their employment or other future services, compensation or benefits, or co-investment opportunities and may enter into definitive agreements with such individuals regarding the foregoing (including the terms of any participation in a post-closing equity compensation program), subject to the interim operating covenants set forth in the Merger Agreement and applicable restrictions therein.

In connection with the Merger Agreement, Mr. Faitelson and Parent entered into a term sheet regarding Mr. Faitelson’s service for an 18-month period post-Closing, which contemplates, among other things, that (i) Mr. Faitelson will reinvest $15 million of his after-tax transaction proceeds at the Closing in equity of Proofpoint Parent, LP, which equity will be subject to vesting on the 18-month anniversary of the Closing (or earlier upon a termination of employment without cause, for good reason, or due to death or disability), (ii) following the Closing, Mr. Faitelson will continue to receive an annual base salary of $560,000 and an annual target bonus of $440,000, and (iii) at the Closing, Mr. Faitelson will be granted Class B Units of Proofpoint Parent, LP with a target value of $10,000,000 (and up to $15,000,000 at the stretch level), which will be subject to vesting based on revenue growth and retention of critical R&D personnel over the 18-month period following the Closing.

In addition, 2026 annual bonuses payable to participants in the Severance Plan (including any current-year bonus payable under its severance provisions) will be determined based on actual performance as certified by the Compensation Committee of the Board of Directors of the Company, which may result in payment at maximum performance.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, each of the Company’s current or former directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of not less than six years following the Effective Time under directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section titled, “Proposal 1: The Merger Agreement Proposal-Indemnification and Insurance.”

Quantification of Payments and Benefits

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a Qualifying Termination. Applicable SEC disclosure rules refer to this compensation as “golden parachute” compensation, and in this section we use such term to describe the Merger-related compensation payable to the Company’s named executive officers.

The amounts shown in the table below are estimates based on various assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the completion of the Merger. For purposes of calculating such amounts, the following assumptions were used:

•        the relevant price of a share of Company Common Stock is $49.75 (which is the Merger Consideration);

•        each named executive officer experiences a Qualifying Termination (or a termination of employment that triggers payments or benefits as outlined above) immediately following the Effective Time and receives severance payments and benefits (although, as of the date hereof, no named executive officer has received notice of an impending termination, and each of the named executive officers expects to continue employment with the Company following the Effective Time).

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Yakov Faitelson	2,861,644	103,154,337	5,000	106,020,981
Guy Melamed	1,505,479	38,299,292	5,000	39,809,771
David Bass	580,646	39,153,001	5,000	39,738,647
Gregory Pomeroy	141,346	24,999,325	5,000	25,145,671
Dov Gottlieb	1,564,384	11,375,686	5,000	12,945,070

____________

(1)      The cash severance is payable pursuant to the Severance Plan (or, for individuals who are not participants in the Severance Plan, pursuant to their employment and/or award agreements or in accordance with the Company’s general severance practice, as applicable), as described above in the section titled, “Potential Severance and Change in Control Benefits.” The amounts included in this column are considered to be “double-trigger” (i.e., amounts triggered by a change in control for which payment is conditioned upon a Qualifying Termination, or, for individuals who are not participants in the Severance Plan, a termination of employment that results in severance payments or benefits). The estimated amount of each such payment included in the “cash” column above is set forth in the table below:

Name	Base Cash Severance ($)	Pro-Rated Target Bonus ($)	Total ($)
Yakov Faitelson	2,500,000	361,644	2,861,644
Guy Melamed	1,300,000	205,479	1,505,479
David Bass	580,646	—	580,646
Gregory Pomeroy	141,346	—	141,346
Dov Gottlieb	1,400,000	164,384	1,564,384

(2)     Amounts shown reflect the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of outstanding Company RSUs and Company PSUs, in each case as described in more detail in the section titled, “Treatment of Company Equity Awards.” All Company RSUs and Company PSUs granted to Mr. Bass are Single Trigger Awards and are considered to be “single-trigger” (i.e., amounts triggered solely by a change in control), and all Company RSUs and Company PSUs to Messrs. Faitelson, Melamed, Pomeroy, and Gottlieb are considered to be “double-trigger.” The estimated amount of each such payment included in the “equity” column above is set forth in the table below (in the case of each Company PSU, at the PSU Performance Settlement Level). Mr. Pomeroy’s PSU Performance Settlement Level for awards for which the performance periods have not yet lapsed will be based on actual performance, which has not yet been determined. As a result, Mr. Pomeroy’s estimated PSU value accounts for potential maximum performance with respect to his 2026 PSU award (an aggregate estimated value of $11,202,108 at maximum) and target performance with respect to his February 2024 PSU award (an aggregate estimated value of $4,930,673 at target). In addition to the foregoing accelerated vesting and settlement terms applicable to the outstanding Company RSUs and Company PSUs, the Company may take certain actions to mitigate the potential impact of excise taxes imposed under Section 4999 of the Code, including the acceleration of vesting of such equity awards held by Messrs. Faitelson, Melamed, Pomeroy, and Gottlieb, in each case to the extent necessary to mitigate such excise taxes:

Name	Estimated Value of Company RSUs ($)	Estimated Value of Company PSUs ($)
Yakov Faitelson	27,934,426	75,219,911
Guy Melamed	11,404,591	26,894,701
David Bass	15,454,290	23,698,711
Gregory Pomeroy	7,513,593	17,485,732
Dov Gottlieb	6,639,536	4,736,150

(3)      Amounts shown reflect two months of continued healthcare coverage at active-employee rates. The amounts included in this column are considered to be “double-trigger.”

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions, including the repayment of certain existing indebtedness of the Company and amounts payable in respect of the Company’s convertible notes, will be approximately $6,315,000,000, including transaction fees and expenses, which will be funded via a combination of the Equity Financing, the Debt Financing (or senior secured notes issued in a private offering in lieu of all or a portion of the Debt Financing), and cash on hand of Parent and the Company.

Equity Commitment Letter

In connection with the financing of the Merger, the Equity Investors have entered into the Equity Commitment Letter, pursuant to which they have severally committed to directly or indirectly invest in Parent an aggregate amount in immediately available funds equal to $3,861,000,000, for the purpose of providing Parent with cash to fund a portion of the cash payments required under the Merger Agreement on the Closing Date. The Company is an express third-party beneficiary of certain rights granted to Parent under the Equity Commitment Letter and (if the Debt Financing is funded or will be funded at the Closing) is entitled to specifically have Parent enforce the obligations of the Equity Investors to fund their respective commitments under the Equity Commitment Letter in accordance with the Equity Commitment Letter.

Debt Commitment Letter

Parent has also delivered to the Company the Debt Commitment Letter, pursuant to which the Debt Commitment Parties have committed to provide the Debt Financing in an aggregate principal amount of up to $1,250,000,000. The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to a number of customary conditions. Parent expects to issue up to $1,250,000,000 of senior secured notes in a private offering in lieu of all or a portion of the bridge facility. The issuance of any such notes is not a condition to the Closing.

The Support Agreement

In connection with entering into the Merger Agreement, Yakov Faitelson, Chief Executive Officer and President of the Company, solely in his capacity as a stockholder of the Company, entered into the Support Agreement. The Support Agreement covers approximately [•]% of the outstanding Company Common Stock, based on the number of shares of Company Common Stock outstanding as of [•], 2026.

Under the Support Agreement, Mr. Faitelson has agreed to vote all of his shares of Company Common Stock (1) in favor of the adoption of the Merger Agreement and the approval of the Merger and other transactions contemplated by the Merger Agreement; and (2) against (a) any action or agreement that, to Mr. Faitelson’s knowledge, would reasonably be expected to result in any of the conditions to the Company’s or Parent’s obligations set forth in the Merger Agreement not being satisfied; and (b) any alternative acquisition proposal, or agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in each case subject to certain exceptions set forth in the Support Agreement. Mr. Faitelson has also agreed to be represented in person or by proxy at each meeting of Varonis Stockholders so that his shares are counted for purposes of establishing a quorum and has waived appraisal rights in connection with the Merger.

Pursuant to the Support Agreement, Mr. Faitelson has agreed not to, until the termination of the Support Agreement and subject to certain exceptions in the Support Agreement, (1) directly or indirectly transfer, either voluntarily or involuntarily, or enter into any option or other contract, arrangement or understanding with respect to any transfer, of any of the Company Common Stock; (2) deposit any of the Company Common Stock into a voting trust, enter into a voting agreement or arrangement (other than the Support Agreement) with respect to the Company Common Stock or grant any proxy or power of attorney (other than the Support Agreement) with respect to the Company Common Stock; or (3) enter into any contract or commitment to take any of the actions referred to in the foregoing clauses (1) or (2).

Mr. Faitelson’s obligations under the Support Agreement terminate automatically upon the earliest to occur of (1) the time that Varonis Stockholders adopt the Merger Agreement; (2) the valid termination of the Merger Agreement in accordance with its terms; (3) the amendment of any term or provision of the Merger Agreement that reduces the per share price or changes the form of consideration payable to Mr. Faitelson under the Merger Agreement, without Mr. Faitelson’s prior written consent; and (4) the occurrence of an Adverse Recommendation Change (as defined in the Merger Agreement).

Appraisal Rights

If the Merger is consummated, holders of record and beneficial owners of shares of Company Common Stock who (1) do not vote in favor of the adoption of the Merger Agreement (whether by voting against the adoption of the Merger Agreement, abstaining or otherwise not voting with respect to the adoption of the Merger Agreement), (2) deliver a written demand for appraisal of their shares of Company Common Stock prior to the vote on the Merger Agreement Proposal, (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock from the date of making the demand through the effective date of the Merger, (4) strictly comply with the statutory requirements and satisfy certain ownership thresholds as set forth in Section 262 and (5) do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of Company Common Stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of Company Common Stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Varonis Stockholders of record or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to comply timely and follow the steps required by Section 262 for demanding and perfecting appraisal rights will result in the loss of such rights.

Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of Company Common Stock who (1) deliver a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock prior to the vote on the Merger Agreement Proposal, (2) do not vote in favor of the adoption of the Merger Agreement (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the adoption of the Merger Agreement), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares of Company Common Stock from the date of making the demand through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) strictly comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined to be fair value will accrue and compound quarterly from the effective date of the Merger through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of Company Common Stock eligible for appraisal (as measured in accordance with subsection (g) of Section 262), or (2) the aggregate Merger Consideration in respect of the shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1,000,000. The Company refers to these conditions as the “ownership thresholds.”

Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of the Varonis Stockholders, the Company, not less than twenty (20) days prior to the meeting, must notify each of its stockholders of record as of the Record Date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the Varonis Stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise appraisal rights with respect to their shares of Company Common Stock must do ALL of the following:

•        the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the adoption of the Merger Agreement at the Special Meeting;

•        the stockholder or beneficial owner must not vote in favor of the adoption of the Merger Agreement;

•        the stockholder must continuously hold or the beneficial owner must continuously own the shares of Company Common Stock from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective date of the Merger); and

•        strictly comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter.

Any holder of record or beneficial owner of shares of the Company Common Stock who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within one hundred and twenty (120) days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

For stockholders, because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, each stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares of Company Common Stock.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Company Common Stock. In addition, such stockholder or beneficial owner must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares of Company Common Stock so voted and will nullify any previous written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares of Company Common Stock. A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Company Common Stock of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares of Company Common Stock through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the adoption of the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares of Company Common Stock is entitled to demand appraisal for the shares of Company Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of Company Common Stock.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. A demand for appraisal in respect of shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares of Company Common Stock. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s continuous ownership of the stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by subsection (f) of Section 262. If the shares of Company Common Stock are owned of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner or beneficial owner, and if the shares of Company Common Stock are owned of record or beneficially owned by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint record holders or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint record holders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record owner or owners or beneficial owner or owners, respectively, and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners or beneficial owner or owners, as applicable. All written demands for appraisal pursuant to Section 262 must be delivered to:

Varonis Systems, Inc.
Attention: Tim Perz
801 Brickell Avenue
Miami, FL 33131
+1 646-640-2112
investors@varonis.com

At any time within sixty (60) days after the effective date of the Merger (or thereafter, with written approval from the Company), any holder of record or beneficial owner of shares of the Company Common Stock who has submitted a demand for appraisal and who has not commenced an appraisal proceeding or otherwise joined such proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Merger Consideration offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. Once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 (a “Reservation”); provided, however, that this will not affect the right of any such person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the effective date of the Merger. Except with respect to any holder of record or beneficial owner of shares of the Company Common Stock who withdraws such person’s demand in accordance with the provision in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to such person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of Company Common Stock who has properly and validly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred and twenty (120) days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any holder of record or beneficial owner of shares of the Company Common Stock who has complied with Section 262 and who is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company Common Stock held by all such persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders of record and beneficial owners of shares of Company Common Stock should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any such persons who desire to have their shares of Company Common Stock appraised should take all actions necessary to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 will nullify a previous written demand for appraisal.

Within one hundred and twenty (120) days after the effective date of the Merger, any holder or beneficial owner of shares of the Company Common Stock who has complied with the requirements for an appraisal of such person’s shares of Company Common Stock pursuant to Section 262 and who is entitled to appraisal rights under Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of Company Common Stock (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company Common Stock will not be considered a separate stockholder holding such shares of Company Common Stock for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting person within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder or beneficial owner of shares of the Company Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all such persons who have demanded appraisal for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by mail to the Surviving Corporation and to the persons shown on such list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.

After providing the foregoing notice, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who are entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. Accordingly, persons seeking appraisal of their shares of the Company Common Stock are cautioned to retain their Company Common Stock certificates pending resolution of the appraisal proceedings.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all holders or beneficial owners of shares of the Company Common Stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of Company Common Stock eligible for appraisal (as measured in accordance with subsection (g) of Section 262) or (2) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock entitled to appraisal exceeds $1,000,000.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one (1) of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described below). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 to each person entitled to appraisal, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares of Company Common Stock as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Company Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and the Surviving Corporation reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Company Common Stock entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within one hundred and twenty (120) days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the Merger Consideration as provided in the Merger Agreement in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Company Common Stock in compliance with Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger). If a person who has made a demand for an appraisal in accordance with Section 262 delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares, either within sixty (60) days after the effective date of the Merger or thereafter with the Surviving Corporation’s written approval, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the effective date of the Merger. If a petition for an appraisal is not filed within the time provided in accordance with Section 262, the right to appraisal with respect to all shares of Company Common Stock will cease.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s appraisal rights under Section 262. In that event, such person will be entitled to receive the Merger Consideration for such person’s shares of Company Common Stock in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any holder of record or beneficial owner of shares of the Company Common Stock wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “business combination” for financial accounting purposes.

Certain Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined in this proxy statement) of shares of Company Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to Varonis Stockholders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is not binding on the IRS or the courts and, accordingly, the IRS may assert, or a court may sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Varonis Stockholders subject to special rules under U.S. federal income tax laws, including, for example, but not limited to:

•        banks and other financial institutions;

•        insurance companies;

•        brokers or dealers in securities, currencies or commodities;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Company Common Stock;

•        regulated investment companies and real estate investment trusts;

•        retirement plans, individual retirement and other tax-deferred accounts;

•        tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•        holders that are holding shares of Company Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•        U.S. Holders (as defined in this proxy statement) whose functional currency is not the U.S. dollar;

•        partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•        expatriated entities subject to Section 7874 of the Code;

•        holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•        persons subject to alternative minimum taxes;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        holders that own or at any time during the five-year period ending on the date of the Merger have owned (directly, indirectly or constructively) five percent or more of Company Common Stock;

•        grantor trusts;

•        controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•        holders that received their shares of Company Common Stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•        holders that hold their shares of Company Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•        holders that do not vote in favor of the Merger and that properly demand appraisal of their shares of Company Common Stock under Section 262; and

•        holders who hold their shares of Company Common Stock as “qualified small business stock” within the meaning of Section 1202 of the Code.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the Medicare contribution tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax consequences of the Merger to a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and partners therein are urged to consult their tax advisors regarding the consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR VARONIS STOCKHOLDER WILL DEPEND ON SUCH STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE EACH VARONIS STOCKHOLDER TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO IT IN CONNECTION WITH THE MERGER IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a “United States” person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to, and the U.S. Holder’s adjusted tax basis in, the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock. A U.S. Holder’s gain or loss on the disposition of shares of Company Common Stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Under current law, a preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Company Common Stock (shares of Company Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Company Common Stock that is not a U.S. Holder.

Subject to the discussion of backup withholding, the status of the Company as a USRPHC and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized or amounts realized in connection with the Merger, unless:

•        the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the additional branch profits tax at a rate of thirty percent (or a lower rate under an applicable income tax treaty);

•        such Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty three days or more in the taxable year of disposition of shares of Company Common Stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain (net of certain U.S.-source losses provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) will be subject to U.S. federal income tax at a rate of thirty percent (or a lower rate under an applicable income tax treaty); or

•        the shares of Company Common Stock constitute a United States real property interest (“USRPI”) by reason of the Company’s status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes during the shorter of the five-year period ending at the time of the Merger and the Non-U.S. Holder’s holding period for the shares of Company Common Stock, and, as discussed below, one or more other conditions are satisfied.

The Company believes that it is not currently, and that it will not have been during the five-year period ending on the date of the Merger, a USRPHC. Even if the Company is a USRPHC, gain recognized or amounts realized as a result of the Merger by a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax by reason of the Company’s USRPHC status if (i) the shares of Company Common Stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (ii) in the case of income taxes (other than withholding taxes), such Non-U.S. Holder owned, actually and constructively, five percent or less of the shares of Company Common Stock throughout the shorter of the five-year period ending on the date of the Merger or the Non-U.S. Holder’s holding period. Non-U.S. Holders are urged to consult their tax advisors about the consequences that could result if the Company was, is or were to become a USRPHC.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. Holders or Non-U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of twenty-four percent) generally will apply to the Merger Consideration received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the Merger Consideration received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally may be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of thirty percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of thirty percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of Company Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued.

Varonis Stockholders are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of Company Common Stock pursuant to the Merger.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE TAX ADVICE. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A VARONIS STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND VARONIS STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals Required for the Merger

General

Pursuant to the Merger Agreement, each of the parties has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things reasonably necessary, proper or advisable under Antitrust and Foreign Investment Laws to consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable. The parties have agreed to prepare and file as promptly as practicable (and in any event no later than ten business days from the date of the Merger Agreement) an appropriate filing of a Notification and Report Form pursuant to the HSR Act and prepare and file as promptly as practicable (and in any event no later than ten business days from the date of the Merger Agreement with respect to initial filings) appropriate filings (in draft form, where applicable) required to obtain the specified regulatory approvals in Australia, France, Italy, Luxembourg and the United Kingdom, subject to certain limitations as outlined in the section of this proxy statement titled “Proposal 1: The Merger Agreement Proposal — Antitrust.”

For purposes of the Merger Agreement and the references in this proxy statement, “Antitrust and Foreign Investment Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, as well as all other supranational, national or regional Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or designed to prohibit, restrict, regulate or screen foreign investments into any jurisdiction.

Antitrust and Foreign Investment Matters

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until Varonis and Parent each file a Notification and Report Form with the DOJ and the FTC and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a thirty (30)-calendar-day waiting period following the parties’ filings of their respective HSR Act Notification and Report Forms. If the FTC or DOJ issues a Second Request prior to the expiration of the initial waiting period, the parties must observe a second thirty-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier, the parties agree to extend any applicable waiting period or the parties otherwise agree to delay Closing.

Varonis and Parent each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on October 19, 2026, and the applicable initial waiting period would expire, unless terminated earlier, at 11:59 p.m. Eastern Time on November 18, 2026.

The Merger is also conditioned on the receipt or deemed receipt, as a result of applicable waiting and other suspensory periods (including extensions thereof) having expired or lapsed, of the requisite clearances, consents, approvals, authorizations, non-opposition confirmations or no-jurisdiction confirmations, as applicable, with respect to the specified regulatory filings and submissions in Australia, France, Italy, Luxembourg and the United Kingdom.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the Antitrust and Foreign Investment Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the Antitrust and Foreign Investment Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties.

Private parties may also seek to take legal action under the Antitrust and Foreign Investment Laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

PROPOSAL 1: THE MERGER AGREEMENT PROPOSAL

This section describes the material terms and conditions of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. This section is not intended to provide you with factual information about Varonis. Such information can be found elsewhere in this proxy statement and in the public filings Varonis makes with the SEC, which may be obtained by following the instructions set forth in the section titled “Where You Can Find More Information” beginning on page 103.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Varonis, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific agreed upon dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations, qualifications and supplemental information agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Varonis. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this proxy statement, Varonis’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K. Except as expressly stated in the Merger Agreement, Varonis Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Varonis, Parent or any of their respective subsidiaries, affiliates or businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver, amendments or other modification.

Form and Effects of the Merger; Certificate of Incorporation and Bylaws; Directors and Officers

Upon the terms and subject to the conditions set forth in the Merger Agreement and the applicable provisions of the DGCL, Merger Sub will be merged with and into Varonis, the separate corporate existence of Merger Sub will cease and Varonis will continue as the Surviving Corporation and a wholly-owned subsidiary of Parent.

At the Effective Time, the certificate of incorporation attached as Exhibit C to the Merger Agreement will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL.

Also at the Effective Time, Varonis’ bylaws will be amended and restated to read in their entirety to mirror the bylaws of Merger Sub in effect immediately prior to the Effective Time (with any changes as Varonis and Parent may mutually agree) and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by the DGCL.

The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

The officers of Varonis immediately prior to the Effective Time will be the officers of the Surviving Corporation, each such officer to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Consummation and Effectiveness of the Merger

Unless another time or date is mutually agreed in writing by Parent and Varonis, the Closing will take place at 9:00 a.m. New York time on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the Merger Agreement and described in the section titled “Proposal 1: The Merger Agreement Proposal — Conditions to Consummation of the Merger,” other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions. However, if the marketing period for the Debt Financing provided for in the Merger Agreement (the “Marketing Period”) has not ended at that time, the Closing will occur on the earlier of (1) a date during the Marketing Period specified by Parent on no fewer than three business days’ written notice to Varonis and (2) the third business day immediately following the last day of the Marketing Period, subject in each case to the satisfaction or waiver of those conditions. The Marketing Period is the first period of 15 consecutive business days after the date of the Merger Agreement throughout which, and at the end of which, (1) Parent has been provided with certain required financial information regarding Varonis and (2) the conditions to Closing have been satisfied or waived (assuming the Closing were to be scheduled for any time during such period). Certain specified dates are excluded when calculating the Marketing Period, and (a) if the Marketing Period has not been completed on or prior to December 18, 2026, it will not commence prior to January 4, 2027, (b) if it has not been completed on or prior to February 11, 2027, it will not commence prior to March 20, 2027, and (c) if it has not been completed on or prior to August 20, 2027, it will not commence prior to September 7, 2027. The Marketing Period will end early if the Debt Financing is consummated, may be deemed not to have commenced in certain circumstances relating to Varonis’ financial statements and auditors, and will restart if required financial information for an additional fiscal period must be delivered.

Consideration to be Received in the Merger

At the Effective Time, subject to the terms and conditions of the Merger Agreement, by virtue of the Merger, the following will occur:

•        each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time will be automatically converted into and shall thereafter represent the right to receive the Merger Consideration (except that no Merger Consideration will be paid with respect to any shares of Company Common Stock (A) owned directly or indirectly by Parent, Merger Sub, any affiliate thereof or any subsidiary of the Company, (B) any shares of Company Common Stock held in the treasury of the Company or (C) any Dissenting Shares);

•        each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

•        all shares of Company Common Stock will no longer be outstanding and will automatically be canceled and cease to exist, and thereafter only represent the right to receive the Merger Consideration, without interest and subject to deduction for any applicable withholding taxes (except for holders of Dissenting Shares as described above and in the section titled “The Merger — Appraisal Rights”).

Treatment of Equity Awards in the Merger

At the Effective Time, each Company Stock Option to purchase shares of Company Common Stock granted pursuant to the Company Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Company Common Stock under such Company Stock Option and (ii) the number of shares of Company Common Stock subject to such Company Stock Option. If the exercise price per share of Company Common Stock of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be canceled without any cash payment being made.

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (including any Company RSU held by a non-employee director of the Company), each a Single-Trigger Award, will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a Converted Restricted Cash Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock subject to such Company RSU. Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the RSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date of the Merger Agreement (each of which will also constitute a Single Trigger Award) will be canceled in exchange for a payment of a cash amount (without interest, and subject to deduction for any required tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. At the Effective Time, each other Company PSU that is outstanding immediately prior to the Effective Time will be converted into a Converted PSU Award equal to the product of (i) the Merger Consideration and (ii) the number of shares of Company Common Stock, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation will pay to the holder thereof, as soon as practicable following the applicable vesting date, the PSU Consideration in cash (without interest, and subject to deduction for any required tax withholding), subject to the additional terms described below.

Following the closing of an initial public offering of Parent or its ultimate parent company, Parent may, in its discretion, either (i) upon vesting of the Converted Restricted Cash Awards or Converted PSU Awards, pay the RSU Consideration or PSU Consideration, as applicable, in the form of fully vested shares of common stock of the public company in lieu of cash, or (ii) convert the remaining unvested Converted Restricted Cash Awards or Converted PSU Awards into restricted stock units of the public company having the same vesting terms and conditions as the applicable Converted Restricted Cash Award or Converted PSU Award. In either case, the shares of common stock issued to the holder (including shares issued upon vesting and settlement of any such restricted stock units) must (a) be registered under an effective registration statement under the Securities Act of 1933, as amended, or be subject to an exemption from registration, (b) not bear any restrictive legend, and (c) not be subject to any lock-up period, holding period or similar sale or transfer restriction.

Procedures for Receiving Merger Consideration

Prior to the Effective Time, Merger Sub or Parent will enter into an agreement, in form and substance reasonably acceptable to Varonis, with a nationally recognized bank or trust company (the “Paying Agent”). Under that agreement, the Paying Agent will act as agent for the Varonis Stockholders to receive and deliver the Merger Consideration to which they become entitled under the Merger Agreement. Prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Merger Consideration (the “Payment Fund”). The Payment Fund will not be used for any purpose other than to pay the Merger Consideration. If the Payment Fund is insufficient for any reason, including investment losses or shares of Company Common Stock ceasing to qualify as Dissenting Shares, Parent will promptly deposit additional cash equal to the shortfall. The Surviving Corporation will, and Parent will cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, incurred in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

With respect to each holder of Book-Entry Shares, promptly (and in any event no later than three business days) after the Effective Time, Parent will cause the Paying Agent to issue and deliver to each holder of Book-Entry Shares a check or wire transfer for the Merger Consideration to which such holder is entitled, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares will then be canceled.

The Merger Consideration payable for shares of Company Common Stock held under Section 102 of the Israeli Income Tax Ordinance (the “Section 102 Shares”) will not be paid directly to the beneficial holders. Instead, Parent or the Surviving Corporation will pay it, without withholding of any tax, through the Paying Agent to the trustee appointed under Section 102 (the “Section 102 Trustee”) for the benefit of the beneficial owner. The Section 102 Trustee will hold those amounts in trust and release them, together with any interest earned, in accordance with Section 102 and any tax ruling obtained from the Israeli Tax Authority (the “ITA”). Varonis has agreed to seek an interim ruling and a final ruling from the ITA which will address the Israeli tax treatment of these payments for Section 102 Shares that have not completed the required holding period. If neither ruling is obtained by the 16th day of the calendar month after the month in which the Closing occurs, the payments will be subject to Israeli withholding tax in accordance with the provisions of Section 102. If a ruling is obtained by then, withholding will be as that ruling determines. Except as set forth above or as otherwise provided in the Merger Agreement, no Israeli taxes will be withheld from the consideration payable under the Merger Agreement.

All cash paid upon the surrender for exchange or cancellation of Book-Entry Shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Book-Entry Shares. At the Effective Time, the stock transfer books of Varonis will be closed and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer after the Effective Time, or transfer is sought for Book-Entry Shares, such Book-Entry Shares will then be canceled and exchanged as provided in the Merger Agreement, subject to applicable law in the case of Dissenting Shares.

At any time following the date that is twelve (12) months after the Effective Time, the Surviving Corporation may require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Book-Entry Shares, and thereafter such holders will be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general unsecured creditors thereof with respect to the Merger Consideration payable upon due surrender of their Book-Entry Shares. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

Representations and Warranties

Varonis, Parent and Merger Sub made representations and warranties in the Merger Agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by a confidential disclosure letter delivered by Varonis to Parent and Merger Sub (the “Company Disclosure Letter”) and a confidential disclosure letter delivered by Parent and Merger Sub to Varonis. The representations and warranties made by Varonis are also subject to, and qualified by, certain information in its filings made with the SEC prior to the date of the Merger Agreement.

Varonis’ representations and warranties to Parent and Merger Sub in the Merger Agreement relate to, among other things:

•        the organization, good standing and qualification of Varonis and its subsidiaries;

•        the capitalization of Varonis and its subsidiaries, including outstanding equity awards;

•        Varonis’ corporate power and authority to execute and deliver the Merger Agreement, perform its obligations thereunder and to consummate the transactions contemplated by the Merger Agreement, including the Merger, and the enforceability and due execution and delivery of the Merger Agreement;

•        the Company Stockholder Approval being the only vote of the holders of any class or series of Varonis’ capital stock necessary to approve the Merger Agreement and the Merger;

•        the approval of the Merger Agreement by the Company Board and the recommendation of the Company Board that the Varonis Stockholders adopt the Merger Agreement in accordance with the DGCL;

•        the absence of conflicts with Varonis’ (or its subsidiaries’) governing documents, applicable laws and contracts;

•        required consents, approvals and filings with governmental entities in connection with the Merger;

•        forms, reports, statements, certifications and other documents required to be filed with the SEC since January 1, 2025 and the accuracy of the information contained in those documents;

•        the financial statements of Varonis, Varonis’ internal controls and disclosure controls and procedures, and Varonis’ indebtedness for borrowed money;

•        the absence of certain undisclosed liabilities and off-balance sheet arrangements;

•        this proxy statement and the accuracy of the information supplied by Varonis contained herein;

•        the absence of certain changes, events and actions since December 31, 2025 and, with respect to certain specified actions, since June 30, 2026;

•        the absence of certain suits, claims, actions, proceedings, arbitrations, mediations, complaints, audits, inquiries or investigations;

•        compliance with applicable laws and permits, licenses, exemptions, authorizations, franchises, orders and approvals of governmental entities;

•        compensation and benefit plans, agreements and arrangements with or concerning employees of Varonis and its subsidiaries;

•        compliance with laws related to labor and employment by Varonis and its subsidiaries;

•        compliance with environmental laws by Varonis and its subsidiaries and other environmental matters;

•        the payment of taxes, the filing of tax returns and other tax matters related to Varonis and its subsidiaries, including certain Israeli tax matters;

•        certain Material Contracts of Varonis and its subsidiaries;

•        certain matters related to the insurance policies of Varonis and its subsidiaries;

•        real property leased by Varonis and its subsidiaries;

•        ownership of, or rights with respect to, the intellectual property of Varonis and its subsidiaries;

•        data privacy and security matters;

•        compliance with improper payment and international trade and economic sanctions laws by Varonis and its subsidiaries;

•        the inapplicability of certain state takeover statutes;

•        certain affiliate transactions of Varonis and its subsidiaries;

•        brokers’ and finders’ fees payable by Varonis; and

•        receipt by the Company Board of a fairness opinion from Goldman Sachs.

Parent and Merger Sub also made a number of representations and warranties, including the following:

•        the organization, good standing and qualification of each of Parent and Merger Sub;

•        Parent’s and Merger Sub’s respective corporate power, authority and authorization to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated thereby;

•        the absence of conflicts with Parent’s and Merger Sub’s governing documents, applicable laws and contracts, and required consents, approvals and filings with governmental entities;

•        this proxy statement and the accuracy of certain information of Parent and Merger Sub contained herein;

•        the absence of certain suits, claims, actions, proceedings or investigations;

•        the ownership of Merger Sub by Parent and the operations of Merger Sub;

•        the Debt Commitment Letter and the Equity Commitment Letter and the financing with respect to the transactions contemplated by the Merger Agreement;

•        the solvency of Parent, Merger Sub and the Surviving Corporation following the consummation of the Merger;

•        Parent’s investment intention with respect to the shares of the Surviving Corporation;

•        the absence of any required vote of Parent’s stockholders and the written consent of Parent as the sole stockholder of Merger Sub necessary to approve the Merger Agreement and the Merger;

•        the ownership of shares of Company Common Stock and the absence of “interested stockholder” status under Section 203 of the DGCL;

•        brokers’ and finders’ fees payable by Parent or Merger Sub; and

•        neither Parent nor Merger Sub being a “foreign person” as defined in 31 C.F.R. § 800.224.

None of the representations and warranties in the Merger Agreement survive the Effective Time.

Many of Varonis’ representations and warranties in the Merger Agreement are qualified by a materiality or Material Adverse Effect standard. A “Material Adverse Effect” means any event, change, occurrence, condition, state of facts, circumstance, development or effect that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Varonis and its subsidiaries, taken as a whole; provided, that no event, change, occurrence, condition, state of facts, circumstance, development or effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, will be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect:

1.      any changes in general economic, business or social conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the U.S., Israel or elsewhere in the world;

2.      any changes or developments generally affecting any of the industries in which Varonis or its subsidiaries operate, including due to the issuance of any executive orders or other proposed or binding directives issued by any governmental entity or other governmental activity;

3.      any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable laws after the date of the Merger Agreement (including actions taken by any governmental entities in connection with any of the events set forth in (6), (7), (8), (9) or (10) below) or any changes in applicable accounting regulations or principles, or in interpretations of any of the foregoing, in each case, after the date of the Merger Agreement;

4.      any change in the price or trading volume of the shares of Company Common Stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

5.      any failure by Varonis to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect);

6.      political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations or acts of foreign or domestic terrorism or sabotage (including hacking, ransomware or any other electronic attack, in each case, not targeted specifically at Varonis, its subsidiaries or their respective products), or any escalation or worsening of any such conditions;

7.      any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions;

8.      any epidemic, pandemic or outbreak of disease, or any escalation or worsening of such conditions;

9.      any imposition of new tariffs, duties, trade restrictions, or import/export regulations by the U.S. government (or any retaliatory measures enacted by foreign governments in response thereto);

10.    any other regional, national or international calamity, crisis or emergency, including any government shutdown, default or other similar event or occurrence by or involving any governmental entity, whether or not caused by any person;

11.    the announcement of the Merger Agreement and the transactions contemplated thereby, including the initiation of litigation by any person with respect to the Merger Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees (including actual or threatened departures thereof) of Varonis and its subsidiaries due to the announcement and performance of the Merger Agreement or the identity of the parties to the Merger Agreement, including compliance with the covenants set forth therein (except that this clause (11) does not apply to any representation or warranty the purpose of which is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby); or

12.    any action taken by Varonis, or which Varonis causes to be taken by any of its subsidiaries, in each case, which is required by the Merger Agreement or which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement.

In the case of clauses (1), (2), (3), (6), (7), (8) and (10) only, to the extent the impact of such event, change, occurrence or effect is disproportionately adverse to Varonis and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which Varonis and its subsidiaries conduct business, such event, change, occurrence or effect may be taken into account (solely to the extent of the incremental disproportionate adverse impact) when determining whether a Material Adverse Effect has occurred. In addition, no action taken by the parties pursuant to their obligations under the Merger Agreement with respect to Antitrust and Foreign Investment Laws will be considered for purposes of determining whether a Material Adverse Effect has occurred.

Certain of Parent’s and Merger Sub’s representations and warranties are qualified by a Parent Material Adverse Effect standard. A “Parent Material Adverse Effect” means any event, change, occurrence, condition, state of facts, circumstance, development or effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

Conduct of Business by Varonis Prior to Consummation of the Merger

Varonis agreed that, except (1) as expressly contemplated or permitted by the Merger Agreement, (2) as set forth in the Company Disclosure Letter, (3) as required by applicable law or (4) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), at all times during the period from the execution of the Merger Agreement until the Effective Time or the valid termination of the Merger Agreement (the “Interim Period”), Varonis will, and will cause each of its subsidiaries to:

•        conduct its business in the ordinary course of business in all material respects; and

•        use its commercially reasonable efforts to preserve substantially intact its business organization, key employees, material insurance policies and material business relationships.

No action by Varonis or its subsidiaries with respect to matters specifically addressed by the negative covenants described below will be deemed a breach of the foregoing obligations unless such action constitutes a breach of such negative covenant.

Further, Varonis agreed that during the Interim Period, except as expressly contemplated or permitted by the Merger Agreement, as set forth in the Company Disclosure Letter, as required by applicable law or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), neither it nor any of its subsidiaries will:

•        amend or otherwise change its certificate of incorporation or bylaws or any similar governing instruments;

•        merge or consolidate Varonis or any of its subsidiaries with any other person, or liquidate Varonis or any of its subsidiaries, in each case other than any such transactions solely among Varonis and its subsidiaries;

•        issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any person any right to acquire any shares of its capital stock or any equity or equity-based awards, options, warrants or rights of any kind to acquire any shares of, or securities convertible into or exchangeable for any shares of, Varonis’ capital stock, except pursuant to the exercise of stock options, the settlement of restricted stock units or performance stock units or the conversion of Varonis’ convertible notes, in each case, outstanding as of the date of the Merger Agreement and in accordance with the terms of such instruments;

•        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of Varonis to Varonis or to another subsidiary of Varonis);

•        adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of Varonis (except in connection with the cashless exercise or settlement of equity awards or other awards or obligations outstanding as of the date of the Merger Agreement), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

•        (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise), or make any investment in, any corporation, partnership or other business organization or division thereof as a going concern, in each case, (1) having a value in excess of $1,000,000 individually or $10,000,000 in the aggregate or (2) that would reasonably be expected to impose any material delay in obtaining, or materially increase the risk of not obtaining, any regulatory approval necessary for the consummation of the Merger, or (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof as a going concern having a value in excess of $1,000,000 individually or $10,000,000 in the aggregate;

•        (A) except in the ordinary course of business, amend, modify or voluntarily terminate any Material Contract, other than the automatic renewal or extension of any such Material Contract pursuant to its terms, on terms that are not less favorable to Varonis and its subsidiaries, taken as a whole, (B) except in the ordinary course of business, enter into any contract that would have been a Material Contract had it been in effect as of the date of the Merger Agreement (other than with respect to certain categories of Material Contracts specified in the Merger Agreement) or (C) enter into, amend or modify any contract with a customer or channel partner that requires, provides for or would reasonably be expected to result in the pre-payment or up-front payment of fees or other consideration in excess of $1,000,000 individually, or $5,000,000 in the aggregate for all such contracts, covering a period of more than 12 months;

•        authorize any new capital expenditures which are, in the aggregate, in excess of Varonis’ capital expenditure budget set forth in the Company Disclosure Letter, except for capital expenditures of less than $500,000 individually or $2,000,000 in the aggregate;

•        (A) make any loans, advances or capital contributions to, or investments in, any other person (other than Varonis or any of its subsidiaries, or advances to employees or consultants in the ordinary course of business consistent with past practice), or (B) incur any indebtedness for borrowed money (other than a guaranty by Varonis or one or more of its subsidiaries in favor of Varonis or one or more of its other subsidiaries), in each case, in excess of $250,000 individually or $1,000,000 in the aggregate;

•        except to the extent required by the existing terms of a Company Benefit Plan in effect as of the date of the Merger Agreement:

•        increase the compensation or benefits provided to any current or former employee, officer, director or other service provider of Varonis or any of its subsidiaries with annualized compensation opportunities in excess of $400,000;

•        accelerate or commit to accelerate the funding or payment of, or the vesting of, the compensation or benefits provided to any current or former employee, officer, director or other service provider of Varonis or any of its subsidiaries;

•        grant or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation, or any increase in the salaries, bonuses or other compensation and benefits payable to any current or former employees, officers, directors or other individual service providers of Varonis or any of its subsidiaries;

•        hire, promote or engage, or terminate (other than for cause or due to death or disability), any employee, officer, director or other service provider of Varonis or any of its subsidiaries whose annualized compensation opportunities would exceed $400,000; or

•        establish, adopt, terminate or amend any Company Benefit Plan or any other arrangement that would be a Company Benefit Plan if in effect on the date of the Merger Agreement (other than in connection with annual renewals of group health and welfare plans or foreign benefit plans made in the ordinary course of business that do not materially increase the cost to Varonis or any of its subsidiaries of maintaining the applicable plan);

•        (A) negotiate, modify, amend, extend, terminate or enter into any collective bargaining agreement or (B) recognize or certify any labor union, works council, labor organization or group of employees as the bargaining representative for any employees of Varonis or any of its subsidiaries;

•        implement or announce any employee layoffs, plant closings, reductions in force or other actions that would trigger notice obligations under the WARN Act;

•        affirmatively waive or release any material restrictive covenant obligation of any current or former employee or individual independent contractor of Varonis or any of its subsidiaries;

•        implement or adopt any material change in its methods, principles or practices of accounting, except as may be required to conform to changes in GAAP or applicable law;

•        with respect to taxes:

•        make (other than in the ordinary course of business), revoke or change any material tax election;

•        surrender any claim for a refund of material taxes;

•        enter into any closing agreement or otherwise settle or compromise any audit or other action with respect to material taxes;

•        file any material amended tax return;

•        settle or compromise any material tax liability;

•        request or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes (other than in the ordinary course of business or, in the case of a request, pursuant to customary extensions of the due date to file a tax return);

•        change any material annual tax accounting period or material method of income tax accounting;

•        fail to pay any material tax that becomes due and payable (including any estimated tax payments);

•        initiate or participate in any voluntary disclosure or similar program with respect to a material amount of taxes; or

•        make any request for a private letter ruling, administrative relief, technical advice or other similar request with any governmental entity, in each case, principally in relation to material taxes (other than the Israeli tax rulings contemplated by the Merger Agreement);

•        (A) sell, assign, transfer, abandon, permit to lapse, subject to a lien (other than a permitted encumbrance), license or otherwise dispose of any material intellectual property owned by Varonis or its subsidiaries, except non-exclusive licenses granted in the ordinary course of business, (B) disclose any material confidential information (including any trade secret) to any person other than in the ordinary course of business subject to reasonable and customary confidentiality restrictions or (C) disclose, license, release, distribute, escrow, make available to or for any person, or grant any rights in or to, any source code of Varonis’ software, other than disclosures to employees and contractors in the ordinary course of business subject to reasonable and customary confidentiality restrictions;

•        compromise, settle or agree to settle any action, or consent to the same, other than (except with respect to a specified existing action) compromises, settlements or agreements that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate and that include no injunctive or similar restrictions on Varonis or its subsidiaries;

•        grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;

•        agree to any covenant materially limiting the ability of Varonis or any of its subsidiaries to compete or engage in any line of business or to compete with any person in any geographic area;

•        incorporate, organize, establish or otherwise form any subsidiary or other legal entity under the laws of any jurisdiction in which neither Varonis nor any of its subsidiaries is incorporated, organized or otherwise formed as of the date of the Merger Agreement;

•        hire, employ or engage any individual whose principal place of employment or principal location for the performance of services would be in any jurisdiction in which neither Varonis nor any of its subsidiaries has, as of the date of the Merger Agreement, at least one employee or individual service provider principally employed or engaged; or

•        agree to take any of the actions described above.

Non-Solicitation

Acquisition Proposals

For purposes of this proxy statement and the Merger Agreement:

“Acquisition Proposal” means any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction or series of related transactions involving an acquisition, directly or indirectly, of Varonis (or any subsidiary or subsidiaries of Varonis whose business constitutes 20% or more of (i) the net revenues, (ii) the net income or (iii) the assets of Varonis and its subsidiaries, taken as a whole (in the case of items (i) and (ii), based on the consolidated financial statements of Varonis most recently filed prior to such time as part of the Company SEC Documents and, in the case of item (iii), measured by the fair market value thereof as determined in good faith by the Company Board)) or (B) the acquisition in any manner, directly or indirectly, of over 20% of the outstanding shares of Company Common Stock or voting power of Varonis or any subsidiary, or (C) any combination of the foregoing, in each case other than the Merger and the other transactions contemplated by the Merger Agreement.

“Superior Proposal” means any bona fide written Acquisition Proposal on terms which the Company Board (or a committee thereof) determines in good faith, after consultation with Varonis’ outside legal counsel and financial advisors and taking into consideration, among other things, any legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, the form of consideration, the timing of and conditions of closing and certainty of closing) and the identity of the person making the proposal, to be more favorable from a financial point of view to the holders of shares of Company Common Stock than the Merger and the other transactions contemplated by the Merger Agreement, taking into account all the terms and conditions of such proposal and the Merger Agreement. For purposes of the definition of Superior Proposal, the references to “20%” in the definition of Acquisition Proposal will be deemed to be references to “50%.”

Varonis has agreed to, and has agreed to cause its subsidiaries to, and to use reasonable best efforts to cause its and its subsidiaries’ other respective representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent, its affiliates and their respective representatives) conducted with respect to any Acquisition Proposal, including revoking access to any applicable virtual data rooms and delivering notices to return or destroy confidential information pursuant to the terms of the applicable confidentiality agreement. In addition, during the period beginning with the date of the Merger Agreement and continuing until the earlier of (x) the valid termination of the Merger Agreement or (y) the Effective Time, Varonis has agreed not to, and has agreed to cause its and its subsidiaries’ respective directors and officers not to, and has agreed to use reasonable best efforts to cause its and its subsidiaries’ respective investment bankers, attorneys, accountants, financial advisors and other advisors not to, directly or indirectly:

•        initiate, solicit, facilitate, assist or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to an Acquisition Proposal;

•        engage or participate in any negotiations, solicitations or discussions concerning, or provide or cause to be provided any non-public information or data relating to Varonis or any of its subsidiaries in connection with, an Acquisition Proposal;

•        approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

•        amend, terminate or grant a waiver of any confidentiality agreement entered into in connection with a potential Acquisition Proposal to which Varonis or any of its subsidiaries is a party; or

•        enter into any Alternative Acquisition Agreement.

In the case of the first two items above, Varonis may refer the inquiring person to the applicable provisions of the Merger Agreement or contact any person making an Acquisition Proposal solely to ascertain facts or clarify terms for the purpose of the Company Board or any committee thereof reasonably informing itself as to such Acquisition Proposal. In addition, the Merger Agreement does not restrict Varonis from permitting a person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent that the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, so long as Varonis promptly (and in any event within twenty-four hours) notifies Parent thereof as required by the Merger Agreement.

At any time after the date of the Merger Agreement and prior to the receipt of the Company Stockholder Approval, if Varonis receives an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of the non-solicitation covenants in the Merger Agreement and the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal, then Varonis may (i) furnish information with respect to Varonis and its subsidiaries to such person pursuant to an Acceptable Confidentiality

Agreement, (ii) engage or participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal and (iii) otherwise facilitate such Acquisition Proposal or assist such person with such Acquisition Proposal; provided that Varonis will provide or make available to Parent promptly (and in any event within twenty-four hours after the time it is provided to such person) any material non-public information concerning Varonis or its subsidiaries provided or made available to such person or its representatives that was not previously provided or made available to Parent.

Relatedly, during the period beginning with the date of the Merger Agreement and continuing until the earlier of the valid termination of the Merger Agreement or the Effective Time, Varonis will promptly (and in any event within twenty-four hours after knowledge of receipt by a director or executive officer of Varonis or Varonis’ financial advisor) advise Parent orally and in writing of any written Acquisition Proposal received by Varonis and the identity of the person making such Acquisition Proposal, the material terms of any such Acquisition Proposal and unredacted copies of any written (and summaries of any oral) proposal relating thereto provided to Varonis or any of its representatives (including any actual, draft or proposed agreements or documents submitted therewith), and thereafter will keep Parent informed, on a prompt basis, of the status of discussions and negotiations and any material change in the terms of any such Acquisition Proposal (including any revised agreements or documents).

Adverse Recommendation Changes and Alternative Acquisition Agreements

As described above, and subject to the provisions described below, the Company Board has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable, fair to and in the best interests of Varonis and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement and performance by Varonis of its covenants and obligations contained therein and the consummation by Varonis of the transactions contemplated thereby, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the stockholders at a meeting of the Varonis Stockholders and (v) subject to the terms of the Merger Agreement, recommended that the Varonis Stockholders vote in favor of the Merger Agreement Proposal in accordance with the DGCL. The Merger Agreement provides that the Company Board will not effect an Adverse Recommendation Change except as described below.

For purposes of this proxy statement and the Merger Agreement, “Adverse Recommendation Change” means:

•        withdrawing or modifying in a manner adverse to Parent or Merger Sub, or publicly proposing to withdraw or modify in a manner adverse to Parent or Merger Sub, the recommendation of the Company Board;

•        approving or recommending, or publicly proposing to adopt, endorse, approve, recommend or otherwise declare advisable, any Acquisition Proposal;

•        failing to publicly recommend against acceptance of any Acquisition Proposal that is a tender offer or exchange offer by a third party for shares of Company Common Stock pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within ten business days after commencement of such offer;

•        failing to publicly reaffirm the recommendation of the Company Board within five business days after Parent so requests in writing; provided that Parent may make such a request no more than two times per Acquisition Proposal;

•        failing to include the recommendation of the Company Board in this proxy statement; or

•        causing or permitting Varonis or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with the Merger Agreement) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”).

For purposes of this proxy statement and the Merger Agreement, “Intervening Event” means an event or effect that (i) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of the Merger Agreement (or, if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Company Board prior to the execution of the Merger Agreement), which event or effect, or any consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Company Stockholder Approval and (ii) does not relate to an Acquisition Proposal, in each case, other than (A) changes in the market price or trading volume of shares of Company Common Stock, in and of itself, or (B) the fact that Varonis meets or exceeds any internal or published projections, forecasts, budgets or plans for any period.

Notwithstanding anything to the contrary in the Merger Agreement:

•        Varonis may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, or the Company Board may make an Adverse Recommendation Change with respect to a Superior Proposal, if:

•        following receipt by Varonis of a written Acquisition Proposal after the date of the Merger Agreement and prior to the Company Stockholder Approval that did not result from a breach of the non-solicitation covenants in the Merger Agreement, the Company Board (or any committee thereof) determines in good faith, after consultation with Varonis’ outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal;

•        Varonis provides Parent four business days’ prior written notice of its intention to take such action, which notice will (i) state expressly that Varonis has received a written Acquisition Proposal that constitutes a Superior Proposal, (ii) include an unredacted copy of the Alternative Acquisition Agreement and any related agreements or schedules and (iii) state expressly that, subject to any revisions to the terms and conditions of the Merger Agreement, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change or terminate the Merger Agreement in order to enter into the Alternative Acquisition Agreement, as applicable;

•        during such four business day period, Varonis engages in good faith with Parent, to the extent Parent has requested in writing that Varonis engage, to permit Parent to propose adjustments to the terms and conditions of the Merger Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and

•        following such four business day period, the Company Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel and taking into account any revised terms proposed in writing by Parent, that such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or terminate the Merger Agreement, as applicable, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

If the applicable alternative acquiror materially amends the financial terms or any other material term or condition of the applicable Superior Proposal before the Company Board (or any committee thereof) makes an Adverse Recommendation Change or terminates the Merger Agreement, Varonis is required to provide Parent with a new notice and an additional notice period ending on the later of (i) the third business day following delivery of such new notice and (ii) the last day of the original four business day notice period, and to comply again with the applicable provisions described above.

In response to an Intervening Event, the Company Board (or any committee thereof) may, at any time prior to the Company Stockholder Approval, make an Adverse Recommendation Change if:

•        Varonis provides Parent four business days’ prior written notice, which notice will set forth in reasonable detail information describing the Intervening Event and state expressly that, subject to the applicable provisions of the Merger Agreement, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change;

•        during such four business day period, Varonis engages in good faith with Parent, to the extent Parent has requested in writing that Varonis engage, to consider any adjustments proposed by Parent to the terms and conditions of the Merger Agreement such that the failure of the Company Board (or any committee thereof) to make an Adverse Recommendation Change in response to the Intervening Event would no longer reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable law; and

•        following such four business day period, the Company Board (or any committee thereof) determines in good faith, after consultation with its outside legal counsel and taking into account any revised terms proposed in writing by Parent, that the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Any material modification or development with respect to an Intervening Event requires Varonis to provide a new notice to Parent and a new notice period ending on the later of (i) the third business day following delivery of such new notice and (ii) the last day of the original four business day notice period, and to comply again with the applicable provisions described above.

Nothing contained in the Merger Agreement prohibits Varonis or the Company Board (or any committee thereof) from (1) disclosing to Varonis Stockholders any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to Varonis Stockholders any other position or disclosure contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to equity holders in connection with the making or amendment of a tender offer or exchange offer) or (2) making any required disclosure to Varonis Stockholders if, in the good faith judgment of the Company Board (or any committee thereof), after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable law; provided that any such statement or disclosure remains subject to the terms and conditions of the Merger Agreement and does not permit the Company Board to effect an Adverse Recommendation Change other than in accordance with the applicable provisions of the Merger Agreement.

Employee Matters

Terms of Compensation and Benefits Continuation

Parent has agreed for a period commencing at the Effective Time and ending on the earlier of (1) December 31, 2027 and (2) 12 months after the Effective Time, to maintain for each employee who is employed by Varonis or any of its subsidiaries immediately after the Effective Time (each, a “Continuing Employee”), (1) cash compensation (including salary, target annual bonus opportunities and short-term cash commission opportunities) that is no less favorable in the aggregate than those provided to such Continuing Employee immediately prior to the Effective Time (excluding any equity-based or other long-term incentive compensation, nonqualified deferred compensation, retention, transaction or change in control compensation) and (2) employee benefits that are in the aggregate either (A) no less favorable than the employee benefits provided to similarly situated employees of Parent or its applicable subsidiary or (B) substantially comparable to the employee benefits provided to such Continuing Employee immediately prior to the Effective Time (excluding any defined benefit pension or retiree or post-employment welfare benefits).

Parent has also agreed to give, or cause the Surviving Corporation to give, each Continuing Employee full credit for purposes of eligibility, vesting and determining the level of paid time off and severance benefits (other than benefit accruals under any defined benefit pension plans, any equity-based, or other long-term incentive plan or arrangement) for such Continuing Employee’s service with Varonis, its subsidiaries, and their predecessor entities to the same extent and for the purpose as recognized by Varonis and its subsidiaries under the comparable Company Benefit Plan immediately prior to the Effective Time, under each employee benefit plan, program, policy, and arrangement maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent, any of its subsidiaries, or the Surviving Corporation (each, a “Parent Plan”), provided that such crediting does not result in a duplication of benefits of compensation. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its applicable subsidiary have agreed to use commercially reasonable efforts to (1) cause there to be waived any waiting periods and actively at work or evidence of insurability requirements, and pre-existing condition or eligibility limitations and (2) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by Varonis and its subsidiaries immediately prior to the Effective Time to the same extent and for the same purpose as such amounts were credited under the corresponding Company Benefit Plan during the plan year in which the Effective Time occurs.

Treatment of 2026 Bonuses and Commissions

Under the terms of the Merger Agreement, the Company may reasonably determine (in good faith) and pay existing annual cash incentives, commissions and other bonuses in respect of its 2026 calendar year in the ordinary course of business consistent with past practice. Additionally, for purposes of determining and paying 2026 annual bonuses to participants under the Company’s Severance Plan (including any current-year bonus payable under the severance provisions thereof), such bonuses will be calculated and paid out based on actual performance levels certified by the Company’s Compensation Committee, which may result in maximum performance.

Company ESPP

The Merger Agreement requires the Company, through the Company Board (or, if applicable, an appropriate committee thereof), to adopt such resolutions and take all such actions as are necessary with respect to the Company ESPP so that (i) following the date of the Merger Agreement, no new offering periods will commence under the Company ESPP; (ii) no new participants will commence participation in the Company ESPP after the date of the Merger Agreement; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date of the Merger Agreement or to make separate non-payroll contributions on or following such date, except as may be required by applicable law; (iv) each offering period in effect as of the date of the Merger Agreement or commencing thereafter will have an exercise date as of the earlier of (x) the scheduled exercise date for such offering period and (y) the fifth trading day before the Effective Time (after crediting contributions for such date) (the “Offering Period End Date”), and on the Offering Period End Date each outstanding option under the Company ESPP will be exercised; and (v) subject to the consummation of the Transactions, the Company ESPP will terminate, effective immediately prior to the Effective Time. All shares of Company Common Stock purchased under the Company ESPP on the Offering Period End Date will be canceled at the Effective Time and converted into the right to receive the Merger Consideration.

General Efforts

Upon the terms and subject to the conditions set forth in the Merger Agreement and subject to any different standard set forth in the Merger Agreement with respect to any covenant or obligation, Parent and Merger Sub will (and will cause their respective subsidiaries to, if applicable), on the one hand, and Varonis will (and will cause its subsidiaries to), on the other hand, use their respective commercially reasonable efforts to (1) take (or cause to be taken) all actions; (2) do (or cause to be done) all things; and (3) assist and cooperate with the other parties to the Merger Agreement in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Merger and the other transactions contemplated by the Merger Agreement, including by (A) causing the conditions to the Merger of the other party to the Merger Agreement to be satisfied (but not waived) and (B) (i) obtaining all consents, waivers, approvals, orders and authorizations from governmental entities and (ii) making all registrations, declarations and filings with governmental entities, in each case that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement. Varonis and Parent will use commercially reasonable efforts to promptly notify each other of (x) any notice or communication received from any governmental entity in connection with the Merger or from any person alleging in writing that such person’s consent is or may be required in connection with the Merger, or (y) any action, claim or proceeding commenced or, to such party’s knowledge, threatened in writing against, relating to or involving Varonis, Parent or any of their respective subsidiaries which relates to the Merger.

Indemnification and Insurance

From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent has agreed to, and to cause the Surviving Corporation and its subsidiaries to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director, fiduciary or agent of Varonis and its subsidiaries (the “Indemnified Parties”), against all claims or liabilities (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the Merger) arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of Varonis or any of its subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent required by Varonis’ certificate of incorporation and bylaws as in effect on the date of the Merger Agreement.

Except as may be required by applicable law, for a period of six years from the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto existing at the time of the signing of the Merger Agreement in favor of any Indemnified Party as provided in Varonis’ organizational documents and its subsidiaries’ organizational documents or in any indemnification agreement between such Indemnified Party and Varonis or any of its subsidiaries as in effect on the date of the Merger Agreement will survive the Merger and continue in full force and effect, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and will be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time.

Varonis will (after reasonable consultation with Parent) use reasonable best efforts to purchase, at or prior to the Effective Time, a six-year prepaid “tail policy” providing substantially equivalent benefits as Varonis’ current directors’ and officers’ liability insurance and fiduciary liability insurance, provided that the total amount paid does not exceed 300% of the last annual premium paid by Varonis prior to the signing of the Merger Agreement. Parent will cause such policy to be maintained in full force and effect for its full term. If Varonis is unable to purchase such “tail policy,” Parent and the Surviving Corporation will either cause to be maintained in effect the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Varonis and its subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase a “tail policy,” subject to the same 300% annual premium cap.

Antitrust and Foreign Investment

Under the Merger Agreement, Varonis and Parent have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things reasonably necessary, proper or advisable under applicable Antitrust and Foreign Investment Laws to consummate the Merger and the transactions contemplated by the Merger Agreement as promptly as reasonably practicable (and, in any event, no later than the Termination Date), including (i) causing the preparation and filing, as promptly as practicable, of all forms, registrations, notices and notifications (or drafts thereof) required to be filed to consummate the Merger and the taking of such actions as are reasonably necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act or any other Antitrust and Foreign Investment Law, (ii) using reasonable best efforts to defend all actions (other than litigation, tribunal proceedings or administrative proceedings) by or before any governmental entity challenging the Merger Agreement or the consummation of the Merger and (iii) using reasonable best efforts to resolve (other than through litigation, tribunal proceedings or administrative proceedings) any objection asserted with respect to the transactions contemplated by the Merger Agreement under any Antitrust and Foreign Investment Law raised by any governmental entity. Neither Parent nor Merger Sub is obligated to litigate or contest any administrative, judicial or tribunal action, proceeding, injunction or other order. Parent and its advisors will control and direct all strategy for obtaining approvals or clearances under applicable Antitrust and Foreign Investment Laws from each applicable governmental entity following consultation with Varonis and after giving due consideration to its views and acting reasonably and in good faith.

In furtherance and not in limitation of the covenants described above, Varonis and Parent have agreed to (i) prepare and file an appropriate Notification and Report Form pursuant to the HSR Act as promptly as practicable and in any event within ten (10) business days after the date of the Merger Agreement and (ii) prepare and file appropriate initial filings (in draft form, where applicable) required to obtain the regulatory approvals set forth in the Company Disclosure Letter as promptly as practicable and in any event within ten (10) business days after the date of the Merger Agreement. Parent will pay all filing fees for the filings required under the Antitrust and Foreign Investment Laws by Varonis and Parent.

The regulatory approvals include, in addition to expiration or termination of the applicable waiting period under the HSR Act, the requisite clearances, consents, approvals, authorizations, non-opposition confirmations or no-jurisdiction confirmations, as applicable, or the expiration or lapse of applicable waiting or other suspensory periods, in respect of the following filings and submissions:

•        a merger control filing in Australia with the Australian Competition and Consumer Commission;

•        a briefing paper to the Competition and Markets Authority in the United Kingdom;

•        a foreign investment filing in Australia with the Foreign Investment Review Board, the Treasurer of the Commonwealth of Australia or the Treasurer’s delegate;

•        a foreign investment filing in Italy with the Italian Presidency of the Council of Ministers;

•        a foreign investment filing in France with the French Ministry of Economy and Finance;

•        a foreign investment filing in Luxembourg with the Luxembourg Ministry of the Economy; and

•        a foreign investment notification in the United Kingdom with the Investment Screening Unit, UK Secretary of State.

If Varonis, Parent or any of their respective affiliates receives a request for additional information or documentary material from any governmental entity with respect to the Merger Agreement or the transactions contemplated thereby, including a “Second Request” under the HSR Act, such party has agreed to, and to cause its affiliates to, in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, a response to such request. Parent has agreed that it will not withdraw or refile any filing or stay, toll or extend any waiting period under the HSR Act or any Antitrust and Foreign Investment Law or enter into any agreement with any governmental entity to delay the consummation of the Merger, except with the prior written consent of Varonis, which consent may not be unreasonably withheld, conditioned or delayed.

In addition, Varonis and Parent will keep each other apprised of the status of matters relating to the applicable Antitrust and Foreign Investment Laws and will work cooperatively in connection with obtaining the approvals of or clearances from each applicable governmental entity, including:

•        promptly cooperating with each other in connection with filings or other submissions required to be made under any Antitrust and Foreign Investment Law and liaising with each other in relation to the procedure before the relevant governmental entities and as to the contents of all substantive communications with such governmental entities, including, to the extent permitted by applicable law and the applicable governmental entity, providing the other party with a copy of any notification, filing or material submission in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant governmental entity, and considering and taking account of all reasonable comments timely made by the other party;

•        promptly furnishing to the other party all information within its or its affiliates’ possession that is required for any application or other filing to be made by the other party pursuant to applicable law in connection with the transactions contemplated by the Merger Agreement;

•        promptly notifying the other party of any substantive communications from or with any governmental entity with respect to such matters and furnishing the other party with copies of all substantive written correspondence, filings and instruments, and, to the extent permitted by applicable law and the applicable governmental entity, ensuring that each party is entitled to attend and participate in any substantive meetings with or other substantive appearances before any governmental entity with respect thereto; and

•        consulting and cooperating with one another in connection with all substantive analyses, appearances, meetings, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party or its affiliates in connection with proceedings under or relating to the Antitrust and Foreign Investment Laws.

The Merger Agreement also requires Parent to use reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all Antitrust and Foreign Investment Laws to consummate the transactions contemplated by the Merger Agreement, including using its reasonable best efforts to obtain the expiration of all applicable waiting periods and obtain all other approvals and consents required for the parties to consummate the transactions contemplated by the Merger Agreement.

Parent and its subsidiaries have also agreed not to acquire or agree to acquire, whether by merger, consolidation, purchase of equity interests or assets, joint venture or otherwise, any person or any business, division or portion thereof if such acquisition would reasonably be expected to (i) impose any material delay in obtaining, or materially increase the risk of not obtaining, any consent, approval, authorization, qualification or order from a governmental entity necessary for the consummation of the transactions contemplated by the Merger Agreement or the expiration or termination of any applicable waiting period or (ii) materially increase the risk of any governmental entity entering an order prohibiting or delaying the consummation of the transactions contemplated by the Merger Agreement under Antitrust and Foreign Investment Laws.

The obligations of Parent under the Merger Agreement with respect to Antitrust and Foreign Investment Laws include using reasonable best efforts to commit to:

•        entering into any settlement, undertaking, consent, decree, stipulation or agreement with, or required by, any governmental entity in connection with the transactions contemplated by the Merger Agreement;

•        agreeing to sell, divest or otherwise convey any asset, portion or part of an asset or business of the Surviving Corporation and its subsidiaries;

•        licensing, holding separate or entering into similar arrangements or conduct restrictions with respect to the assets of the Surviving Corporation and its subsidiaries; and

•        otherwise taking, or committing to take, actions that, after the Effective Time, would limit Parent’s or Merger Sub’s (including Varonis and its subsidiaries) freedom of action with respect to, or ability to retain or exercise rights of ownership or control with respect to, entities, businesses, divisions, operations, products or product lines, assets, intellectual property or businesses of the Surviving Corporation and its subsidiaries.

Notwithstanding the foregoing, neither Parent nor any of its affiliates is required to take, offer or commit to take any such action (i) with respect to any entities, businesses, divisions, operations, products or product lines, assets, intellectual property or businesses of Parent or its affiliates, other than the Surviving Corporation and its subsidiaries after the Effective Time, (ii) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the assets, businesses, product lines, financial condition or results of operations of the Surviving Corporation and its subsidiaries, taken as a whole, or (iii) that is not conditioned upon the Closing.

No action or actions taken by the parties in accordance with the requirements related to Antitrust and Foreign Investment Laws under the Merger Agreement will be considered for purposes of determining whether a Material Adverse Effect has occurred.

Financing Covenant; Company Cooperation

Parent and Merger Sub have agreed to use reasonable best efforts to obtain the proceeds of the Equity Financing and the Debt Financing on a timely basis, on the terms and subject only to the conditions described in the applicable commitment letter, including by using reasonable best efforts to maintain the commitment letters in effect, enter into definitive agreements consistent with the commitment letters and timely satisfy all conditions within their control. Parent will also use reasonable best efforts to cause the Equity Investors to fund the Equity Financing, including, if necessary, by enforcing its rights under the Equity Commitment Letter.

Without Varonis’ prior written consent, Parent and Merger Sub will not permit any amendment, modification or waiver of the commitment letters or definitive financing agreements that would impose new or adversely modified financing conditions, reduce the financing below the amount required to fund the Merger, adversely affect their ability to enforce their rights under the financing documents or otherwise reasonably be expected to prevent, impede or delay the Merger, or that would adversely affect Varonis’ rights under the Equity Commitment Letter.

If any portion of the Debt Financing required to fund the Merger becomes unavailable, Parent must promptly notify Varonis and use reasonable best efforts to obtain alternative debt financing as promptly as practicable, on terms no less favorable in the aggregate in any material respect to Parent and Merger Sub than those in the Debt Commitment Letter, subject to certain limitations. Parent must also give Varonis prompt written notice of any actual or threatened breach, default, termination or repudiation of the commitment letters or definitive financing agreements of which it is aware, provide copies of related written notices from financing sources and, upon request, keep Varonis reasonably informed on a current basis of the status of its efforts to consummate the financing. Obtaining the Equity Financing, the Debt Financing or any alternative financing is not a condition to Closing.

Prior to the Effective Time, at Parent’s sole cost and expense, Varonis will use, and will cause its subsidiaries to use, commercially reasonable efforts to provide customary cooperation reasonably requested by Parent in writing in connection with the Debt Financing. This includes participating in a limited number of rating agency presentations (not more than three) and lender meetings (not more than five), which will be virtual unless otherwise agreed, assisting with the preparation of offering and marketing materials (including for high yield debt securities offered on a “Rule 144A for life” basis), facilitating customary auditor comfort letters and taking corporate actions, subject to the Closing, to permit the consummation of the Debt Financing. Varonis will also furnish certain required financial information, customary authorization letters, management representation letters and chief financial officer certificates, and, at least four business days prior to the Closing Date (if requested at least eight business days prior to the Closing Date), customary “know your customer” and anti-money laundering information. Varonis will also use commercially reasonable efforts to obtain customary payoff letters, deliver prepayment or redemption notices and arrange for the release of liens in respect of specified existing indebtedness, and to facilitate the replacement, backstop or cash collateralization of outstanding letters of credit thereunder, and has agreed to file a Current Report on Form 8-K disclosing certain material non-public information that may be included in the Debt Financing offering documents.

Any breach by Varonis of its financing cooperation obligations will not constitute a breach for purposes of the termination provisions or a failure of the related closing condition unless such breach (1) is material and a Willful Breach, (2) has not been cured by the seventh business day after Parent’s written notice and (3) has been the direct cause of the Debt Financing not being obtained.

Except for the financial information, letters, certificates and “know your customer” information described above, neither Varonis nor any of its subsidiaries will be required to:

•        waive or amend the Merger Agreement, or pay any fees or reimburse any expenses prior to the Effective Time for which it has not been reimbursed or indemnified by or on behalf of Parent;

•        give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time or, other than the authorization letters and related documents described above, enter into any definitive agreement;

•        take any action that, in Varonis’ good faith determination, would materially interfere with its business or create a material risk of damage to or destruction of its property or assets;

•        provide any information the disclosure of which is restricted by law or contract, or that is privileged or attorney work product;

•        enter into, approve or modify any agreement or documentation that would be effective prior to the Closing Date; or

•        take any action that would conflict with its organizational documents or applicable law, or breach any agreement to which it is a party.

In addition, no action, liability or obligation of Varonis, its subsidiaries or their representatives under any Debt Financing document (other than the authorization letters and related documents described above) will be effective until the Effective Time, and no officer or representative of Varonis will be required to deliver any certificate or opinion or take any action that could reasonably be expected to result in personal liability.

Parent and Merger Sub will, within ten business days of Varonis’ request, reimburse Varonis’ reasonable and documented out-of-pocket cooperation costs, subject to limited exceptions, and will indemnify Varonis, its affiliates and their representatives against losses incurred in connection with the Debt Financing, except to the extent resulting from the bad faith, gross negligence, willful misconduct or fraud of Varonis, its subsidiaries or their affiliates or representatives.

Treatment of Convertible Notes and Capped Call Options

Prior to the Effective Time, Varonis and Parent will cooperate in preparing any notices that may be required to be delivered under Varonis’ convertible notes and the indenture governing them (the “2029 Indenture”), including with respect to holders’ rights to require repurchase or conversion. They will also use commercially reasonable efforts to take all other actions that may be required at the Effective Time under the convertible notes and the 2029 Indenture as a result of the Merger, including as a result of the Merger constituting a “fundamental change” or “make-whole fundamental change.” Parent will promptly reimburse Varonis’ reasonable and documented out-of-pocket costs incurred in connection with these obligations. Varonis will cooperate with Parent in executing and delivering to the trustee, at the Effective Time, any supplemental indenture, officer’s certificate, opinion of counsel and related documentation required by the 2029 Indenture. Parent will pay, or cause the Surviving Corporation to pay, when due, all amounts required to be paid under the 2029 Indenture in connection with the Merger. Without Parent’s prior written consent, Varonis will not make any settlement election under, or change the terms of, the 2029 Indenture, or take any action that would result in a change to the conversion rate, except as required in connection with the Merger.

At Parent’s written request, Varonis will use commercially reasonable efforts to cooperate with Parent so that Varonis’ capped call options are terminated at, or as promptly as practicable following, the Effective Time. Without Parent’s consent (not to be unreasonably withheld, conditioned or delayed), Varonis will not amend the capped call options or exercise any right to terminate or settle them early. Varonis will not be required to pay any fees or make any payment in connection with the capped call options prior to the Effective Time, other than as expressly required under their terms or as reimbursed by Parent. Varonis also will not be required to enter into any settlement, termination or modification of the capped call options that is effective prior to the Effective Time.

Transaction Litigation

Varonis and Parent have each agreed to notify the other party in writing as promptly as reasonably practicable of, and give the other party a reasonable opportunity to participate in the defense and settlement of, any claim, demand or action (including any class action or derivative litigation) asserted or commenced by Varonis Stockholders against Varonis, the Company Board or any committee thereof relating to the Merger Agreement, the Merger or any related transaction, other than any action solely among the parties to the Merger Agreement or their respective affiliates (“Transaction Litigation”). The right to participate means that Varonis or Parent, as the case may be, will keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation, to the extent the attorney-client privilege is not undermined or otherwise adversely affected. The other party may offer comments or suggestions, which will be considered in good faith, but will not be afforded decision-making power or authority. Varonis will not compromise or settle, or agree to compromise or settle, any Transaction Litigation without Parent’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.

Preparation of Proxy Statement and Special Meeting

Varonis agreed to as promptly as reasonably practicable following the execution of the Merger Agreement (and no later than thirty (30) days after the execution of the Merger Agreement), with the assistance of Parent, prepare a proxy statement and file it with the SEC.

Varonis also agreed as promptly as reasonably practicable (and no later than seven days) following clearance of this proxy statement by the SEC, take all action necessary to duly call, set a record date for, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Company Stockholder Approval. The Special Meeting will initially be scheduled for a date no later than thirty-five (35) days following the mailing of this proxy statement to the Varonis Stockholders. Except to the extent the Company Board has made an Adverse Recommendation Change, Varonis will include in this proxy statement the Company Board’s recommendation that the Varonis Stockholders vote in favor of the adoption of the Merger Agreement. Varonis may adjourn, recess, delay or postpone the Special Meeting, but not beyond the Termination Date, (1) for the absence of a quorum, (2) to allow reasonable additional time to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval or (3) if the Company Board has determined in good faith, after consultation with its outside legal counsel, that it is required by applicable law to postpone or adjourn the Special Meeting in order to give the Varonis Stockholders sufficient time to evaluate any information or disclosure that Varonis has sent or otherwise made available to them. Without Parent’s prior written consent (which will not be unreasonably withheld, conditioned or delayed), the Special Meeting will not be postponed or adjourned by more than ten days at a time or on more than three occasions. The record date will not be changed without Parent’s prior written consent (which will not be unreasonably withheld, conditioned or delayed), unless required by applicable law.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including those relating to access to information and employees of Varonis during the Interim Period, public statements and disclosure, stock exchange delisting and deregistration, anti-takeover laws, no control of the other party’s business and conduct of the business of Parent and Merger Sub pending the Merger.

Conditions to Consummation of the Merger

The consummation of the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law) of certain customary mutual conditions, including:

•        the Company Stockholder Approval having been obtained;

•        the absence of any order issued by any governmental entity, or any law enacted, entered, promulgated, enforced or deemed applicable by any governmental entity after the date of the Merger Agreement, that prohibits or makes illegal the consummation of the Merger; and

•        the expiration or termination of any applicable waiting period (or extension) under the HSR Act and the receipt or deemed receipt of the requisite clearances, consents, approvals, authorizations, non-opposition confirmations or no-jurisdiction confirmations under the Antitrust and Foreign Investment Laws of Australia, France, Italy, Luxembourg and the United Kingdom.

Our obligation to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by us:

•        the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date;

•        Parent and Merger Sub having performed or complied with in all material respects their respective agreements and covenants under the Merger Agreement required to be performed or complied with by them at or prior to the Effective Time; and

•        Varonis having received a certificate signed by an executive officer of Parent certifying that the foregoing conditions have been satisfied.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:

•        the accuracy of the representations and warranties of Varonis in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Closing Date, or as of the date in respect of which such representation or warranty was specifically made;

•        Varonis having performed or complied with in all material respects all of its obligations under the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time;

•        the absence of a Material Adverse Effect since the date of the Merger Agreement; and

•        Parent having received a certificate signed by an executive officer of Varonis certifying that the foregoing conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval has been obtained:

•        by mutual written consent of Parent and Varonis;

•        by either Parent or Varonis:

•        if the Merger has not been consummated on or before 11:59 p.m. (New York time) on July 15, 2027 (as it may be extended as described below, the “Termination Date”); provided, that, if on the Termination Date, the conditions relating to the required regulatory approvals have not been satisfied but all other conditions to Closing have been satisfied or waived (or are capable of being satisfied at the Closing), the Termination Date will automatically be extended to October 15, 2027; provided, further, that the Termination Date may be further extended in certain circumstances relating to the Marketing Period;

•        if any governmental entity has, after the date of the Merger Agreement, issued a judgment, law, order, injunction, rule or decree prohibiting any of the transactions contemplated by the Merger Agreement and such judgment, order, injunction, rule or decree has become final and nonappealable; provided, that this right will not be available to a party that is then in breach of its obligations under the Merger Agreement with respect to antitrust and foreign investment approvals; or

•        if Company Stockholder Approval is not obtained at the Special Meeting or any adjournment or postponement thereof at which a vote on the adoption of the Merger Agreement was taken.

The Merger Agreement may be terminated by Varonis:

•        if Parent or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or agreements as set forth in the Merger Agreement, which breach or failure to perform (1) would result in the failure of certain conditions set forth in the Merger Agreement and (2) if curable, is not cured by the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following written notice from Varonis to Parent of such breach or failure stating Varonis’ intention to terminate the Merger Agreement;

•        if prior to obtaining Company Stockholder Approval, (1) the Company Board authorized Varonis, to the extent permitted by and subject to compliance with the terms of the Merger Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (2) substantially concurrently with the termination of the Merger Agreement, Varonis, subject to compliance with the terms of the Merger Agreement, enters into an Alternative Acquisition Agreement providing for a Superior Proposal and (3) prior to or concurrently with such termination, Varonis pays to Parent in immediately available funds the Company Termination Fee; or

•        if (1) all of the mutual conditions to Closing and the conditions to Parent’s and Merger Sub’s obligations to close have been satisfied or waived, (2) Parent fails to consummate the Merger by the time the Closing was required to occur under the Merger Agreement, (3) Varonis has provided irrevocable written notice to Parent of its intention to terminate the Merger Agreement if Parent fails to consummate the Closing and that Varonis is ready, willing and able to consummate the Closing on the date of such notice and at all times during the three business day period immediately thereafter and (4) Parent fails to consummate the Closing within three business days following delivery of such notice.

The Merger Agreement may be terminated by Parent:

•        if Varonis has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (1) would result in the failure of certain conditions as set forth in the Merger Agreement and (2) if curable, is not cured by the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following written notice from Parent to Varonis of such breach or failure stating Parent’s intention to terminate the Merger Agreement; or

•        if the Company Board effects an Adverse Recommendation Change, but only prior to the receipt of the Company Stockholder Approval.

Termination Fees and Expenses

In the following circumstances, Varonis will pay to Parent the Company Termination Fee of $211,700,000:

•        (1) Either Parent or Varonis terminates the Merger Agreement for failure to consummate the Merger by the Termination Date (but, in the case of a termination by Varonis, only if Parent would not then be prohibited from terminating on that basis) or for failure to obtain Company Stockholder Approval at the Special Meeting or (2) Parent terminates the Merger Agreement for Varonis’ breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and, in each case, (x) an Acquisition Proposal has been publicly announced or publicly made known to the Varonis Stockholders and not withdrawn prior to the termination of the Merger Agreement (or, in the case of termination for failure to obtain Company Stockholder Approval, prior to the vote at the Special Meeting) and (y) within twelve months after such termination, Varonis enters into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated;

•        Parent terminates the Merger Agreement because the Company Board effects an Adverse Recommendation Change; or

•        Varonis terminates the Merger Agreement in connection with entry into an Alternative Acquisition Agreement providing for a Superior Proposal.

In the following circumstances, Parent will pay to Varonis the Parent Termination Fee of $423,300,000:

•        Parent or Varonis terminates the Merger Agreement for failure to consummate the Merger by the Termination Date at a time when Varonis has the right to terminate the Merger Agreement due to Parent’s or Merger Sub’s uncured breach or due to Parent’s failure to consummate the Closing when required;

•        Varonis terminates the Merger Agreement due to Parent’s or Merger Sub’s uncured breach or failure to perform any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement; or

•        Varonis terminates the Merger Agreement due to Parent’s failure to consummate the Closing when required under the Merger Agreement.

Neither party will pay its termination fee more than once. If the Company Termination Fee is paid when payable, it (plus any Enforcement Expenses) will be Parent’s and its affiliates’ sole and exclusive monetary remedy against Varonis and its related parties. If the Parent Termination Fee is paid or payable, it (plus any Enforcement Expenses and Parent’s reimbursement and indemnification obligations for Varonis’ financing cooperation and the convertible notes and capped calls (the “Reimbursement Obligations”)) will be Varonis’ sole and exclusive monetary remedy against Parent and its related parties, except for fraud. Parent’s and its related parties’ aggregate monetary damages under the Merger Agreement and the Equity Commitment Letter are capped at the sum of the Parent Termination Fee, the Reimbursement Obligations and the Enforcement Expenses (the “Parent Liability Limitation”), subject to limited exceptions.

If either party fails to pay amounts due under the fee provisions and the other party obtains a judgment for them, the non-paying party will pay the other party’s reasonable out-of-pocket costs of the suit (including reasonable attorneys’ fees), plus interest at the prime rate (collectively, “Enforcement Expenses”). Neither party may receive both specific performance resulting in the Merger and monetary damages or a termination fee.

Otherwise, each party will bear its own expenses, whether or not the Merger is consummated, except that Varonis will bear proxy statement filing, printing and mailing costs (including SEC fees) and solicitation costs, and Parent will bear antitrust and foreign investment filing fees and “tail policy” costs.

Amendment and Waiver

The Merger Agreement may be amended, modified or supplemented by the parties thereto, prior to the Effective Time and whether before or after Company Stockholder Approval has been obtained, by action taken or authorized by their respective boards of directors; provided, however, that after Company Stockholder Approval has been obtained, no amendment may be made that, pursuant to applicable law, requires approval or adoption by the stockholders of Varonis without such approval or adoption.

At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent permitted by applicable law, (1) extend the time for the performance of any of the obligations or acts of any of the other parties, (2) waive any inaccuracies in the representations and warranties of the other parties set forth in the Merger Agreement or any document delivered pursuant thereto or (3) waive compliance with any of the agreements or conditions of the other parties contained therein. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy thereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Specific Performance

The parties to the Merger Agreement agreed that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of Varonis (on behalf of itself and the holders of shares of Company Common Stock as third-party beneficiaries), Parent and Merger Sub agreed that the parties to the Merger Agreement will be entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which such party is entitled at law or in equity, subject to the limitations described below. Each of the parties to the Merger Agreement further waived (1) any defense in any action for specific performance that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity and (2) any requirement under any law to post any bond or security as a prerequisite to obtaining equitable relief.

Varonis will be entitled to specific performance to cause the Equity Financing to be funded under the Equity Commitment Letter, and to enforce Parent’s and Merger Sub’s obligations to consummate the Merger, if and only if (1) all of the mutual conditions to Closing and the conditions to Parent’s and Merger Sub’s obligations to close have been satisfied or waived at the time the Closing was required to have occurred (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied at the Closing), (2) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (3) Varonis has irrevocably confirmed in writing that, if the Equity Financing and the Debt Financing are funded, it would take such actions as are required of it by the Merger Agreement to cause the Closing to occur and (4) Parent and Merger Sub have failed to consummate the Merger by the time the Closing was required to have occurred. In no event will Varonis be entitled to specifically enforce Parent’s obligation to cause the Equity Financing to be funded if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In addition, Varonis will not be entitled to specific performance or other equitable remedies against any debt financing source. The Parent Liability Limitation does not limit Varonis’ right to obtain specific performance.

Governing Law; Jurisdiction; Waiver of Jury Trial

The Merger Agreement and all disputes or controversies arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement are governed by, and to be construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, except that actions brought against certain debt financing sources related parties are to be governed by and construed in accordance with the laws of the State of New York.

Each party to the Merger Agreement has irrevocably submitted to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, if jurisdiction is not available in such court, any federal court located in the State of Delaware or any other Delaware state court), in the event that any dispute or controversy arises out of the Merger Agreement or the transactions contemplated by the Merger Agreement, and has agreed that all claims with respect to such proceedings will be brought and determined only in such courts.

Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF VARONIS, THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Varonis is required to submit a proposal to the Varonis Stockholders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Varonis’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section titled “The Merger — Interests of Varonis’ Directors and Executive Officers in the Merger.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

Accordingly, Varonis is asking you to approve, on a non-binding, advisory basis, the compensation that will or may become payable to Varonis’ named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “The Merger — Interests of Varonis’ Directors and Executive Officers in the Merger.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Varonis. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF VARONIS, THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

We are asking you to approve the Adjournment Proposal, a proposal to adjourn the Special Meeting to a later date or time if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement Proposal at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask the Varonis Stockholders to vote only on this Adjournment Proposal and not to vote on the Merger Agreement Proposal or to approve, on a non-binding, advisory basis, the Compensation Proposal.

If the Varonis Stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Varonis Stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairperson of the Special Meeting.

Approval of the Adjournment Proposal to adjourn the Special Meeting when a quorum is present requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

THE COMPANY BOARD RECOMMENDS, ON BEHALF OF VARONIS, THAT YOU VOTE “FOR” APPROVAL OF THIS PROPOSAL.

MARKET PRICES AND DIVIDEND DATA

The Company Common Stock is listed on Nasdaq under the symbol “VRNS.” As of the Record Date, there were [•] shares of Company Common Stock outstanding held by approximately [•] Varonis Stockholders of record. The actual number of Varonis Stockholders is greater than this number of record holders and includes Varonis Stockholders who are beneficial owners, but whose shares of Company Common Stock are held in street name by brokers and other nominees.

On [•], the latest practicable trading day before the filing of this proxy statement, the closing price for our Company Common Stock on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for our Company Common Stock.

Following the Merger, there will be no further market for Company Common Stock, and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of the Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the Company Board may deem relevant. The Company has not declared or paid any cash dividends on Company Common Stock, does not currently anticipate paying dividends in the foreseeable future and is restricted from doing so during the Interim Period under the Merger Agreement. For more information, see the section titled “Proposal 1: The Merger Agreement Proposal — Conduct of Business by Varonis Prior to Consummation of the Merger.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock as of October 28, 2026 for:

•        each person or group whom we know to own beneficially (or have the right to acquire within 60 days) more than 5% of the outstanding shares of Company Common Stock;

•        each of the directors and named executive officers individually; and

•        all directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of Company Common Stock issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within sixty (60) days of October 28, 2026.

Our calculation of the percentage of beneficial ownership is based on 115,298,568 shares of Company Common Stock outstanding as of October 28, 2026. Unless otherwise indicated, the address for each listed Varonis Stockholder is c/o 801 Brickell Avenue, Miami, FL 33131. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock. All share counts have been rounded to the nearest whole number. The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other SEC filings under Section 16 of the Exchange Act.

Name of Beneficial Owner(1)	Shares of Company Common Stock Beneficially Owned
	Number	Percentage
Beneficial Owners of More than 5%
BlackRock, Inc.(2)	10,223,060	8.70%
Vanguard Portfolio Management LLC(3)	7,584,217	6.58%
Vanguard Capital Management LLC(4)	5,992,118	5.20%

Directors and Executive Officers
Yakov Faitelson(5)	1,141,009	*
Guy Melamed	307,226	*
David Bass	664,767	*
Gregory Pomeroy	86,061	*
Dov Gottlieb	119,208	*
Carlos Aued	23,023	*
Kevin Comolli(6)	229,579	*
John J. Gavin, Jr.(7)	273,666	*
Gili Iohan	27,604	*
Avrohom J. Kess	49,403	*
Ohad Korkus	122,734	*
Thomas F. Mendoza(8)	65,201	*
Rachel Prishkolnik(9)	26,729	*
Ofer Segev	84,023	*
Fred van den Bosch	128,666	*
All current executive officers and directors as a group (15 persons)	3,348,899	2.90%

____________

*        Represents beneficial ownership or voting power of less than one percent (1%).

(1)      Shares of Company Common Stock underlying stock options exercisable within 60 days of October 28, 2026 or RSUs vesting within 60 days of October 28, 2026 are deemed to be outstanding for computing the percentage ownership of the person holding such options or RSUs and the percentage ownership of any group of which such person is a member, but are not deemed outstanding for computing the percentage ownership of any other person. The RSUs granted to the non-employee directors on April 30, 2026 vest on May 31, 2027 and are not included.

(2)      The information is based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 17, 2025, reporting beneficial ownership as of June 30, 2025. BlackRock, Inc. reported that it has sole dispositive power over 10,223,060 shares and sole voting power over 10,026,635 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)      The information is based on a Schedule 13G filed by Vanguard Portfolio Management LLC with the SEC on April 29, 2026, reporting beneficial ownership as of March 31, 2026. Vanguard Portfolio Management LLC reported that it has sole dispositive power over 7,584,217 shares and sole voting power over 101,102 shares. The address of Vanguard Portfolio Management LLC is 100 Vanguard Blvd., Malvern, PA 19355.

(4)      The information is based on a Schedule 13G filed by Vanguard Capital Management LLC with the SEC on April 30, 2026, reporting beneficial ownership as of March 31, 2026. Vanguard Capital Management LLC reported that it has sole dispositive power over 5,992,118 shares and sole voting power over 891,604 shares. The address of Vanguard Capital Management LLC is 100 Vanguard Blvd., Malvern, PA 19355.

(5)      Consists of (i) 771,828 shares owned directly by Mr. Faitelson; (ii) 83,869 shares owned by Mr. Faitelson’s spouse; and (iii) 285,312 shares owned in trust. Of these shares, the 771,828 shares owned directly by Mr. Faitelson are subject to the Support Agreement. For more information, see the section titled “The Merger — The Support Agreement.”

(6)      Consists of (i) 39,004 shares owned directly by Mr. Comolli and (ii) 190,575 shares owned by Kevin E Comolli Living Trust Ltd 3/28/18, of which Mr. Comolli is the beneficiary.

(7)      Consists of 273,666 shares owned jointly by Mr. Gavin and his spouse.

(8)      Consists of (i) 65,150 shares owned directly by Mr. Mendoza and (ii) 51 shares owned by Mr. Mendoza as custodian for the benefit of Dylan M. O’Rand, Mr. Mendoza’s nephew.

(9)      Consists of (i) 25,714 shares owned directly by Ms. Prishkolnik and (ii) 1,105 shares owned jointly by Ms. Prishkolnik and her spouse.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public Varonis Stockholders and there will be no public participation in any future meetings of Varonis Stockholders. However, if the Merger is not completed, Varonis Stockholders will continue to be entitled to attend and participate in Varonis Stockholder meetings.

Varonis will hold the regular annual meeting of the Varonis Stockholders in 2027 only if the Merger is not completed.

Stockholder Proposals and Nominations for 2027 Annual Meeting of Stockholders

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and be received by Tim Perz, Vice President of Investor Relations, at 801 Brickell Avenue, Miami, FL 33131, no later than the close of business on December 18, 2026, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If, however, our 2027 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of our 2026 Annual Meeting of Stockholders, then the deadline is a reasonable amount of time before we begin to print and send the proxy materials for the 2027 Annual Meeting of Stockholders.

If you wish to submit a proposal (including a director nomination) at the 2027 Annual Meeting of Stockholders that is not to be included in the Company’s proxy materials for that meeting, the proposal must be received by our Secretary at the address above no later than the close of business on March 3, 2027 nor earlier than the close of business on February 1, 2027. The notice must contain certain information as specified in our bylaws. If, however, our 2027 Annual Meeting of Stockholders is called for a date that is more than thirty (30) days before or seventy (70) days after such anniversary date, notice by the stockholder shall be timely only if delivered to or mailed and received at the principal executive offices of the Company (a) not earlier than the close of business (Eastern Time) on the one hundred and twentieth (120th) day prior to such annual meeting and (b) not later than the later of the close of business (Eastern Time) on the ninetieth (90th) day prior to such annual meeting and the close of business (Eastern Time) on the date ten (10) days following the day on which such public disclosure of the date of the annual meeting is first made.

In no event will the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The bylaws are posted on our website at https://ir.varonis.com/governance/governance-documents. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under our bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) promulgated under the Exchange Act.

OTHER MATTERS

Other Matters

The Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares of Company Common Stock represented thereby on such matters in accordance with their best judgment.

Householding of Special Meeting Materials

Varonis delivers only one proxy statement to multiple stockholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Varonis will, upon written or oral request, promptly deliver a separate copy of the proxy statement to a Varonis Stockholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address or request a separate copy of this or future proxy materials, you should submit this request by writing [•] or calling [•].

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. Varonis Stockholders can also obtain free copies of our SEC filings through the “Investor Overview” section of Varonis’ website at https://ir.varonis.com/. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.

•        Varonis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 4, 2026;

•        Varonis’ Quarterly Reports on Form 10-Q, filed with the SEC on July 29, 2026 and April 29, 2026; and

•        Varonis’ Current Reports on Form 8-K, filed with the SEC on October 15, 2026 and June 2, 2026.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.

These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.

Any person, including any beneficial owner of shares of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Company’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents:

Varonis Systems, Inc.
Attention: Tim Perz
801 Brickell Avenue
Miami, FL 33131
+1 646-640-2112
investors@varonis.com

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Stockholders and All Others Call Toll-Free: (888) 785-6709
E-mail: info@okapipartners.com

MISCELLANEOUS

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Varonis Stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

HIGHLY CONFIDENTIAL

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

PROOFPOINT, INC.,

VAIL MERGER SUB, INC.

and

VARONIS SYSTEMS, INC.

Dated as of October 15, 2026

Annex A-i

Annex A-ii

Annex A-iii

INDEX OF DEFINED TERMS

Definition	Location
102 Amounts	Section 2.2(f)
2029 Indenture	Exhibit A
Acceptable Confidentiality Agreement	Exhibit A
Acceptable MNPI	Section 5.19(a)
Acquisition Proposal	Exhibit A
Action	Section 3.9
Adverse Recommendation Change	Section 5.4(c)
Affiliate	Exhibit A
Agreement	Preamble
AI Technologies	Exhibit A
Alternate Debt Financing	Section 5.18(c)
Alternative Acquisition Agreement	Section 5.4(c)
Ancillary Agreement	Exhibit A
Antitrust and Foreign Investment Law	Exhibit A
Applicable Period	Section 5.1(a)
Book-Entry Shares	Section 2.3(c)
Business Day	Exhibit A
Capitalization Date	Section 3.2(a)
Capped Call Option Confirmations	Exhibit A
Capped Call Options	Exhibit A
Certificate of Merger	Section 1.3
Certificates	Section 2.3(b)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.4(a)
Collective Bargaining Agreement	Section 3.12(a)
Commitment Letters	Exhibit A
Company	Preamble
Company 401(k) Plan	Section 5.9(c)
Company Benefit Plan	Exhibit A
Company Board	Recitals
Company Board Recommendation	Section 3.3(b)
Company Bylaws	Section 1.5(b)
Company Charter	Section 3.1(c)
Company Disclosure Letter	Article III
Company ESPP	Section 2.2(d)
Company Group	Exhibit A
Company IP	Exhibit A
Company IT Systems	Exhibit A
Company Officers’ Certificate	Section 6.3(d)
Company PSU	Section 2.2(c)
Company Registered IP	Section 3.18(a)
Company Related Parties	Section 7.3(f)
Company RSU	Section 2.2(b)
Company SEC Documents	Section 3.5(a)
Company Software	Exhibit A
Company Stock Option	Section 2.2(a)
Company Stock Plans	Section 2.2(a)

Annex A-iv

Definition	Location
Company Stockholder Approval	Section 3.3(a)
Company Stockholders Meeting	Section 3.3(b)
Compliant	Exhibit A
Confidentiality Agreement	Section 5.6(b)
Continuing Employees	Section 5.9(a)
Contract	Exhibit A
Contractors	Section 3.12(d)
control	Exhibit A
Converted PSU Award	Section 2.2(c)
Converted Restricted Cash Award	Section 2.2(b)
Convertible Notes	Exhibit A
Current Offering Period	Section 2.2(d)
Data Security Requirements	Exhibit A
Debt Commitment Letter	Exhibit A
Debt Financing	Section 4.7(a)
Debt Financing Parties	Exhibit A
Debt Financing Sources	Exhibit A
Definitive Agreements	Section 5.18(a)
Delaware Secretary of State	Section 1.3
DGCL	Section 1.1
Dissenting Shares	Section 2.4(b)
DTC	Section 2.3(f)
DTC Payment	Section 2.3(f)
Effect	Exhibit A
Effective Time	Section 1.3
Electronic Delivery	Section 8.14
Enforceability Exceptions	Section 3.3(a)
Enforcement Expenses	Section 7.3(e)
Environmental Laws	Exhibit A
Environmental Permits	Exhibit A
Equity Commitment Letter	Recitals
Equity Financing	Section 4.7(b)
Equity Investors	Recitals
ERISA	Exhibit A
Exchange Act	Section 3.4(b)
Executive Officer	Exhibit A
Existing Action	Exhibit A
FCPA	Exhibit A
Financing	Exhibit A
Financing Amounts	Section 4.7(d)
Foreign Benefit Plan	Section 3.11(h)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(b)
Hazardous Materials	Exhibit A
HSR Act	Section 3.4(b)
Identified MNPI	Section 5.19(a)
Improper Payment Laws	Exhibit A
Indebtedness	Exhibit A
Indemnified Parties	Section 5.11(a)
Intellectual Property	Exhibit A

Annex A-v

Definition	Location
Interim Option Tax Ruling	Section 5.16(a)
International Trade Laws	Exhibit A
Intervening Event	Exhibit A
IP Contributor	Section 3.18(g)
IRS	Section 3.11(a)
Israeli Equity Based Incentive Amounts	Section 2.2(f)
Israeli Permits	Section 3.20(c)
Israeli Regulated Benefit Plan	Exhibit A
Israeli Subsidiary	Exhibit A
ITA	Exhibit A
knowledge	Exhibit A
Law	Section 3.4(a)
Leased Real Property	Exhibit A
Leases	Exhibit A
Liens	Exhibit A
Malicious Code	Exhibit A
Marketing Period	Exhibit A
Material Adverse Effect	Exhibit A
Material Channel Partner	Section 3.15(a)(xvii)
Material Contracts	Section 3.15
Material Customer	Section 3.15(a)(xvi)
Material Supplier	Section 3.15(a)(xviii)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Nasdaq	Exhibit A
New Debt Commitment Letter	Section 5.18(c)
Notice of Intervening Event	Section 5.4(e)(i)
OFAC	Exhibit A
Offering Period End Date	Section 2.2(d)
Open Source License	Exhibit A
Option Consideration	Section 2.2(a)
Option Tax Ruling	Section 5.16(a)
Order	Exhibit A
Ordinance	Exhibit A
Other Required Company Filing	Section 5.5(b)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Liability Limitation	Section 7.3(g)
Parent Material Adverse Effect	Exhibit A
Parent Officers’ Certificate	Section 6.2(c)
Parent Plan	Section 5.9(b)
Parent Related Parties	Section 7.3(g)
Parent Termination Fee	Section 7.3(c)
Paying Agent	Section 2.3(a)
Paying Agent Agreement	Section 2.3(a)
Payment Fund	Section 2.3(a)
Payor	Section 2.4(a)
Permits	Section 3.10
Permitted Encumbrances	Exhibit A

Annex A-vi

Definition	Location
Person	Exhibit A
Personal Information	Exhibit A
Preferred Stock	Section 3.2(a)
Privacy Law	Section 3.19(a)
Privacy Policies	Section 3.19(a)
Process	Exhibit A
Processed	Exhibit A
Processing	Exhibit A
Prohibited Modification	Section 5.18(b)
Proxy Statement	Section 3.7
PSU Consideration	Section 2.2(c)
Reimbursement Obligations	Exhibit A
Related Party Transaction	Section 3.23
Remedial Action	Section 5.8(g)
Representatives	Section 5.4(a)
Required Financial Information	Exhibit A
Restricted Share	Section 2.2(b)
RSU Consideration	Section 2.2(b)
Sanctioned Country	Exhibit A
Sanctioned Target	Exhibit A
Sanctions	Exhibit A
Sarbanes-Oxley Act	Exhibit A
SEC	Section 3.5(a)
Section 102	Exhibit A
Section 102 ESPP Purchase Rights	Exhibit A
Section 102 Options	Exhibit A
Section 102 Plan	Section 3.14(j)
Section 102 PSUs	Exhibit A
Section 102 RSUs	Exhibit A
Section 102 Securities	Exhibit A
Section 102 Shares	Exhibit A
Section 102 Trustee	Exhibit A
Section 3(i)	Exhibit A
Section 3(i) PSUs	Exhibit A
Section 3(i) RSUs	Exhibit A
Securities Act	Section 3.5(a)
Security Incident	Exhibit A
Shares	Section 2.1(a)
Single Trigger Award	Section 2.2(b)
Software	Exhibit A
Solvent	Section 4.8(a)
Subsidiary	Exhibit A
Superior Proposal	Exhibit A
Support Agreement	Recitals
Supporting Stockholder	Recitals
Surviving Corporation	Section 1.1
Takeover Laws	Section 3.22
Tax	Exhibit A
Tax Returns	Exhibit A
Taxes	Exhibit A

Annex A-vii

Definition	Location
Termination Date	Section 7.1(b)(i)
Termination Fee	Section 7.3(b)
Transaction Litigation	Exhibit A
Transactions	Recitals
Treasury Regulations	Exhibit A
U.S.	Exhibit A
United States	Exhibit A
Valid ITA Tax Certificate	Exhibit A
VAT	Section 3.14(m)
WARN Act	Section 3.12(b)
Willful Breach	Exhibit A

Annex A-viii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 15, 2026, by and among Proofpoint, Inc., a Delaware corporation (“Parent”), Vail Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and Varonis Systems, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties hereto intend to effect the merger of Merger Sub with and into the Company, with the Company surviving that merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated hereby (the “Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders, (b) authorized and approved the execution and delivery of this Agreement and performance by the Company of its covenants and obligations contained herein and the consummation by the Company of the Transactions, (c) approved and declared advisable this Agreement and the Transactions, including the Merger, (d) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders and (e) subject to Section 5.4, resolved to recommend that the Company’s stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL;

WHEREAS, the board of directors of Parent has unanimously authorized and approved the execution and delivery of this Agreement and performance of its covenants and obligations herein and declared this Agreement and the Transactions, including the Merger, to be advisable, fair to and in the best interests of Parent and its stockholders, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Merger and the Transactions are advisable, fair to and in the best interests of Merger Sub and Parent, as its sole stockholder, (b) authorized and approved the execution and delivery of this Agreement and performance by Merger Sub of its covenants and obligations contained herein and the consummation by Merger Sub of the Transactions, (c) approved and declared advisable this Agreement and the Transactions and (d) recommended that Parent, as Merger Sub’s sole stockholder, adopt this Agreement in accordance with the DGCL, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Thoma Bravo Fund XIII, L.P., Thoma Bravo Fund XIII-A, L.P., Thoma Bravo Executive Fund XIII, L.P., Thoma Bravo Fund XIV, L.P., Thoma Bravo Fund XIV-A, L.P., Thoma Bravo Executive Fund XIV, L.P., Thoma Bravo Executive Fund XIV-a, L.P., Thoma Bravo Fund XV, L.P., Thoma Bravo Fund XV-A, L.P. and Thoma Bravo Executive Fund XV, L.P., each a Delaware limited partnership (the “Equity Investors”), are entering into an equity financing commitment letter in favor of Parent (the “Equity Commitment Letter”), pursuant to which the Equity Investors have committed, subject to the terms and conditions therein, to directly or indirectly invest in Parent the amounts set forth therein; and

WHEREAS, substantially concurrently with the delivery of this Agreement and as a condition and material inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Company stockholder set forth on Section 1.1 of the Company Disclosure Letter (the “Supporting Stockholder”) has entered into a support agreement with the Company and Parent, substantially in the form attached hereto as Exhibit B, pursuant to which, among other things, the Supporting Stockholder has agreed to vote all of such Person’s Shares in favor of the adoption of the Agreement and the Transactions, including the Merger (the “Support Agreement”).

Annex A-1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”). Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (thereafter, the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place remotely, via electronic exchange of required Closing documentation, at 9:00 a.m., New York time, on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another date, time or place is agreed to in writing by Parent and the Company; provided that if the Marketing Period has not ended, the Closing will occur on the earlier of (i) a date during the Marketing Period specified by Parent in writing on no fewer than three (3) Business Days’ notice to the Company and (ii) the third (3rd) Business Day immediately following the last day of the Marketing Period (subject in each case to the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions)). The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), prepared and executed in accordance with the relevant provisions of the DGCL, and the parties hereto shall take all such further actions as may be required by applicable Law to make the Merger effective. The Merger shall become effective at such time as the Certificate of Merger is filed with and accepted by the Delaware Secretary of State or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger, and in the relevant provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of any Person, shall be amended and restated so that it reads in its entirety as set forth in Exhibit C hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law and consistent with the obligations set forth in Section 5.11.

(b) At the Effective Time, by virtue of the Merger, and without any further action on the part of the Company, Merger Sub or any other Person, the bylaws of the Company (the “Company Bylaws”) as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (with any changes as the Company and Parent shall mutually agree), except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.

Annex A-2

Section 1.6 Directors. Upon the Effective Time, Parent shall cause the directors of Merger Sub as of immediately prior to the Effective Time to be appointed as the directors of the Surviving Corporation, each to serve until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal.

Section 1.7 Officers. The officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve until his or her respective successor is duly appointed and qualified or until the earlier of his or her death, resignation or removal.

Article II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of any of the securities of the parties hereto, the following shall occur:

(a) Each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the “Shares”) issued and outstanding as of immediately prior to the Effective Time (other than (i) Shares to be canceled in accordance with Section 2.1(b), (ii) Restricted Shares to be canceled in accordance with Section 2.2(b), and (iii) any Dissenting Shares), shall thereupon be converted automatically into and shall thereafter represent the right to receive $49.75 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all Shares subject to this Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter only represent the right to receive the Merger Consideration to be issued or paid in accordance with Section 2.3, without interest.

(b) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, any Affiliate thereof or any Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Each share of common stock of Merger Sub, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible into or exchangeable into or exercisable for shares of such capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or consolidation, combination, exchange or readjustment of shares, or any stock dividend; stock distribution or similar transaction with a record date during such period, or any merger or other similar transaction, the Merger Consideration shall be equitably adjusted, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.2 Treatment of Options and Other Equity-Based Awards.

(a) At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares granted pursuant to the Company’s Amended and Restated 2023 Omnibus Equity Incentive Plan, 2013 Omnibus Equity Incentive Plan, and 2005 Stock Plan, as well as the Polyrize Security Ltd. 2019 Share Incentive Plan that the Company assumed (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled, and in exchange therefor, Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction) will pay to the former holder thereof as soon as practicable following the Effective Time (and in no event later than the first regular payroll date occurring at least five (5) days after the Effective Time) an amount in cash (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the excess of the Merger Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option (the “Option Consideration”); provided, that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option will be canceled without any cash payment being made in respect thereof.

Annex A-3

(b) At the Effective Time, each restricted stock unit granted pursuant to a Company Stock Plan that vests based solely on continued service (each, a “Company RSU”) and each Share of restricted stock granted pursuant to a Company Stock Plan (each, a “Restricted Share”), in each case that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date hereof (including any Company RSU held by a non-employee director of the Company) (each, a “Single Trigger Award”), will be canceled in exchange for a payment by Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction), as soon as practicable following the Effective Time (and in no event later than the first regular payroll date occurring at least five (5) days after the Effective Time), of a cash amount (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such Single Trigger Award. At the Effective Time, each Company RSU and each Restricted Share that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a cash-denominated award (a “Converted Restricted Cash Award”) equal to the product of (i) the Merger Consideration and (ii) the number of Restricted Shares subject to such award, or the number of Shares subject to such Company RSU, as applicable (the “RSU Consideration”). Each Converted Restricted Cash Award will remain subject to the same vesting terms and conditions (including continued service requirements) as applied to the corresponding Company RSU or Restricted Share immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction) will pay to the holder thereof, as soon as practicable following the applicable vesting date (and in no event later than the first regular payroll date occurring after such vesting date), the RSU Consideration in cash (without interest, and subject to deduction for any required Tax withholding). Notwithstanding the foregoing, each Converted Restricted Cash Award will be subject to the additional terms set forth in Section 2.2(b) of the Company Disclosure Letter.

(c) At the Effective Time, each performance share unit granted pursuant to a Company Stock Plan (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time and that vests at the Effective Time in accordance with the terms of the applicable award agreement as in effect on the date hereof (each such Company PSU, which will also constitute a Single Trigger Award for all purposes of this Agreement) will be canceled in exchange for a payment by Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction), as soon as practicable following the Effective Time (and in no event later than the first regular payroll date occurring at least five (5) days after the Effective Time), of a cash amount (without interest, and subject to deduction for any required Tax withholding) equal to the product of (i) the Merger Consideration and (ii) the number of Shares, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level. At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time and is not a Single Trigger Award will be converted into a cash-denominated award (a “Converted PSU Award”) equal to the product of (i) the Merger Consideration and (ii) the number of Shares, if any, to which the holder of such Company PSU would be entitled based on the PSU Performance Settlement Level (the “PSU Consideration”). Each Converted PSU Award will remain subject to substantially the same vesting terms and conditions (other than any performance-based vesting conditions, which will be deemed satisfied at the PSU Performance Settlement Level) as applied to the corresponding Company PSU immediately prior to the Effective Time and, upon satisfaction of such vesting conditions, Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction) will pay to the holder thereof, as soon as practicable following the applicable vesting date (and in no event later than the first regular payroll date occurring after such vesting date), the PSU Consideration in cash (without interest, and subject to deduction for any required Tax withholding). Notwithstanding the foregoing, each Converted PSU Award will be subject to the additional terms set forth in Section 2.2(c) of the Company Disclosure Letter.

(d) The Company, through the Company Board (or, if applicable, an appropriate committee thereof), will, no later than five (5) Business Days after the date hereof, adopt such resolutions and will take all such actions as are necessary with respect to the Company’s employee stock purchase plan (the “Company ESPP”) so that (i) the current “Offering Period” (as such term is defined in the Company ESPP) in effect as of the date hereof (the “Current Offering Period”) will have an “Exercise Date” (within the meaning of the Company ESPP) as of the earlier of (x) the scheduled Exercise Date for such Current Offering Period and (y) the fifth trading day before the Effective Time (after crediting contributions for such date) (the “Offering Period End Date”) and, on the Offering Period End Date, each outstanding option under the Company ESPP will be exercised, (ii) no new “Offering Periods” will commence after the date hereof, (iii) no new individuals may elect to participate in the Company ESPP and no changes may be made to the elections made by current participants in the Current Offering Period other than reductions of such participant’s

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election amount and (iv) subject to the consummation by the Company of the Transactions, the Company ESPP will terminate, effective immediately prior to the Effective Time. All Shares purchased on the Offering Period End Date will be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with Section 2.1(a).

(e) Prior to the Effective Time, the Company, through the Company Board or an appropriate committee thereof, will adopt such resolutions and cause such other actions to be taken as it may deem necessary in its reasonable discretion to (i) effectuate the actions contemplated by this Section 2.2, (ii) ensure that after the Effective Time no holder of any Company Stock Option, Restricted Share, Company RSU, Company PSU, or option under the Company ESPP will have any right thereunder to acquire any securities of the Company, the Surviving Corporation, or Parent, or to receive any payment or benefit with respect thereto, except as provided in this Section 2.2, (iii) ensure that, on and after the Effective Time, no new Company Stock Option, Restricted Share, Company RSU, Company PSU, or option under the Company ESPP or other rights with respect to Shares may be granted or outstanding under any Company Stock Plan or the Company ESPP or otherwise, and (iv) effective as of, but contingent on the occurrence of, the Effective Time, terminate the Company Stock Plans and deliver evidence in a form satisfactory to and previously approved by Parent of the termination of the Company Stock Plans.

(f) Notwithstanding anything to the contrary in this Section 2.2, the Option Consideration payable pursuant to Section 2.2(a) with respect to Section 102 Options, the RSU Consideration payable pursuant to Section 2.2(b) with respect to Section 102 RSUs and Section 3(i) RSUs, the PSU Consideration payable pursuant to Section 2.2(b) with respect to Section 102 PSUs and Section 3(i) PSUs, and the Merger Consideration payable pursuant to Section 2.1(a) with respect to Section 102 Shares (collectively, the “Israeli Equity Based Incentive Amounts”, and for Section 102 Securities only, the “102 Amounts”) shall be paid by Parent or the Surviving Corporation (as determined by the Company to achieve the intended tax treatment in the applicable jurisdiction) without withholding of any tax, to the Section 102 Trustee for the benefit of the beneficial owner thereof. The Israeli Equity Based Incentive Amounts shall be held in trust by the Section 102 Trustee pursuant to Section 102, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained, and shall be released by the Section 102 Trustee, together with any interest earned thereon, in accordance with Section 102, the Interim Option Tax Ruling and the Option Tax Ruling, if obtained.

Section 2.3 Exchange and Payment.

(a) Prior to the Effective Time, Merger Sub or Parent shall enter into an agreement (in form and substance reasonably acceptable to the Company) (the “Paying Agent Agreement”), with a nationally recognized bank or trust company (the “Paying Agent”), pursuant to which the Paying Agent will undertake to act as agent for the holders of Shares in connection with the Merger to receive and deliver the Merger Consideration to which stockholders of the Company (other than holders of Restricted Shares that will be paid pursuant to Section 2.2(b)) shall become entitled pursuant to this Article II. Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration in accordance with Section 2.1(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 2.1(a). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of Shares for the Merger Consideration and other amounts contemplated by this Article II.

(b) As promptly as practicable following the Effective Time (and in any event not later than the third Business Day following the Effective Time) Parent shall cause the Paying Agent to mail to each holder of record of an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration with respect thereto pursuant to Section 2.1(a), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(j))) and (ii) instructions for use in effecting the surrender of such Certificates (or complying with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(j)) in exchange for the Merger Consideration payable with respect thereto pursuant to Section 2.1(a). Upon surrender of a Certificate to the Paying Agent (or upon compliance with the replacement requirements established by the Paying Agent in lieu thereof in accordance with Section 2.3(j)), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be

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entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to such holder, in accordance with the terms of this Agreement and the letter of transmittal, in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled.

(c) As promptly as practicable following the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent shall cause the Paying Agent to issue and deliver to each holder of uncertificated Shares represented by book entry (“Book-Entry Shares”) a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 2.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of Certificates or Book-Entry Shares.

(d) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that (i) such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred, as applicable, and (ii) that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

(e) Until surrendered or canceled as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of Shares theretofore represented by such Certificate or Book-Entry Shares, as applicable, pursuant to Section 2.1(a), without any interest thereon.

(f) With respect to Shares held, directly or indirectly, through the Depository Trust Company (“DTC”), prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s intermediaries and such other necessary third-party intermediaries to ensure that (i) if the Closing occurs at or prior to 11:30 a.m. (New York time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominees as promptly as practicable following the Effective Time (and in any event on the Closing Date), an amount in cash in immediately available funds sufficient to pay the Merger Consideration with respect to all Shares held of record by DTC or such nominee as of immediately prior to the Effective Time (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 11:30 a.m. (New York time) on the Closing Date, the Paying Agent shall transmit to DTC or its nominee as promptly as practicable following the Effective Time (and in any event on the first Business Day after the Closing Date), an amount in cash in immediately available funds equal to the DTC Payment.

(g) All cash paid upon the surrender for exchange or cancelation of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding as of immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

(h) Parent may request the Paying Agent to invest any cash included in the Payment Fund as directed by Parent, on a daily basis; provided, that (i) any investment of such cash shall in all events be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America and (ii) such investments shall only be invested in a manner provided by, or otherwise in accordance with, the Paying Agent Agreement. If for any reason (including investment losses or Shares ceasing to qualify as Dissenting Shares) the cash in the Payment Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 2.4), Parent shall promptly deposit cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations. Any interest and other income resulting from such investments shall be payable to the Surviving Corporation. For the avoidance of doubt, Parent may elect in its discretion to have the Payment Fund held in a non-interest bearing account.

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(i) At any time following the date that is 12 months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it or its designee any funds (including any interest received with respect thereto) which have been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general unsecured creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificate or Book-Entry Shares. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(j) If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by the Paying Agent, in accordance with the Paying Agent’s customary requirements, or requested by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Surviving Corporation shall cause the Paying Agent to deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

Section 2.4 Withholding Rights.

(a) Parent, Merger Sub, the Surviving Corporation, their respective Affiliates, the Paying Agent or the Section 102 Trustee (each, a “Payor”) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options, Restricted Shares, Company RSUs, Company PSUs or otherwise pursuant to or in connection with this Agreement such amounts as such Payor is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law including the Option Tax Ruling. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by the applicable Payor, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Except as set forth on Section 2.4(a) of the Company Disclosure Letter and notwithstanding anything to the contrary in this Agreement, but subject to Section 2.4(b), no Israeli Taxes shall be deducted or withheld from any of the consideration payable pursuant to this Agreement.

(b) Notwithstanding anything to the contrary herein, any payments of Israeli Equity Based Incentive Amounts will be subject to deduction or withholding of Israeli Tax under the Ordinance by the 16th day of the calendar month following the month during which the Closing Date occurs, unless prior to such date the Option Tax Ruling (or the Interim Option Tax Ruling) shall have been obtained, in which case withholding shall be as determined in the Option Tax Ruling (or the Interim Option Tax Ruling).

Section 2.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding as of immediately prior to the Effective Time that are held by any holder or beneficially owned by a “beneficial owner” (as defined in Section 262(a) of the DGCL) who has not voted in favor of the adoption of this Agreement and who properly demands appraisal of such Shares pursuant to, and who otherwise complies in all respects with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL. Such holders or beneficial owners of Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until such Person fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws, waives or loses such Person’s right to appraisal under the DGCL with respect to such Dissenting Shares, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. If any such Person fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws, waives or loses any such right to appraisal with respect to any Dissenting Shares or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such Dissenting Share of such Person shall be deemed to have been converted into, and have become exchangeable for, at the Effective Time, and shall thereafter represent only the right to receive, the Merger Consideration in accordance with Section 2.1(a), without interest, and shall not thereafter be deemed to be Dissenting Shares. Prior to the Effective Time, the Company shall give prompt notice to Parent (and copies) of any demands

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received by the Company for appraisal of any Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior consent of Parent, make any payment with respect to, or compromise or settle, any such demands or agree to do any of the foregoing and Parent shall not prior to the Effective Time, except with the prior written consent of the Company, require the Company (except to the extent conditioned on the occurrence of the Effective Time) to make any payment with respect to any such demands or offer to settle or settle any such demand.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed or reflected in the Company SEC Documents filed prior to the date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) (it being agreed that (i) disclosure of any information in any matter disclosed in the Company SEC Documents will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent to which the relevance of such information is reasonably apparent on the face of such disclosure in such Company SEC Document that it is applicable to such section of the Company Disclosure Letter; and (ii) nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.2 or Section 3.8(b)), or (b) as set forth in the corresponding sections or subsections of the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement only to the extent to which the relevance of such information is reasonably apparent on the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified, licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of the Subsidiaries of the Company (i) is an entity duly incorporated, organized or registered (as applicable), and validly existing and in good standing (with respect to jurisdictions that recognize such concept), under the Laws of the jurisdiction of its organization, and with respect to the Israeli Subsidiary, is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law), (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, in case of clause (iii), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent or materially impede or delay the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or consummate the Merger or the Transactions. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents in any material respect.

(c) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s certificate of incorporation (the “Company Charter”) and the Company Bylaws, in each case in effect on the date of this Agreement, and each as so made available is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws in any material respect.

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Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (a) 200,000,000 Shares and (b) 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of the close of business on October 6, 2026 (the “Capitalization Date”), (i) 115,298,568 Shares were issued and outstanding (including 0 Shares that are Restricted Shares), all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) no Shares were held in treasury, (iii) 6,694,827 Shares were subject to or otherwise deliverable in connection with the settlement of outstanding Company RSUs, 4,063,424 Shares were subject to or otherwise deliverable in connection with the settlement of outstanding Company PSUs (at the applicable PSU Performance Settlement Level) and 45 Shares were subject to or otherwise deliverable in connection with the exercise of outstanding Company Stock Options (with a weighted average exercise price of $17.05 per Share), (iv) 7,286,861 Shares were reserved for issuance under the Company ESPP with aggregate contributions of $1,722,764.14 received by the Company for the Current Offering Period pursuant to the Company ESPP, (v) no shares of Preferred Stock were issued and outstanding, and (vi) $460,000,000 aggregate principal amount of the Convertible Notes (with a conversion rate as of the date hereof equal to 14.7419 Shares per $1,000 principal amount, subject to adjustment as provided in the 2029 Indenture) were issued and outstanding. Except as set forth above, and except for changes since the Capitalization Date resulting from the exercise of Company Stock Options, settlement of outstanding Company RSUs and Company PSUs and conversion of Convertible Notes, in each case outstanding on the Capitalization Date and any securities granted after the date of this Agreement in compliance with Section 5.1(b), (A) there are no outstanding or authorized (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (3) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (B) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (C) there are no other options, calls, warrants, phantom stock, stock appreciation, profit participation or other equity or equity-based rights or other similar rights or interests, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party other than the Capped Call Options, (D) there are no voting trusts, proxies or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries (other than the Support Agreement), (E) there are no contractual obligations or commitments of any character to which the Company or any of its Subsidiaries is a party restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company or any of its Subsidiaries and (F) there are no outstanding obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Shares.

(b) Each of the outstanding shares of capital stock or other voting securities of each of the Company’s Subsidiaries is duly authorized, validly issued, and, in the case of the Company’s Subsidiaries that are corporations, fully paid and nonassessable, and all such shares or other voting securities are owned by the Company or another wholly-owned Subsidiary of the Company and are owned free and clear of all Liens of any nature whatsoever (other than Liens of general applicability as may be provided under the Securities Act or other applicable securities Laws or as contemplated by this Agreement), except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of each Subsidiary of the Company and its jurisdiction of incorporation or organization.

(c) There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

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(d) Section 3.2(d) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of each outstanding Company Stock Option, Restricted Share, Company RSU and Company PSU on an individual-by-individual basis, including with respect to each such equity award, (i) the name of the holder, (ii) the date of grant, (iii) the total number of Shares subject to such award, (iv) the vesting schedule and current vesting status (including any accelerated vesting terms), (v) the exercise price and any early exercise feature, if applicable, (vi) the expiration date, if applicable, and (vii) if applicable, whether each Company Stock Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. Each Company Stock Option, Restricted Share, Company RSU and Company PSU was granted in all material respects in accordance with the terms of the applicable Company Stock Plan, applicable Law and Section 409A of the Code, and each Company Stock Option’s per share exercise price is equal to or greater than the fair market value of a Share on the date of grant of such Company Stock Option.

(e) Other than marketable securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person (other than a Subsidiary of the Company).

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by the holders of at least a majority in voting power of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote of the holders of any class or series of shares of the stock of the Company necessary to approve this Agreement and the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary of State (and other recordings or filings required by the DGCL to be filed with the Delaware Secretary of State). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles governing the availability of equitable remedies, whether considered in suit, action or proceeding at law or in equity (the “Enforceability Exceptions”)).

(b) The Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, (iii) directed that the adoption of this Agreement and the Merger be submitted to a vote at a meeting of the Company’s stockholders (the “Company Stockholders Meeting”) and (iv) subject to Section 5.4, resolved to recommend that the Company’s stockholders vote in favor of the adoption of this Agreement (clauses (i), (ii) and (iv), the “Company Board Recommendation”), which actions have not, as of the date hereof, been subsequently rescinded, modified, or withdrawn.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate in any material respect any law, rule, regulation, Order, judgment or decree of any Governmental Entity (collectively, “Law”) applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any

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such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent or materially impede or delay the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or consummate the Merger or the Transactions.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Transactions, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange or other self-regulatory) authority, agency, court, commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any filings, submissions or notifications (or drafts thereof) required under the applicable requirements of any other Antitrust and Foreign Investment Laws, (iii) such filings as necessary to comply with the applicable requirements of Nasdaq, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL (and other recordings or filings required by the DGCL to be filed with the Delaware Secretary of State), and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent or materially impede or delay the ability of the Company and its Subsidiaries to perform their obligations under this Agreement or consummate the Merger or the Transactions.

Section 3.5 SEC Reports; Financial Statements.

(a) The Company has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2025 (all such forms, reports, statements, certificates and other documents filed since January 1, 2025 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2026 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments none of which, if presented, would be material to the Company and its Subsidiaries, taken as a whole).

(c) The Company has established and maintains disclosure controls and procedures required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act to allow timely decisions regarding required disclosure. The Company has established and maintains internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. There are no, and since

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June 30, 2024 have been no significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting that adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the knowledge of the Company, there has never been any fraud, whether or not material, which involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Each required form, report and document containing financial statements that has been filed with the SEC by the Company since June 30, 2024 through the date hereof was accompanied by the certifications required to be filed by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act. As of the date hereof, neither the Company, nor any current or former executive officer of the Company, has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof.

(e) Section 3.5(e) of the Company Disclosure Letter sets forth a true and complete good faith estimate of all Indebtedness for borrowed money of the Company and its Subsidiaries as of the date of this Agreement.

Section 3.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, other than (a) liabilities and obligations reflected or reserved against in the Company’s consolidated balance sheet as of June 30, 2026 (or the notes thereto) included in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business since June 30, 2026 (none of which is a liability resulting from breach of contract, tort or infringement or violation of Law), (c) liabilities and obligations which have been discharged or paid in full prior to the date of this Agreement, (d) liabilities and obligations incurred in connection with the Transactions, (e) liabilities and obligations arising from any executory Contract entered into in the ordinary course of business (none of which results from or was caused by a breach by the Company or any of its Subsidiaries of any such Contract) and (f) liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” that would be required to be disclosed under Item 303(a) of Regulation S-K as promulgated under the Securities Act.

Section 3.7 Certain Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2025 through the date of this Agreement, except as otherwise expressly contemplated or permitted by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business in all material respects.

(b) Since December 31, 2025 through the date of this Agreement, there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Material Adverse Effect.

(c) Since June 30, 2026 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof and prior to the Closing Date, would have been prohibited by, a breach of, or require the consent of Parent under, Section 5.1(b)(ii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(ix), Section 5.1(b)(xi), Section 5.1(b)(xii), Section 5.1(b)(xiii), or Section 5.1(b)(xvii) or, solely with respect to the foregoing clauses, Section 5.1(b)(xxii).

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Section 3.9 Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there is no, and since June 30, 2024 there has not been any, suit, claim, action, proceeding, arbitration, mediation, complaint, audit, inquiry or investigation (each, an “Action”) pending, threatened in writing or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity or, to the knowledge of the Company, against any present or former officer or director of the Company or any Subsidiary of the Company in such individual’s capacity as such and (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, Order, injunction, rule or decree of any Governmental Entity. As of the date of this Agreement and to the knowledge of the Company, there is no pending Action or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.

Section 3.10 Compliance with Laws. The Company and each of its Subsidiaries are, and since June 30, 2024 have been, in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have in effect all permits, licenses, exemptions, authorizations, franchises, Orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.11 Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan; provided, that to the extent that there exist certain forms of agreement that would each individually constitute a Company Benefit Plan, such list includes only the forms of such agreement in lieu of all individual agreements that follow such forms in all material respects. With respect to each material Company Benefit Plan, the Company has furnished or made available to Parent a current, accurate, and complete copy thereof (or if unwritten, a written summary of the material terms thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination or opinion letter from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description or other equivalent written communications by the Company or its Subsidiaries to their employees concerning the extent of the benefits provided thereunder, and (iv) the most recent (A) Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

(b) Except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11(b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) each Company Benefit Plan has been established, maintained, funded and administered in all respects in accordance with its terms and in compliance with the provisions of applicable Law; provided that, with respect to a Company Benefit Plan sponsored or maintained by a professional employer organization or employer of record, such representation is made to the knowledge of the Company; none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other Person has engaged in a non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty with respect to any Company Benefit Plan; and all contributions or payments required to be made under the terms of any Company Benefit Plan have been timely made; neither the Company nor any of its Subsidiaries has incurred or could reasonably be expected to incur any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code; and

(ii) there is no Action or claim, including by any Governmental Entity or by any plan participant or beneficiary, pending, threatened in writing or, to the knowledge of the Company, threatened orally relating to any Company Benefit Plan, any fiduciaries thereof with respect to their duties to a Company Benefit Plan, or the assets of any of the trusts under any of the Company Benefit Plans (other than routine claims for benefits).

(c) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory, or opinion letter, as applicable, from the IRS that it is so qualified (or the deadline for obtaining such a letter has not expired as of the date of this Agreement), and to the knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Benefit Plan.

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(d) No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has in the past six years been required to contribute to, nor does the Company or any of its Subsidiaries otherwise have any liability or obligation (contingent or otherwise and including on account of an ERISA Affiliate) with respect to, any (i) defined benefit plan (as defined in Section 3(35) of ERISA, whether or not subject to ERISA), (ii) employee benefit plan that is or was subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code; (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA; (iv) multiple employer plan (as described in Section 413(c) of the Code or Sections 210, 4063, 4064 or 4066 of ERISA); (v) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (vi) plan or arrangement that provides or promises to provide retiree or post-employment or post-service health or life insurance benefits (other than as required under Section 4980B of the Code).

(e) The execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director, consultant or other individual service provider (or any dependent or beneficiary thereof) of the Company or any Subsidiary to any payment of compensation or benefits (whether in cash, property, or the vesting of property), (ii) accelerate the time of payment, funding, or vesting, or increase the amount of, or otherwise enhance, any compensation, equity award or other benefit due or payable to any such employee, officer, director, consultant or other individual service provider, (iii) restrict the ability of the Company to merge, amend or terminate any Company Benefit Plan, (iv) result in the forgiveness of any employee or service provider loan, or (v) result in the payment or provision of any amount or benefit that reasonably could not be deductible by reason of Section 280G of the Code or that could be subject to an excise tax under Section 4999 of the Code.

(f) The Company has no obligation to indemnify, gross-up, reimburse or otherwise make whole any individual for any Taxes, including those incurred pursuant to Section 409A or 4999 of the Code (or any corresponding provisions of state, local or foreign Tax law).

(g) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

(h) Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (a “Foreign Benefit Plan”): (i) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, (ii) each Foreign Benefit Plan intended to receive favorable tax treatment under applicable tax Laws has been qualified or similarly determined to satisfy the requirements of such Laws, (iii) no Foreign Benefit Plan is a defined benefit plan, and (iv) no Foreign Benefit Plan has any material unfunded liabilities, nor are such material unfunded liabilities reasonably expected to arise in connection with the Transactions.

Section 3.12 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or other labor-related Contract with any labor union, works council, labor organization or other employee representative other than nationwide agreements (to the extent applicable) or extension orders applicable to all employers in Israel (each, a “Collective Bargaining Agreement”), and none are being negotiated, and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, labor organization, other employee representative or group of employees with respect to their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a member of any employers’ association or organization or subject to any obligation to make payments thereto and has not been required by any such organization to make such payments, including professional organizational handling charges. There is no pending, and since June 30, 2024 has been no, labor dispute, labor arbitration, labor grievance, unfair labor practice charge, strike, work stoppage, walkout, slowdown, picketing, hand billing or lockout, labor recognition or certification demand or proceeding, or to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries (in their capacities as such) or any labor union, works council, labor organization,

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other employee representative, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, since June 30, 2024, there have been no pending or threatened labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are, and since June 30, 2024 have been, in compliance with all applicable Laws relating to labor, employment, and terms and conditions of employment, including those relating to wages, hours, collective bargaining, unemployment compensation, workers’ compensation, equal employment opportunity, discrimination, immigration control (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employee and independent contractor classification, the provisions of the Law for the Enhanced Enforcement of the Labor Laws, 2011, payment and withholding of employment-related taxes, health and safety, harassment, retaliation, whistleblowing, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act, as amended, and any similar state, local or foreign law (the “WARN Act”)), labor relations, employee leave issues, disability rights and benefits, and pay transparency.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since June 30, 2024, the Company and each of its Subsidiaries has reasonably investigated all sexual harassment, or other harassment, discrimination, or retaliation allegations against officers, directors, and employees of the Company or any of its Subsidiaries that have been reported to the Company or any of its Subsidiaries or of which the Company or any of its Subsidiaries was otherwise aware. With respect to each such allegation with potential merit, the Company or the applicable Subsidiary has taken appropriate corrective action reasonably calculated to prevent further improper action.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all current or former employees or contractors of the Israeli Subsidiary have executed a written contract governing their employment or engagement, which contract also contains undertakings concerning non-competition. To the knowledge of the Company, no current employee of the Company or any of its Subsidiaries is in material violation of any term of any employment agreement, invention assignment agreement, patent disclosure agreement, non-competition agreement, non-solicitation agreement, or any restrictive covenant with a former employer that would reasonably be expected to materially impair such employee’s performance of services to the Company or any of its Subsidiaries, considering the nature of the businesses of the Company and its Subsidiaries or the use of trade secrets or proprietary information of others. All independent contractors and consultants to the Israeli Subsidiary (“Contractors”) can be terminated on notice of 30 days or less to the Contractor. Except as would not have a Material Adverse Effect, (i) all Contractors are, and all former Contractors were, correctly classified as independent contractors and would not reasonably be expected to be reclassified by any Israeli Governmental Entity as employees of the Israeli Subsidiary, for any purpose whatsoever; (ii) according to the Contractors’ agreements with the Israeli Subsidiary, no Contractor is entitled to any rights as an employee under the applicable labor Laws and (iii) all current and former Contractors have received all rights to which they are and were entitled according to any applicable Law or Contract with the Israeli Subsidiary. The Israeli Subsidiary is not engaged with any personnel through manpower agencies.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company’s and its Subsidiaries’ liability with respect to current employees of the Israeli Subsidiary for severance pay, accrued vacation and contributions to all Company Benefit Plans are fully funded or, if not required by any source to be funded, are accrued on the Company’s or Subsidiaries’ (as applicable) financial statements as of the date of such financial statements and any Section 14 Arrangement under the Israeli Severance Pay Law—1963 has been properly applied in accordance with the terms of the general permit issued by the Israeli Labor Minister regarding all current or former employees of the Israeli Subsidiary who reside in Israel based on their full salaries and from their commencement date of employment.

Section 3.13 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries are, and since June 30, 2024 have been, in compliance with all applicable Environmental Laws, and possess and are in compliance, and since June 30, 2024 have possessed and complied, with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) since June 30, 2024 (or earlier to the extent unresolved) neither the Company nor any of its

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Subsidiaries has received any written notice, claim or complaint, or is presently subject to any Action, relating to noncompliance with Environmental Laws or any other liabilities (contingent or otherwise) pursuant to Environmental Laws, and no such matter has been threatened in writing; and (iii) there has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Materials, or ownership or operation of any property or facility which is or has been contaminated by any such Hazardous Materials, that has given or would give rise to material liability (contingent or otherwise) under Environmental Laws for the Company.

(b) The Company has made available to Parent all material environmental audits, assessments, and reports, and other material environmental, health or safety documents relating to the Company’s current properties, facilities, or operations that are in its possession, custody, or reasonable control.

Section 3.14 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) all Tax Returns required by applicable Law to be filed by the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns are true, accurate and complete in all material respects and prepared in compliance with applicable Law;

(ii) each of the Company and its Subsidiaries has timely paid in full (taking into account applicable extensions) all Taxes due and owing by it (whether or not shown on a Tax Return);

(iii) no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established on the applicable financial statement in accordance with GAAP;

(iv) neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than automatic extensions arising from an extension of the due date for filing a Tax Return), which waiver or extension remains in effect;

(b) (i) there are no audits, examinations, or other Actions in process or otherwise pending, threatened in writing or, to the knowledge of the Company, threatened orally against or with respect to the Company or any of its Subsidiaries principally with respect to any material amount of Tax or material Tax Return, (ii) neither the Company nor any of its Subsidiaries has received a written claim by a Governmental Entity in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that the Company or such Subsidiary may be subject to material Tax in such jurisdiction, which claim has not since been resolved, and (iii) no deficiencies, adjustments, or assessments for any material amount of Tax has been proposed, asserted, or assessed in writing against the Company or any Subsidiary thereof that have not been paid or otherwise resolved in full;

(c) neither the Company nor any of its Subsidiaries has (i) been a member of an “affiliated group” (within the meaning of Section 1504 of the Code (or any similar provision of state, local or non-U.S. Law)) or otherwise required to file or be included in a combined, consolidated, unitary or other similar Tax Return (other than any such group the common parent of which is or was the Company or any Subsidiary thereof) or (ii) any liabilities for Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract (other than any agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes (such as a loan or a lease)), or by operation of Law;

(d) neither the Company nor any of its Subsidiaries has been in the last two years a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 of the Code;

(e) neither the Company nor any of its Subsidiaries has been a party to a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law);

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(f) there are no Tax sharing or similar arrangements that may or will require that any payment be made by either the Company or any of its Subsidiaries, other than (i) any such agreements entered into solely by and among the Company and any of its Subsidiaries and (ii) any customary indemnification or gross up provision in a commercial agreement that was entered into in the ordinary course of business and the principal subject of which is not related to Taxes;

(g) neither the Company nor any of its Subsidiaries is, nor has ever been, a resident for tax purposes of any country other than the country in which it is organized;

(h) less than 30% of the value of the Company and its Subsidiaries, and less than 30% of the value of the assets of the Company and its Subsidiary is allocable to assets of the Company and its Subsidiaries, held directly or indirectly (including assets held by any Person in which the Company or any of its Subsidiaries has any equity rights), that are located in Israel. For purposes of this Section 3.14(h), any Person incorporated, organized or formed under the laws of Israel shall be considered as an asset located in Israel. The Company is and, outside of Company IP that the Company or its subsidiaries acquired from a third party (including through the acquisition of such third party), always has been the sole and exclusive legal, beneficial and economic owner of all right, title and interest in and to the Company IP;

(i) the Israeli Subsidiary has not performed or was part of any action or transaction that is classified as a “reportable transaction” under Section 131(g) of the Ordinance and the regulations promulgated thereunder or is subject to reporting obligations under Sections 131D and 131E of the Ordinance or similar provisions under the Israel Value Added Tax Law of 1975 and the Israeli Land Taxation Law (Appreciation and Acquisition) of 1963;

(j) each Company Stock Plan that is intended to qualify as a capital gains route plan under Section 102 of the Ordinance (“Section 102 Plan”) has received a favorable determination or approval letter or is otherwise approved by the ITA as such. All Section 102 Securities issued under any Section 102 Plan have been granted or issued, as applicable, in compliance in all respects with the applicable requirements of Section 102 (including the relevant sub-section of Section 102) and the written requirements and guidance of the ITA, including, without limitation, the adoption of the applicable board resolutions, the timely filing of the necessary documents with the ITA, the submission of the application to the ITA to approve a Section 102 Plan, the grant of Section 102 Securities only following the lapse of the required thirty (30) day period from the filing of the 102 Plan with the ITA, the appointment of an authorized trustee to serve as the Section 102 Trustee and hold the Section 102 Securities, with the due deposit of such Section 102 Securities with the Section 102 Trustee pursuant to the terms of Section 102 of the Ordinance, any tax ruling obtained by the Company and Israeli Subsidiary and applicable regulations and rules and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012, as applicable, and the execution by each holder of Section 102 Securities of an undertaking to comply with the provisions of Section 102 of the Ordinance and all applicable regulations and ITA clarifications aforementioned;

(k)  the Israeli Subsidiary is not subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2 of the Ordinance;

(l) neither the Company nor any of its Subsidiaries has been at any time a real property corporation (Igud Mekarke’in) within the meaning of such term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963; and

(m) the Israeli Subsidiary is duly registered for the purposes of Israeli value added Tax (“VAT”) and has complied in all material respects with all applicable requirements concerning VAT. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Israeli Subsidiary (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and timely remitted to the relevant Tax authority all output VAT which it is required to collect and remit under any applicable Law, and (iii) has not received a refund for input VAT for which it is not entitled under any Law. None of the Company nor its Subsidiaries that are organized outside of Israel has ever been, or currently is, required to effect Israeli VAT registration.

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Section 3.15 Material Contracts.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Contract (other than any Company Benefit Plan), including all amendments, supplements and side letters thereto that modify each such Contract, to which the Company or any of its Subsidiaries is a party or by which it is bound (other than any Contracts solely between the Company and any wholly-owned Subsidiaries of the Company or solely between any wholly-owned Subsidiaries of the Company), that:

(i) is a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete in or conduct any line of business or grants “most favored nation” rights or a right of exclusivity to any Person that prevents the Company or any of its Subsidiaries from entering any territory, market or field or freely engaging in business anywhere in the world;

(iii) provides for Indebtedness (other than intercompany Indebtedness owed solely between the Company and any wholly-owned Subsidiary of the Company or solely between any other wholly-owned Subsidiaries of the Company) of the Company or any of its Subsidiaries having an outstanding or committed principal amount in excess of $1,000,000, whether secured or unsecured;

(iv) is a limited liability company agreement, partnership agreement, joint venture agreement, strategic alliance or similar Contract, other than such Contracts solely among the Company and any of its wholly-owned Subsidiaries or solely among any of the wholly-owned Subsidiaries of the Company;

(v) (A) relates to the licensing or granting of rights to any material Intellectual Property (whether granted by or to the Company or any of its Subsidiaries) (other than non-exclusive grant of rights to information pursuant to confidentiality and nondisclosure agreements for a limited purpose as described therein, licenses to background Intellectual Property granted by independent contractors and consultants, non-exclusive licenses granted to the Company required for (and for the purpose of) the receipt or provision of services, non-exclusive licenses of Intellectual Property granted to customers, and licenses of commercially available off-the-shelf software with an aggregate fee of less than $200,000, in each case, entered in the ordinary course of business), (B) is for the acquisition, divestiture, or development of material Intellectual Property (other than employee invention assignment agreements and agreements with independent contractors executed on the Company’s standard form of agreement for such material Intellectual Property, which shall be deemed to be Material Contracts but will not be required to be scheduled on Section 3.15(a)(v)(B) of the Company Disclosure Letter); or (C) adversely affects in any material respect the Company’s or its Subsidiaries’ ability to use, disclose, own, or enforce any material Company IP or arises out of any material dispute related to Intellectual Property (including concurrent use agreements, settlement agreements, coexistence agreements, and covenant not to sue agreements);

(vi) is a Collective Bargaining Agreement;

(vii) is a settlement, conciliation or similar Contract (A) with any Governmental Entity, (B) pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation or restriction after the date of this Agreement or (C) that contains payment obligations of the Company or any of its Subsidiaries in excess of $600,000 which is unpaid;

(viii) relating to the disposition or acquisition of assets, securities or any business (whether by merger, sale of stock or assets or otherwise) by the Company or any of its Subsidiaries (A) since June 30, 2024, with a value or purchase price greater than $3,000,000 or (B) pursuant to which any potential earn-out, deferred or contingent payment obligations or other material liability or obligations remain outstanding or otherwise survive as of the date hereof that would reasonably be expected to result in the receipt or making by the Company or any of its Subsidiaries of future payments in excess of $500,000;

(ix) provides for indemnification of any officer, director or employee by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company’s standard forms previously filed as an exhibit with the Company SEC Documents;

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(x) provides for accelerated vesting in connection with a change of control or otherwise in connection with the Merger or the Transactions (including as a result of any termination of employment following a change of control or the Merger);

(xi) obligates the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $1,000,000;

(xii) under which the Company or any of its Subsidiaries is, or is reasonably expected to be, obligated to make or entitled to receive payments in excess of $5,000,000 in fiscal year 2026 or any fiscal year thereafter with respect to hosting and infrastructure obligations, other than Contracts that can be terminated by the Company or any of its Subsidiaries on 90 days’ notice or less without payment by the Company or any of its Subsidiaries of any material penalty;

(xiii) with respect to any current or former employee, officer, director or other individual service provider of the Company or any of its Subsidiaries (A) provides for (1) annual base compensation that could exceed $500,000, or (2) payment of any severance payments or benefits or (B) cannot be terminated upon sixty days’ notice or less without further payment, liability or obligation unless required by applicable Law;

(xiv) is a Related Party Transaction;

(xv) is a Contract with a Governmental Entity involving more than $1,000,000 annually;

(xvi) is a customer Contract with any of the 10 largest customers (based on sales on a consolidation of each customer with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, for the 12 months ended (A) December 31, 2025 and (B) June 30, 2026 (each, a “Material Customer”);

(xvii) is a Contract with any of the 10 largest channel partners (including resellers and distributors) (based on recorded revenue from such channel partner) of the Company and its Subsidiaries, taken as a whole, for the 12 months ended (A) December 31, 2025 and (B) June 30, 2026 (each, a “Material Channel Partner”); or

(xviii) is a Contract with any of the 10 largest vendors, suppliers or service providers (based on a consolidation of each vendor, supplier or service provider with each of its Affiliates) of the Company and its Subsidiaries, taken as a whole, based on the aggregate amount of expenditures made by the Company and its Subsidiaries to such vendor, supplier or service provider (each, a “Material Supplier”) for the 12 months ended (A) December 31, 2025 and (B) June 30, 2026.

All contracts of the types referred to in clauses (i) through (xviii) above are referred to herein as “Material Contracts”. The Company has made available to Parent true and complete copies of all Material Contracts as of the date hereof, including all amendments and supplements thereto. Notwithstanding anything to the contrary in this Agreement, the Contracts and related documents underlying the Capped Call Options shall not constitute “Material Contracts” for purposes of this Agreement.

(b) Each Material Contract is valid and binding on each of the Company’s Subsidiaries party thereto (and, if the Company is a party, on the Company) and, to the knowledge of the Company, any other party thereto, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

(c) Since December 31, 2025 through the date of this Agreement, the Company has not received any written notice from or on behalf of any Material Customer, Material Channel Partner or Material Supplier indicating that such Person intends to terminate or not renew, or materially change the terms of, any Material Contract.

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all material insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as management has determined to be prudent in accordance with industry practices and (b) neither the Company nor any of its Subsidiaries is in breach or default, and

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neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with the lapse of time or the giving of notice or both, would constitute such a breach of or default under, or permit termination or modification of, any of such insurance policies.

Section 3.17 Properties.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or a Subsidiary of the Company has valid leasehold interests in all of its respective Leased Real Property, necessary to conduct its respective businesses as currently conducted, free and clear of all Liens (except Permitted Encumbrances), assuming the timely discharge of all obligations owing under or related to the Leased Real Property.

(b) With respect to each Leased Real Property, neither the Company nor any Subsidiary of the Company is in breach or default under the applicable Lease that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, no event has occurred and no circumstance exists that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

(c) Neither the Company nor any of its Subsidiaries owns any real property.

Section 3.18 Intellectual Property.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of all registered or applied for trademarks or service marks, patents, patent applications, registered copyrights, and domain names, and social media accounts owned by the Company or any of its Subsidiaries (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancelation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Company Registered IP and other Company IP is exclusively owned by the Company or one of its Subsidiaries, in each case, free and clear of all Liens (except Permitted Encumbrances), and the Company and its Subsidiaries have valid, enforceable, and sufficient right or license to all Intellectual Property used in or necessary for the operation of their respective businesses. All material Company IP is subsisting, valid and (other than applications for the registration of Company Registered IP) enforceable. Neither the Company nor any of its Subsidiaries has received any written notice or claim since June 30, 2024 challenging the ownership, validity or enforceability of any Company Registered IP or other Company IP, including any that remains pending or unresolved.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect all Company IP, including the confidentiality of all information of the Company or any of its Subsidiaries that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use and any other trade secret or material confidential information of the Company or any of its Subsidiaries, including taking commercially reasonable steps to safeguard any such information that is accessible through computer systems or networks.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, (i) neither the Company nor any of its Subsidiaries (nor the conduct of any of its or their respective businesses) are infringing upon, misappropriating or otherwise violating, or since June 30, 2024 have infringed upon, misappropriated or otherwise violated, any patents, copyrights, trademarks, trade secrets or other Intellectual Property of any third party and neither the Company nor any of its Subsidiaries has received since June 30, 2024 any written notice, threat or claim asserting that any such infringement, misappropriation or other violation is occurring or has occurred, including any which notice or claim that remains pending or unresolved, (ii) no third party is misappropriating, infringing or otherwise violating, or since June 30, 2024 has misappropriated, infringed or otherwise violated any Intellectual Property owned by the Company or any of its Subsidiaries and (iii) no Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding Order, or pending Action, in which the Company or any of its Subsidiaries is named as a party thereto restricting or limiting in any material respect the use or licensing of such Intellectual Property by the Company or any of its Subsidiaries.

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(d) To the knowledge of the Company, the Company and its Subsidiaries are and have been in material compliance with all applicable Open Source Licenses. No Company Software incorporates, is combined with, links with, is provided as a service with, or is distributed with any Software licensed under an Open Source License in a manner that requires the Company or any of its Subsidiaries to (i) license, disclose or distribute any source code for any Company Software, (ii) license any Company Software for the purpose of making derivative works, (iii) grant to any Person any rights or immunities under any Company IP, or (iv) license, disclose, or distribute any Company Software at no or minimal charge, or impose (or require or condition any grant of rights upon the imposition of) any present economic limitations on the Company or any of its Subsidiaries commercial exploitation thereof. Except as set forth in Section 3.18(d) of the Company Disclosure Letter, no source code for Company Software has been disclosed, licensed, released, distributed, escrowed, or made available to or for any Person and no Person has been granted any rights thereto, and neither the Company nor any of its Subsidiaries have agreed to do so under any circumstance, other than disclosures to employees and contractors under binding confidentiality and non-disclosure obligations in the ordinary course of business.

(e) Each Person who has participated in the authorship, conception, creation, reduction to practice, or development of any material Intellectual Property for, on behalf of, or under the direction or supervision of the Company or any of its Subsidiaries has executed and delivered to the Company or a Subsidiary thereof a valid and enforceable written Contract providing for (i) the confidentiality and non-disclosure by such Person of all trade secrets and confidential information owned or Processed by the Company or any of its Subsidiaries and (ii) the assignment by such Person (by way of a present grant of assignment) to the Company or such Subsidiary, as applicable, of all right, title, and interest in and to such Intellectual Property, unless the Company or such Subsidiary owns such Intellectual Property by operation of law. To the knowledge of the Company, there has been no use, disclosure, access, destruction or Processing of any trade secrets or confidential information owned or Processed by the Company or any of its Subsidiaries, other than such disclosures in the ordinary course of business pursuant to a written Contract with reasonable and customary confidentiality and non-disclosure restrictions. To the knowledge of the Company, no Person is in breach of any Contract referenced in this section. No current or former employee of the Company or any of its Subsidiaries or other Person has notified the Company or any of its Subsidiaries in writing of any claim of any right, title, or interest in or to any material Company IP since June 30, 2024 that has not been resolved at least twelve (12) months prior to the date hereof.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, all Company IT Systems are in good working order, perform all of their intended functions materially in accordance with their respective specifications and documentation, are sufficient for the current needs of the respective businesses of the Company and its Subsidiaries and do not contain any Malicious Code. Since June 30, 2024, no Company IT Systems have been subject to any interruption or failure, or consistent substandard performance, that has materially disrupted the business of the Company or its Subsidiaries. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans and have taken commercially reasonable steps to safeguard the confidentiality, integrity and security of the Company IT Systems. Since June 30, 2024, to the knowledge of the Company, there have been no Security Incidents, including any that have resulted in unauthorized access to or exfiltration of material trade secrets or Personal Information of the Company or any of its Subsidiaries.

(g) No Israeli funding, loan, incentive, benefit or grants from, or facilities of, any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities, including, from the Israeli Authority for Investments and Development of the Industry and Economy (previously known as Investment Center) or the Israel Innovation Authority (previously known as the Office of the Chief Scientist), university, college or other academic or educational institution or research center (or any affiliate of any of the foregoing), was used by the Company or its subsidiaries or on their behalf, or by any of its founders prior to the incorporation of the Company. No current or former employee, consultant or independent contractor of the Company, who is or was involved in, or who is contributing or contributed to the creation or development of any material Company IP (“IP Contributor(s)”) is or has performed services for or otherwise is or was under restrictions resulting from his or her relations with any government, university, college or other academic or educational institution or research center during the time such employee, consultant or independent contractor is or was so involved in, or contributing to the creation or development of any Company IP. All employees or consultants who are IP Contributors of the Israeli Subsidiary, explicitly agreed to waive all non-assignable rights (including moral rights) and rights to receive royalties or compensation in connection therewith (including, without limitation, under Section 134 of the Israeli Patent Law, 1967).

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(h) The Company and its Subsidiaries use all AI Technology in compliance in all material respects with the applicable license terms, consents, Contracts and Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, to the knowledge of the Company, the Company and its Subsidiaries have not included and do not include any Personal Information, trade secrets or material confidential or proprietary information of the Company or its Subsidiaries, or of any third Person under an obligation of confidentiality by the Company or its Subsidiaries, in any prompts or inputs into any AI Technology, except in cases where such AI Technology does not use such information, prompts or services to train the model, machine learning or algorithm of such AI Technology or improve the services related to such AI Technology. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, to the knowledge of the Company, all of the third-party data used for the development, training, testing, improvement, or operation of Company Software, including any AI Technology therein has been sourced pursuant to written agreements permitting the Company and its Subsidiaries to collect and use such data, and the Company’s and its Subsidiaries’ collection and use of such data does not violate any such agreement or any rights in Personal Information, rights of privacy, Intellectual Property, or other rights of any Person. To the knowledge of the Company, the Company and its Subsidiaries (i) have implemented commercially reasonable policies and procedures relating to use of AI Technology by the Company and its Subsidiaries and (ii) have implemented commercially reasonable administrative, technical, and organizational safeguards for deploying Company Software that incorporates AI Technology.

Section 3.19 Data Privacy.

(a) To the knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are, and since June 30, 2024 have been, in compliance in all material respects with (i) all applicable Laws relating to privacy, data security, or data protection or the collection, storage, Processing, use, safeguarding, disclosure, disposal, sharing or transfer of Personal Information (collectively, “Privacy Law”), (ii) any information security or data privacy statements in the Company’s or its Subsidiaries’ applicable external or internal privacy policies (“Privacy Policies”), and (iii) any other Data Security Requirements and have implemented and maintained commercially reasonable safeguards to protect all Personal Information in its possession, or under its control, including against unauthorized Processing.

(b) There are, and since June 30, 2024 there have been, no notices, threats, or claims pending, threatened in writing or, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries concerning actual or alleged violations of Privacy Law or other Data Security Requirements or with respect to any Security Incident. To the knowledge of the Company and its Subsidiaries, the consummation of the Transactions will not reasonably be expected to result in any material violation of any Privacy Law or other Data Security Requirement.

Section 3.20 International Trade Laws.

(a) Neither the Company nor any of its Subsidiaries, or any of their respective directors, officers, employees, or, to the knowledge of the Company, any agents or third party representatives acting in each case on behalf of the Company or any of its Subsidiaries, is, or since April 24, 2019, has been, (i) a Sanctioned Target, (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Target or in any Sanctioned Country, in either case in violation of Sanctions.

(b) The Company, its Subsidiaries, and their respective directors, officers, employees and, to the knowledge of the Company, agents and third party representatives in each case acting on behalf of the Company and its Subsidiaries, are, and in the past five (5) years (or, in the case of Sanctions, since April 24, 2019), have been, in compliance with International Trade Laws. Neither the Company nor any of its Subsidiaries has received any notice of Action, inquiry or external allegation, or made any voluntary or involuntary disclosure to or from any Governmental Entity, or conducted any internal investigation or audit concerning any actual or potential violations of any International Trade Laws at any time in the past five (5) years (or, in the case of Sanctions, since April 24, 2019). There are no pending, threatened in writing or, to the knowledge of the Company, threatened orally claims from any Governmental Entity against the Company or any of its Subsidiaries with respect to any actual or potential violations of International Trade Laws.

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(c) Neither the Company nor any of its Subsidiaries is required, in connection with the conduct of the Company’s business as currently conducted, to obtain any license, approval or registration under applicable Israeli Law relating to marketing, export or import controls, except for any such license, approval or registration that would not be material to the Company and its Subsidiaries taken as a whole or that has been obtained and is in full force and effect and that is listed in Section 3.20(c) of the Company Disclosure Letter (the “Israeli Permits”). No event has occurred, including the failure of the Company or any of its Subsidiaries to give any notice or information, or the Company or any of its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company or any of its Subsidiaries under, or would permit the termination or modification of, any such Israeli Permits. Without limiting the generality of the foregoing, the Company and its Subsidiaries are, and since June 30, 2024 have been, in compliance, in all material respects, with all applicable Israeli Laws relating to encryption technology and exports, including any applicable requirement to obtain a license, approval or registration from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or from the Israeli Ministry of Economy pursuant to the Import and Export Order (Control of Dual-Use Goods, Services and Technology Exports), 5766-2006. Neither the Company nor any of its Subsidiaries company’s products, technologies, software, or services may be classified under Category 5, Part 2 of the Wassenaar Arrangement as implemented in Israeli law.

Section 3.21 Improper Payment Laws.

(a) None of the Company, any of its Subsidiaries, or any of their respective officers, directors, or employees or, to the knowledge of the Company, any agents or third party representatives acting on behalf of the Company or any of its Subsidiaries, has, in the past five (5) years, directly or indirectly, made, offered, promised, authorized, or received any payment or gift of any money or anything of value to, from, or for the benefit of any “foreign official” as such term is defined in the FCPA, foreign political party or official thereof, political campaign, or public international organization in violation of any Improper Payment Laws, or otherwise taken or failed to take any act that would cause the Company or any of its Subsidiaries to be in violation of applicable Improper Payment Laws. The Company and its Subsidiaries comply with all applicable Improper Payment Laws in all material respects.

(b) Neither the Company nor any of its Subsidiaries has received any notice of Action, inquiry or internal or external allegation, made any voluntary or involuntary disclosure to or from any Governmental Entity, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing with respect to violations of any Improper Payment Laws at any time in the past five (5) years. There are no pending, threatened in writing or, to the knowledge of the Company, threatened orally claims against the Company or any of its Subsidiaries with respect to Improper Payment Laws.

(c) The Company maintains compliance policies, procedures, and internal controls reasonably calculated to ensure compliance with applicable Improper Payment Laws in all material respects.

Section 3.22 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.11 in all material respects, no “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) enacted under any state Laws in the United States apply to this Agreement or any of the Transactions.

Section 3.23 Affiliate Transactions. Except for (x) directors’ and employment-related Contracts filed or incorporated by reference as an exhibit to a Company SEC Document, (y) any other transactions, Contracts, arrangements or understandings between the Company and its Subsidiaries, on the one hand, and any director, officer, manager or employee, on the other hand, that pertain to employment arrangements made in the ordinary course of business and (z) any intercompany Contracts, as of the date hereof, no executive officer or director of the Company is a party to any Contract, with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act (each, a “Related Party Transaction”).

Section 3.24 Brokers. No broker, investment banker, financial advisor, finder, agent or other Person, other than Goldman Sachs & Co. LLC, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

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Section 3.25 Opinion of Financial Advisor. The Company Board has received the opinion of Goldman Sachs & Co. LLC, as financial advisor to the Company, dated on or before the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Shares is fair from a financial point of view to such holders of Shares. It is agreed and understood that the opinion expressed therein is for the benefit of the Company Board (in its capacity as such) in connection with the Merger Consideration and may not be relied upon by Parent, Merger Sub, or any other third party. The Company shall, following the execution of this Agreement, furnish a true, correct and complete copy, for informational purposes only and on a non-reliance basis by Parent and Merger Sub, of such written opinion to Parent.

Section 3.26 No Other Representations or Warranties. Except for the representations and warranties expressly and specifically set forth in this Article III and in the Company Officers’ Certificate, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Parent or Merger Sub in connection with the Transactions, and Parent and Merger Sub are not relying on any representation or warranty, whether made by the Company, any of its Affiliates or their respective Representatives, except for the representations and warranties expressly and specifically set forth in this Article III and in the Company Officers’ Certificate. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of, or in connection with, the Transactions.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement only to the extent to which the relevance of such information is reasonably apparent on the face of such disclosure), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Parent has previously furnished to the Company a true and complete copy of the certificate of incorporation and bylaws of each of Parent and Merger Sub, in each case in effect on the date of this Agreement, and each as so made available is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws in any material respect.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger, subject to the approval of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Merger, to the approval of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub and the filing of the Certificate of Merger with the Delaware Secretary of State as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes

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a valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except for the Enforceability Exceptions). The Board of Directors of Parent has authorized and approved the execution and delivery of this Agreement and performance of its covenants and obligations herein and declared this Agreement and the Transactions, including the Merger, to be advisable, fair to and in the best interests of Parent and its stockholders, on the terms and subject to the conditions set forth in this Agreement. The Board of Directors of Merger Sub has (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of Merger Sub and Parent, as its sole stockholder, (b) authorized and approved the execution and delivery of this Agreement and performance by Merger Sub of its covenants and obligations contained herein and the consummation by Merger Sub of the Transactions, (c) approved and declared advisable this Agreement and the Transactions, including the Merger, and (d) recommended that Parent, as Merger Sub’s sole stockholder, adopt this Agreement in accordance with the DGCL, in each case, on the terms and subject to the conditions set forth in this Agreement.

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions, do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancelation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Transactions, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filings required under the HSR Act and any filings required under Antitrust and Foreign Investment Laws, (iii) such filings as are necessary to comply with the applicable requirements of Nasdaq, (iv) the filing with the Delaware Secretary of State of the Certificate of Merger as required by the DGCL, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Certain Information. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement.

Section 4.5 Litigation. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no Action pending, threatened in writing or, to the knowledge of Parent, threatened orally against Parent or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and (b) neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 4.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein or incidental to its formation. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which are duly authorized, validly issued, fully paid, non-assessable and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly by Parent.

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Section 4.7 Financing.

(a) Parent has delivered to the Company a true and complete copy of the fully executed Debt Commitment Letter (together with all exhibits and schedules thereto) from the Debt Financing Sources party thereto, pursuant to which, on the terms and subject to the conditions set forth therein, such Debt Financing Sources have committed to provide the amounts set forth therein to Merger Sub for the purpose of funding the Transactions (the “Debt Financing”).

(b) Parent has delivered to the Company a true and complete copy of the fully executed Equity Commitment Letter from the Equity Investors, pursuant to which, on the terms and subject to the conditions set forth therein, the Equity Investors have agreed to directly or indirectly invest in Parent the amount set forth therein (the “Equity Financing”). The Equity Commitment Letter provides that the Company is an express limited third-party beneficiary of, and is entitled to enforce in accordance with its terms, the applicable terms of the Equity Commitment Letter in connection with the Company’s exercise of its rights under Section 8.10.

(c) Except as expressly set forth in the Debt Commitment Letter (with respect to the Debt Financing) and the Equity Commitment Letter (with respect to the Equity Financing), there are no conditions precedent relating to the obligations of the Debt Financing Sources or the Equity Investors to provide the full amount of the net proceeds of the Debt Financing or the Equity Financing, respectively, contemplated by the applicable Commitment Letter, or any contingencies that would permit the Debt Financing Sources or the Equity Investors to reduce the aggregate amount of the net proceeds of the Financing to an amount, when taken together with other available lines of credit and other sources of immediately available funds, that is less than the Financing Amounts (including, without limitation, the imposition of any applicable “flex” provisions). As of the date of this Agreement, Parent does not have any reason to believe that (i) it or Merger Sub will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date or (ii) the full amount of the Financing to be provided under the Commitment Letters would not be available to Parent and Merger Sub on or prior to the Closing Date. As of the date of this Agreement, there are no side letters or other Contracts relating to the Commitment Letters or the Financing that would or would reasonably be expected to adversely affect the conditionality, availability, enforceability, termination or reduce the amount (below an amount required for the Financing Amounts) of any Financing or commitments in respect thereof (including, without limitation, as a result of the imposition of any applicable “flex” provisions).

(d) Assuming that the conditions set forth in Section 6.1 and Section 6.3 have been satisfied, that the Marketing Period has been completed, and that the Financing is funded in accordance with the Commitment Letters (including with respect to the Debt Financing, after giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount)), the Financing provided pursuant to the Commitment Letters will provide Parent and Merger Sub with cash proceeds on the Closing Date sufficient, when taken together with other available lines of credit and other sources of immediately available funds, for the satisfaction of all of Parent’s and Merger Sub’s obligations on the Closing Date under this Agreement and the Commitment Letters, including the payment of the Merger Consideration on the Closing Date and any fees and expenses of or payable by Parent or Merger Sub, and for any repayment or refinancing on or prior to the Closing Date of any outstanding indebtedness for borrowed money of the Company and/or its Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Commitment Letters (such amounts, collectively, the “Financing Amounts”).

(e) The obligations set forth in the Debt Commitment Letter constitute the legal, valid, binding and enforceable obligations of Parent, and, to the knowledge of Parent, the Debt Financing Sources party thereto, enforceable against such Debt Financing Sources in accordance with their terms, subject to the Enforceability Exceptions, and the Debt Commitment Letter is in full force and effect as of the date of this Agreement. As of the date of this Agreement, no event has occurred that (with or without notice, lapse of time or both) constitutes or would reasonably be expected to constitute a default, breach or failure to satisfy a condition by Parent, Merger Sub or, to the knowledge of Parent, any other party thereto under the terms and conditions of the Debt Commitment Letter or would otherwise reasonably be expected to result in any portion of the Debt Financing contemplated thereby to be unavailable. Parent has paid, or caused to be paid, in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement. Parent and Merger Sub acknowledge and agree that their respective obligations under this Agreement are not in any way contingent or otherwise subject to (i) the consummation of any financing arrangements or obtaining any financing (including the Financing) or (ii) the availability of any financing (including the Financing) to Parent, Merger Sub or any of their respective Affiliates. As

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of the date of this Agreement, the Debt Commitment Letter has not, in any respect, been amended, restated, amended and restated, supplemented, withdrawn or otherwise modified and none of the commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect by any party thereto, and, no such amendment, restatement, amendment and restatement, supplementation, withdrawal, termination, reduction, rescission or other modification is contemplated other than any amendments, supplements or other modifications that would not constitute a Prohibited Modification. As of the date of this Agreement, Parent has no knowledge of (A) any fact, occurrence, circumstance or condition that would reasonably be expected to cause the Debt Commitment Letter to terminate or be withdrawn, repudiated or rescinded or to be or become ineffective or the commitments thereunder to be reduced or (B) any fact, occurrence, circumstance or condition that would reasonably be expected to prevent or delay in any material respect any Debt Financing Source from funding the Debt Financing under the Debt Commitment Letter at or prior to the Closing.

(f) The obligations set forth in the Equity Commitment Letter constitute the legal, valid, binding and enforceable obligations of Parent and the Equity Investors, enforceable against the Equity Investors in accordance with their terms, subject to the Enforceability Exceptions, and the Equity Commitment Letter is in full force and effect as of the date of this Agreement. As of the date of this Agreement, no event has occurred that (with or without notice, lapse of time or both) constitutes or would reasonably be expected to constitute a default, breach or failure to satisfy a condition by Parent or, to the knowledge of Parent, any other party thereto under the terms and conditions of the Equity Commitment Letter or would otherwise reasonably be expected to result in any portion of the Equity Financing contemplated thereby to be unavailable. Parent has paid, or caused to be paid, in full any and all fees required to be paid pursuant to the terms of the Equity Commitment Letter on or before the date of this Agreement and will pay, or cause to be paid, in full any such amounts due to be paid by it on or before the Closing Date. Parent acknowledges and agrees that its obligations under this Agreement are not in any way contingent or otherwise subject to (i) the consummation of any financing arrangements or obtaining any financing (including the Equity Financing) or (ii) the availability of any financing (including the Equity Financing) to Parent or any of its Affiliates. As of the date of this Agreement, the Equity Commitment Letter has not, in any respect, been amended, restated, amended and restated, supplemented, withdrawn or otherwise modified and none of the commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect by any party thereto, and, as of the date hereof, no such amendment, restatement, amendment and restatement, supplementation, withdrawal, termination, reduction, rescission or other modification is contemplated. As of the date of this Agreement, Parent has no knowledge of (A) any fact, occurrence, circumstance or condition that would reasonably be expected to cause the Equity Commitment Letter to terminate or be withdrawn, modified, repudiated or rescinded or to be or become ineffective or the commitments thereunder to be reduced or (B) any fact, occurrence, circumstance or condition that would reasonably be expected to prevent or delay the Equity Investors from funding the Equity Financing under the Equity Commitment Letter at or prior to the Closing.

(g) Notwithstanding anything to the contrary contained herein, each of Parent and Merger Sub expressly acknowledges, agrees and represents that its obligations to consummate the Transactions under this Agreement are not conditioned or contingent on its or its Affiliates’ (i) receipt or availability of any funds (including any Financing) or (ii) ability to obtain any financing (including the Financing).

Section 4.8 Solvency.

(a) Parent and Merger Sub are not entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or their Affiliates or of the Company and its Subsidiaries. At and immediately after the Closing, and after giving effect to the Transactions and assuming (x) the accuracy of the representations and warranties in Article III, (y) compliance and performance by the Company with its covenants and agreements hereunder and (z) that immediately prior to the Effective Time the Company is Solvent, Parent, Merger Sub and the Surviving Corporation and its Subsidiaries will be Solvent. For purposes of this Agreement, the term “Solvent”, when used with respect to any Person, shall mean that, as of any date of determination, such Person shall (i) have property with fair value greater than the total amount of its debts and liabilities, subordinated, contingent or otherwise (it being understood that the amount of contingent liabilities, at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (ii) have assets with present fair salable value not less than the amount that will be required to pay its liability on its debts as they become absolute and matured in the ordinary course of business, (iii) be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured in the ordinary course of business and (iv) not be engaged in business or a transaction, and not be about to engage in a business or transaction, for which it has unreasonably small capital.

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(b) None of Parent, Merger Sub or any of their respective Affiliates have any current intention to divest any material assets of the Company or its Subsidiaries, materially reduce the number of employees or otherwise implement any material adverse changes to the operation of the business of the Company or its Subsidiaries following Closing that would reasonably be expected to impair the ability of the Company or its Subsidiaries to fully satisfy its creditors.

Section 4.9 Investment Intention. Parent is acquiring the shares of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that, following the Closing, the shares of the Surviving Corporation will not be registered under the Securities Act or any “blue sky” laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” laws or pursuant to an exemption from any such registration.

Section 4.10 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Transactions, including the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time and immediately following the execution and delivery of this Agreement by the parties hereto) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Transactions, including the Merger.

Section 4.11 Ownership of Shares. Neither Parent nor Merger Sub nor any of Parent’s other Affiliates owns (directly or indirectly, beneficially or of record) any Shares or holds any rights to acquire or vote any Shares except pursuant to this Agreement. Neither Parent nor Merger Sub nor any of their respective “Affiliates” or “Associates” (each as defined in Section 203 of the DGCL) is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case at any time during the three-year period prior to the entry into this Agreement.

Section 4.12 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub, except for Persons, if any, whose fees or commissions will be paid by Parent.

Section 4.13 No Other Representations or Warranties. Except for the representations and warranties expressly and specifically set forth in this Article IV and in the Parent Officers’ Certificate, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

Section 4.14 Access to Information. Each of Parent and Merger Sub acknowledges and agrees that it (a) has had full opportunity to discuss and ask questions regarding the business of the Company and its Subsidiaries with the management of the Company, (b) has had access to the books and records, facilities, equipment, Contracts and other assets of the Company, the “data room” maintained by the Company for purposes of the Transactions and such other information as it has desired or requested to review and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the Transactions, and has not relied on any representation, warranty or statement by any Person or any matter regarding the Company and its Subsidiaries or any matter, except those representations and warranties expressly set forth in Article III and in the Company Officers’ Certificate. Without limiting the foregoing, Parent and Merger Sub (on behalf of themselves and their respective Affiliates) acknowledge and agree that except for the representations and warranties expressly and specifically set forth in Article III and in the Company Officers’ Certificate (i) none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty express or implied and (ii) neither Parent nor Merger Sub is relying on or has relied on any representation, warranty or other statement made by any of the Company, its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, or any other Person, in each case in clauses (i) and (ii) above, concerning the subject matter of this Agreement, the Transactions, the Company and its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub (on behalf of itself and its Affiliates and Representatives) hereby acknowledges and agrees that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans

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and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that none of Parent, Merger Sub or their respective Affiliates and Representatives will have a claim against the Company or any of its stockholders, equityholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect to the foregoing.

Section 4.15 No Foreign Person. Neither Parent nor Merger Sub is a “foreign person” as defined in 31 C.F.R. § 800.224.

Article V
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time or the valid termination of this Agreement pursuant to Section 7.1 (the “Applicable Period”), except (i) as expressly contemplated or permitted by this Agreement, (ii) as disclosed in Section 5.1 of the Company Disclosure Letter, (iii) as required by applicable Law or (iv) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course of business in all material respects and (y) use its commercially reasonable efforts to preserve substantially intact its business organization, key employees, material insurance policies and material business relationships; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach, in and of itself, of this sentence unless such action constitutes a breach of such provision of Section 5.1(b).

(b) During the Applicable Period, except (v) as expressly contemplated or permitted by this Agreement, (w) as disclosed in Section 5.1 of the Company Disclosure Letter, (x) as required by applicable Law or (y) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change its certificate of incorporation or bylaws or any similar governing instruments;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, or liquidate the Company or any of its Subsidiaries, in each case other than any such transactions solely among members of the Company Group;

(iii) issue, deliver, sell, pledge, dispose of or encumber any shares of its capital stock, or grant to any Person any right to acquire any shares of its capital stock or any equity or equity-based awards, options, warrants or rights of any kind to acquire any shares of, or securities convertible into, or exchangeable for any shares of, the Company’s capital stock, or other securities in respect of, in lieu of, or in substitution for any class of its capital stock, except pursuant to the exercise of Company Stock Options, settlement of Company RSUs or Company PSUs or conversion of Convertible Notes outstanding as of the date hereof and in accordance with the terms of such instruments;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other Subsidiaries);

(v) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock of the Company (except in connection with the cashless exercises or settlement of Company RSUs, Company PSUs or other awards or obligations outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock;

(vi) (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) or make any investment in, any corporation, partnership or other business organization or division thereof as a going concern, in each case, (1) having a value in excess of $1,000,000 individually or $10,000,000 in the aggregate or (2) that would reasonably be expected to (x) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, qualification or Order from a Governmental

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Entity necessary for the consummation of the Transactions or the expiration or termination of any applicable waiting period, (y) materially increase the risk of any Governmental Entity entering an Order prohibiting or delaying the consummation of the Transactions under Antitrust and Foreign Investment Laws or (z) materially increase the risk of not being able to remove any such Order on appeal or otherwise or (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof as a going concern, in each case, having a value in excess of $1,000,000 individually or $10,000,000 in the aggregate;

(vii) (A) except in the ordinary course of business, amend, modify or voluntarily terminate any Material Contract, other than the automatic renewal or extension of any such Material Contract pursuant to its terms, on terms that are not less favorable to the Company and its Subsidiaries, taken as a whole, (B) except in the ordinary course of business, enter into any Contract that would be a Material Contract if in effect as of the date hereof (other than any Contract that would be a Material Contract as a result of clauses (iii), (vi), (vii), (viii), (x), (xi), (xiii), (xv), (xvi), (xvii) or (xviii) of Section 3.15(a)), or (C) enter into, amend or modify any Contract with a customer or channel partner that requires, provides for, or would reasonably be expected to result in the pre-payment or up-front payment of fees or other consideration in excess of $1,000,000 individually, or $5,000,000 in the aggregate for all such Contracts, covering a period of more than 12 months;

(viii) authorize any new capital expenditures which are, in the aggregate, in excess of the Company’s capital expenditure budget set forth on Section 5.1(b)(viii) of the Company Disclosure Letter, except for capital expenditures of less than $500,000 individually or $2,000,000 in the aggregate;

(ix) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a member of the Company Group or advances to employees or consultants in the ordinary course of business consistent with past practice), or (B) incur any Indebtedness for borrowed money (other than a guaranty by one or more members of the Company Group in favor of one or more other members of the Company Group), in each case of clauses (A) and (B), in excess of $250,000 individually or $1,000,000 in the aggregate;

(x) except to the extent required by the existing terms of a Company Benefit Plan in effect as of the date hereof, (A) increase the compensation or benefits provided to any current or former employee, officer, director or other service provider of the Company or any Subsidiary with annualized compensation opportunities in excess of $400,000; (B) accelerate or commit to accelerate the funding or payment of, or the vesting of, the compensation or benefits provided to any current or former employee, officer, director or other service provider of the Company or any Subsidiary; (C) grant or announce any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or any increase in the salaries, bonuses or other compensation and benefits payable to any of the current or former employees, officers, directors or other individual service providers of the Company or any Subsidiary (or any of their respective dependents or beneficiaries); (D) hire, promote or engage, or otherwise enter into any employment or consulting agreement or arrangement with, any current or former employee, officer, director or other service provider of the Company or any Subsidiary whose annualized compensation opportunities would exceed $400,000; (E) terminate, other than for cause or due to death or disability, any employee, officer, director or other service provider of the Company, whose annualized compensation opportunities would exceed $400,000; or (F) establish, adopt, terminate or amend any Company Benefit Plan or any other compensation or benefit plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof (other than in connection with annual renewals of Company Benefit Plans that are group health and welfare plans or Foreign Benefit Plans made in the ordinary course of business that does not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable plan);

(xi) (A) negotiate, modify, amend, extend, terminate or enter into any Collective Bargaining Agreement or (B) recognize or certify any labor union, works council, labor organization or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xii) implement or announce any employee layoffs, plant closings, reductions in force or other actions that would trigger notice obligations under the WARN Act;

(xiii) affirmatively waive or release any material restrictive covenant obligation of any current or former employee or individual independent contractor of the Company or any of its Subsidiaries;

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(xiv) implement or adopt any material change in its methods, principles or practices of accounting, except as may be required to conform to changes in GAAP or applicable law;

(xv) (A) make (other than in the ordinary course of business), revoke or change any material Tax election; (B) surrender any claim for a refund of material Taxes; (C) enter into any closing agreement or otherwise settle or compromise any audit or other Action with respect to material Taxes; (D) file any material amended Tax Return; (E) settle or compromise any material Tax liability; (F) request or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes (other than in the ordinary course of business or, in the case of a request, pursuant to customary extensions of the due date to file a Tax Return); (G) change any material annual Tax accounting period or material method of income Tax accounting; (H) fail to pay any material Tax that becomes due and payable (including any estimated tax payments); (I) initiate or participate in any voluntary disclosure or similar program with respect to a material amount of Taxes; or (J) make any request for a private letter ruling, administrative relief, technical advice or other similar request with any Governmental Entity, in each case, principally in relation to material Taxes (other than the Interim Option Tax Ruling and Option Tax Ruling in accordance with Section 5.16);

(xvi) (A) sell, assign, transfer, abandon, permit to lapse, subject to a Lien (other than a Permitted Encumbrance), license, or otherwise dispose of any material Company IP, except non-exclusive licenses of Intellectual Property granted by the Company or its Subsidiaries in the ordinary course of business, (B) disclose any material confidential information (including any trade secret) to any Person other than in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality and non-disclosure restrictions, or (C) disclose, license, release, distribute, escrow, make available to or for any Person, or grant any rights in or to, any source code of the Company Software, other than disclosures to employees and contractors in the ordinary course of business in circumstances in which it has imposed reasonable and customary confidentiality and non-disclosure restrictions;

(xvii) compromise, settle or agree to settle any Action, or consent to the same, other than (except with respect to the Existing Action) compromises, settlements or agreements that involve only the payment of money damages not in excess of $500,000 individually or $2,000,000 in the aggregate and which includes no injunctive or similar restrictions on the Company or its Subsidiaries;

(xviii) grant any material refunds, credits, rebates or other allowances to any customer, vendor or delivery service provider, in each case, other than in the ordinary course of business;

(xix) agree to any covenant materially limiting the ability of the Company or any of its Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area;

(xx) incorporate, organize, establish or otherwise form any Subsidiary or other corporation, limited liability company, partnership or other legal entity under the Laws of any jurisdiction in which neither the Company nor any of its Subsidiaries is incorporated, organized or otherwise formed as of the date hereof;

(xxi) hire or employ any individual, or engage or retain any individual as an independent contractor, consultant or other non-employee service provider, in each case whose principal place of employment or principal location for the performance of services would be in any jurisdiction in which neither the Company nor any of its Subsidiaries has, as of the date hereof, at least one employee or individual independent contractor, consultant or other non-employee service provider principally employed or engaged; or

(xxii) agree to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xxi).

Section 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. From and after the date hereof and prior to the Effective Time, and except as may otherwise be required by applicable Law, each of Parent and Merger Sub agree that it shall not, directly or indirectly, take any action which is intended to or which would reasonably be expected to (a) materially adversely affect or materially delay the ability of Parent or Merger Sub to perform its covenants or agreements, or (b) otherwise, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.3 No Control of Other Party’s Business . Without limiting Section 5.1, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly

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or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, Section 5.1 hereof), complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.4 Acquisition Proposals.

(a) Except as set forth in this Section 5.4, during the Applicable Period, the Company shall not, and shall cause its and its Subsidiaries’ respective directors and officers and shall use its reasonable best efforts to cause its and its Subsidiaries’ respective investment bankers, attorneys, accountants, financial advisors and other advisors (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, facilitate, assist or knowingly encourage any inquiries, proposals or offers that constitute or would reasonably be expected to lead to an Acquisition Proposal, (ii) engage or participate in any negotiations, solicitations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, an Acquisition Proposal, (iii) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (iv) amend, terminate or grant the waiver of any confidentiality agreement entered into in connection with a potential Acquisition Proposal to which the Company or any of its Subsidiaries is a party; or (v) enter into any Alternative Acquisition Agreement, in each case of clauses (i) and (ii), other than solely to refer the inquiring Person to this Section 5.4 or contacting any Person making an Acquisition Proposal solely to ascertain facts or clarify terms for the purpose of the Company Board and any committee thereof reasonably informing itself as to such Acquisition Proposal. The Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ other respective Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons (other than Parent, its Affiliates and their respective Representatives) conducted heretofore with respect to any Acquisition Proposal, including revoking access to any applicable virtual data rooms and delivering notices to return or destroy confidential information pursuant to the terms of the applicable confidentiality agreement; provided, that nothing in this Agreement shall restrict the Company from permitting a Person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent that the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel and financial advisor, the failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law so long as the Company promptly (and in any event within twenty-four (24) hours) notifies Parent thereof (including providing the identity of such Person and the other information required by Section 5.4(b) and Section 5.4(d), as applicable) after granting such waiver.

(b) Notwithstanding anything to the contrary in Section 5.4(a) or elsewhere in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company may, in response to an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of Section 5.4(a), if, and only if, (x) the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, constitutes or may reasonably be expected to lead to a Superior Proposal and (y) the Company complies with the notice requirements pursuant to Section 5.4(d), (i) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement, (ii) engage or participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; and (iii) otherwise facilitate such Acquisition Proposal or assist such Person with such Acquisition Proposal, provided, that the Company shall promptly (and in no event later than twenty-four (24) hours after the time it is provided to such Person making such Acquisition Proposal) provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Acquisition Proposal or its Representatives which was not previously provided or made available to Parent.

(c) Subject to the permitted actions contemplated by clauses (d) and (e) below, and Section 7.1(c)(ii), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or approve or recommend, or publicly propose to adopt, endorse, approve, recommend or otherwise declare advisable, any Acquisition Proposal (any of such actions, an “Adverse Recommendation Change”); provided, that delivery of a written notice to Parent as contemplated by clauses (d) or (e) below, or public disclosure that such notice has been delivered to Parent, shall not be deemed, in and of itself, to constitute an Adverse Recommendation Change or otherwise a violation of this clause (i), (ii) fail to publicly recommend against acceptance of any Acquisition Proposal that is a tender offer or exchange offer by a third party for the Shares pursuant

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to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within ten (10) Business Days after commencement of such offer, (iii) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing; provided, that Parent may make such a request no more than two (2) times per Acquisition Proposal, (iv) fail to include the Company Board Recommendation in the Proxy Statement or (v) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement (other than an Acceptable Confidentiality Agreement referred to in Section 5.4(b) entered into in compliance with Section 5.4(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”).

(d) Notwithstanding anything to the contrary set forth in this Section 5.4 or elsewhere in this Agreement, following receipt of a written Acquisition Proposal by the Company after the date of this Agreement, and prior to the Company Stockholder Approval, that did not result from a breach of this Section 5.4 and that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes a Superior Proposal, the Company Board (or any committee thereof) may, at any time prior to the Company Stockholders Meeting, make an Adverse Recommendation Change or terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.1(c)(ii), or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i)  (A) the Company shall have provided to Parent four (4) Business Days’ prior written notice (which notice shall not constitute an Adverse Recommendation Change), which shall (1) state expressly that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) include as exhibits thereto an unredacted copy of the Alternative Acquisition Agreement and any related agreements or schedules and (3) state expressly that, subject to any revisions to the terms and conditions of this Agreement, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii) in order to enter into the Alternative Acquisition Agreement, as applicable (provided, that in the case of this clause (A), that the Company shall be required to provide Parent with a new notice and an additional period (ending on the later of (x) the third Business Day following delivery of such new notice and (y) the last day of such original four (4) Business Day period) if the applicable alternative acquiror materially amends the financial terms or any other material term or condition of the applicable Superior Proposal before the Company Board (or any committee thereof) makes such Adverse Recommendation Change or terminates this Agreement), and (B) prior to making such Adverse Recommendation Change or terminating this Agreement in accordance with Section 7.1(c)(ii), as applicable, the Company shall have engaged in good faith with Parent (to the extent Parent has requested in writing the Company to engage) during such four (4) Business Day period (or, if later, three (3) Business Day period following a material amendment), which may be on a non-exclusive basis, to permit Parent to propose adjustments to the terms and conditions of this Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; provided, that the Company and its Subsidiaries shall not, and shall cause their respective Representatives not to, disclose to any other Person the terms or other information with respect to any offer of, or negotiations with, Parent pursuant to this Section 5.4(d)(i) unless and until a definitive agreement with respect to such offer or negotiations is executed; and

(ii) the Company Board (or any committee thereof) shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms proposed in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to terminate this Agreement in accordance with Section 7.1(c)(ii), as applicable, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Notwithstanding anything to the contrary set forth in this Section 5.4 or elsewhere in this Agreement, upon the occurrence of any Intervening Event, the Company Board (or any committee thereof), at any time prior to the Company Stockholder Approval, may make an Adverse Recommendation Change if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice (which notice shall not constitute an Adverse Recommendation Change), which shall (1) set forth in reasonable detail information describing the Intervening Event and (2) state expressly that, subject to clause (ii) below, the Company Board (or any committee thereof) has determined to make an Adverse Recommendation Change (a “Notice

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of Intervening Event”) (it being understood and agreed that any material modifications or developments with respect to such Intervening Event shall require a new Notice of Intervening Event, which shall require a new notice period (ending on the later of (x) the third Business Day following delivery of such new notice and (y) the last day of the original four (4) Business Day period), and compliance with this Section 5.4(e) with respect to such new notice) and (B) prior to making such an Adverse Recommendation Change, engaged in good faith with Parent (to the extent Parent has requested in writing the Company to engage) during such four (4) Business Day period (or three (3) Business Day period following a material modification or development) to consider any adjustments proposed by Parent to the terms and conditions of this Agreement such that the failure of the Company Board (or any committee thereof) to make an Adverse Recommendation Change in response to the Intervening Event in accordance with clause (ii) below would no longer reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; and

(ii) the Company Board (or any committee thereof) shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed in writing by Parent, the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(f) During the Applicable Period, the Company shall promptly (and in any event within 24 hours after knowledge of receipt by a director or executive officer of the Company or the Company’s financial advisor) advise Parent orally and in writing of any written Acquisition Proposal received by the Company and the identity of the Person making such Acquisition Proposal, the material terms of any such Acquisition Proposal and unredacted copies of any written (and summaries of any oral) proposal relating thereto provided to the Company or any of its Representatives (including any actual, draft, or proposed agreements or documents submitted therewith) and thereafter shall keep Parent informed, on a prompt basis, of the status of discussions and negotiations and any material change in the terms of any such Acquisition Proposal (including any revised agreements or documents).

(g) Nothing set forth in this Agreement shall prevent the Company or the Company Board (or any committee thereof) from (i) disclosing to the stockholders of the Company any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or from taking and disclosing to Company stockholders any other position or disclosure contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to equity holders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board (or any committee thereof), after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its obligations under applicable Law and in either case, such action taken pursuant to this Section 5.4(g) shall not constitute an Adverse Recommendation Change; provided that (1) any such statement or disclosure pursuant to this Section 5.4(g) shall be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 5.4, and (2) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect an Adverse Recommendation Change other than in accordance with Section 5.4(d) or Section 5.4(e), as applicable.

(h) The Company agrees that any material breach of this Section 5.4 by any of the Company’s or its Subsidiaries’ Representatives (acting at the direction of the Company or any of its Subsidiaries) shall be deemed to be a breach of this Agreement by the Company; provided that, a Representative shall be deemed to be acting at the direction of the Company if the Company has actual knowledge that such Representative is materially breaching this Section 5.4 and the Company does not use its reasonable best efforts to prevent or remedy such breach.

Section 5.5 Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As promptly as reasonably practicable (but no later than thirty (30) days) following the date of this Agreement, the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement.

(b) Without limiting the generality of the foregoing, each of Parent and Merger Sub shall furnish to the Company all information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement that is otherwise customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement or as otherwise required by applicable Law, requested by the SEC, or as the Company may reasonably request, in each case, as promptly as practicable after

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its request by the Company. The Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company shall correct any information provided by it for inclusion or incorporation by reference in the Proxy Statement as promptly as practicable if and to the extent such information shall be found to contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq.

(c) As promptly as reasonably practicable (but no later than seven (7) days) following the clearance of the Proxy Statement by the SEC (whether by confirmation that the SEC has no further comments or expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act without receipt of comments), unless this Agreement is validly terminated pursuant to Article VII, the Company, acting through the Company Board (or a committee thereof), shall (i) take all action necessary to duly call, set a record date for, give notice of, convene and hold the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval (provided that the date of the Company Stockholders Meeting shall be initially scheduled for a date that is no later than thirty-five (35) days following the mailing of the Proxy Statement to the Company’s stockholders) and (ii) except to the extent that the Company Board (or any committee thereof) shall have effected an Adverse Recommendation Change in accordance with Section 5.4, include in the Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption of this Agreement; provided, that the Company shall be permitted to adjourn, recess, delay or postpone convening the Company Stockholders Meeting (but not beyond the Termination Date) (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval or (C) if the Company Board (or any committee thereof) has determined in good faith, after consultation with its outside legal counsel, that it is required by applicable Law to postpone or adjourn the Company Stockholders Meeting in order to give the stockholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to the stockholders of the Company. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company Stockholders Meeting will not be postponed or adjourned (x) by more than ten (10) days at a time or (y) on more than three (3) occasions. In no event will the record date of the Company Stockholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

Section 5.6 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall use its commercially reasonable efforts to cause its Subsidiaries, officers, directors and Representatives to (i) afford to Parent reasonable access during normal business hours, consistent with applicable Law and the Confidentiality Agreement, to its properties, personnel (solely with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed)), Contracts, offices, other facilities and books and records, and (ii) furnish Parent with all financial, operating and other data and information relating to the Company and its Subsidiaries as Parent shall reasonably request in writing (other than any of the foregoing that relates to the consideration, negotiation and execution of this Agreement, or, subject to the disclosure requirements set forth in Section 5.4, any Acquisition Proposal; and it being agreed that this Section 5.6 shall not permit Parent or its officers, employees or Representatives to conduct any environmental testing or sampling, including but not limited to facility surface and subsurface soils and water, air or building materials); provided, that neither the Company nor any of its Subsidiaries shall be required to prepare, produce, compile or furnish any such data or information that is not already being prepared, produced or compiled by the Company or such Subsidiary, as the case may be, in the ordinary course of business (unless such data or information could reasonably be prepared without undue burden), and any such data or information may be delivered in the form in which it is ordinarily maintained. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise

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result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) breach any Contract with any third party, (ii) constitute a waiver of or jeopardize the attorney-client or other similar legal privilege held by the Company or any of its Subsidiaries, (iii) otherwise contravene any confidentiality undertaking or violate any applicable Law, (iv) include personnel records of employees relating to individual performance or evaluation records, medical histories or other information, in each case, which, in the Company’s good faith determination, the disclosure of which would violate applicable Law or could subject the Company or its Affiliates to risk of liability or (v) include information reasonably pertinent to any adverse Action between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided, that the Company shall use commercially reasonable efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such agreement or Law or waive the applicable privilege. From and after the date hereof until the earlier of the Effective Time and termination of this Agreement pursuant to Section 7.1, but subject in all respects to compliance with any applicable Antitrust and Foreign Investment Laws, the parties hereto shall cooperate in good faith to prepare to effectuate (promptly following the Closing) Parent’s integration planning and coordination efforts with respect to the combined operation of Parent and the Company following the Closing. The cooperation efforts described herein shall include, but not be limited to, upon Parent’s reasonable request and at mutually agreed times, making good faith efforts to hold meetings once every two weeks between Parent and the Company for the purpose of discussing, coordinating and planning the proposed integration following the Closing; provided that such cooperation and meetings shall not unreasonably interfere with the Company’s business operations.

(b) Each of Parent and Merger Sub shall hold and treat and shall cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the Transactions in accordance with the Confidentiality Agreement, dated as of December 15, 2025, between Parent (or an Affiliate thereof) and the Company and that certain Joinder to Confidentiality Agreement, dated as of April 28, 2026 (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms; provided that, after the execution of this Agreement, the Debt Financing Sources shall be deemed “Representatives” of Parent pursuant to the Confidentiality Agreement to the extent such financing sources have executed customary confidentiality agreements (or joinders) (which shall require “click through” or other affirmative action accepting such confidentiality obligations).

(c) From the date hereof until the Closing, without the Company’s prior written consent, each of Parent and Merger Sub shall not, and shall cause its Affiliates and Representatives not to, contact any employees, independent contractors, customers, vendors, suppliers, or distributors of, or other third parties having business relationships with the Company and its Subsidiaries, other than in Parent, Merger Sub or its Affiliates’ ordinary course of business where such contact does not relate to this Agreement or the Transactions, except to the extent such contacts are previously agreed upon by Parent and the Company, and is in any event conducted in compliance with the terms of the Confidentiality Agreement.

Section 5.7 General Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 5.7) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.1 and Section 5.8), Parent and Merger Sub shall (and shall cause their respective Subsidiaries to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to), on the other hand, use their respective commercially reasonable efforts to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other parties hereto in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to consummate and make effective, as promptly as reasonably practicable, the Transactions (including the Merger), including by (A) causing the conditions to the Merger of the other party hereto set forth in Article VI to be satisfied (but not waived) and (B) (1) obtaining all consents, waivers, approvals, Orders and authorizations from Governmental Entities; and (2) making all registrations, declarations and filings with Governmental Entities, in each case that are necessary or advisable to consummate the Transactions. In furtherance of the foregoing, the Company and Parent shall use commercially reasonable efforts to promptly notify each other of (x) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or from any Person alleging in writing that the consent of such Person is or may be required in connection with the Merger, or (y) any Action commenced or, to such party’s knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger. This Section 5.7 shall not apply to filings under Antitrust and Foreign Investment Laws, which shall be governed by the obligations set forth in Section 5.8.

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Section 5.8 Antitrust and Foreign Investment.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things reasonably necessary, proper or advisable under Antitrust and Foreign Investment Laws to consummate the Transactions as promptly as reasonably practicable (and, in any event, no later than the Termination Date), including: (i) causing the preparation and filing, as promptly as practicable, of all forms, registrations, notices, notifications (or drafts thereof) required to be filed to consummate the Merger and the taking of such actions as are reasonably necessary to obtain any requisite consent or expiration of any applicable waiting period under the HSR Act or any other Antitrust and Foreign Investment Law; (ii) using reasonable best efforts to defend all Actions (other than litigation, tribunal proceedings, or administrative proceedings) by or before any Governmental Entity challenging this Agreement or the consummation of the Merger; and (iii) using reasonable best efforts to resolve (other than through litigation, tribunal proceedings, or administrative proceedings) any objection asserted with respect to the Transactions under any Antitrust and Foreign Investment Law raised by any Governmental Entity; provided, however, that neither Parent nor Merger Sub shall have the obligation to litigate or contest any administrative, judicial or tribunal action, proceeding, injunction or other Order. Parent and its advisors shall control and direct all strategy for obtaining the approvals of or clearances under Antitrust and Foreign Investment Laws from each applicable Governmental Entity (in reasonable consultation with the Company), following consultation with the Company and after giving due considerations to its views and acting reasonably and in good faith.

(b) In furtherance and not in limitation of the provisions of Section 5.8(a), each of the parties hereto, as applicable, shall prepare and file (and if applicable, cause its Affiliates to prepare and file) as promptly as practicable (and in any event no later than ten (10) Business Days from the date of this Agreement) an appropriate filing of a Notification and Report Form pursuant to the HSR Act (which form shall specifically request early termination of the waiting period prescribed by the HSR Act) and shall prepare and file as promptly as practicable (and in any event no later than ten (10) Business Days from the date of this Agreement with respect to initial filings) appropriate filings (in draft form, where applicable) required to obtain the regulatory approvals set forth in Section 6.1(c) of the Company Disclosure Letter. Parent shall pay all filing fees required under the Antitrust and Foreign Investment Laws by the Company and Parent.

(c) If a party hereto (or its Affiliates) receives a request for additional information or documentary material from any Governmental Entity with respect to this Agreement or the Transactions, including but not limited to a “Second Request” under the HSR Act, then such party shall (and shall cause its Affiliates to) in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, a response to such request. Parent agrees that it will not withdraw or refile any filing or stay, toll or extend any waiting period under the HSR Act or any Antitrust and Foreign Investment Law or enter into any agreement with any Governmental Entity to delay the consummation of the Merger, except with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) The parties hereto shall keep each other apprised of the status with respect to the matters set forth in this Section 5.8 and work cooperatively in connection with obtaining the approvals of or clearances under Antitrust and Foreign Investment Laws from each applicable Governmental Entity, including:

(i) promptly cooperating with each other in connection with filings or other submissions required to be made by any party (or its Affiliates) under any Antitrust and Foreign Investment Law and liaising with each other in relation to the procedure before the relevant Governmental Entities and as to the contents of all substantive communications with such Governmental Entities. In particular, to the extent permitted by Law and the applicable Governmental Entity, with respect to any notification, filing or material submission in relation to the transactions contemplated hereunder with any Governmental Entity, each party will provide the other party with a copy of such notification, filing or submission in draft form and give such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect; provided, however, that such notifications, filings or submissions may be redacted as necessary to address attorney-client, other privilege or confidentiality concerns, or valuation analysis;

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(ii) promptly furnishing to the other party all information within its (or its Affiliates) possession that is required for any application or other filing to be made by the other party pursuant to applicable Law in connection with the Transactions, except that information which is confidential or competitively sensitive may be redacted and shared only on an outside counsel only basis;

(iii) promptly notifying each other of any substantive communications (and furnishing each other with copies of all substantive written correspondence, filings and instruments) from or with any Governmental Entity with respect to the matters set forth in this Section 5.8 and ensuring to the extent permitted by Law and applicable Governmental Entity that each of the parties hereto is entitled to attend and participate in any substantive meetings with or other substantive appearances before any Governmental Entity with respect thereto; and

(iv) consulting and cooperating with one another in connection with all substantive analyses, appearances, meetings, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto (or any of its Affiliates) in connection with proceedings under or relating to the Antitrust and Foreign Investment Laws.

(e) In addition, Parent shall use reasonable best efforts to take, or cause to be taken, all other action and shall do, or cause to be done, all other things necessary, proper or advisable under all Antitrust and Foreign Investment Laws to consummate the Transactions, including using its reasonable best efforts to obtain the expiration of all applicable waiting periods and obtain all other approvals and any other consents required to be obtained in order for the parties hereto to consummate the Transactions.

(f) Parent and its Subsidiaries shall not acquire or agree to acquire (by merger, consolidation, purchase of equity interests or assets, joint venture or otherwise) any Person or any business, division or portion thereof, if such acquisition would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, qualification or Order from a Governmental Entity necessary for the consummation of the Transactions or the expiration or termination of any applicable waiting period, or (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting or delaying the consummation of the Transactions under Antitrust and Foreign Investment Laws.

(g) Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Parent under this Section 5.8 shall include Parent committing to: (i) entering into any settlement, undertaking, consent, decree, stipulation or agreement with, or required by, any Governmental Entity in connection with the Transactions; (ii) agreeing to sell, divest, or otherwise convey any asset, portion or part of an asset or business of the Surviving Corporation and its Subsidiaries; (iii) licensing, holding separate or entering into similar arrangements or conduct restrictions with respect to the assets of the Surviving Corporation and its Subsidiaries and (iv) otherwise taking, or committing to take, actions that after the Effective Time would limit Parent’s or Merger Sub’s (including the Company and its Subsidiaries) freedom of action with respect to, or its ability to retain or exercise rights of ownership or control with respect to, entities, businesses, divisions, operations, products or product lines, assets, Intellectual Property or businesses of the Surviving Corporation and its Subsidiaries (each of the foregoing described in any of (i) through (iv), a “Remedial Action”), provided, however, that notwithstanding the foregoing, in no event shall Parent or any of its Affiliates be required to take, or to offer or commit to take, any Remedial Action (x) with respect to any entities, businesses, divisions, operations, products or product lines, assets, Intellectual Property or businesses of Parent or its Affiliates (other than the Surviving Corporation and its Subsidiaries after the Effective Time), (y) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the assets, businesses, product lines, financial condition, or results of operation of the Surviving Corporation and its Subsidiaries, taken as a whole or (z) that are not conditioned upon the Closing. For the avoidance of doubt, in no event shall any action or actions taken by the parties hereto pursuant to this Section 5.8 be considered for purposes of determining whether a Material Adverse Effect has occurred.

(h) Notwithstanding anything to the contrary in this Section 5.8, a party’s commercially or competitively sensitive information and materials will be provided to the other party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial or competitively sensitive information has been redacted available to the other party.

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(i) Notwithstanding anything in this Agreement to the contrary, the covenants, obligations and agreements set forth in this Section 5.8 shall be the sole and exclusive covenants, obligations and agreements of the parties hereto and/or their Affiliates with respect to seeking, obtaining, satisfying or addressing any approvals, notices or requirements under Antitrust and Foreign Investment Laws necessary to consummate the Transactions.

Section 5.9 Employee Matters.

(a) Without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries may have under any Company Benefit Plan, Contract, or applicable Law, and except as otherwise agreed in writing between Parent and a Company employee, Parent will cause its applicable Subsidiary, including the Surviving Corporation, as applicable, for a period commencing at the Effective Time and ending on the earlier of (a) December 31, 2027 and (b) 12 months after the Effective Time, to maintain for employees who are employed by the Company or any of its Subsidiaries as of immediately prior to the Effective Time and who remain so employed immediately after the Effective Time (“Continuing Employees”) (i) cash compensation levels (such terms to include salary, target annual bonus opportunities, and short-term cash commission opportunities) that are no less favorable in the aggregate than those provided or made available to such Continuing Employee, or to which such Continuing Employee had a legally binding right (whether or not subject to any conditions), as of immediately prior to the Effective Time (excluding any equity-based or other long-term incentive compensation, nonqualified deferred compensation, retention, transaction, or change in control compensation), and (ii) employee benefits (other than defined benefit pension, nonqualified deferred compensation, retiree or post-employment welfare, equity or equity-based or other long-term incentive compensation, retention, transaction or change in control benefits) that are in the aggregate either (A) no less favorable than the employee benefits provided to similarly situated employees of Parent or its applicable Subsidiary or (B) substantially comparable to such employee benefits maintained for and provided to such Continuing Employee immediately prior to the Effective Time.

(b) Without derogating from any obligations under applicable Law, as of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give each Continuing Employee credit for purposes of eligibility, vesting, and determining the level of paid time off and severance benefits (but not for purposes of benefit accruals under any defined benefit pension plans or for any purpose under any equity or equity-based or other long-term incentive plan or arrangement) under each employee benefit (including vacation and severance) plan, program, policy, and arrangement maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent, any of its Subsidiaries, or the Surviving Corporation (each, a “Parent Plan”) for the Continuing Employee’s service with the Company, its Subsidiaries, and their predecessor entities to the same extent and for the same purpose as recognized by the Company and its Subsidiaries under the comparable Company Benefit Plan immediately prior to the Effective Time; provided that such crediting does not result in duplication of benefits or compensation. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its applicable Subsidiary will use commercially reasonable efforts to (i) cause there to be waived any waiting periods and actively at work, evidence of insurability requirements, and pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time to the same extent and for the same purpose as such amounts were credited under the corresponding Company Benefit Plan during the plan year in which the Effective Time occurs.

(c) At the request of Parent provided no later than ten (10) days prior to the Closing Date, the Company shall, at least one (1) day prior to the Closing Date, adopt written resolutions (or take other necessary and appropriate action) to terminate the Company’s or its Subsidiary’s 401(k) plans (each, a “Company 401(k) Plan”) and to fully vest all participants under the Company 401(k) Plan, such termination and vesting to be effective no later than the day preceding the Closing Date; provided, however, that such Company 401(k) Plan termination is contingent upon the Effective Time. The Company shall provide Parent with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to review and comment thereon prior to adoption or execution.

(d) Nothing contained in this Agreement will (i) be treated as an amendment to, or the establishment of, any Company Benefit Plan, Parent Plan, or other benefit or compensation plan, program, policy or arrangement, (ii) obligate Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to maintain any particular benefit plan or arrangement, or (iii) prevent Parent, the Surviving Corporation or any of their respective Subsidiaries or

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Affiliates from amending or terminating any benefit or compensation plan, policy, agreement or arrangement. Nothing herein is intended to provide any Company employee or former employee any right to continued employment or any particular term or condition of employment, or any third-party beneficiary rights under this Agreement.

(e) Prior to the Effective Time, the Company and its Subsidiaries shall take and satisfy all necessary steps, on a timely basis, as are required under applicable Law or any Collective Bargaining Agreement to notify and inform, consult with or negotiate the effect, impact, terms or timing of the Transactions with each labor union, works council, labor organization, employee representative or group of employees, labor board or authority, or Governmental Entity (with respect to labor and similar matters) where so required under applicable Law. The Company and its Subsidiaries shall reasonably review with Parent the progress of the notifications, consultations and negotiations and the sharing of information with each labor union, works council, labor organization, employee representative or group of employees, labor board or authority, or Governmental Entity regarding the effect, impact or timing of the Transactions. Notwithstanding anything in this Agreement to the contrary, and unless applicable Law requires otherwise, the terms and conditions of employment for any Continuing Employees covered by a Collective Bargaining Agreement shall be governed by such Collective Bargaining Agreement until the expiration, modification or termination of such Collective Bargaining Agreement in accordance with its terms or applicable Law.

Section 5.10 Takeover Laws. If any Takeover Law is or becomes applicable to this Agreement or the Transactions, including the Merger, each of the Company and Parent and their respective board of directors shall take all action necessary to ensure that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement and the Transactions (including the Merger).

Section 5.11 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any employee or director may have under any agreement or Company Benefit Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, indemnify and hold harmless each present (as of the Effective Time) and former officer, director, fiduciary or agent of the Company and its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including attorneys’ fees and disbursements incurred in connection with any Action, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions), arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent required by the Company Charter and the Company Bylaws as at the date hereof. In the event of any such Action, (A) each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the fullest extent required by the Company Charter and the Company Bylaws as at the date hereof within ten Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification, (B) neither Parent nor the Surviving Corporation (or any of its Subsidiaries) shall settle, compromise or consent to the entry of any judgment in any Action or threatened Action (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (C) Parent, the Surviving Corporation (and its Subsidiaries, as applicable) shall cooperate in the defense of any such matter.

(b) Except as may be required by applicable Law, Parent and the Company agree that, for a period of six years from the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the certificate of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries as in effect on the date hereof (provided that such agreements are in substantially the same form as the form of indemnification agreement filed with the Company SEC Documents or

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otherwise provided to Parent) shall survive the Merger and continue in full force and effect, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party and shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time.

(c) The Company shall (after reasonable consultation with Parent) use reasonable best efforts to purchase, at or prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering, without limitation, the Transactions; provided, that the total amount paid for such prepaid policy does not exceed 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto; provided further, if the aggregate cost of such tail policy exceeds such maximum amount, then the Company shall purchase as much coverage as reasonably practicable for such maximum amount. Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company is unable to purchase such “tail policy” for any reason, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy,” in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such maximum amount.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.11 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors, assigns and legal representatives as express third-party beneficiaries of this Section 5.11 (and may not be amended without their prior written consent).

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers, conveys or disposes all or a majority of its properties and assets to any Person or engages in any division transaction, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.11.

Section 5.12 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take, and shall take, such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Public Announcements. Each of Parent and the Company, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement and the Transactions, including the Merger, and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed except (i) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with, or rule or regulation of, any national securities exchange or national securities quotation system so long as such party has used its reasonable best efforts to consult with the other party and to obtain such party’s consent, in each case, prior to such issuance but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, (ii) with respect to an Acquisition Proposal or Adverse Recommendation Change, to the extent the Company has complied with its obligations in this Agreement, or (iii) to enforce rights and remedies under this Agreement;

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provided that the foregoing shall not apply to any public statement, disclosure, or communication so long as such statement, disclosure, or communication is substantially similar in tone and substance with previous public statements, disclosures, or communications jointly made by the Company and Parent or made by the Company or Parent and to which the other party consented. For the avoidance of doubt, the Company and Parent and their respective Affiliates shall not be required to consult with the other party before making any private statements or disclosures with respect to this Agreement or the Transactions to (A) existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions or (B) on such Person’s website or social media channels in the ordinary course of business (but with respect to such statements described in this clause (b), only to the extent that such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually if approved by the other party)). Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company.

Section 5.14 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to timely perform their respective obligations under this Agreement, and Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent approving the adoption of this Agreement in accordance with the DGCL immediately following the execution and delivery of this Agreement by the parties hereto.

Section 5.15 Stock Exchange De-Listing. Parent shall cause (and the Company shall reasonably cooperate with Parent to cause) the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

Section 5.16 Tax Rulings.

(a) As soon as practicable after the date of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for an interim ruling (which shall be approved by Parent prior to its submission and which approval shall not be unreasonably withheld, conditioned or delayed) confirming, among other things, that Parent and any Person acting on its behalf (including the Paying Agent and the Surviving Corporation) shall be exempt from Israeli withholding Taxes in relation to any payments made with respect to the Israeli Equity Based Incentive Amounts to the Paying Agent, the Section 102 Trustee or the Company in connection with the Merger (the “Interim Option Tax Ruling”). As soon as practicable after the Closing Date, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling (which shall be approved by Parent prior to its submission and which approval shall not be unreasonably withheld, conditioned or delayed) confirming (i) that the cancellation and conversion of the Section 102 Shares, Section 102 Options, Section 102 RSUs and Section 102 PSUs in accordance with Section 2.1(a), Section 2.2(a), Section 2.2(b), or Section 2.2(c), as applicable, shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the applicable 102 Amounts are deposited with the Section 102 Trustee until the end of the respective holding period, if applicable and (ii) that the conversion of unvested Section 102 RSUs into Converted Restricted Cash Awards shall not trigger a taxable event and that beneficial tax treatment pursuant to Section 102(b)(3) of the Ordinance shall continue to apply to the Converted Restricted Cash Award, and (iii) that the deposit of the applicable Israeli Equity Based Incentive Amounts with the Paying Agent and the Section 102 Trustee shall not be subject to any withholding obligation (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Option Tax Ruling”). All references herein to the Option Tax Ruling shall be deemed to refer to the Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained.

(b) Without limiting the generality of Section 5.7 and Section 5.8, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Option Tax Ruling (including the Interim Option Tax Ruling). The final text of the Interim Option Tax Ruling and the Option Tax Ruling shall be subject to the prior written approval of Parent or its counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company’s Representatives shall provide Parent’s Representatives an update of the meetings held with the ITA. Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain the Interim Option Tax Ruling and the Option Tax Ruling, as promptly as practicable. Parent shall

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use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable in order to comply with the terms and conditions of the Interim Option Tax Ruling and the Option Tax Ruling, in order to secure the beneficial tax treatment with respect to the 102 Amounts and Converted Restricted Cash Awards.

Section 5.17 2029 Indenture; Capped Call Options.

(a) Prior to the Effective Time, the Company and Parent shall cooperate with respect to the preparation of any notices (including with respect to holders’ rights to require repurchase or conversion of the Convertible Notes) that may be required to be delivered, and use commercially reasonable efforts to take all other actions that may be required to be taken at the Effective Time under the Convertible Notes and the 2029 Indenture as a result of the Transactions, including for the avoidance of doubt as a result of the Transactions constituting a “fundamental change” or “make-whole fundamental change” (in each case, as defined in the 2029 Indenture); provided that no such notice shall be required that is not contingent on the occurrence of the Effective Time. All reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Subsidiaries in connection with this Section 5.17 shall be promptly reimbursed by Parent.

(b) The Company shall cooperate with Parent in connection with (i) executing and delivering to the trustee under the 2029 Indenture a supplemental indenture to the 2029 Indenture, as and to the extent required by the 2029 Indenture, to be executed at the Effective Time, and (ii) causing to be executed and delivered to the trustee, at the Effective Time, an officer’s certificate and opinion of counsel and any other related documentation required by the 2029 Indenture; provided that opinions of counsel required by the 2029 Indenture, as may be necessary to comply with all of the terms and conditions of the 2029 Indenture in connection with the Transactions shall be delivered by Parent and its counsel solely to the extent required to be delivered on or after the Effective Time. The Company shall prepare drafts of such supplemental indenture and other required documents and provide such drafts to Parent prior to delivery to the trustee and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such supplemental indenture and other documents, which such comments the Company shall consider in good faith.

(c) Parent shall pay, or cause the Surviving Corporation to pay, when due, all amounts required to be paid in respect of the 2029 Indenture in connection with or as a result of the consummation of the Transactions, including any amounts payable in connection with any “fundamental change” or “make-whole fundamental change” (in each case, as defined in the 2029 Indenture), and Parent shall have sufficient funds available to make, or cause to be made, all such payments when due.

(d) Except for actions in accordance with this Section 5.17 or taken in furtherance of the Transactions to the extent required under the 2029 Indenture, the Company shall not make any settlement election under or make any change to the terms of the 2029 Indenture or take any action that would result in a change to the Conversion Rate (as defined in the 2029 Indenture), in each case, without the prior written consent of Parent.

(e) Prior to the Effective Time, the Company will, at Parent’s written request, use commercially reasonable efforts to cooperate with Parent so that the Capped Call Options are terminated at, or as promptly as practicable following, the Effective Time. At Parent’s written request, the Company will, and will direct its Representatives to, reasonably cooperate with Parent in connection with any discussions, negotiations or agreements with the counterparties to the Capped Call Options with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Capped Call Options. If reasonably requested in writing by Parent, the Company shall engage a hedging advisor in connection with the actions set forth in the immediately preceding sentence, provided that all fees, costs or other liabilities that may be owed to any such hedging advisor that are not contingent upon the occurrence of the Closing or are payable prior to the Closing shall be at Parent’s sole cost and expense. The Company will not, and will direct its Representatives not to, without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), (i) make any amendments, modifications or other changes to the terms of, or agree (to the extent the Company’s agreement is required) to any adjustment under or amounts due upon termination, cancellation or settlement of, the Capped Call Options or (ii) exercise any right it may have to terminate, or cause the early settlement, exercise or cancellation of, any of the Capped Call Options. The Company will use commercially reasonable efforts to take all such other actions as may be required in accordance with the terms of the Capped Call Options, including providing any notices or other documentation required to be provided in connection with the Merger, prior to the Effective Time. Notwithstanding the foregoing, nothing in this Section 5.17(e) shall require the Company to (x) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with the Capped Call Options prior to the occurrence of the Eﬀective Time (other

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than to the extent expressly required under the Capped Call Options or for which Parent reimburses the Company), (ii) enter into or eﬀect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, in each case with respect to any Capped Call Option, that is eﬀective prior to the occurrence of the Eﬀective Time, or (iii) refrain from delivering, or delay the delivery of, any notice required by the terms of any Capped Call Option (it being understood that, to the extent reasonably practicable, the Company will provide Parent with reasonable prior notice of any such delivery and an opportunity to comment on the relevant notice with the Company considering such comments in good faith).

Section 5.18 Financing.

(a) Each of Parent and Merger Sub acknowledges and agrees that the Company and its Affiliates have no responsibility for any financing Parent or Merger Sub may raise in connection with the Transactions; provided that, for the avoidance of doubt, the foregoing does not limit, modify, or supersede Section 5.19. Each of Parent and Merger Sub shall use reasonable best efforts to take (and shall cause its Affiliates to use reasonable best efforts to take) all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions described in the applicable Commitment Letter on a timely basis, on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof, including by using reasonable best efforts to (i) maintain in effect the Commitment Letters, (ii) negotiate and enter into definitive agreements with respect to the Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Commitment Letters (including, as necessary, the Marketing Period and implementation of any “flex” provisions contained in any related fee letter), or, in the case of the Debt Financing, on such other terms and conditions that, if implemented through an amendment, modification, waiver, supplement, or replacement of the Debt Commitment Letter, would not constitute a Prohibited Modification, and (iii) satisfy, on a timely basis, all conditions in the Commitment Letters and the Definitive Agreements that are within its control. Without limiting the foregoing, Parent shall use its reasonable best efforts to cause the Equity Investors to fund the Equity Financing in accordance with the Equity Commitment Letter, including, if necessary, by enforcing its rights under the Equity Commitment Letter against the Equity Investors. Each of Parent and Merger Sub shall use its reasonable best efforts to comply with its respective obligations, and enforce its rights, under each Commitment Letter in a timely and diligent manner.

(b) Each of Parent and Merger Sub shall not without, the prior written consent of the Company, permit any amendment or modification to, or consent to any waiver of any provision or remedy under, any of the Commitment Letters or any of the Definitive Agreements if such amendment, modification or waiver (A) imposes new or additional conditions or other contingencies or adversely modifies any existing conditions, including by expanding, amending or modifying any of the conditions or other contingencies, in each case, to the consummation or receipt of all or any portion of the Financing, in a manner that would or would reasonably be expected to (x) delay or prevent the Closing or (y) make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing, in each case, that is required for the Financing Amounts, materially less likely to occur (taking into account the Marketing Period), (B) reduces the aggregate principal amount of the Debt Financing contemplated in the Debt Commitment Letter (including by changing the amount of fees to be paid or the original issue discount) or the aggregate amount of the Equity Financing contemplated in the Equity Commitment Letter, when taken together with other available lines of credit and other sources of immediately available funds, below the Financing Amounts, (C) would or would reasonably be expected to adversely affect in any material respect the ability of Parent or Merger Sub to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, modified or waived, relative to the ability of Parent or Merger Sub to enforce its rights against the other parties to the Commitment Letters as in effect on the date of this Agreement, (D) would otherwise reasonably be expected to make the timely funding (taking into account the Marketing Period) of the Financing, in each case, that is required for the Financing Amounts, or satisfaction of the conditions to obtaining the Financing on the date on which the Merger is required to be consummated pursuant to the terms hereof less likely to occur or (E) would otherwise reasonably be expected to prevent, impede or delay (taking into account the Marketing Period) the consummation of the Merger and the other Transactions contemplated by this Agreement (each of clauses (A) through (E), a “Prohibited Modification”); provided that, however, for the avoidance of doubt, Parent and Merger Sub may amend, replace, supplement and/or modify the Debt Commitment Letter to (x) effectuate any “market flex” terms contained in the fee letter or as expressly contemplated thereby as of the date hereof or (y) solely to add or replace in part lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof but only to the extent doing so would not have the effect of imposing a Prohibited Modification. Each of Parent and Merger Sub shall promptly deliver to the Company copies of any such amendment, modification or waiver. Any reference in this Agreement to “Equity Financing” shall

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include the financing contemplated by the Equity Commitment Letter as amended or modified in express compliance with this Section 5.18(b), and “Equity Commitment Letter” shall include such document as amended or modified in express compliance with this Section 5.18(b). Any reference in this Agreement to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as amended or modified in express compliance with this Section 5.18(b), and “Debt Commitment Letter” shall include such document as amended or modified in express compliance with this Section 5.18(b). Notwithstanding the foregoing, Parent and Merger Sub shall not, without the prior written consent of the Company, permit any amendment, modification or waiver of the Equity Commitment Letter that would adversely affect the rights or interests of the Company thereunder (including the Company’s third-party beneficiary rights and enforcement rights under Section 8.10).

(c) In the event that any portion of the Debt Financing that is required for the Financing Amounts becomes unavailable, regardless of the reason therefor, Parent shall, (i) promptly notify the Company of such unavailability and the reason therefor and (ii) use reasonable best efforts to arrange and as promptly as practicable following the occurrence of such event obtain alternative debt financing (in an amount sufficient, when taken together with the available portion of the Financing, other available lines of credit and other sources of immediately available funds, to consummate the Transactions and to pay the Financing Amounts) from alternative sources on terms and conditions no less favorable, in the aggregate, to Parent or Merger Sub than those contained in the Debt Commitment Letter, or on such other terms and conditions that, if implemented through an amendment, modification, waiver, supplement, or replacement of the Debt Commitment Letter, would not constitute a Prohibited Modification (except with the prior written consent of the Company) (the “Alternate Debt Financing”), and to obtain a new financing commitment letter with respect to such Alternate Debt Financing (together with any related fee letter, the “New Debt Commitment Letter”), a true and complete copy of which shall be provided by Parent or Merger Sub, as applicable, to the Company promptly and in any event within two (2) Business Days after Parent or Merger Sub, as applicable, obtains it (it being understood and agreed that any fee letter so provided to the Company in connection with any New Debt Commitment Letter may be redacted in the same manner as set forth in the definition of “Debt Commitment Letter” as in effect on the date hereof); provided that, notwithstanding the foregoing, Parent and Merger Sub shall not be required to obtain Alternate Debt Financing that would require Parent or Merger Sub to pay fees, pricing or other amounts that, taken as a whole, exceed the aggregate fees, pricing and other amounts contemplated to be paid under the Debt Commitment Letter and with terms (including after giving effect to any “flex provisions” in the Debt Commitment Letter) that are less favorable, in the aggregate, in any material respect to Parent and Merger Sub than those set forth in the Debt Commitment Letter as of the date hereof. In the event any New Debt Commitment Letter is obtained, (A) any reference in this Agreement to the “Debt Financing” shall mean, with respect to the Debt Financing, the debt financing contemplated by the Debt Commitment Letter (as the meaning of such term is modified pursuant to clause (B) below) and (B) any reference in this Agreement to the “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter to the extent not superseded by the New Debt Commitment Letter at the time in question and the New Debt Commitment Letter to the extent then in effect. Parent or Merger Sub, as applicable, shall provide the Company with prompt written notice of any actual or threatened breach, default, termination or repudiation by any party to any of the Commitment Letters or any Definitive Agreement with respect to which Parent or Merger Sub, as applicable, is aware, and a copy of any written notice or other written communication from any Debt Financing Source or other debt financing source with respect to any actual or threatened breach, default, termination or repudiation by any party to the Commitment Letters or any Definitive Agreement of any provision thereof. Each of Parent and Merger Sub shall, upon request, keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, compliance by Parent and Merger Sub with this Section 5.18(c) shall not relieve Parent or Merger Sub of its obligations to consummate the Transactions whether or not the Debt Financing or any other financing is available, and each of Parent and Merger Sub acknowledges and agrees that its obligation to consummate the Transactions on the terms and subject to the conditions set forth herein are not conditioned upon or contingent on the availability or consummation of the Debt Financing or any other financing, the availability of any Alternate Debt Financing or receipt of the proceeds therefrom.

Section 5.19 Financing Cooperation.

(a) Prior to the Effective Time, at Parent’s sole cost and expense (subject to the limitations set forth in clause (d) below), the Company will use its commercially reasonable efforts, and will cause each of its Subsidiaries (and will use commercially reasonable efforts to cause its and their respective non-legal Representatives) to use its (and their) respective commercially reasonable efforts, in each case, to provide customary cooperation reasonably requested by Parent in writing that is necessary or advisable in connection with any arrangement and consummation of the Debt Financing, including using commercially reasonable efforts to: (i) participate (and cause senior management

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and non-legal Representatives, with appropriate seniority and expertise, of the Company, to participate) in no more than three (3) ratings agency presentations and no more than five (5) lender meetings during normal business hours and at mutually agreed times and locations in connection with any syndication of the Debt Financing (which meetings shall be virtual unless otherwise agreed); (ii) provide such financial or other information regarding the Company that is reasonably available or within the Company’s possession without undue burden or expense, in each case, reasonably requested by Parent and the Debt Financing Sources in writing in connection with the timely preparation of customary rating agency presentations, bank information memoranda, offering memoranda, credit agreements and similar documents required in connection with the Debt Financing, including, if the Debt Financing consists of high yield debt securities, customary information to assist Parent and Merger Sub in preparing pro forma financial statements of the type and form customarily included in offering memoranda for high yield debt securities issued on a “Rule 144A for life” basis; (iii) so long as drafts thereof are provided to the Company with a reasonable amount of time for review, reasonably assist Parent in connection with the preparation and registration of (but not executing, unless effective only at or following the Effective Time) any pledge and security documents (including any disclosure schedules thereto) and other definitive financing documents as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time; (iv) reasonably facilitate obtaining and delivering any pay-off letters and provide other reasonable cooperation in connection with the repayment or other retirement of existing Indebtedness set forth on Section 5.19(a) of the Company Disclosure Letter (including cooperating in the timely delivery of any required prepayment or redemption notices with respect thereto) and the release and termination of any and all related guarantees and liens, including cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or its Subsidiaries on or prior to the Effective Time; (v) take all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent in writing to permit the consummation of the Debt Financing concurrently with or immediately following the Effective Time; (vi) provide Parent with such financial information reasonably available to the Company and requested by Parent in writing to enable Parent to deliver a solvency certificate in the form required by the Debt Financing (it being understood that such solvency certificate shall be the sole responsibility of Parent); (vii) facilitate customary cooperation and assistance of the Company’s auditors, including, but not limited to, causing the Company’s auditors to provide customary comfort letters (including “negative assurance” comfort) with respect to historical financial information of the Company included in any offering memoranda with respect to any non-convertible high yield debt securities included in the Debt Financing issued on a “Rule 144A for life” basis, and assistance with the due diligence activities of the Debt Financing Sources and their advisors in connection with the preparation of any offering memoranda and providing customary consents, if any, to the inclusion of audit reports in any applicable offering memoranda and (viii) provide customary assistance with due diligence examinations customary for a debt financing of the type consistent with the Debt Financing (including documentary due diligence). The Company hereby consents to the use of all logos of the Company and its Subsidiaries in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, (ii) are used solely in connection with a description of the Company, its business and products or the Merger, and (iii) the Company shall have a reasonable opportunity to review and approve the materials in which such logos appear prior to their use (such approval not to be unreasonably withheld, conditioned or delayed). Parent agrees to provide the Company drafts of all offering documents and all marketing materials for the Debt Financing with a reasonable time to review such documents and materials. If the Company identifies any material non-public information with respect to the Company and its Subsidiaries (taken as a whole) or their respective securities (“Identified MNPI”), and such information is (A) customarily included in offering documents or marketing materials for debt financing of the type consistent with the Debt Financing, (B) reasonably requested by Parent to be included in the offering memoranda or marketing materials for the Debt Financing, and (C) not information as to which the Company reasonably objects (any such Identified MNPI meeting all of the foregoing conditions, “Acceptable MNPI”), then the Company and Parent shall consult with one another regarding the inclusion of any such Acceptable MNPI in the offering documents and marketing materials for the Debt Financing and, to the extent that, following such consultation, any such Acceptable MNPI is included in the offering documents, the Company agrees to file a Current Report on Form 8-K that includes, or otherwise publicly disseminate, such Acceptable MNPI that was so included in the offering memoranda in order to “cleanse” such Acceptable MNPI.

(b) Except as set forth in Section 5.19(c) below, nothing in this Agreement will require the Company or any of its Subsidiaries to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified

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by or on behalf of Parent, (B) enter into any definitive agreement (other than with respect to authorization letters and other documents referred to in clause (c)(ii) below that are effective prior to the Closing), (C) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time, (D) take any action that, in the good faith determination of the Company, would materially interfere with the conduct of the business of the Company and its Subsidiaries or create a material risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, (E) provide any information the disclosure of which is prohibited or restricted under applicable Law or third party contract or is legally privileged or consists of attorney work product, (F) enter into or approve any agreement or other documentation (other than with respect to authorization letters and other documents referred to in clause (c)(ii) below that are effective prior to the Closing) that would be effective prior to the Closing Date or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing Date, or (G) take any action that will conflict with or violate its organizational documents as in effect as of the date of this Agreement or as modified in accordance with this Agreement, or any applicable Laws or would result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party (including this Agreement). In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than with respect to authorization letters and other documents referred to in clause (c)(ii) below that are effective prior to the Closing) will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Debt Financing) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time (other than with respect to authorization letters and other documents referred to in clause (c)(ii) below that are effective prior to the Closing). Nothing in Section 5.19(a) above will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (B) the members of the Company Board as of immediately prior to the Effective Time to approve any financing or Contracts related thereto. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 5.19 represent the sole obligation of the Company and its Subsidiaries and its and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing. No other provision of this Agreement (including any exhibits, annexes and schedules hereto) shall be deemed to expand or modify such obligations.

(c) Notwithstanding the foregoing provisions of this Section 5.19, the Company shall (i) furnish Parent and the Debt Financing Sources, as promptly as practicable, with Required Financial Information that is Compliant, (ii) provide (A) executed authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities (it being understood that the information provided by the Company in such bank information memoranda or similar marketing materials shall be subject to customary language that exculpates the Company, its affiliates and its and their respective Representatives with respect to the content and the use of such information or any such bank information memoranda or other similar marketing materials by the recipients thereof), and (B) customary management representation letters and certificates from the chief financial officer with respect to the financial information included in marketing materials for securities offerings (it being understood that the information provided by the Company in such bank information memoranda or similar marketing materials shall be subject to customary language that exculpates the Company, its affiliates and its and their respective Representatives with respect to the content and the use of such information or any such bank information memoranda or other similar marketing materials by the recipients thereof), and (iii) at least four (4) Business Days prior to the Closing Date, furnish Parent and the Debt Financing Sources with all documentation and other information required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, in each case to the extent requested in writing at least eight (8) Business Days prior to the Closing Date.

(d) Parent and Merger Sub shall, within ten (10) Business Days of request by the Company, (A) reimburse the Company for all reasonable and documented out-of-pocket costs incurred by them or their Representatives in connection with such cooperation, including reasonable and documented attorneys’ fees, except that Parent and Merger Sub shall have no obligation to reimburse (x) any ordinary course amounts payable to Representatives of the Company or any of its Affiliates provided prior to the Closing, and (y) any other amounts that would have been incurred regardless of the Debt Financing, and (B) indemnify and hold harmless Company and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the

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arrangement of the Debt Financing, any action taken by them at the request of Parent, Merger Sub or their respective Representatives pursuant to this Section 5.19 and any information used in connection therewith, except to the extent resulting from the bad faith, gross negligence, willful misconduct or fraud by the Company, its Subsidiaries, or their respective Affiliates or Representatives.

(e) Notwithstanding anything in this Section 5.19 to the contrary, Parent and Merger Sub acknowledge that the Company’s obligations under this Section 5.19 shall terminate automatically upon termination of this Agreement in accordance with Article VII, and neither the Company nor any of its Subsidiaries or Representatives shall have any liability to Parent, Merger Sub or any Debt Financing Source for any failure to provide cooperation following such termination.

(f) Notwithstanding anything to the contrary in this Agreement, any breach by the Company of its obligations under this Section 5.19, shall not constitute a breach of this Agreement for the purposes of Article VII or a breach of the condition precedent set forth in Section 6.3(b), unless such breach (i) is material and a Willful Breach of its obligations under this Section 5.19, (ii) has not been cured on or prior to the seventh Business Day after Parent has provided written notice specifically identifying such breach to the Company and (iii) has been the direct cause of the Debt Financing not being obtained.

Section 5.20 Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall as promptly as reasonably practicable notify the other party in writing of, and shall give the other party a reasonable opportunity to participate in the defense and settlement of, any Transaction Litigation. For purposes of this Section 5.20, “participate” means that the Company or Parent, as the case may be, shall keep the other party reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege is not undermined or otherwise adversely affected), and the other party may offer comments or suggestions with respect to such Transaction Litigation which the Company or Parent, as the case may be, shall consider in good faith, but the other party shall not be afforded decision-making power or authority. Notwithstanding the foregoing, the Company shall not compromise or settle, or agree to compromise or settle, any Transaction Litigation without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Article VI
CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Governmental Entity shall be in effect, and after the date hereof no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity, in each case, that prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. Any applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated, and any commitment to, or agreement with, any Governmental Entity to delay the consummation of, or not to consummate before a certain date, the Transactions, shall have expired or been terminated, and the consents, clearances, approvals, authorizations and expirations listed in Section 6.1(c) of the Company Disclosure Letter shall have been obtained or made, and all applicable waiting periods shall have expired or been terminated.

Section 6.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or, to the extent permitted by applicable Law, waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as though made as of the Closing Date, except if the failure of any such representation or warranty to be so true and correct, individually or in the aggregate,

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has not had, and would not reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied with in all material respects the agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by an Executive Officer of Parent certifying as to the matters set forth in Section 6.2(a) and 6.2(b) (the “Parent Officers’ Certificate”).

Section 6.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or, to the extent permitted by applicable Law, waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company:

(i) set forth in Section 3.1(a) (Organization, Standing and Power), Section 3.2 (Capital Stock) (but excluding Section 3.2(a)), Section 3.3 (Authority), and Section 3.24 (Brokers) of this Agreement (A) to the extent not qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (B) to the extent qualified by “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, shall be true and correct, as so qualified, in all respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

(ii) set forth in Section 3.2(a) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case as of such earlier date) except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, of more than $31,400,000; and

(iii) all other representations and warranties of the Company set forth in this Agreement, other than those Sections specifically identified in clauses (i) and (ii) of this Section 6.3(a), shall be true and correct (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(d) Officers’ Certificate. Parent shall have received a certificate signed by an Executive Officer of the Company certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) (the “Company Officers’ Certificate”).

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Article VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before 11:59 p.m. (New York time) on July 15, 2027 (the “Termination Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) in the event that any action of such party or Merger Sub (in the case of purported termination by Parent) or failure of such party or Merger Sub (in the case of purported termination by Parent) to perform or comply with the covenants and agreements of such party set forth in this Agreement shall have been the proximate cause of, or proximately resulted in, or materially contributed to, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a breach of this Agreement; provided further, that if on the Termination Date the conditions set forth in Section 6.1(c) or Section 6.1(b) (to the extent relating to the matters set forth in Section 6.1(c)) shall not have been satisfied but all other conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Termination Date shall be automatically extended until October 15, 2027 and such date shall become the Termination Date for purposes of this Agreement; provided further, that (A) if the Marketing Period shall have commenced on or prior to the Termination Date but not been completed by the date that is four (4) Business Days prior to the Termination Date, but all other conditions to the Closing (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or, to the extent permitted by law, waived, then the Termination Date shall be extended to the fourth (4th) Business Day following the final day of the Marketing Period, and such date shall become the Termination Date for purposes of this Agreement and (B) if the Marketing Period shall have commenced on or prior to the Termination Date but not been completed by the date that is three (3) Business Days prior to the Termination Date solely as a result of clause (vi) of the definition of Marketing Period and would subsequently be deemed not to have commenced under clause (vi) of the definition of “Marketing Period”, the Termination Date may be extended by Parent for a period of up to 45 days by written notice to the Company at least one (1) Business Day prior to the Termination Date;

(ii) if any Governmental Entity shall have after the date hereof issued a judgment, Law, Order, injunction, rule or decree prohibiting any of the Transactions and such judgment, Order, injunction, rule or decree shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) is not then in breach of Section 5.8 of this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party that has materially breached its covenants and agreements set forth in this Agreement and such material breach shall have been the proximate cause of, or proximately resulted in, the failure to obtain the Company Stockholder Approval;

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or Section 6.2 and (B) if curable, has not been cured prior to the earlier of (1) the 30th day following the Company’s delivery of written notice stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination and (2) the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3);

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(ii) if prior to obtaining Company Stockholder Approval, (A) the Company Board (or any committee thereof) authorizes the Company, to the extent permitted by and subject to complying with the terms of Section 5.4, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (B) substantially concurrently with the termination of this Agreement, the Company, subject to complying with the terms of Section 5.4, enters into an Alternative Acquisition Agreement providing for a Superior Proposal and (C) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.3(b); or

(iii) if (A) all of the conditions with respect to the Merger set forth in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied or waived at the Closing)), (B) Parent fails to consummate the Merger by the time the Closing was required to occur under Section 1.2, (C) the Company has provided irrevocable written notice to Parent (1) of the Company’s intention to terminate the Agreement pursuant to this Section 7.1(c)(iii) if Parent fails to consummate the Closing in accordance with the terms and conditions hereof and (2) that the Company is ready, willing and able to consummate the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter and (D) Parent fails to consummate the Closing within three (3) Business Days following delivery of such confirmation.

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.1 or Section 6.3 and (B) if curable, has not been cured prior to the earlier of (1) the 30th day following Parent’s delivery of written notice stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination and (2) the Termination Date; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in breach of any of its covenants or agreements set forth in this Agreement (and such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2); or

(ii) if the Company Board shall have effected an Adverse Recommendation Change, but only prior to the receipt of the Company Stockholder Approval.

The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the parties hereto, except that (i) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (ii) the provisions of Section 3.26 and Section 4.13 (No Other Representations or Warranties) and Section 4.14 (Access to Information), Section 5.13 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.3 (Certain Definitions), Section 8.4 (Interpretation), Section 8.5 (Entire Agreement), Section 8.6 (Parties in Interest), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance) (other than with respect to specific performance to cause the Closing to occur), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.15 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof; provided, that, subject to Section 7.3(f) and Section 7.3(g), none of the parties hereto shall be released from any liabilities or damages arising out of a Willful Breach prior to the termination of this Agreement and shall be fully liable for any and all damages of any kind, character or description incurred or suffered by another party arising from such Willful Breach.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions, including the Merger, shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except (i) that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) and the solicitation of the

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Company Stockholder Approval shall be borne by the Company and (ii) all filing fees paid to any Governmental Entity in respect of the HSR Act or any other Antitrust and Foreign Investment Law, and all costs relating to the “tail policy” described in Section 5.11 shall be borne by Parent.

(b) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) (but only if, in the case of a termination by the Company, Parent would not be prohibited from terminating this Agreement as a result of the proviso contained in Section 7.1(b)(i)) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (A) at any time after the date of this Agreement and prior to termination under Section 7.1(b)(i) or Section 7.1(d)(i) or the taking of a vote to approve this Agreement at the Company Stockholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 7.1(b)(iii)), an Acquisition Proposal shall have been publicly announced or publicly made known to the stockholders of the Company, and not withdrawn prior to such termination under Section 7.1(b)(i), Section 7.1(d)(i) or such vote to adopt this Agreement, as applicable and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal that is subsequently consummated (provided, that for purposes of this Section 7.3(b)(i), the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%”);

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii);

then, in any such case, the Company shall pay to Parent (or Parent’s designee) a termination fee of $211,700,000 (the “Termination Fee”), it being agreed that in no event shall the Company be required to pay (or cause any of its Subsidiaries or Affiliates to pay) the Termination Fee on more than one occasion.

(c) In the event that:

(i) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(i) if at such time the Company has the right to terminate this Agreement pursuant to Section 7.1(c)(i) or Section 7.1(c)(iii);

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(i); or

(iii) this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii);

then, in any such case, Parent shall pay to the Company (or the Company’s designee) a termination fee of $423,300,000 (the “Parent Termination Fee”), it being agreed that in no event shall Parent be required to pay (or cause any of its Subsidiaries or Affiliates to pay) the Parent Termination Fee on more than one occasion.

(d) Payment of the applicable termination fee, if applicable, shall be made by wire transfer of same-day funds to the account or accounts designated by the receiving party in writing (i) on the consummation of any transaction contemplated by an Acquisition Proposal in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) concurrently with termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(ii) or (iii) within three (3) Business Days after termination, in the case of a Termination Fee payable pursuant to Section 7.3(b)(iii) or a Parent Termination Fee payable pursuant to Section 7.3(c).

(e) Each of the Company and Parent acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company, Parent and Merger Sub would not enter into this Agreement; accordingly, if (i) the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent (or Parent’s designee) Parent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses, provided, that in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees), or (ii) Parent fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amounts set forth in this Section 7.3, Parent shall pay to the Company (or the Company’s designee) the Company’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses, provided, that in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement

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dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees), in each case, in connection with such suit, together with interest (compounded annually) on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (any amounts owed by the Company or Parent pursuant to this Section 7.3(e), “Enforcement Expenses”).

(f) The parties hereto agree that, in the event the Termination Fee is paid to Parent in circumstances under which such fee is payable pursuant to Section 7.3(b), the payment of the Termination Fee and, if applicable, Enforcement Expenses, shall be the sole and exclusive monetary remedy available to Parent, Merger Sub or any of their respective Affiliates under or related to this Agreement and the Transactions (including the failure thereof to be consummated) or any matter forming the basis for such termination and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any Action against any Company Related Party (as defined below) arising out of or in connection with this Agreement, the Transactions or any matters forming the basis of such termination. Upon payment of the Termination Fee by the Company (along with, if applicable, the Enforcement Expenses), neither the Company, nor its Subsidiaries or Affiliates, nor any of their respective former, current or future equityholders, controlling Persons, managers, members, directors, officers, employees, partners, Affiliates, Representatives, agents nor any of their respective assignees or successors nor any former, current or future equityholder, controlling Person, manager, member, director, officer, employee, partner, Affiliate, Representative, agent, assignee or successor of any of the foregoing (collectively, the “Company Related Parties”) shall have any further liability to Parent, Merger Sub or any other Person for any losses suffered under, arising out of or relating to this Agreement and the Transactions (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise. Notwithstanding the foregoing, for the avoidance of doubt, this Section 7.3(f) will not relieve the Company from any liability for expenses pursuant to Section 7.3(a) or Section 7.3(e).

(g) The parties hereto agree that, in the event the Parent Termination Fee is paid or payable to the Company (or the Company’s designee) in circumstances under which such fee is payable pursuant to Section 7.3(c), the payment of the Parent Termination Fee and, if applicable, Reimbursement Obligations and Enforcement Expenses, shall be the sole and exclusive monetary remedy available to the Company or any of its Affiliates under or related to this Agreement and the Transactions (including the failure thereof to be consummated) or any matter forming the basis for such termination and none of the Company or any of its respective Affiliates shall be entitled to bring or maintain any Action against any Parent Related Party (as defined below) arising out of or in connection with this Agreement, the Transactions or any matters forming the basis of such termination, in each case except in the case of fraud. Upon payment of the Parent Termination Fee and, if applicable, Reimbursement Obligations and Enforcement Expenses by Parent in circumstances under which such amounts are due, neither Parent, nor its Subsidiaries (including Merger Sub) or Affiliates, nor any of their respective former, current or future equityholders, controlling Persons, managers, members, directors, officers, employees, partners, Affiliates, Representatives, agents nor any of their respective assignees or successors nor any former, current or future equityholder, controlling Person, manager, member, director, officer, employee, partner, Affiliate, Representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”) shall have any further liability to the Company or any other Person for any losses suffered under or arising out of or relating to this Agreement and the Transactions (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise in each case except in the case of fraud. Notwithstanding anything to the contrary in this Agreement, but subject to the remainder of this Section 7.3(g), under no circumstances will the collective monetary damages payable by the Parent Related Parties under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Equity Commitment Letter, or any transactions contemplated hereby or thereby, exceed an amount, in the aggregate, equal to the sum of (x) the amount of the Parent Termination Fee, plus (y) the Reimbursement Obligations, plus (z) the Enforcement Expenses (such aggregate amount, the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation (except for fraud or pursuant to the Confidentiality Agreement or Section 7.3(a), as applicable) against the Parent Related Parties, and in no event will the Company or its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this

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Agreement, the Equity Commitment Letter or the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure (except for fraud or pursuant to the Confidentiality Agreement or Section 7.3(a), as applicable). Nothing in this Section 7.3(g) will preclude any liability of the Debt Financing Sources to the Company (following the Closing), Parent or Merger Sub under the definitive agreements relating to the Debt Financing or limit the Company (following the Closing), Parent or Merger Sub from seeking to recover any damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing. Notwithstanding the foregoing, for the avoidance of doubt, this Section 7.3(g) will not relieve Parent from any liability for breaches of the Confidentiality Agreement or for the payment of expenses pursuant to Section 7.3(a) or Section 7.3(e).

(h) Notwithstanding anything to the contrary in this Agreement, while each of the Company and Parent may pursue both a grant of specific performance or other equitable relief under Section 8.10 and the payment of monetary damages in accordance with the terms hereof or the Parent Termination Fee or Termination Fee, as applicable, under no circumstances shall the Company (or any Company Related Party) or Parent (or any Parent Related Party) be entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Merger occurring and (ii) monetary damages or the payment of the Parent Termination Fee or Termination Fee, as applicable, in connection with this Agreement or any termination of this Agreement.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto, prior to the Effective Time and whether before or after the Company Stockholder Approval has been obtained, by action taken or authorized by their respective boards of directors; provided, that after the Company Stockholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties hereto may to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of any of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

Article VIII
GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties hereto which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic transmission error message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the

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fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)          if to Parent, Merger Sub or the Surviving Corporation, to:

Proofpoint, Inc.

925 West Maude Avenue

Sunnyvale, CA 94085

Attention: [***]; [***]; [***]

Email: [***]; [***]; [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: [***]; [***]; [***]; [***]

Email: [***]; [***]; [***]; [***]

and

c/o Thoma Bravo, L.P.

One Market Plaza, Suite 2400

San Francisco, CA 94105

Attention: [***]; [***]; [***]

Email: [***]; [***]; [***]

(ii)         if to the Company, to:

Varonis Systems, Inc.

801 Brickell Ave., 8th Floor

Miami, FL 33131

Attention: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: [***]; [***]; [***]

Email: [***]; [***]; [***]

Section 8.3 Certain Definitions. As used in this Agreement, the capitalized terms have the respective meanings ascribed to such terms in Exhibit A or as otherwise defined elsewhere in this Agreement.

Section 8.4 Interpretation.

(a) When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to October 15, 2026. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning ascribed thereto in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,”

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unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The terms “or”, “nor” and words of similar import shall not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any reference to “days” in this Agreement means calendar days unless Business Days are expressly specified. If any action under this Agreement (except under Section 5.4) is required to be done or taken on a day that is not a Business Day, then such action shall not be required to be done or taken on such day but on the first succeeding Business Day thereafter.

(b) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date); (iv) when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day (except under Section 5.4), then such action may be validly taken on or by the next day that is a Business Day and (v) “made available” means, with respect to any document, that such document was previously made available (A) in the “Project Vault” electronic dataroom hosted by Intralinks and relating to the Transactions maintained by the Company or in the Company SEC Documents on or prior to one calendar day prior to the date of execution of this Agreement or (B) via email delivery to the other party or its authorized representatives before execution of this Agreement.

Section 8.5 Entire Agreement. This Agreement (including the Exhibits and schedules hereto), the Company Disclosure Letter, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the Company Disclosure Letter is not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL.

Section 8.6 Parties in Interest. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, except (a) with respect to Section 5.11 which shall inure to the benefit of the Persons benefiting therefrom who are intended third-party beneficiaries thereof, (b) if and only if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration and (ii) the rights of holders of Company Stock Options, Company RSUs, Restricted Shares and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2 in accordance with the terms and conditions of this Agreement, (c) with respect to Section 7.3(f), which shall inure to the benefit of the Company Related Parties benefitting therefrom who are intended third-party beneficiaries thereof, (d) with respect to Section 7.3(g), which shall inure to the benefit of the Parent Related Parties benefitting therefrom who are intended third-party beneficiaries thereof, (e) the right of the Company, on its own behalf and as representative of its stockholders and other applicable Persons, to, following termination of this Agreement pursuant to Article VII but subject in all cases to the limitations and acknowledgements set forth in Section 7.3, pursue monetary damages (including claims for damages based on the loss of economic benefits of the Merger, including the loss of premium and other economic harm, suffered by holders of Shares, Company RSUs and Company PSUs) for the benefit of the Company and its Affiliates, holders of Shares, Company RSUs and Company PSUs or other applicable Persons in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement and (f) with respect to Section 8.18, which shall inure to the benefit of the Debt Financing Parties. Subject to the limitations and acknowledgements set forth in Section 7.3, Parent and Merger Sub expressly acknowledge and agree that they shall be jointly and severally liable to the Company for any such damages or relief for which Parent or Merger Sub is found liable, including claims

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based on lost stockholder premium and other economic harm. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon, or seek enforcement of, the representations and warranties in this Agreement or the characterization of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the Transactions brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction and venue of the aforesaid courts (and any proper appellate courts therefrom) for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Transactions. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided that, Parent and Merger Sub shall have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement: (a) to any of their respective Affiliates; or (b) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not relieve Parent or Merger Sub of their obligations set forth herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. No assignment by any party will relieve such party of any of its obligations hereunder.

Section 8.10 Specific Performance.

(a) The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to Section 8.10(b), each of the Company (on behalf of itself and on behalf of the holders of Shares as third-party beneficiaries under Section 8.6), Parent and Merger Sub acknowledge and agree that, (i) the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts chosen under Section 8.8, this being in addition to any other remedy to which such party is entitled at law or in equity and (ii) the right of specific performance is an integral part of this Agreement and without such right, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance

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that a remedy at law would be adequate or that an award of specific performance is not an appropriate remedy for any reason at law or equity and (b) any requirement under any law to post any bond or security as a prerequisite to obtaining equitable relief. The right to specific enforcement hereunder shall, subject to Section 8.10(b), include (i) the right of the Company, on behalf of itself and any third-party beneficiaries to this Agreement, to cause Parent and Merger Sub and (ii) the right of Parent and Merger Sub to cause the Company, in each case, to cause the Transactions, including the Merger, to be consummated on the terms and subject to the conditions set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, it is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable relief to cause the Equity Financing to be funded under the Equity Commitment Letter (including to cause Parent to enforce the obligations of the Equity Investors under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter) and enforce Parent’s and Merger Sub’s obligations to consummate the Transactions if and only if (i) all of the conditions in Section 6.1 and Section 6.3 have been satisfied or waived at the time the Closing was required to have occurred pursuant to Section 1.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably confirmed in writing that if the Equity Financing and Debt Financing are funded, then it would take such actions as are required of it by this Agreement to cause the Closing to occur and (iv) Parent and Merger Sub shall have failed to consummate the Merger by the time the Closing was required to have occurred pursuant to Section 1.2. In no event shall the Company be entitled to enforce specifically Parent’s obligation to cause the Equity Financing to be funded (or exercise its third party beneficiary rights under the Equity Commitment Letter) if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). For the avoidance of doubt, (x) in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies against any Debt Financing Source and (y) the Parent Liability Limitation set forth in Section 7.3(g) shall not apply to or limit the Company’s right to obtain specific performance pursuant to this Section 8.10.

(c) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.10, the Company shall not in any respect waive its right to seek any other form of relief that may be available to it under this Agreement and (ii) nothing set forth in this Section 8.10 shall require the Company to institute any Action (or limit the Company’s right to institute any Action) for an injunction, specific performance or other equitable relief under this Section 8.10 prior or as a condition to exercising any termination right under Article VII (and receiving the Parent Termination Fee or pursuing monetary damages after such termination), nor shall the commencement of any Action pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit the Company’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter; provided, that in no event shall the Company be entitled to receive both (x) a grant of specific performance that results in the Closing occurring and (y) the Parent Termination Fee or monetary damages to be paid.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the parties hereto will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 8.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND

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ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.13.

Section 8.14 Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 8.15 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.16 Attorney-Client Privilege. (a) All attorney-client privilege and attorney work-product protection of the Company or any of its Subsidiaries as a result of legal counsel representing the Company or any of its Subsidiaries in connection with the Transactions, (b) all documents subject to the attorney-client privilege or work-product protection described in Section 8.16(a) and (c) all legally privileged documents maintained by the Company or any of its Subsidiaries in connection with the Transactions shall, from and after the Closing, be held by the persons serving as directors of the Company immediately prior to the Closing, and their respective successors so long as they remain so privileged, except as otherwise determined by a court of competent jurisdiction; provided that, nothing herein shall limit Parent’s or its Affiliates’ rights to submit discovery requests in the event of an action, suit or proceeding involving such documents.

Section 8.17 Parent Guarantee. Parent agrees to take all action necessary to cause Merger Sub or, following the Effective Time, the Surviving Corporation, as applicable, to perform, satisfy and discharge, on a timely basis, all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or, following the Effective Time, the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be jointly and severally liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Merger Sub or the Surviving Corporation, as applicable, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 8.17.

Section 8.18 Debt Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries and controlled Affiliates, hereby (a) agrees that any Action of any kind or description whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to this Agreement, any Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such Action shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court, (d) agrees that service of process upon it in any such Action shall be effective if notice is given in accordance with this Agreement, (e) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable Law, trial by jury in any such Action brought against the Debt Financing Parties in any way

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arising out of or relating to, this Agreement or the Financing, (f) agrees that none of the Debt Financing Parties shall have any liability to the Company or any of its Subsidiaries, controlled Affiliates or Representatives (in each case, other than Parent, the Equity Investors and their respective Subsidiaries) relating to or arising out of this Agreement, the Debt Financing (subject to the last sentence of this Section 8.18), the Debt Commitment Letter or any of the Transactions or the performance of any services under the Debt Commitment Letter, whether in law or in equity, whether in contract or in tort or otherwise and the Company (on behalf of itself and its Subsidiaries and controlled Affiliates) waives any and all rights or claims against the Debt Financing Parties and agrees not to commence (and if commenced, agrees to dismiss or otherwise terminate) any Action against any Debt Financing Party with respect to the foregoing and (g) agrees that the Debt Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.18 and that such provisions (or any of the defined terms used herein or any other provision of this Agreement to the extent a modification, waiver or termination of such defined term or provision would modify the substance of this Section 8.18) may not be amended in a manner materially adverse to any of the Debt Financing Parties without the written consent of the Debt Financing Sources. Notwithstanding the foregoing, nothing in this Section 8.18 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement or any Debt Financing Party’s obligations to Parent or Merger Sub under the Debt Commitment Letter or the rights of the Company and its Subsidiaries against the Debt Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PROOFPOINT, INC.
By:	/s/ Kyle Chin
	Name:	Kyle Chin
	Title:	General Counsel and Secretary

[Signature Page to Agreement and Plan of Merger]

VARONIS SYSTEMS, INC.
By:	/s/ Dov Gottlieb
	Name:	Dov Gottlieb
	Title:	EVP, General Counsel

[Signature Page to Agreement and Plan of Merger]

VAIL MERGER SUB, INC.
By:	/s/ Brian Levey
	Name:	Brian Levey
	Title:	Secretary

[Signature Page to Agreement and Plan of Merger]

Annex A-61

Exhibit A

Certain Definitions

(a) “2029 Indenture” means that certain Indenture, dated as of September 10, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note, representing the Company’s 1.00% Convertible Senior Notes due 2029 (the “Convertible Notes”));

(b) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality and use terms no less restrictive in the aggregate to the counterparty thereto than the confidentiality and use terms of the Confidentiality Agreement (it being agreed that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Acquisition Proposal); provided, however, that such confidentiality agreement may not contain provisions that prohibit or limit in any material respect the Company from complying with the provisions of Section 5.4;

(c) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, share sale, disposition or similar transaction or series of related transactions involving an acquisition, directly or indirectly, of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitute 20% or more of (A) the net revenues, (B) the net income or (C) the assets of the Company and its Subsidiaries, taken as a whole (in the case of items (A) and (B), based on the consolidated financial statements of the Company most recently filed prior to such time as part of the Company SEC Documents and, in the case of item (C), measured by the fair market value thereof as determined in good faith by the Company Board)) or (ii) the acquisition in any manner, directly or indirectly, of over 20% of the outstanding Shares or voting power of the Company or any Subsidiary, or any combination of the foregoing, in each case other than the Merger and the Transactions;

(d) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(e) “Ancillary Agreement” means all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the Transactions;

(f) “Antitrust and Foreign Investment Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, as well as all other supranational, national or regional Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or designed to prohibit, restrict, regulate or screen foreign investments into any jurisdiction;

(g) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Governmental Entities in the State of Delaware are authorized or required by applicable Law to be closed;

(h) “Capped Call Option Confirmations” means (i) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and Royal Bank of Canada, (ii) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and Goldman Sachs & Co. LLC, (iii) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and Morgan Stanley & Co. LLC, (iv) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and UBS AG (London), (v) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and Wells Fargo Bank, N.A., (vi) the Confirmation re Base Call Option Transaction, dated September 5, 2024, between the Company and Barclays Bank Plc, (vii) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and Royal Bank of Canada, (viii) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and Goldman Sachs & Co. LLC, (ix) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and Morgan Stanley & Co. LLC, (x) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and UBS AG (London), (xi) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and Wells Fargo Bank, N.A., and (xii) the Confirmation re Additional Call Option Transaction, dated September 6, 2024, between the Company and Barclays Bank Plc.;

Annex A-62

(i) “Capped Call Options” means the transactions outstanding under the Capped Call Option Confirmations;

(j) “Commitment Letters” means, collectively, the Debt Commitment Letter and the Equity Commitment Letter;

(k) “Company Benefit Plan” means an “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), or a stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, and other employee benefit plan, agreement, program, policy, or arrangement, in each case whether written or unwritten, that is maintained, administered, contributed to, or sponsored by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any present or future liability or obligation, other than (i) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (ii) any plan, agreement, program, policy, or arrangement maintained or sponsored by a Governmental Entity to which the Company or any Subsidiary is required to contribute pursuant to applicable Law, including any Israeli Regulated Benefit Plan;

(l) “Company Group” means the Company and its Subsidiaries, taken as a whole;

(m) “Company IP” means any and all (a) Company Registered IP and (b) all other Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries;

(n) “Company IT Systems” means all Software (including Company Software), systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, and all other information technology equipment, and all associated documentation, in each case, owned or licensed or leased by, or used or held for use in connection with the respective businesses of, the Company or any of its Subsidiaries;

(o) “Company Software” means all Software, or the copyright thereof, that is included in the Company IP;

(p) “Compliant” means, with respect to the Required Financial Information, that: (i) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading in light of the circumstances in which it was made available (provided that any supplemental disclosure that would typically be included in a customary pricing supplement (and that would not typically require circulating updated disclosure to potential investors prior to pricing of any related securities offering) shall not be construed to be a material misstatement or omission), (ii) such Required Financial Information complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 that would be applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities) and (iii) the financial statements and other financial information included in such Required Financial Information (x) would not be deemed stale or otherwise be unusable under customary practices for offerings of non-convertible, high yield debt securities issued under Rule 144A promulgated under the Securities Act and (y) are sufficient to permit the Company’s independent auditors to issue customary comfort letters to the Debt Financing Sources to the extent required as part of the Debt Financing, including as to customary negative assurances and change period, in order to consummate any offering of debt securities on any Business Day during the Marketing Period (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures, with it being understood that such issuance of the comfort letter shall not occur until the “pricing” of such debt securities);

(q) “Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, other than a Company Benefit Plan;

(r) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

Annex A-63

(s) “Data Security Requirements” means any (i) Privacy Law, (ii) Privacy Policies, (iii) industry and self-regulatory standards and codes of conduct to which any of the Company or any of its Subsidiaries are bound or purport to comply with in writing, including the Payment Card Industry Data Security Standard, if relevant, and (iv), all applicable provisions of any Contracts to which the Company or any of its Subsidiaries are a party or are otherwise bound, in each of (iii) and (iv) to the extent relating to privacy, data security, or data protection or the collection, storage, Processing, use, safeguarding, disclosure, disposal, sharing or transfer of Personal Information;

(t) “Debt Commitment Letter” means the executed debt commitment letter, dated as of the date of this Agreement, addressed to Parent or Merger Sub from the Debt Financing Sources party thereto, together with all exhibits and other attachments thereto, together with the fee letters referred to therein (with pricing terms, any “market flex” provisions and any other economic terms in such fee letters that are customarily redacted in connection with Transactions of this type, in each case, that do not adversely affect the conditionality, termination, enforceability, availability, or reduce the aggregate amount (below an amount required for the Financing Amounts) of the Debt Financing on the Closing Date, being redacted);

(u) “Debt Financing Parties” means the Debt Financing Sources, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives and their respective successors and assigns, in their capacities as such; provided that neither Parent nor any of its Affiliates shall be a Debt Financing Party;

(v) “Debt Financing Sources” means, in their respective capacities as such, the lenders, agents and arrangers of any Debt Financing or replacement debt financings in connection with the Transactions contemplated hereby, including the parties to any commitment letters, joinder agreements, indentures, credit agreements or other definitive documentation entered pursuant thereto or relating thereto and their successors and permitted assigns;

(w) “Environmental Laws” means all foreign, federal, state, or local statutes, regulations, ordinances, codes, judicial or administrative Orders, common law, or decrees concerning pollution, public or worker health or safety, or protecting the environmental or natural resources, including the quality of the ambient air, soil, surface water or groundwater, enacted or in effect as of or prior to the Closing Date;

(x) “Environmental Permits” means all permits, licenses, registrations, consents, and other authorizations required under Environmental Laws;

(y) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

(z) “Executive Officer” means, with respect to any Person, each officer who, as of the date hereof, files reports with the SEC pursuant to Section 16(a) of the Exchange Act;

(aa) “Existing Action” means the Actions listed on Section 8.18(aa) of the Company Disclosure Letter;

(bb) “Financing” means, collectively, the Debt Financing and the Equity Financing;

(cc) “Hazardous Materials” means any (a) materials, substances, chemicals, contaminants, pollutants or wastes that are defined, prohibited, regulated, listed or reportable pursuant to, or for which liability or standards of conduct may be imposed pursuant to any Environmental Law; or (b) petroleum products or byproducts, asbestos or asbestos-containing materials, lead-based paint, per- and polyfluoroalkyl substances, polychlorinated biphenyls, noise, odor, mold, radon or radiation;

(dd) “Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations thereunder (the “FCPA”), the United Kingdom Bribery Act of 2010, the Israeli Penal Law, 1977, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities;

(ee) “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all letters of credit, banker’s acceptances, surety or performance

Annex A-64

bonds or similar facilities issued for the account of such Person, to the extent drawn upon, (iv) all guarantees of such Person of any Indebtedness of any other Person, (v) liabilities pursuant to leases required to be classified as capital or finance leases under GAAP, (vi) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, in each case, calculated as if the applicable swap or hedging arrangement was terminated at the Effective Time, (vii) liabilities relating to the deferred purchase price or “earn-outs” related to past acquisitions (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the knowledge of the Company, threatened), and (viii) all obligations of other Persons described in clauses (i) through (vii) above secured by any Lien on property of such Person;

(ff) “Intellectual Property” shall mean any and all of the following in any jurisdiction, and all rights therein or thereto: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof, (ii) inventions (whether patentable or not), all rights in invention disclosures, improvements, know-how and information maintained as trade secrets, proprietary information, proprietary processes, techniques, methods, specifications, algorithms and formulae, (iii) designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, (iv) Internet domain name registrations and social media handles and accounts, (v) works of authorship, copyrights, copyright registrations and applications therefor, (vi) Software, (vii) rights in data, databases, data collections, customer lists and supplier lists, and (viii) any other industrial or intellectual property rights and any similar or equivalent rights to any of the foregoing;

(gg) “International Trade Laws” means any applicable (i) Sanctions; (ii) U.S. export control Laws (including the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, Order or directive promulgated, issued or enforced pursuant to such Laws); (iii) Laws pertaining to imports and customs, including those administered by the Bureau of Customs and Border Protection in the United States Department of Homeland Security (and any successor thereof) and any regulation, Order or directive promulgated, issued or enforced pursuant to such laws; (iv) anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, (v) the Israel Defense Export Control Law (5766-2007), the Dual-Use Items Order, or any directives issued by DECA or the Ministry of Economy and (vi) export, re-export, transfer, re-transfer, import and customs laws of other countries in which the Company or any of its Subsidiaries has conducted or is currently conducting business;

(hh) “Intervening Event” means an event or effect that (i) was not known to, or reasonably foreseeable by, the Company Board prior to the execution of this Agreement (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable by the Company Board prior to the execution of this Agreement), which event or effect, or any consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Company Stockholder Approval and (ii) does not relate to an Acquisition Proposal, in each case, other than (A) changes in the market price or trading volume of the Shares, in and of itself or (B) the fact that the Company meets or exceeds any internal or published projections, forecasts, budgets, plans for any period;

(ii) “Israeli Regulated Benefit Plan” means any Company Benefit Plan that is managed, owned, or administered by third parties and is regulated by the Israeli Capital Market, Insurance and Savings Authority, including any pension fund, managers insurance policy, or education fund;

(jj) “Israeli Subsidiary” means Varonis Systems Ltd.;

(kk) “ITA” means the Israeli Tax Authority;

(ll) “knowledge” of (i) the Company means the actual knowledge of the individuals listed on Section 8.18(ll) of the Company Disclosure Letter and (ii) Parent means the actual knowledge of the individuals listed on Section 8.18(ll) of the Parent Disclosure Letter;

(mm) “Leased Real Property” means all leasehold or sub-leasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property which is used or intended to be used in the business currently conducted by the Company or any Subsidiary of the Company;

(nn) “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary of the Company holds any Leased Real Property;

Annex A-65

(oo) “Liens” means any security interests, liens, licenses, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances;

(pp) “Malicious Code” means any “malware,” “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code capable of, or designed to disrupt, disable, harm or otherwise impede the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, either automatically, with the passage of time or upon command by any Person;

(qq) “Marketing Period” means the first period of fifteen (15) consecutive Business Days after the date of this Agreement (x) throughout which, and at the end of, Parent has been provided the Required Financial Information and such Required Financial Information is Compliant and (y) throughout which, and at the end of, all of the conditions set forth in Article VI have been satisfied or, to the extent permitted by applicable Law, waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied assuming the Closing were to be scheduled for any time during such fifteen (15) consecutive Business Day period; provided that (i) (A) November 11, 2026, (B) November 25, 2026, (C) November 27, 2026, (D) January 18, 2027, (E) March 26, 2027, (F) May 31, 2027, (G) June 18, 2027, (H) July 2, 2027 and (I) July 5, 2027 shall not be considered Business Days for purposes of calculating such Marketing Period, (ii) if the Marketing Period has not been completed on or prior to December 18, 2026, then the Marketing Period shall not commence prior to January 4, 2027, (iii) if the Marketing Period has not been completed on or prior to February 11, 2027, then the Marketing Period shall not commence prior to March 20, 2027, (iv) if the Marketing Period has not been completed on or prior to August 20, 2027, then the Marketing Period shall not commence prior to September 7, 2027, (v) the Marketing Period shall be deemed to have been complied with and automatically end on any earlier date on which the Debt Financing is consummated and Parent shall have obtained the net proceeds contemplated thereby and (vi) the Marketing Period shall be deemed not to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, (A) the Company’s auditor shall have withdrawn its audit opinion with respect to any annual audited financial statements constituting Required Financial Information, in which case the Marketing Period shall not commence unless and until a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by such auditor or another independent public accounting firm of recognized national standing, (B) the Company shall have announced, or the board of directors of the Company shall have determined, that a restatement of any historical financial information constituting Required Financial Information is required, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the Required Financial Information has been amended to reflect such restatement or Parent or the board of directors of Company subsequently concludes that no restatement shall be required in accordance with GAAP, (C) the Required Financial Information would not be Compliant at any time during such fifteen (15) consecutive Business Day period, in which case the Marketing Period shall not commence or be deemed to commence unless and until the Required Financial Information is updated or supplemented so that it is Compliant (it being understood that if the Required Financial Information provided at the commencement of the Marketing Period ceases to be Compliant during such fifteen (15) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), or (D) the financial statements in the Required Financial Information are not sufficient to permit the Company’s independent public accountants to issue a customary “comfort” letter to the Debt Financing Sources, including as to negative assurance and change period comfort, in order to consummate any offering of debt securities on any day during the Marketing Period (or the Company’s accountants are not prepared to issue a customary comfort letter subject to their completion of customary procedures). For the avoidance of doubt, after the initial commencement of the Marketing Period, the required delivery of any Required Financial Information for any additional fiscal period shall result in the “restart” of the Marketing Period, notwithstanding that a period of fifteen (15) consecutive Business Days shall have passed throughout which Parent has had what would otherwise have constituted the Required Financial Information throughout such period (were the Closing to have occurred prior to such required delivery of financial information for such subsequent period). If at any time the Company shall reasonably believe that it has provided the Required Financial Information and that the Marketing Period has commenced, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery and when it believes such period has commenced), in which case, subject to clauses (A) through (D) above, the Marketing Period will be deemed to have commenced on the date of such notice, unless Parent in good faith reasonably believes the Marketing Period has not commenced and, within two (2) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity why Parent believes the Marketing Period has not commenced);

Annex A-66

(rr) “Material Adverse Effect” means any event, change, occurrence, condition, state of facts, circumstance, development or effect (an “Effect”) that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that, no Effect directly or indirectly arising out of, attributable to or resulting from any of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (i) any changes in general economic, business or social conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States, Israel or elsewhere in the world, (ii) any changes or developments generally affecting any of the industries in which the Company or its Subsidiaries operate, including due to the issuance of any executive orders or other proposed or binding directives issued by any Governmental Entity or other governmental activity, (iii) any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable Laws after the date hereof (including actions taken by any Governmental Entities in connection with any of the events set forth in clauses (vi), (vii), (viii), (ix) or (x) of this definition) or any changes in applicable accounting regulations or principles, or in interpretations of any of the foregoing, in each case, after the date hereof, (iv) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (v) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (vi) political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations or acts of foreign or domestic terrorism or sabotage (including hacking, ransomware or any other electronic attack, in each case, not targeted specifically at the Company, its Subsidiaries or their respective products), or any escalation or worsening of any such conditions, (vii) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions, (viii) any epidemic, pandemic or outbreak of disease, or any escalation or worsening of such conditions, (ix) any imposition of new tariffs, duties, trade restrictions, or import/export regulations by the U.S. government (or any retaliatory measures enacted by foreign governments in response thereto), (x) any other regional, national or international calamity, crisis or emergency, including any government shutdown, default or other similar event or occurrence by or involving any Governmental Entity, whether or not caused by any Person, (xi) the announcement of this Agreement and the Transactions, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees (including actual or threatened departures thereof) of the Company and its Subsidiaries due to the announcement and performance of this Agreement or the identity of the parties to this Agreement, including compliance with the covenants set forth herein; provided that, this clause (xi) shall not apply to Section 3.4 or any other representation or warranty contained in this Agreement to the extent that the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Transactions, (xii) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case, which is required by this Agreement or which Parent has expressly approved, consented to or requested in writing following the date hereof; provided, that in the case of clauses (i), (ii), (iii), (vi), (vii), (viii) and (x) to the extent the impact of such event, change, occurrence or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries conduct business (and provided further, that in such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”);

(ss) “Nasdaq” means the Nasdaq Stock Market LLC or any successor thereto;

(tt) “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control;

(uu) “Open Source License” means any (i) license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/license, or (ii) license under which Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms or models;

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(vv) “Order” means any writ, judgment, injunction, consent, award, ruling, order or decree of or by any Governmental Entity;

(ww) “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961 and the rules and regulations promulgated thereunder, including any publications and clarifications issued by the ITA;

(xx) “Parent Material Adverse Effect” means any Effect that would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby;

(yy) “Permitted Encumbrances” means: (i) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to real property which are not due and payable as of the Closing Date or which are being contested by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to real property incurred in the ordinary course of business for amounts which are not delinquent and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which are being contested by appropriate proceedings; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company or any Subsidiary of the Company or any violation of which would not have a Material Adverse Effect; (iv) Liens permitted under any loan agreement or indenture; (v) easements, covenants, conditions, restrictions and other similar matters affecting title to real property and other title defects which (a) are matters of record, (b) would be shown by a current accurate survey, or (c) do not materially impair the use or occupancy of such real property; and (vi) non-exclusive licenses granted by the Company or any Subsidiary in the ordinary course of business;

(zz) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(aaa) “Personal Information” means (a) a natural Person’s name, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number or customer or account number or any other piece of information that identifies, relates to, describes or locates a particular individual, household, or device or that, in combination with other reasonably available data, can be used to identify or locate a particular individual, household or device or (b) is otherwise considered “personally identifiable information,” “personal information,” “personal data,” or other analogous term under applicable Law;

(bbb) “Process” (or “Processing” or “Processed”) means access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, sorting, treatment, compromise, modification, manipulation, transmit, performance of operations on, enhancement, aggregation, destruction, theft, loss, security or disposal of or to, any data or information or any Company IT System;

(ccc) “PSU Performance Settlement Level” means, with respect to any Company PSU, (i) for any performance period (other than any performance period ending in, or concluding in respect of, 2026) that has concluded and for which performance has been certified by the Company Board (or the appropriate committee thereof) prior to the Closing, the number of Shares determined based on actual performance achieved during such performance period in accordance with the terms of the applicable award agreement, (ii) for any performance period ending in, or concluding in respect of, 2026, the maximum number of Shares issuable under such Company PSU with respect to such performance period in accordance with the terms of the applicable award agreement, except as otherwise set forth on Exhibit A (ccc) to the Company Disclosure Letter, and (iii) for any performance period ending after December 31, 2026, the number of Shares issuable under such Company PSU set forth on Exhibit A (ccc) to the Company Disclosure Letter based upon actual performance in such performance period;

(ddd) “Reimbursement Obligations” means the aggregate obligations of Parent and Merger Sub to reimburse, indemnify and hold harmless the Company and its Affiliates and their respective Representatives pursuant to Section 5.17 and Section 5.19(d);

(eee) “Required Financial Information” means (i) (x) the audited financial statements of the Company for the fiscal years ended December 31, 2024 and December 31, 2025, including the audited consolidated balance sheets of the Company as of December 31, 2024 and December 31, 2025 and the related audited consolidated

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statements of operations, audited consolidated statements of comprehensive loss, unaudited consolidated statements of changes in stockholders’ equity and audited consolidated statements of cash flows for each fiscal year then ended, and (y) the unaudited financial statements of the Company for the nine months ended September 30, 2026, including the unaudited consolidated balance sheet of the Company as of September 30, 2026 and the related unaudited consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the nine months then ended, (ii) (w) if the Marketing Period has not been completed on or prior to February 11, 2027, the audited financial statements of the Company for the fiscal year ended December 31, 2026, including the audited consolidated balance sheet of the Company as of December 31, 2026 and the related audited consolidated statements of operations, audited consolidated statements of comprehensive loss, unaudited consolidated statements of changes in stockholders’ equity and audited consolidated statements of cash flows for the fiscal year then ended, (x) if the Marketing Period has not been completed on or prior to May 14, 2027, the unaudited financial statements of the Company for the three months ended March 31, 2027, including the unaudited consolidated balance sheet of the Company as of March 31, 2027 and the related unaudited consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the three months then ended, prepared in accordance with GAAP, and (y) if the Marketing Period has not been completed on or prior to August 12, 2027, the unaudited financial statements of the Company for the six months ended June 30, 2027, including the unaudited consolidated balance sheet of the Company as of June 30, 2027 and the related unaudited consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of changes in stockholders’ equity and consolidated statements of cash flows for the six months then ended, prepared in accordance with GAAP, (iii) all other financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries that is reasonably requested by Parent and of the type that would be required by Regulation S-K promulgated by the SEC and Regulation S-X promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the Securities Act of the Company and its Subsidiaries to consummate the offering of high-yield debt securities contemplated by the Debt Commitment Letter, including information reasonably requested by Parent to prepare pro forma financials required under paragraph 9 of Exhibit C to the Debt Commitment Letter, and (iv) a substantially complete draft of a customary “comfort” letter for a Rule 144A for life offering of high yield debt securities (including “negative assurance” and change period comfort) from independent accountants of the Company in connection with such Rule 144A offering that such independent accountants are prepared to deliver upon the “pricing” and “closing” of such offering. For the avoidance of doubt, the unaudited financial statements referred to in clause (i)(y), (ii)(x) and (ii)(y) of the foregoing sentence of this definition will be reviewed by the independent accountants of the Company as provided in the procedures specified by AICPA AU-C Section 930;

(fff) “Sanctioned Country” means any country or region that itself is the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and prior to July 1, 2025, Syria);

(ggg) “Sanctioned Target” means any Person that is the subject or target of any Sanctions, including any Person; (i) named in any Sanctions-related list, (ii) located, organized or resident in a Sanctioned Country, (iii) owned by 50% or more or controlled by any such Person or Persons described in the foregoing clauses (i)-(ii), or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing with pursuant to Sanctions;

(hhh) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Entities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union and its member states, His Majesty’s Treasury of the United Kingdom, the State of Israel or any other Governmental Entity that enforced Sanctions with jurisdiction over the Company or its Subsidiaries;

(iii) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

(jjj) “Section 102” means Section 102 of the Ordinance;

(kkk) “Section 102 ESPP Purchase Rights” means Shares which were purchased pursuant to the Company ESPP and are subject to Tax pursuant to Section 102(b)(2) and/or Section 102(b)(3) of the Ordinance and any tax ruling obtained by the Company and its Israeli Subsidiary;

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(lll) “Section 102 Options” means Company Stock Options granted and subject to Tax pursuant to Section 102(b)(2) and/or Section 102(b)(3) of the Ordinance;

(mmm) “Section 102 PSUs” means Company PSUs granted and subject to Tax pursuant to Section 102(b)(2) and/or Section 102(b)(3) of the Ordinance;

(nnn) “Section 102 RSUs” means Company RSUs granted and subject to Tax pursuant to Section 102(b)(2) and/or Section 102(b)(3) of the Ordinance;

(ooo) “Section 102 Securities” means Section 102 Shares, Section 102 Options, Section 102 RSUs and Section 102 PSUs;

(ppp) “Section 102 Shares” means Shares issued upon exercise of Section 102 Options, Shares issued upon settlement of Section 102 RSUs and Section 102 ESPP Purchase Rights;

(qqq) “Section 102 Trustee” means the trustee appointed by the Company from time to time in accordance with the provisions of the Ordinance, and approved by the ITA, with respect to the Section 102 Securities;

(rrr) “Section 3(i)” means Section 3(i) of the Ordinance;

(sss) “Section 3(i) PSUs” means Company PSUs granted and subject to Tax pursuant to Section 3(i) of the Ordinance;

(ttt) “Section 3(i) RSUs” means Company RSUs granted and subject to Tax pursuant to Section 3(i) of the Ordinance;

(uuu) “Security Incident” means any actual breach of security, successful phishing incident, ransomware or malware attack, unauthorized Processing or other cyber or security incident affecting or with respect to any of the Company IT Systems or any data or information (including trade secrets and Personal Information) owned or Processed by or on behalf of the Company or any of its Subsidiaries, or otherwise suffered by the Company or any of its Subsidiaries;

(vvv) “Software” means (i) software and computer programs, whether in source code, object code, or other form, and any other software, (ii) technical data and technical data analysis, enrichment, measurement and management tools, (iii) software implementations of algorithms, models, and methodologies, firmware, application programming interfaces, and artificial intelligence tools and technologies, including generative artificial intelligence tools and technologies, large language models or natural language processing models, neural networks, statistical learning algorithms, or reinforcement learning or foundational models (collectively “AI Technologies”), (iv) descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing, (v) any prior or beta versions of any of the foregoing and (vi) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing;

(www) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person;

(xxx) “Superior Proposal” means any bona fide written Acquisition Proposal on terms which the Company Board (or a committee thereof) determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors and taking into consideration, among other things, any legal, regulatory and financing aspects of the proposal (including the sources of and terms of financing, the form of consideration, the timing of and conditions of closing and certainty of closing) and the identity of the Person making the proposal, to be more favorable from a financial point of view to the holders of Shares than the Merger and the other transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal, and this Agreement; provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”;

(yyy) “Tax” or “Taxes” means all taxes or similar duties, fees or charges or assessments thereof imposed by a Governmental Entity, in each case in the nature of a tax (including (i) taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, escheat and unclaimed property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net

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worth, (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes and (iii) customs duties, tariffs, and similar charges), including any interest, penalties and additions imposed with respect to such amount, whether disputed or not;

(zzz) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns and statements relating to Taxes, including any schedules and attachments thereto and any amendments thereof, in each case required or permitted to be filed with any Governmental Entity;

(aaaa) “Transaction Litigation” means any claim, demand or Action (including any class action or derivative litigation) asserted or commenced by stockholders of the Company against the Company, the Company Board, any committee thereof relating to this Agreement, the Merger or any related transaction (including any such claim, demand or Action based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries), in each case other than any Action solely among the parties hereto or their respective Affiliates;

(bbbb) “Treasury Regulations” means U.S. Department of the Treasury regulations promulgated under the Code;

(cccc) “United States” or “U.S.” means the United States of America;

(dddd) “Valid ITA Tax Certificate” means a certificate issued by the ITA, in form and substance satisfactory to Parent, which was issued specifically for the payment made to such Person under this Agreement stating that no withholding of any Israeli Tax is required with respect to such payment. Parent shall have the opportunity to review, reasonably comment on, and approve (not to be unreasonably withheld, conditioned or delayed) the application to the ITA with respect to the payment prior to its submission; and

(eeee) “Willful Breach” means, with respect to any agreement or covenant in this Agreement, an intentional act or omission (including a failure to cure circumstances) where the breaching party knows such action or omission is or would reasonably be expected to result in a material breach of this Agreement, it being understood that such term shall include, in any event, the failure to consummate the Closing when required to do so by this Agreement or the failure to take actions required by this Agreement the failure of which to be taken would reasonably be expected to result in a failure of the Closing to occur.

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Exhibit B

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of October 15, 2026 (the “Agreement Date”), by and among Proofpoint, Inc., a Delaware corporation (“Parent”), and Varonis Systems, Inc., a Delaware corporation (the “Company”), and Yakov Faitelson, solely in his capacity as a stockholder of Company and not in his capacity as a director or officer of the Company (the “Supporting Stockholder”). Each of Parent, the Company and the Supporting Stockholder are sometimes referred to herein as a “Party.”

RECITALS

A.          Concurrently with the execution and delivery of this Agreement, Parent, Vail Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B.          As of the Agreement Date, the Supporting Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) set forth on Schedule A hereto, such shares being all of the Shares owned of record or beneficially by the Supporting Stockholder as of the Agreement Date (the “Owned Shares”, and the Owned Shares together with any additional Shares that the Supporting Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the vesting, settlement or exercise of any Company Equity Awards (as defined below)), the “Covered Shares”).

C.          In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, the Supporting Stockholder has agreed to enter into this Agreement with respect to the Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.          “Expiration Time” shall mean the earliest to occur of (a) the time that the Company Stockholder Approval has been obtained, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, and (c) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that reduces the Merger Consideration or changes the form of consideration payable to the Supporting Stockholder pursuant to the Merger Agreement, without the Supporting Stockholder’s prior written consent, and (d) the occurrence of an Adverse Recommendation Change in accordance with Section 5.4(c) of the Merger Agreement.

1.2.          “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement or any proxy granted to the Company or its designees to vote in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b); provided that “Transfer” shall not include any transfer of the Shares (or any interest therein) by the Supporting

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Stockholder between record ownership and beneficial ownership (or vice versa), including any transfer of Covered Shares from the Supporting Stockholder’s name on the books and records of the Company’s transfer agent or equity plan administrator to a brokerage, prime brokerage, bank or broker-dealer account maintained in the name of the Supporting Stockholder (or for the benefit of the Supporting Stockholder), or any change in brokers, nominees or other record holders, in each case, so long as such transfer or change does not result in any change in the Supporting Stockholder’s beneficial ownership or economic ownership of such Covered Shares.

2.           Agreement to Not Transfer the Covered Shares.

2.1.          No Transfer of Covered Shares. Until the Expiration Time, the Supporting Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2.          Permitted Transfers. Notwithstanding anything herein to the contrary, the Supporting Stockholder may Transfer any such Covered Shares (i) to any Affiliate of the Supporting Stockholder, (ii) to any family member (including a trust for such family member’s benefit) of the Supporting Stockholder, (iii) to any charitable foundation or organization, in each case only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; (iv) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as amended, established prior to the date hereof; (v) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law; or (vi) between record ownership and beneficial ownership (or vice versa), including any transfer of Covered Shares from the Supporting Stockholder’s name on the books and records of the Company’s transfer agent or equity plan administrator to a brokerage, prime brokerage, bank or broker-dealer account maintained in the name of the Supporting Stockholder (or for the benefit of the Supporting Stockholder), or any change in brokers, nominees or other record holders, in each case, so long as such transfer or change does not result in any change in the Supporting Stockholder’s beneficial ownership or economic ownership of such Covered Shares. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Supporting Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3.           Agreement to Vote the Covered Shares.

3.1.          Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Supporting Stockholder shall vote (including via proxy) all of the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Covered Shares): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions; and (b) against (i) any action or agreement that, to the Supporting Stockholder’s knowledge, would reasonably be expected to result in any of the conditions to the Company’s or Parent’s obligations set forth in Section 6.1, Section 6.2 or Section 6.3 of the Merger Agreement not being satisfied and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other Transactions (clauses (a) and (b), the “Covered Proposals”). For the avoidance of doubt, nothing in this Agreement shall require the Supporting Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (x) decreases the Merger Consideration or changes the form of the Merger Consideration payable to the Supporting Stockholder; (y) imposes any restrictions or any additional conditions on the consummation of the Merger or the payment of the Merger Consideration; or (z) extends the Termination Date. Except as expressly set forth in this Section 3.1, the Supporting Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company. Other than with respect to the Covered Proposals, the Supporting Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Covered Proposals), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

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3.2.          Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Supporting Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3.          Governmental Entities. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting the Supporting Stockholder from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of the Supporting Stockholder to take such actions shall be of no force and effect for so long as such Order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Supporting Stockholder from taking any such action.

4.           Waiver of Appraisal Rights. The Supporting Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Schedule B, with respect to all of the Covered Shares owned (beneficially or of record) by the Supporting Stockholder with respect to the Merger and the Transactions.

5.           New Shares. The Supporting Stockholder agrees that any Shares that the Supporting Stockholder purchases or with respect to which the Supporting Stockholder otherwise acquires record or beneficial ownership (including any Shares that the Supporting Stockholder acquires pursuant (a) to the vesting, exercise or settlement of any Company Stock Options, Company RSUs, or Company PSUs (each a “Company Equity Award” and collectively the “Company Equity Awards”), or (b) to a stock split, reverse stock split, stock dividend or distribution or any change in Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof. Notwithstanding anything to the contrary in this Agreement, (x) nothing in this Agreement shall require the Supporting Stockholder to exercise, convert, exchange, accelerate the vesting or settlement of, or take any other action with respect to, any Company Equity Award or any other right to acquire Shares and (y) the obligations of the Supporting Stockholder under Section 3 hereof shall apply only to Covered Shares that are issued and outstanding and that the Supporting Stockholder is entitled to vote as of the applicable record date.

6.           Fiduciary Duties; Legal Obligations. The Supporting Stockholder is entering into this Agreement solely in his capacity as the record holder or beneficial owner of the Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by the Supporting Stockholder, in his capacity as a director or officer of the Company or any of its Affiliates from complying with his fiduciary duties or other legal obligations under applicable law while acting in such capacity as a director or officer of the Company or any of its Affiliates, and no such required action taken by the Supporting Stockholder in his capacity as a director or officer of the Company or any of its Affiliates shall violate any of his agreements or obligations under this Agreement.

7.           Representations and Warranties of the Supporting Stockholder. The Supporting Stockholder hereby represents and warrants to Parent that:

7.1.        Due Authority. The Supporting Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Supporting Stockholder and constitutes a valid and binding obligation of the Supporting Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

7.2.        Ownership of the Covered Shares. (a) The Supporting Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of the Supporting Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities or community property laws, (iii) as disclosed on Schedule A hereto, or (iv) as would not reasonably be expected to prevent or materially impair the Supporting Stockholder’s performance of its obligations under this Agreement, and (b) subject to applicable community property laws, the Supporting Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively. The Supporting Stockholder has not entered into any agreement to Transfer any Covered Shares in effect as of the Agreement Date. As of the Agreement Date, the Supporting Stockholder does not own,

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beneficially or of record, any Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Shares or other voting shares of the Company) other than the Owned Shares and the Company Equity Awards held by the Supporting Stockholder.

7.3.        No Conflict; Consents.

a.           The execution and delivery of this Agreement by the Supporting Stockholder does not, and the performance by the Supporting Stockholder of its obligations under this Agreement and the compliance by the Supporting Stockholder with any provision hereof does not and will not: (i) conflict with or violate any Laws applicable to the Supporting Stockholder or (ii) except as would not reasonably be expected to materially impair the ability of the Supporting Stockholder to perform its obligations under this Agreement, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Supporting Stockholder pursuant to any Contract or obligation to which the Supporting Stockholder is a party or by which the Supporting Stockholder is subject.

b.           No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Supporting Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

7.4.        Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Supporting Stockholder, threatened against or affecting the Supporting Stockholder that would reasonably be expected to materially impair the ability of the Supporting Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8.           Representations and Warranties of Parent. Parent hereby represents and warrants to the Supporting Stockholder that:

8.1.        Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

8.2.        No Conflict; Consents.

a.           The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (i) conflict with or violate any laws applicable to Parent or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b.           No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3.        Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

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9.           Miscellaneous.

9.1.        Other Agreements. The Supporting Stockholder further agrees that, from and after the date hereof until the Expiration Time, the Supporting Stockholder will not, and will not permit any entity under the Supporting Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders vote with respect to an Acquisition Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.1 and Section 5.4 of the Merger Agreement, except, in the case of this clause (d), as contemplated under Section 6 of this Agreement.

9.2.        No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Supporting Stockholder, and Parent shall have no authority to direct the Supporting Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.3.        Certain Adjustments. In the event of any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.4.        Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.5.        Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6.        Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic transmission error message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

a.	if to Parent, to: c/o Thoma Bravo, L.P. One Market Plaza, Suite 2400 San Francisco, CA 94105
	Attention:	[***] [***] [***]
	Email:	[***] [***] [***]
with a copy to: Kirkland & Ellis LLP 333 West Wolf Point Plaza Chicago, IL 60654
	Attention:	[***] [***] [***] [***]

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Email:	[***] [***] [***] [***]
b.

if to Company or the Supporting Stockholder, to:

Varonis Systems, Inc.

801 Brickell Ave., 8th Floor

Miami, FL 33131

Attention: [***]; [***]

Email: [***]; [***]

with a copy to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166

	Attention:	[***] [***] [***]
	Email:	[***] [***] [***]

9.7.        Governing Law; Submission to Jurisdiction; Specific Performance; Waiver of Jury Trial. Section 8.7, Section 8.8, Section 8.10 and Section 8.13 of the Merger Agreement shall apply mutatis mutandis.

9.8.        Documentation and Information. The Supporting Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Supporting Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release announcing the Merger or the other Transactions contemplated by the Merger Agreement, the Proxy Statement and any other disclosure document required by applicable Law in connection with the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement.

9.9.        Further Assurances. The Supporting Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to perform its obligations as expressly set forth under this Agreement.

9.10.      Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Supporting Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.11.      Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitute the entire agreement among the Parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.12.      Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. The words “hereof,” “herein” and “hereunder” and words

Annex A-77

of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.13.      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such prior written consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. No assignment by any party will relieve such party of any of its obligations hereunder.

9.14.      Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.15.      Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, .gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.16.      Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

9.17.      Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s material breach of any of the terms of this Agreement prior to the date of termination in accordance with this Section 9.17.

9.18.      No Recourse. Neither the Supporting Stockholder nor any of his Affiliates or Representatives shall be liable in his or its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement.

[Signature pages follow]

Annex A-78

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

VARONIS SYSTEMS, INC.
By:
Name:
Title:

[Signature Page to Support Agreement]

Annex A-79

PROOFPOINT, INC.
By:
Name:
Title:

[Signature Page to Support Agreement]

Annex A-80

YAKOV FAITELSON
By:
Name:
Title:
Address: Varonis Systems, Inc. 801 Brickell Ave., 8th Floor Miami, FL 33131
Email: yaki@varonis.com

[Signature Page to Support Agreement]

Annex A-81

Schedule A

Name	Owned Shares*
Yakov Faitelson	771,828

____________

*        If any additional Shares are owned by the Supporting Stockholder as of or after the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.

Signature Page to Support Agreement

Annex A-82

Schedule B

General Corporation Law of the State of Delaware, Section 262

[See attached.]

Annex A-83

Exhibit C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

VARONIS SYSTEMS, INC.

ARTICLE One

The name of the corporation is Varonis Systems, Inc. (hereinafter called the “Corporation”).

ARTICLE Two

The address of the Corporation’s registered office in the State of Delaware is 8 The Green, Ste R, Dover, Delaware 19901. The name of its registered agent at such address is Resident Agents Inc.

ARTICLE Three

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE Four

The total number of shares of capital stock which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE Five

The Corporation is to have perpetual existence.

ARTICLE Six

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE Seven

Meetings of stockholders may be held within or outside of the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE Eight

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification,

Annex A-84

the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation.

The right to indemnification conferred by this ARTICLE EIGHT shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this ARTICLE EIGHT.

The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Eight to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under this certificate of incorporation, the bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this ARTICLE EIGHT, or the adoption of any provision of this certificate of incorporation inconsistent with this ARTICLE EIGHT, shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE Nine

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE Ten

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE Eleven

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE ELEVEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

*      *      *      *      *

Annex A-85

Annex B

200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

October 15, 2026

Board of Directors
Varonis Systems, Inc.
801 Brickell Ave., 11th Floor
Miami, FL 33131

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Proofpoint, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Varonis Systems, Inc. (the “Company”), of the $49.75 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 15, 2026 (the “Agreement”), by and among Parent, Vail Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Thoma Bravo, L.P., a significant shareholder of Parent (“Thoma Bravo”), and any of their respective affiliates and portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with Thoma Bravo and/or its subsidiaries. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to Thoma Bravo and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner in connection with an initial public offering of SailPoint Inc., a portfolio company of Thoma Bravo, in February 2025; as financial advisor to QlikTech, a portfolio company of Thoma Bravo, in connection with the sale of a minority stake to ADIA, in May 2025; as left lead book runner in connection with a bank loan of Imprivata Inc., a portfolio company of Thoma Bravo, in June 2025; as book runner in connection with a bank loan of Ping Identity Holding Corporation, a portfolio company of Thoma Bravo, in October 2025; as lead arranger in connection with a bank loan to Darktrace Limited, a portfolio company of Thoma Bravo, in November 2025; and as Thoma Bravo’s financial advisor in connection with the acquisition of Dayforce, in February 2026. We have also acted as Parent’s financial advisor in connection with the acquisition of Hornetsecurity, in December 2025. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Thoma Bravo and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking also are co-invested with Thoma Bravo and/or its affiliates and have invested in equity interests of funds managed by affiliates of Thoma Bravo. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Thoma Bravo and/or its affiliates or funds managed thereby in the future.

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Annex B-1

Board of Directors
Varonis Systems, Inc.
October 15, 2026

We further note that the Company entered into capped call transactions (the “Capped Call Transactions”) with respect to the Company’s 1.00% convertible senior notes issuance due 2029 in September 2024 (the “Convertible Notes”) with Goldman Sachs & Co. LLC and five other counterparties, each acting as principal for its own account. The Capped Call Transaction consisted of the purchase by the Company of capped call options with respect to collectively approximately 6.8 million Shares, the aggregate number of Shares underlying the Convertible Notes (with 10% purchased from Goldman Sachs & Co. LLC). The Capped Call Transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the Transaction. In particular, under the terms of the Capped Call Transactions, each of Goldman Sachs & Co. LLC and the other counterparties, each acting separately as calculation agent under the Capped Call Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the exercise price to reflect the economic effect of the announcement of the Transaction on the Capped Call Transactions. In addition, each of Goldman Sachs & Co. LLC and the other counterparties may, acting separately as the calculation agent, determining party or otherwise as principal under the Capped Call Transactions to which it is a party, determine such adjustments and/or value owed upon termination or cancellation in respect of such Capped Call Transactions in accordance with their terms, and a payment may be made to or from Goldman Sachs & Co. LLC and/or its affiliates under various circumstances, including on or following consummation or abandonment of the Transaction. Goldman Sachs Investment Banking may receive a portion of any gain or loss realized by Goldman Sachs & Co. LLC in respect of the Capped Call Transactions, including any termination payment. All actions or exercises of judgment by Goldman Sachs & Co. LLC, in its capacity as calculation agent, pursuant to the terms of the Capped Call Transactions to which it is a party must be performed in good faith and a commercially reasonable manner.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”), and certain net operating loss carryforwards of the Company, as prepared by its management and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Annex B-2

Board of Directors
Varonis Systems, Inc.
October 15, 2026

$49.75 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or the Merger Sub, or class of such persons, in connection with the Transaction, whether relative to the $49.75 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Merger Sub or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Parent or the Merger Sub or the ability of the Company, Parent or the Merger Sub to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $49.75 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

_____________________________
(GOLDMAN SACHS & CO. LLC)

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Annex B-3

VARONIS SYSTEMS, INC. 801 BRICKELL AVENUE MIAMI, FL 33131 PRELIMINARY COPY - SUBJECT TO COMPLETION SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VRNS2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T05108-TBD For Against Abstain VARONIS SYSTEMS, INC. The Board of Directors recommends you vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated October 15, 2026 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Varonis Systems, Inc. (“Varonis”), Proofpoint, Inc. (“Parent”), and Vail Merger Sub, Inc., a direct wholly-owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Varonis (the “Merger”), with Varonis continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement Proposal”); 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Varonis’ named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and 3. To adjourn the Special Meeting to a later date or time, if necessary or appropriate, including to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Varonis stockholders a reasonable amount of time in advance of the Special Meeting or to solicit additional proxies to approve the Merger Agreement Proposal if there are insufficient votes to approve such proposal at the time of the Special Meeting (the “Adjournment Proposal”). NOTE: To conduct such other business as may properly be brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

T05109-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. VARONIS SYSTEMS, INC. Special Meeting of Stockholders [TBD] [TBD] AM ET This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) [Yakov Faitelson, Guy Melamed and Dov Gottlieb], or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VARONIS SYSTEMS, INC. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] AM, ET, on [TBD] at www.virtualshareholdermeeting.com/VRNS2026SM, and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. Continued and to be signed on reverse side